Exhibit 99.2
UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

IN RE	:	Jointly Administered
	:	Case No. 02-10429 (JKF)
Kaiser Aluminum Corporation,	:
a Delaware corporation, et al., Debtors.	:	Chapter 11
:
:
:
(Kaiser Aluminum Corporation)	:	(Case No. 02-10429 (JKF))
(Kaiser Aluminum & Chemical Corporation)	:	(Case No. 02-10430 (JKF))
(Akron Holding Corporation)	:	(Case No. 02-10431 (JKF))
(Kaiser Aluminum & Chemical Investment, Inc.)	:	(Case No. 02-10433 (JKF))
(Kaiser Aluminium International, Inc.)	:	(Case No. 02-10434 (JKF))
(Kaiser Aluminum Properties, Inc.)	:	(Case No. 02-10435 (JKF))
(Kaiser Aluminum Technical Services, Inc.)	:	(Case No. 02-10436 (JKF))
(Kaiser Bellwood Corporation)	:	(Case No. 02-10437 (JKF))
(Kaiser Micromill Holdings, LLC)	:	(Case No. 02-10439 (JKF))
(Kaiser Texas Micromill Holdings, LLC)	:	(Case No. 02-10440 (JKF))
(Kaiser Sierra Micromills, LLC)	:	(Case No. 02-10441 (JKF))
(Kaiser Texas Sierra Micromills, LLC)	:	(Case No. 02-10442 (JKF))
(Oxnard Forge Die Company, Inc.)	:	(Case No. 02-10443 (JKF))
(Alwis Leasing, LLC)	:	(Case No. 02-10818 (JKF))
(Kaiser Center, Inc.)	:	(Case No. 02-10819 (JKF))
(KAE Trading, Inc.)	:	(Case No. 03-10145 (JKF))
(Kaiser Aluminum & Chemical Investment Limited (Canada))	:	(Case No. 03-10146 (JKF))
(Kaiser Aluminum & Chemical Of Canada Limited (Canada))	:	(Case No. 03-10147 (JKF))
(Kaiser Center Properties)	:	(Case No. 03-10149 (JKF))
(Kaiser Export Company)	:	(Case No. 03-10150 (JKF))
(Texada Mines Ltd. (Canada))	:	(Case No. 03-10152 (JKF))

DISCLOSURE STATEMENT
PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE FOR THE
FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
KAISER ALUMINUM CORPORATION, KAISER ALUMINUM & CHEMICAL CORPORATION
AND CERTAIN OF THEIR DEBTOR AFFILIATES

Gregory M. Gordon (TX 08435300)	Daniel J. DeFranceschi (DE 2732)
Henry L. Gompf (TX 08116400)	RICHARDS, LAYTON & FINGER, P.A.
Troy B. Lewis (TX 12308650)	One Rodney Square
Daniel P. Winikka (TX 00794873)	P.O. Box 551
JONES DAY	Wilmington, Delaware 19899
2727 North Harwood	Telephone: (302) 651-7700
Dallas, Texas 75201	Facsimile: (302) 651-7701
Telephone: (214) 220-3939
Facsimile: (214) 969-5100	ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION

Dated: August 24, 2005

DISCLOSURE STATEMENT, DATED AUGUST 24, 2005
SOLICITATION OF VOTES
WITH RESPECT TO THE
FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
KAISER ALUMINUM CORPORATION, KAISER ALUMINUM & CHEMICAL CORPORATION
AND CERTAIN OF THEIR DEBTOR AFFILIATES

     THE BOARDS OF DIRECTORS OR COMPARABLE GOVERNING BODIES OF KAISER ALUMINUM CORPORATION (i.e., KAC), KAISER ALUMINUM & CHEMICAL CORPORATION (i.e., KACC) AND THEIR DEBTOR AFFILIATES LISTED ON THE COVER PAGE TO THIS DISCLOSURE STATEMENT (COLLECTIVELY WITH KAC AND KACC, THE “DEBTORS”) BELIEVE THAT THE FIRST AMENDED JOINT PLAN OF REORGANIZATION, DATED AUGUST 24, 2005 AND ATTACHED HERETO AS EXHIBIT I (i.e., THE PLAN), IS IN THE BEST INTERESTS OF CREDITORS, INCLUDING HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS AND HOLDERS OF OTHER CHANNELED PERSONAL INJURY CLAIMS. ALL CREDITORS ENTITLED TO VOTE ON THE PLAN ARE URGED TO VOTE IN FAVOR THEREOF. A SUMMARY OF THE VOTING INSTRUCTIONS IS SET FORTH ON PAGE 188 OF THIS DISCLOSURE STATEMENT. MORE DETAILED INSTRUCTIONS ARE CONTAINED ON THE BALLOTS DISTRIBUTED TO CREDITORS ENTITLED TO VOTE ON THE PLAN AND ON EXHIBIT III TO THIS DISCLOSURE STATEMENT. TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED AND RECEIVED BY 5:00 P.M., EASTERN TIME, ON [___], 2005 OR SUCH OTHER DATE IDENTIFIED ON YOUR BALLOT (i.e., THE VOTING DEADLINE), UNLESS EXTENDED.
     [THE CREDITORS’ COMMITTEE HAS INDEPENDENTLY CONCLUDED THAT THE PLAN IS IN THE BEST INTERESTS OF UNSECURED CREDITORS AND URGES CREDITORS TO VOTE IN FAVOR OF THE PLAN.]
     [THE ASBESTOS CLAIMANTS’ COMMITTEE HAS INDEPENDENTLY CONCLUDED THAT THE PLAN IS IN THE BEST INTERESTS OF ASBESTOS CLAIMANTS AND URGES ASBESTOS CLAIMANTS TO VOTE IN FAVOR OF THE PLAN.]
     [THE FUTURE ASBESTOS CLAIMANTS’ REPRESENTATIVE HAS INDEPENDENTLY CONCLUDED THAT THE PLAN IS IN THE BEST INTERESTS OF FUTURE ASBESTOS-RELATED CLAIMANTS. SIMILARLY, THE FUTURE SILICA AND CTPV CLAIMANTS’ REPRESENTATIVE HAS INDEPENDENTLY CONCLUDED THAT THE PLAN IS IN THE BEST INTERESTS OF FUTURE SILICA-RELATED AND COAL TAR PITCH VOLATILE (i.e., CTPV) — RELATED CLAIMANTS.]
     [NOTE: THIS IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.]

     THE CONFIRMATION AND EFFECTIVENESS OF THE PROPOSED PLAN ARE SUBJECT TO MATERIAL CONDITIONS PRECEDENT, SOME OF WHICH MAY NOT BE SATISFIED. SEE “ANSWERS TO CERTAIN QUESTIONS ABOUT THE PLAN AND DISCLOSURE STATEMENT — WHAT MUST HAPPEN BEFORE THE PLAN CAN BECOME EFFECTIVE?” AND “VOTING AND CONFIRMATION OF THE PLAN — CONFIRMATION — ACCEPTANCE OR CRAMDOWN.” THERE IS NO ASSURANCE THAT THESE CONDITIONS WILL BE SATISFIED OR WAIVED.

     No person is authorized by any of the Debtors in connection with the Plan or the solicitation of acceptances of the Plan to give any information or to make any representation, other than as contained in this Disclosure Statement or incorporated by reference or referred to herein, and, if given or made, such information or representation may not be relied upon as having been authorized by any of the Debtors. The delivery of this Disclosure Statement will not under any circumstances imply that the information herein is correct as of any time subsequent to the date hereof. The Debtors will make available to creditors entitled to vote on acceptance of the Plan such additional information as may be required by applicable law prior to the Voting Deadline.
     ALL CREDITORS, INCLUDING HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS AND HOLDERS OF OTHER CHANNELED PERSONAL INJURY CLAIMS, ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN ATTACHED HERETO AS EXHIBIT I, PRIOR TO SUBMITTING A BALLOT PURSUANT TO THIS SOLICITATION.

     The summaries of the Plan and each other document contained in this Disclosure Statement are qualified by reference to the full text of such documents. See “Additional Information.”

     The information contained in this Disclosure Statement, including the information regarding the history, business and operations of the Debtors, is included for purposes of soliciting acceptances of the Plan, but, as to contested matters and adversary proceedings, is not to be construed as admissions or stipulations, but rather as statements made in settlement negotiations.
     FORWARD-LOOKING STATEMENTS: THIS DISCLOSURE STATEMENT INCLUDES FORWARD-LOOKING STATEMENTS BASED LARGELY ON THE CURRENT EXPECTATIONS OF THE DEBTORS ABOUT FUTURE EVENTS. THE WORDS “BELIEVE,” “MAY,” “WILL,” “ESTIMATE,” “CONTINUE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS IDENTIFY THESE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING THOSE DESCRIBED BELOW UNDER THE CAPTION “NEW COMMON STOCK — RISK FACTORS.” IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THE FORWARD-LOOKING EVENTS AND CIRCUMSTANCES DISCUSSED IN THIS DISCLOSURE STATEMENT MAY NOT OCCUR AND ACTUAL EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS. THE DEBTORS UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

     THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITIES COMMISSION OR ANY SECURITIES EXCHANGE OR ASSOCIATION, NOR HAS THE SEC, ANY STATE SECURITIES COMMISSION OR ANY SECURITIES EXCHANGE OR ASSOCIATION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

     IF YOU HAVE ANY QUESTIONS REGARDING VOTING ON THE PLAN OR THE BALLOT OR BALLOTS (IF ANY) THAT YOU HAVE RECEIVED, PLEASE CONTACT THE DEBTORS’ VOTING AGENT, LOGAN & COMPANY, AT (973) 509-3190.

     All capitalized terms in this Disclosure Statement not otherwise defined herein have the meanings given to them in the Plan.

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TABLE OF EXHIBITS

Exhibit I	-	First Amended Joint Plan of Reorganization of the Debtors

Exhibit II	-	Liquidation Analysis

Exhibit III	-	Voting Procedures

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ADDITIONAL INFORMATION
     Any statement in this Disclosure Statement concerning the provisions of any document is not necessarily complete, and in each instance reference is made to such document for the full text thereof. Certain documents described or referred to in this Disclosure Statement have not been attached as Exhibits because of the impracticability of furnishing copies of these documents to all recipients of this Disclosure Statement or because such documents have not yet been filed with the Bankruptcy Court. All of the Exhibits to the Plan (once Filed with the Bankruptcy Court) may be inspected in the office of the Clerk of the Bankruptcy Court during normal hours of operation of the Bankruptcy Court. This Disclosure Statement and the Exhibits hereto, the Plan and the Exhibits thereto, and certain other documents and information described or referred to herein are or will be available to the public over the Internet on the Document Website (www.kaiseraluminum.com). Holders of Claims against or Interests in one or more of the Debtors may also obtain a copy of the Exhibits to the Plan (once Filed with the Bankruptcy Court), as well as a copy of the Plan and this Disclosure Statement, from KAC by a written request sent to the following address: Kaiser Aluminum Corporation, 27422 Portola Parkway, Suite 350, Foothill Ranch, California 92610, Attn: General Counsel.
     In addition, KAC files reports and other documents with the SEC in accordance with the requirements of the Exchange Act. KAC’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2004 (the “KAC 2004 Form 10-K”) and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (the “KAC 2005 Q2 Form 10-Q”), are available to the public over the Internet on the SEC’s website at www.sec.gov. Such filings may also be inspected at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The KAC 2004 Form 10-K, the KAC 2005 Q2 Form 10-Q and other filings made by KAC with the SEC are also available on the Document Website.

INTRODUCTION
     The Debtors are seeking approval of the Plan, a copy of which is attached hereto as Exhibit I. This Disclosure Statement is submitted by the Debtors in connection with the solicitation of acceptances of the Plan.
     The confirmation of a plan of reorganization, which is the vehicle for satisfying the rights of holders of claims against and interests in a debtor, is the overriding purpose of a chapter 11 case.
     The primary objectives of the Plan are to:
•	alter the Debtors’ debt and capital structures to permit them to emerge from their Reorganization Cases with viable capital structures;

•	maximize the value of the ultimate recoveries to all creditor groups on a fair and equitable basis; and

•	settle, compromise or otherwise dispose of certain claims and interests on terms that the Debtors believe to be fair and reasonable and in the best interests of their respective Estates and creditors, including holders of claims relating to asbestos and certain other personal injuries.
In furtherance of such objectives, the Plan provides for, among other things:
•	the classification and treatment of Claims and Interests;

•	the creation of the PI Trusts and the related Funding Vehicle Trust and the entry of the PI Channeling Injunctions;

•	the cancellation of the currently outstanding common stock of KAC;

•	the contribution of New Common Stock and Cash to the Union VEBA Trust and the Retired Salaried Employee VEBA Trust; and

•	the distribution of New Common Stock to the PBGC and other holders of Allowed General Unsecured Claims.
If the Plan is confirmed and consummated in accordance with its terms, among other things:
•	The PI Trusts will be established for the benefit of the holders of Channeled Personal Injury Claims (i.e., Asbestos Personal Injury Claims (Class 5), CTPV Personal Injury Claims (Class 6), NIHL Personal Injury Claims (Class 7) and Silica Personal Injury Claims (Class 8)) and certain of the PI Trust Assets (i.e., the common stock of Reorganized Kaiser Trading and the 75% of the KFC Claim) will be transferred to the Asbestos PI Trust and the Silica PI Trust. The Funding Vehicle Trust will be established to hold and manage the remaining PI Trust Assets (i.e., the PI Insurance Assets (including rights to proceeds of insurance) and $13 million of Cash) and make payments to the PI Trusts in accordance with the PI Trust Funding Agreement. In exchange for the PI Trust Assets to be transferred to the Asbestos PI Trust and the Silica PI Trust pursuant to the Plan and the PI Trust Funding Agreement, the PI Trusts will assume all liability and responsibility for Channeled Personal Injury Claims. Channeled Personal Injury Claims will be determined and paid in accordance with the terms, provisions and procedures of the applicable PI Trust Agreement and PI Trust Distribution Procedures. Holders of Channeled Personal Injury Claims will be permanently enjoined from pursuing their claims against the Reorganized Debtors and other Protected Parties. See “Overview of the Plan — Establishment of the Funding Vehicle Trust and the PI Trusts and Entry of the PI Channeling Injunctions” and “PI Trusts and Distribution Procedures.”

•	The Union VEBA Trust will receive 11,439,900 shares of New Common Stock (i.e., 57.2% of the New Common Stock to be issued pursuant to the Plan) and Cash in an amount equal to the Initial VEBA Contribution payable to the Union VEBA Trust, if any, and the Retired Salaried Employee VEBA Trust will receive 1,940,100 shares of New Common Stock (i.e., 9.7% of the New Common Stock to be issued pursuant to the Plan) and Cash in an amount equal to the Initial VEBA Contribution payable to the Retiree Salaried Employee VEBA Trust, if any; it is currently estimated that, assuming the Effective Date occurs on December 31, 2005, the Debtors will not be required to make either Initial VEBA Contribution. Following the Effective Date, depending on the financial performance of Reorganized KAC, the Union VEBA Trust and the Retired Salaried Employee VEBA Trust may receive additional Cash contributions (i.e., Variable VEBA Contributions). See “Overview of the Plan — Agreements with Labor Regarding Pension and Retiree Medical Benefits” and “Operations During the Reorganization Cases — Agreements with Labor Regarding Pension and Retiree Medical Benefits.”

•	Unless otherwise agreed by the holder of a General Unsecured Claim and the applicable Debtor and except as otherwise provided in the Environmental Settlement Agreement with respect to Additional Sites (as such term is defined therein) (see “Operations During the Reorganization Cases — Certain Other Litigation and Settlements During the Reorganization Cases — Environmental Settlement Agreement”), each Holder of an Allowed General Unsecured Claim (Class 9) will receive its Pro Rata Share of 4,460,000 shares of New Common Stock. Notwithstanding the foregoing, in accordance with the contractual subordination provisions of the Senior Subordinated Note Indenture and paragraph 4 of the 7-3/4% SWD Revenue Bond Settlement, the aggregate amount of consideration that would otherwise be payable to the holders of Senior Subordinated Note Claims in the absence of the contractual subordination provisions of the Senior Subordinated Note Indenture will be distributed to holders of Allowed Senior Note Claims and holders of Allowed 7-3/4% SWD Revenue Bond Claims on a pro rata basis. It is anticipated that the Asbestos PI Trust and the Silica PI Trust will together receive an aggregate of 1,275,714 shares of New Common Stock (i.e., 6.4% of the New Common Stock to be issued pursuant to the Plan) on account of their 75% of the KFC Claim (which is an Allowed General Unsecured Claim in Class 9), with the Asbestos PI Trust receiving 1,199,171 of such shares and the Silica PI Trust receiving 76,543 of such shares. See “Overview of the Plan — Distributions of New Common Stock,” Operations During the Reorganization Cases — Bankruptcy Subordination Dispute” and “Operations During the Reorganization Cases — 7-3/4% SWD Revenue Bond Dispute.”

•	In addition to the 947,366 shares of New Common Stock the PBGC is expected to receive as the holder of an Allowed General Unsecured Claim (Class 9) and the 136,067 shares of New Common Stock the PBGC, as the holder of an allowed general unsecured claim against KFC, is expected to receive pursuant to the Alumina Subsidiary Plan for KAAC and KFC as the PBGC’s proportionate share of the New Common Stock to be distributed on account of KFC’s 25% of the KFC Claim (which is an Allowed General Unsecured Claim in Class 9) (see “Overview of the Plan — Distributions of New Common Stock,” “Overview of the Plan — PBGC Settlement Agreement” and “Operations During the Reorganization Cases — PBGC Settlement Agreement”), the PBGC, as the holder of the Canadian Debtor PBGC Claims (Class 4), will receive (a) 2,160,000 shares of New Common Stock and (b) $2.5 million in Cash. Accordingly, it is anticipated that the PBGC will receive an aggregate of 3,243,433 shares of New Common Stock (i.e., 16.2% of the New Common Stock to be issued pursuant to the Plan) on account of its Class 9 Claim, its Claims 4 Claims and its general unsecured claim against KFC.

•	Except as otherwise provided in the Plan, each holder of a Senior Note Claim or a 7-3/4% SWD Revenue Bond Claim that would otherwise be a General Unsecured Claim (Class 9) except that the stated principal amount of the securities underlying the allowed amount of such Claim is either equal to or less than $15,000 (i.e., a Subclass 2A Convenience Claim) will receive Cash equal to 5.8% of the allowed amount of such Claim.

•	Except as otherwise provided in the Plan, each holder of a 7.60% SWD Revenue Bond Claim that would otherwise be a General Unsecured Claim (Class 9) except that the stated principal amount of the securities underlying the allowed amount of such Claim is either equal to or less than $30,000 or an Unsecured Claim other than a Public Note Claim that would otherwise be a General Unsecured Claim (Class 9) except that the allowed amount of such Claim is equal to or less than $30,000 (i.e., a Subclass 2B Convenience Claim) will receive Cash equal to 2.9% of the allowed amount of such Claim.
Please refer to the chart beginning on page 14 of this Disclosure Statement for a summary of the proposed treatment of each class of Claims and Interests.
     AS OF THE EFFECTIVE DATE, IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS AND THE REORGANIZED DEBTORS UNDER THE PLAN AND THE CASH, NEW COMMON STOCK AND CONTRACTS, INSTRUMENTS, RELEASES AND OTHER AGREEMENTS AND DOCUMENTS TO BE ENTERED INTO OR DELIVERED IN CONNECTION WITH THE PLAN, EACH HOLDER OF A CLAIM, OTHER THAN A HOLDER OF A CHANNELED PERSONAL INJURY CLAIM, THAT VOTES IN FAVOR OF THE PLAN WILL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES (OTHER THAN THE RIGHT TO ENFORCE THE DEBTORS’ OR THE REORGANIZED DEBTORS’ OBLIGATIONS UNDER THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, AND OTHER AGREEMENTS AND DOCUMENTS DELIVERED THEREUNDER), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING IN LAW, EQUITY OR OTHERWISE, THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO A DEBTOR, THE REORGANIZATION CASES OR THE PLAN THAT SUCH ENTITY HAS, HAD OR MAY HAVE AGAINST ANY DEBTOR OR OTHER KAISER COMPANY, THE CREDITORS’ COMMITTEE OR MEMBERS THEREOF, THE ASBESTOS CLAIMANTS’ COMMITTEE OR MEMBERS THEREOF, THE RETIREES’ COMMITTEE OR MEMBERS THEREOF, THE FUTURE ASBESTOS CLAIMANTS’ REPRESENTATIVE, THE FUTURE SILICA AND CTPV CLAIMANTS’ REPRESENTATIVE, ANY DIP LENDER, ANY INDENTURE TRUSTEE OR ANY OF THEIR RESPECTIVE PRESENT OR FORMER DIRECTORS, OFFICERS, EMPLOYEES, ACCOUNTANTS (INCLUDING INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS), ADVISORS, ATTORNEYS, INVESTMENT BANKERS, UNDERWRITERS, CONSULTANTS OR OTHER AGENTS OR SHAREHOLDERS, ACTING IN SUCH CAPACITY (WHICH RELEASE WILL BE IN ADDITION TO THE DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS PROVIDED IN THE PLAN AND UNDER THE CONFIRMATION ORDER AND THE BANKRUPTCY CODE), EXCEPT FOR THOSE CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES BASED ON: (A) ACTS OR OMISSIONS OF ANY SUCH PERSON CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; (B) IF THE HOLDERS OF THE SENIOR SUBORDINATED NOTES ARE OR WERE DETERMINED BY THE ORDER CONTEMPLATED BY SECTIONS 2.4(c)(i)(B) AND 2.4(c)(ii)(B) OF EITHER OR BOTH OF THE ALUMINA SUBSIDIARY PLANS TO BE ENTITLED TO A DISTRIBUTION UNDER EITHER OR BOTH OF THE ALUMINA SUBSIDIARY PLANS, ACTS OR OMISSIONS OF ANY SUCH PERSON RELATED TO OR GIVING RISE TO THE CIRCUMSTANCES UNDERLYING ANY OF THE CONTRACTUAL SUBORDINATION DISPUTES; OR (C) CONTRACTUAL OBLIGATIONS OF, OR LOANS OWED BY, ANY SUCH PERSON TO A DEBTOR. NOTHING IN PROVISIONS OF THE PLAN DESCRIBED IN THIS PARAGRAPH WILL LIMIT IN ANY WAY THE SCOPE OR APPLICABILITY OF ANY PI CHANNELING INJUNCTION. SEE “GENERAL INFORMATION CONCERNING THE PLAN — RELEASES — GENERAL RELEASES.”
     [NOTE: THIS PARAGRAPH IS TO BE INCLUDED AFTER THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT: BY AN ORDER OF THE BANKRUPTCY COURT DATED [___], 2005, THIS DISCLOSURE STATEMENT HAS BEEN APPROVED AS CONTAINING “ADEQUATE INFORMATION” FOR CREDITORS OF THE DEBTORS IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE. THE BANKRUPTCY CODE DEFINES “ADEQUATE INFORMATION” AS “INFORMATION OF A KIND, AND IN SUFFICIENT DETAIL, AS FAR AS IS REASONABLY PRACTICABLE IN LIGHT OF THE NATURE AND THE HISTORY OF THE

DEBTOR AND THE CONDITION OF THE DEBTOR’S BOOKS AND RECORDS, THAT WOULD ENABLE A HYPOTHETICAL REASONABLE INVESTOR TYPICAL OF HOLDERS OF CLAIMS OR INTERESTS OF THE RELEVANT CLASS TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN . . . .” 11 U.S.C. § 1125(a)(1).]
     THE DEBTORS’ BOARDS OF DIRECTORS OR COMPARABLE GOVERNING BODIES BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF CREDITORS, INCLUDING HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS AND HOLDERS OF OTHER CHANNELED PERSONAL INJURY CLAIMS. ALL CREDITORS, INCLUDING HOLDERS OF CHANNELED PERSONAL INJURY CLAIMS, ENTITLED TO VOTE ARE URGED TO VOTE IN FAVOR OF THE PLAN BY NO LATER THAN 5:00 P.M., EASTERN TIME, ON [___], 2005 OR SUCH OTHER TIME OR DATE IDENTIFIED ON THEIR BALLOT.
     The requirements for Confirmation of the Plan under the Bankruptcy Code, including the vote of creditors to accept the Plan and certain of the statutory findings that must be made by the Bankruptcy Court, are described in “Voting and Confirmation of the Plan.” Confirmation of the Plan and the occurrence of the Effective Date are also subject to a number of significant conditions, which are set forth in the Plan and summarized in “Answers To Certain Questions About The Plan And Disclosure Statement — What must happen before the Plan can be consummated?” There is no assurance that these conditions will be satisfied or waived.

ANSWERS TO CERTAIN QUESTIONS ABOUT THE PLAN AND DISCLOSURE STATEMENT
     The information presented in the answers to the questions set forth below is qualified in its entirety by reference to the full text of this Disclosure Statement, including the Plan attached hereto as Exhibit I. All creditors, including holders of Asbestos Personal Injury Claims and other Channeled Personal Injury Claims, entitled to vote on the Plan are encouraged to read and carefully consider this entire Disclosure Statement, including the Plan attached hereto as Exhibit I, prior to submitting a Ballot to accept or reject the Plan.
What is this document and why am I receiving it?
     On February 12, 2002, KAC, KACC and certain of their affiliates filed petitions for relief under chapter 11 of the Bankruptcy Code and, on each of March 15, 2002 and January 14, 2003, additional affiliates of KAC and KACC also filed petitions for such relief. The reasons KAC, KACC and those affiliates filed for chapter 11 protection are described under “Certain Events Preceding the Debtors’ Chapter 11 Filings.” In connection with their proposed reorganization in accordance with chapter 11, the Debtors have prepared the First Amended Joint Plan of Reorganization attached as Exhibit I to this Disclosure Statement (i.e., the Plan), which sets forth in detail the proposed treatment of the Claims of the Debtors’ creditors and Interests of the Debtors’ equity interest holders. This Disclosure Statement describes the terms of, and certain other material information relating to, the Plan.
     This Disclosure Statement is being delivered to you because you are the holder of, or have otherwise asserted, either a Claim or Claims against, or an Interest or Interests in, one or more of the Debtors. This Disclosure Statement is intended to provide you with information sufficient to make an informed decision as to whether to vote to accept or reject the Plan (to the extent you are eligible to do so).
Am I eligible to vote to accept or reject the Plan?
     You are entitled to vote to accept or reject the Plan only if you hold an Allowed Claim (or a Claim that has been temporarily allowed for voting purposes) in one or more of the following Classes:
•	Subclass 2A (Senior Note and 7-3/4% SWD Revenue Bond Convenience Claims)

•	Subclass 2B (Other Convenience Claims)

•	Class 4 (Canadian Debtor PBGC Claims)

•	Class 5 (Asbestos Personal Injury Claims)

•	Class 6 (CTPV Personal Injury Claims)

•	Class 7 (NIHL Personal Injury Claims)

•	Class 8 (Silica Personal Injury Claims)

•	Subclass 9B (Other Unsecured Claims)
In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes, and if you are a holder of an Administrative Claim or Priority Tax Claim, you are not eligible to vote with respect to the Plan as a holder of such Claim. If you hold an Allowed Claim in Class 1 (Unsecured Priority Claims) or Class 3 (Secured Claims), because you are either receiving Cash equal to the allowed amount of such Claim or, in the case of a Secured Claim, your Claim is being Reinstated, you are deemed to have accepted the Plan and you may not vote with respect to it as a holder of such Claim. If you hold an Allowed Claim in Subclass 9A (Senior Subordinated Note Claims), an Allowed Interest in Class 12 (KAC Old Stock Interests) or an Allowed Interest in Class 14 (KACC Old Stock Interests), because you will not recover or retain anything on account of such Claim or Interest, you are deemed to have rejected the Plan and will not be entitled to vote with respect to it as a holder of such Claim or Interest. If you hold an Allowed Claim in Class 10 (Canadian Debtor Claims), because you are being paid in full in accordance with the terms of such Claim, you are deemed to have accepted the Plan and may not vote with respect to it as a holder of such Claim. The Debtors or affiliates of the Debtors are the holders of all of the Claims in Class 11 (Intercompany Claims) and all of the Interests in Class 13 (Kaiser Trading Old Stock Interests), as well as certain Interests in Class 14 (KACC Old Stock Interests), and are deemed to have consented to the Plan and, thus, to have accepted it. See “Voting and Confirmation of the Plan — Voting Procedures and Requirements.” Please refer to the chart beginning on page 14 of this Disclosure Statement for a summary of the classification of Claims and Interests.
Why should I vote to accept the Plan?
     In connection with the formulation and negotiation of the Plan, the Debtors have evaluated numerous alternatives to the Plan, including consummating an alternative plan of reorganization under chapter 11 of the Bankruptcy Code, delaying the adoption of any plan of reorganization and liquidating the Debtors. The Debtors have concluded that the Plan is the best alternative and will maximize recoveries by holders of Claims. See “Voting and Confirmation of the Plan — Alternatives to Confirmation and Consummation of the Plan.”
     Furthermore, the Plan has been negotiated by and among the Debtors and representatives of the Debtors’ most significant creditors, including the Creditors’ Committee (a committee appointed by the Bankruptcy Court to represent the interests of the Debtors’ unsecured creditors), the Asbestos Claimants’ Committee (a committee appointed by the Bankruptcy Court to represent the interests of the asbestos claimants), the Future Asbestos Claimants’ Representative (an individual appointed by the Bankruptcy Court to represent the interests of future asbestos-related claimants) and the Future Silica and CTPV Claimants’ Representative (an individual appointed by the Bankruptcy Court to represent the interests of future silica-related and CTPV-related claimants). The Debtors’ Boards of Directors or comparable governing bodies have concluded that the Plan is in the best interests of creditors, including the holders of Channeled Personal Injury Claims. [In addition, the Creditors’ Committee has independently concluded that the Plan is in the best interests of unsecured creditors; the Asbestos Claimants’ Committee has independently concluded that the Plan is in the best interests of asbestos claimants; the Future Asbestos Claimants’ Representative has independently concluded that the Plan is in the best interests of future asbestos-related claimants; and the Future Silica and CTPV Claimants’ Representative has independently concluded that the Plan is in the best interests of future silica-related and CTPV-related claimants.]
How do I vote to accept or reject the Plan?
     If you are entitled to vote on the Plan because you are the holder of a Claim in Subclass 2A, Subclass 2B, Class 4, Class 5, Class 6, Class 7, Class 8 and/or Subclass 9B that is allowed or has been temporarily allowed for voting purposes, as the case may be, unless you are a holder of a Public Note Claim held through a nominee or unless you are the holder of a Channeled Personal Injury Claim and have authorized your attorney to vote on your behalf, you must complete, sign and return your Ballot or Ballots in accordance with the instructions to Logan & Company, Inc., 546 Valley Road, Upper Montclair, New Jersey 07043 (unless another address is set forth on the preaddressed envelope provided to you) on or prior to 5:00 P.M. Eastern Time, on [___], 2005 (unless another time or date is identified on the Ballot). If your vote is not received by that time and date, it will not be counted. If you are the holder of a Public Note Claim held in the name of a broker, dealer, commercial bank, trust company or other nominee, you must complete and deliver to such nominee the Ballot or Ballots provided to you in order to vote on the Plan; we urge you to deliver such Ballot or Ballots to your nominee holder or holders no later than the date identified on such Ballot or Ballots in order to ensure that your vote will be counted. If you are the holder of a Channeled Personal Injury Claim in Class 5, Class 6, Class 7 or Class 8, your attorney may be authorized to vote on your behalf. Please see Exhibit III to this Disclosure Statement for more information regarding the voting of Channeled Personal Injury Claims. If you are entitled to vote and you did not receive a Ballot, received a damaged Ballot or lost your Ballot, please call the Debtors’ voting agent, Logan & Company, at (973) 509-3190. See “Voting and Confirmation of the Plan — Voting Procedures and Requirements.”
What if I’m entitled to vote to accept or reject the Plan and don’t?
     In general, within any particular class of Claims, only those holders of Claims who actually vote to accept or to reject the Plan will affect whether the Plan is accepted by the requisite holders of Claims in such Class. In order for the Plan to be accepted by Class 5 (Asbestos Personal Injury Claims), the holders representing at least two-thirds in dollar amount and 75% of the number of the Claims in Class 5 that have been temporarily allowed for voting purposes and that are held by holders of such Claims who actually vote to accept or to reject the Plan must vote to accept the Plan. In order for the Plan to be accepted by each of Subclass 2A (Senior Note and 7-3/4% SWD Revenue Bond Convenience Claims), Subclass 2B (Other Convenience Claims), Class 4 (Canadian Debtor PBGC Claims), Class 6 (CTPV Personal Injury Claims), Class 7 (NIHL Personal Injury Claims), Class 8 (Silica Personal Injury Claims) and Subclass 9B (Other Unsecured Claims), the holders representing at least two-thirds in dollar amount and a majority in number of the Claims in such Class that are allowed or have been temporarily allowed for voting purposes, as the case may be, and that are held by holders of such Claims who actually vote to accept or to reject the Plan must vote to accept the Plan. Thus, if you hold a Claim in Subclass 2A, Subclass 2B, Class 5, Class 6, Class 7, Class 8 or Subclass 9B, your failure to vote in respect of such Claim will count as neither a vote for acceptance nor a vote for rejection of the Plan. See “Voting and Confirmation of the Plan — Confirmation — Acceptance or Cramdown.”
What happens if the Plan is not accepted by each Class entitled to vote on the Plan?
     If the holders of each Class of Claims entitled to vote on the Plan (i.e., Subclass 2A, Subclass 2B, Classes 4, Class 5, Class 6, Class 7, Class 8 and Subclass 9B) vote to reject the Plan, the Plan will not be confirmed or consummated in its present form. However, as long as the requisite holders of Claims in Class 5 (Asbestos Personal Injury Claims) vote to accept the Plan, the Debtors may seek Confirmation pursuant to the “cramdown” provisions of the Bankruptcy Code (which will require a determination by the Bankruptcy Court that that the Plan is “fair and equitable” and “does not discriminate unfairly” as to each impaired Class that does not accept the Plan or is deemed to have rejected it). (“Cramdown” is not available with respect to Class 5; if the requisite holders of Claims in Class 5 do not vote to accept the Plan, it cannot be confirmed.) The Debtors believe that the Plan satisfies the “cramdown” provisions of the Bankruptcy Code and, in any case, have reserved the right to modify the Plan to the extent that Confirmation thereunder requires modification. See “Voting and Confirmation of the Plan — Confirmation — Acceptance or Cramdown.”
What will I receive on account of my Claim if the Plan is confirmed and becomes effective?
     If you are the holder of a Claim against a Debtor, what you will actually receive, if anything, on account of such Claim will depend on the classification of that Claim. For detailed information about the classification and treatment of creditors under the Plan, see “Overview of the Plan — Classes and Treatment of Claims and Interests.”
     The holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Unsecured Priority Claims (Class 1), Allowed Secured Claims (Class 3) or Allowed Canadian Debtor Claims (Class 10) against the Debtors will receive Cash or other property equal to 100% of the allowed amount of their Claims or will have their Claims Reinstated, as the case may be, pursuant to the Plan. Holders of Allowed Convenience Claims (Class 2), Allowed Canadian Debtor PBGC Claims (Class 4), Asbestos Personal Injury Claims (Class 5), CTPV Personal Injury Claims (Class 6), NIHL Personal Injury Claims (Class 7), Silica Personal Injury Claims (Class 8) or Allowed General Unsecured Claims (Class 9) will receive the following treatment:
     Holders of Allowed Convenience Claims
     A holder of an Allowed Claim in Subclass 2A (Senior Note and 7-3/4% SWD Revenue Bond Convenience Claims) will be entitled to receive in satisfaction of such Claim Cash equal to 5.8% of the allowed amount of such Claim and a holder of an Allowed Claim in Subclass 2B (Other Convenience Class Claims) will be entitled to receive in satisfaction of such Claim Cash equal to 2.9% of the allowed amount of such Claim. Holders of 6-1/2% RPC Revenue Bond Claims and holders of Senior Subordinated Note Claims are not entitled to a treatment in Class 2.
     Holder of Allowed Canadian Debtor PBGC Claims
     The PBGC, as the holder of the Allowed Canadian Debtor PBGC Claims (Class 4), will be entitled to receive in satisfaction of such Claims (a) 2,160,000 shares of New Common Stock and (b) $2.5 million in Cash. See “Overview of the Plan — PBGC Settlement Agreement” and “Operations During the Reorganization Cases — PBGC Settlement Agreement.”

     Holders of Asbestos Personal Injury Claims
     The Asbestos PI Trust is being established to address Asbestos Personal Injury Claims (Class 5). Asbestos Personal Injury Claims will be determined and paid in accordance with the terms, provisions and procedures of the Asbestos PI Trust Agreement (which is attached to the Plan as Exhibit 1.1(39) thereto) and the Asbestos Distribution Procedures (which are attached to the Plan as Exhibit 1.1(34) thereto). See “Overview of the Plan — Establishment of the Funding Vehicle Trust and the PI Trusts and Entry of the PI Channeling Injunctions” and “PI Trusts and Distribution Procedures.”
     Holders of CTPV Personal Injury Claims
     The CTPV PI Trust is being established to address CTPV Personal Injury Claims (Class 6) and certain other Channeled Personal Injury Claims. CTPV Personal Injury Claims will be determined and paid in accordance with the terms, provisions and procedures of the CTPV PI Trust Agreement (which is attached to the Plan as Exhibit 1.1(71) thereto) and the CTPV Trust Distribution Procedures (which are attached to the Plan as Exhibit 1.1(66) thereto). See “Overview of the Plan — Establishment of the Funding Vehicle Trust and the PI Trusts and Entry of the PI Channeling Injunctions” and “PI Trusts and Distribution Procedures.”
     Holders of NIHL Personal Injury Claims
     The NIHL PI Trust is being established to address NIHL (i.e., noise induced hearing loss) Personal Injury Claims (Class 7) and certain other Channeled Personal Injury Claims. NIHL Personal Injury Claims will be determined and paid in accordance with the terms, provisions and procedures of the NIHL PI Trust Agreement (which is attached to the Plan as Exhibit 1.1(134) thereto) and the NIHL Distribution Procedures (which are attached to the Plan as Exhibit 1.1(129) thereto). See “Overview of the Plan — Establishment of the Funding Vehicle Trust and the PI Trusts and Entry of the PI Channeling Injunctions” and “PI Trusts and Distribution Procedures.”
     Holders of Silica Personal Injury Claims
     The Silica PI Trust is being established to address Silica Personal Injury Claims (Class 8) and certain other Channeled Personal Injury Claims. Silica Personal Injury Claims will be determined and paid in accordance with the terms, provisions and procedures of the Silica PI Trust Agreement (which is attached to the Plan as Exhibit 1.1(191) thereto) and the Silica Distribution Procedures (which are attached to the Plan as Exhibit 1.1(186) thereto). See “Overview of the Plan — Establishment of the Funding Vehicle Trust and the PI Trusts and Entry of the PI Channeling Injunctions” and “PI Trusts and Distribution Procedures.”
     Holders of General Unsecured Claims
     Unless otherwise agreed by the holder of such Claim and the applicable Debtor and except as otherwise provided in the Environmental Settlement Agreement with respect to Additional Sites (as such term is defined therein) (see “Operations During the Reorganization Cases — Certain Other Litigation and Settlements During the Reorganization Cases — Environmental Settlement Agreement”), a holder of an Allowed General Unsecured Claim (Class 9) will be entitled to receive in satisfaction of such Claim a Pro Rata Share of 4,460,000 shares of New Common Stock, subject, in the case of the Senior Notes, the 7-3/4% SWD Revenue Bonds and the Senior Subordinated Notes, to the application of the contractual subordination provisions of the Senior Subordinated Note Indenture and paragraph 4 of the 7-3/4% SWD Revenue Bond Settlement. For purposes of the Plan, the term “Pro Rata Share” means, when used with reference to a distribution to a holder of an Allowed General Unsecured Claim, that share of the property to be distributed on account of all Allowed General Unsecured Claims so that the ratio of (a)(i) the amount of such property distributed on account of the particular Allowed General Unsecured Claim to (ii) the amount of such Claim is the same as the ratio of (b)(i) the aggregate amount of such property distributed on account of all Allowed General Unsecured Claims to (ii) the aggregate amount of all Allowed General Unsecured Claims.
     Notwithstanding the foregoing, in accordance with the contractual subordination provisions of the Senior Subordinated Note Indenture and paragraph 4 of the 7-3/4% SWD Revenue Bond Settlement, the aggregate amount of consideration that would otherwise be payable to the holders of Senior Subordinated Note Claims in the absence of the contractual subordination provisions of the Senior Subordinated Note Indenture will be distributed to holders of Allowed Senior Note Claims and holders of Allowed 7-3/4% SWD Revenue Bond Claims on a pro rata basis, based upon the relative allowed amounts of such Claims against KACC, as set forth in Section 2.16 of the Plan (which is described below under “Overview of the Plan — Classes and Treatment of Claims and Interests — Allowed Amount of Certain Claims”). As a consequence, nothing will be distributed to the holders of Senior Subordinated Note Claims on account of such Claims.
What will I receive if my Claim is Disputed?
     No distributions will be made on account of any Claim that is a Disputed Claim unless and until that Claim becomes an Allowed Claim in accordance with the procedures for resolving Disputed Claims set forth in the Plan. See “Distributions Under the Plan — Disputed Claims; Reserves and Estimations.” Channeled Personal Injury Claims will be treated differently than other Claims in that they will be determined in accordance with the terms, provisions and procedures set forth in the applicable PI Trust Agreement and PI Trust Distribution Procedures, rather than the procedures for resolving Disputed Claims set forth in the Plan. See “PI Trusts and Distribution Procedures.”
Is there a particular record date for determining who will be entitled to receive distributions under the Plan on account of a Claim?
     Under the distribution procedures set forth in the Plan, distributions on account of an Allowed Claim will be made only to the holder of that Claim as of the close of business on the Distribution Record Date (which is a date to be announced by the Debtors that is not more than five Business Days preceding the then-anticipated Effective Date). No purported transfer of a Claim following the Distribution Record Date will be recognized. The Channeled Personal Injury Claims will be treated differently than other Claims in that they will be paid in accordance with the terms, provisions and procedures set forth in the applicable PI Trust Agreement and PI Trust Distribution Procedures, rather than the distribution procedures set forth in the Plan. See “PI Trusts and Distribution Procedures.”
If I am entitled to receive a distribution pursuant to the Plan, when will I receive it?
     Holders of Claims other than Channeled Personal Injury Claims in Classes 5, 6, 7 and 8 and Claims in Class 9
     If you are the holder of an Administrative Claim, a Priority Tax Claim, an Unsecured Priority Claim (Class 1), a Convenience Claim (Class 2), a Secured Claim (Class 3) or a Canadian Debtor Claim (Class 10) that is allowed on the Effective Date or the Canadian Debtor PBGC Claims (Class 4), you will receive the distribution to which you are entitled under the Plan on account of such Claim on or promptly after the Effective Date. If you are the holder of an Administrative Claim, a Priority Tax Claim, an Unsecured Priority Claim (Class 1), a Convenience Claim (Class 2), a Secured Claim (Class 3) or a Canadian Debtor Claim (Class 10) that is a Disputed Claim as of the Effective Date, to the extent such Claim becomes an Allowed Claim after the Effective Date, you should receive the distribution to which you are entitled under the Plan on or promptly after the Quarterly Distribution Date next following that date on which such Claim is allowed.
     Holders of Channeled Personal Injury Claims in Classes 5, 6, 7 and 8
     Channeled Personal Injury Claims will be determined and paid in accordance with the terms, provisions and procedures of the applicable PI Trust Agreement and PI Trust Distribution Procedures. See “PI Trusts and Distribution Procedures.”
     Holders of Claims in Class 9
     If you are the holder of a General Unsecured Claim (Class 9) that is allowed as of the Effective Date and you are entitled under the Plan to a distribution in respect thereof (i.e., you hold an Allowed Subclass 9B Claim), you will receive an initial distribution on account of such Claim on or promptly after the Effective Date. The number of shares of New Common Stock comprising the initial distribution to be made to holders of General Unsecured Claims that are allowed as of the Effective Date will be calculated as if each Disputed General Unsecured Claim were an Allowed General Unsecured Claim in its Face Amount as of the Effective Date. If you

are the holder of an Other Unsecured Claim that is a Disputed Claim as of the Effective Date, to the extent such Claim becomes an Allowed Claim after the Effective Date, you should receive an initial distribution of shares of New Common Stock on account of such Claim on or promptly after the Quarterly Distribution Date next following the date on which such Claim was allowed. In addition, on or promptly after each Quarterly Distribution Date, if you are the holder of an Other Unsecured Claim and have already received your initial distribution on account of such Claim, you may receive an additional distribution of shares of New Common Stock on account of such Claim in an amount equal to (a) the number of shares of New Common Stock that you would have been entitled to receive pursuant to the Plan if such Claim and all other General Unsecured Claims allowed prior to such Quarterly Distribution Date had been allowed as of the Effective Date, minus (b) the aggregate number of shares of New Common Stock previously distributed to you on account of such Claim. See “Distributions Under the Plan — Timing and Calculation of Amounts To Be Distributed.”
     Notwithstanding the foregoing, if you are the holder of an Allowed Public Note Claim, the distributions to which you are entitled on account of such Claim, if any, will be made to the applicable Indenture Trustee, which will thereafter forward any such distributions to you in due course in accordance with and subject to the terms of the applicable Prepetition Indenture.
If I hold a Channeled Personal Injury Claim and the Plan is confirmed and becomes effective, how are my rights against the Debtors affected?
     As of the Effective Date, liability for all Channeled Personal Injury Claims will automatically and without further act, deed or court order be assumed by the PI Trusts in accordance with and to the extent set forth in Article V of the Plan (which is described below under “PI Trusts and Distribution Procedures”). Each Channeled Personal Injury Claim will be determined and paid in accordance with the terms, provisions and procedures of the applicable PI Trust Agreement and PI Trust Distribution Procedures. As further provided in Article V of the Plan, the sole recourse of the holder of a Channeled Personal Injury Claim on account of such Claim will be to the applicable PI Trust and such holder will have no right whatsoever at any time to assert its Channeled Personal Injury Claim against the Reorganized Debtors or any other Protected Party.
What will my tax consequences be if the Plan is consummated?
     For a summary of certain potential federal income tax consequences of the Plan, see “Certain Federal Income Tax Consequences of Consummation of the Plan.” The summary contained in this Disclosure Statement does not contain any information with respect to potential state, local or foreign Tax consequences to creditors or equity holders of the Debtors. For these reasons and others, including because Tax consequences are in many cases uncertain and may vary depending on a creditor’s individual circumstances, the discussion of the federal income tax consequences of the Plan contained in this Disclosure Statement is not intended in any way to be Tax advice — or otherwise to be a substitute for careful Tax planning with a professional. You are urged to consult with your own tax advisor regarding the federal, state, local and foreign Tax consequences of the Plan.
What must happen before the Plan can become effective?
     In order for the Plan to become effective, certain events must occur. The Plan contains conditions to both the Confirmation of the Plan and the effectiveness of the Plan.
     Confirmation
     Before the Bankruptcy Court can confirm the Plan, the following conditions must be satisfied (or waived in accordance with the Plan):
•	The Confirmation Order must have been entered on the docket of the Clerk of the Bankruptcy Court in form and substance satisfactory to the Debtors, the Creditors’ Committee, the Asbestos Claimants’ Committee, the Retirees’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative and certain findings, most of which are related to the statutory requirements of section 524(g) of the Bankruptcy Code, must be contained in all substantial respects in the Confirmation Order, as set forth in further detail in Section 10.1.a of the Plan;

•	The Debtors must have received a commitment for the Exit Financing Facility from the Exit Financing Facility Agent Bank on terms and conditions satisfactory to (a) the Debtors and (b) the Creditors’ Committee, the Asbestos Claimants’ Committee, the Retirees’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative and such commitment must then be in effect, except that a person in clause (b) may object to such terms and conditions only to the extent (x) they differ materially from those contained in the Commitment Letter, dated January 14, 2005, with J.P. Morgan Securities Inc. and The CIT Group/Business Credit, Inc. (see “Reorganized Kaiser — Exit Financing Facility”) and (y) they conflict with the terms of the Plan or are materially less favorable to the Debtors than those then generally available to companies that are comparable to the Debtors.; and

•	All Exhibits to the Plan must be in form and substance reasonably satisfactory to the Debtors, the Creditors’ Committee and the Asbestos Claimants’ Committee, the Retirees’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative.
     In addition, there are a number of substantial confirmation requirements under the Bankruptcy Code that must be satisfied for the Plan to be confirmed, including either the acceptance of the Plan by the requisite holders of Claims in Class 5 in accordance with section 524(g) of the Bankruptcy Code (i.e., acceptance by holders of at least two-thirds in dollar amount and 75% of the number of Claims held by holders actually voting), and by the requisite holders of Claims in each of Subclass 2A, Subclass 2B, Class 4, Class 6, Class 7, Class 8 and Subclass 9B in accordance with section 1129 of the Bankruptcy Code (i.e., acceptance by holders of at least two-thirds in dollar amount and a majority in number of Claims held by holders actually voting) or, if the Plan is not accepted by each of Subclass 2A, Subclass 2B, Class 4, Class 5, Class 6, Class 7, Class 8, and Subclass 9B, the acceptance of the Plan by the requisite holders of Claims in at least Class 5 and the determination by the Bankruptcy Court that the Plan is “fair and equitable” and “does not discriminate unfairly” as to each nonaccepting Class, including Subclass 9A and Classes 12 and 14, which are each deemed to have rejected the Plan. See “Voting and Confirmation of the Plan — Confirmation — Acceptance or Cramdown.”
     Effectiveness
     Before the Plan can become effective, the following conditions must be satisfied (or waived in accordance with the Plan):
•	The Confirmation Order must have become a Final Order;

•	The documents effectuating the Exit Financing Facility must have been executed and delivered by Reorganized KAC, the Exit Financing Facility Agent Bank and the financial institutions named therein;

•	The shares of New Common Stock to be issued pursuant to the Plan must have been registered under the Exchange Act;

•	The New Common Stock must have been designated as NASDAQ National Market or NASDAQ SmallCap Market securities by The Nasdaq Stock Market, Inc. or authorized for listing on or accepted for quotation through any exchange registered pursuant to Section 6(a) of the Exchange Act, subject to official notice of issuance;

•	The Bankruptcy Court must have entered an order (contemplated to be part of the Confirmation Order), in form and substance acceptable to the Debtors, approving and authorizing the Debtors and the Reorganized Debtors to take all actions necessary, appropriate or desirable to implement the Plan, including completion of the Restructuring Transactions and the other transactions contemplated by the Plan and the implementation and consummation of the contracts, instruments, releases and other agreements or documents to be entered into or delivered in connection with the Plan;

•	The Bankruptcy Court and/or the District Court, as required, must have entered each of the PI Channeling Injunctions (which may be included in the Confirmation Order), with each containing terms satisfactory to the Debtors, the Creditors’ Committee, the Asbestos Claimants’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative;

•	The PI Channeling Injunctions must be in full force and effect;

•	The Funding Vehicle Trust Agreement and each PI Trust Agreement must have been executed by the parties thereto;

•	Concurrently with the Effective Date, 70.5% of the KFC Claim must have been transferred to the Asbestos PI Trust and 4.5% of the KFC Claim must have been transferred to the Silica PI Trust;

•	The Canadian Proceeding must have been dismissed or terminated; and

•	All other actions, documents, consents and agreements necessary to implement the Plan must have been effected, obtained and/or executed.
     Waiver of Conditions to Confirmation or the Effective Date
     The conditions to Confirmation and the conditions to the Effective Date may be waived in whole or part by the Debtors at any time and without an order of the Bankruptcy Court with the consent of the Creditors’ Committee, the Asbestos Claimants’ Committee, the Retirees’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative. In the event the Retirees’ Committee fails to consent and all other such consents have been given, a condition may be waived pursuant to an order of the Bankruptcy Court.
When will the Plan be confirmed? When will the Plan be effective?
     Confirmation
     A hearing in the Bankruptcy Court relating to the Confirmation of the Plan is currently scheduled for [___], 2005. This hearing may be continued or adjourned, however, and even if it is held, there is no guaranty that the Bankruptcy Court will find that the requirements of the Bankruptcy Code with respect to Confirmation have been met. See “Voting and Confirmation of the Plan — Confirmation Hearing” and “Voting and Confirmation of the Plan — Confirmation.” In addition, the additional conditions to Confirmation set forth in the Plan must be satisfied or waived in accordance with the Plan before the Plan can be confirmed. Thus, while the Debtors expect the Plan to be confirmed on [___], 2005, there is no way to predict with any certainty when, if ever, Confirmation will actually occur.
     Effective Date
     Even if the Plan is confirmed on [___], 2005, there are a number of additional conditions that must be satisfied or waived before the Plan can become effective. While the Debtors have assumed an Effective Date of December 31, 2005 for purposes of this Disclosure Statement, no assurance can be given as to if or when the Effective Date will actually occur.
What happens if the Plan isn’t confirmed or doesn’t become effective?
     The Debtors expect that all of the conditions to Confirmation and effectiveness of the Plan will be satisfied (or waived in accordance with the Plan). However, there is no guaranty that the Plan will become effective. Although the Debtors intend to take all acts reasonably necessary to satisfy the conditions to the Confirmation and effectiveness of the Plan that are within the Debtors’ control if, for any reason, the Plan is not confirmed or does not become effective, the Debtors may be forced to propose an alternative plan or plans of reorganization under chapter 11 of the Bankruptcy Code. If no plan of reorganization can be confirmed, the Debtors may have to convert the Reorganization Cases to liquidation cases under chapter 7 of the Bankruptcy Code. See “Voting and Confirmation of the Plan — Alternatives to Confirmation and Consummation of the Plan.”

OVERVIEW OF THE PLAN
Introduction
     The following is a brief overview of certain material provisions of the Plan. This overview is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached as Exhibit I, and the Exhibits thereto, as amended, modified or supplemented from time to time, which are or will be available for inspection over the Internet on the Document Website (www.kaiseraluminum.com). See “Additional Information.” For a description of certain other significant terms and provisions of the Plan, see “General Information Concerning the Plan” and “Distributions Under the Plan.”
Classes and Treatment of Claims and Interests
     Summary Classification and Treatment Table
     The table below summarizes: (a) the classification and treatment of Claims and Interests; (b) the estimated aggregate amount of Allowed Claims in each of Class 1, Class 2, Class 3, Class 9 and Class 10; (c) the actual aggregate amount of Allowed Claims in Class 4; (d) the aggregate amount and nature of distributions to, or other treatment of, holders of Claims or Interests in each Class; (e) the actual percentage recovery for Class 2; and (f) the estimated percentage recovery for each of Class 3 and Class 9. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes. For a discussion of certain additional matters related to Administrative Claims and Priority Tax Claims, see “— Payment of Administrative Claims” and “— Payment of Priority Tax Claims.”
     Each “Estimated Aggregate Claims Amount” shown in the table is based upon the Debtors’ review of Claims Filed and the Debtors’ books and records and reflects the Debtors’ current estimate of the maximum aggregate amount of such Claims that will be allowed upon resolution of all Disputed Claims in such Class, which estimate may be substantially revised in the course of the ongoing Claims reconciliation process. See “Operations During the Reorganization Cases — Claims Process and Bar Dates.” Furthermore, a number of Disputed Claims are expected to be material and the amount of any Disputed Claim that ultimately is allowed by the Bankruptcy Court may be significantly more or less than the estimated amount of such Claim included in the applicable “Estimated Aggregate Claims Amount.” As a consequence, the actual aggregate amount of Allowed Claims in each of Class 1, Class 2, Class 3, Class 9, and Class 10 may differ significantly from the “Estimated Aggregate Claims Amount” for such Class set forth below.
     Each “Estimated Percentage Recovery” shown in the table is the quotient of the estimated value of the New Common Stock to be distributed to all holders of Allowed Claims in the applicable Class (and, in the case of Class 4, such value plus an additional $2.5 million) divided by the estimated or actual aggregate amount of Allowed Claims in that Class. For purposes of this calculation, it is assumed that the New Common Stock to be distributed under the Plan will have an aggregate value of approximately $380 million, or approximately $19.00 per share, as of the Effective Date, based upon the midpoint of the range for the estimated reorganization equity value of Reorganized KAC excluding the theoretical value of certain anticipated tax attributes of the Reorganized Debtors. See “New Common Stock — Estimated Reorganization Value” for a description of the manner in which the New Common Stock was valued for purposes of the Plan. The actual recoveries for the PBGC on account of its Allowed Claims in Class 4 and the holders of Allowed Claims in Class 9 entitled to a distribution in respect thereof (i.e., holders of Allowed Claims in Subclass 9B) will vary depending on the actual value of the New Common Stock. See “New Common Stock — Risk Factors” for a discussion of various factors that could materially affect the value of the New Common Stock. In addition, the actual recoveries for holders of Allowed Claims in Class 9 will vary depending on the ultimate aggregate amount of Allowed General Unsecured Claims because all holders of Allowed General Unsecured Claims entitled to a distribution in respect thereof will share in the Unsecured Claims Reserve, to which 4,460,000 shares of New Common Stock will be deposited irrespective of the ultimate aggregate amount of Allowed General Unsecured Claims and any deviation thereof from the estimated aggregate amount of Allowed Claims in Class 9.
     Although the Debtors’ management believes that the assumptions used to estimate the value of the New Common Stock as of the Effective Date are reasonable, there is no assurance that the New Common Stock will have the value assumed herein. See “New Common Stock — Risk Factors.” The estimated value of the New

Common Stock used in this Disclosure Statement is not intended as a prediction of post-Effective Date trading prices of the New Common Stock, and the New Common Stock may trade at substantially higher or lower prices because of a number of factors, including those discussed in “New Common Stock — Risk Factors.” The trading price of securities issued under a plan of reorganization, such as the New Common Stock, is subject to many unforeseeable circumstances and therefore cannot be predicted. In addition, there will be substantial limitations on the ability of certain holders of New Common Stock to trade New Common Stock. See “New Common Stock — Restrictions on Transfer.” Moreover, as discussed above, there is no assurance that the actual aggregate amount of Allowed Claims in Class 9 will not differ significantly from the “Estimated Aggregate Claims Amount” for Class 9 shown in the table below. Accordingly, no representation can be or is being made that the “Estimated Percentage Recovery” shown in the table below for either Class 4 or Class 9 actually will be realized.
     Because each holder of an Allowed Unsecured Priority Claim (Class 1), Allowed Secured Claim (Class 3) or Allowed Canadian Debtor Claim (Class 10) will receive Cash or other property equal to 100% of the allowed amount of such Claim, will have such Claim Reinstated or will be paid in full in accordance with its terms, as the case may be, pursuant to the Plan and, accordingly, such Claim is unimpaired, the table does not include an estimate of the recoveries of such holders. While the Channeled Personal Injury Claims (Classes 5, 6, 7 and 8) are impaired, the table does not include an estimate of the aggregate amount of such Claims or the recoveries of holders of such Claims in respect thereof because it is impractical to do so. For a discussion of the determination and payment of Channeled Personal Injury Claims, see “PI Trusts and Distribution Procedures — PI Trust Distribution Procedures.”

Description and Amount of Claims or Interests	Treatment

Class 1 (Unsecured Priority Claims):	Unimpaired; on the later of the Effective Date and the
date on which the Claim is allowed, each holder of an
Priority Claims that are entitled to priority in	Allowed Claim in Class 1 will be entitled to receive in
payment under section 507(a)(3) or 507(a)(4) of the	satisfaction of its Allowed Class 1 Claim Cash equal to
Bankruptcy Code.	the allowed amount of such Claim against the applicable
Debtor.
Estimated Aggregate Claims Amount: $0

Description and Amount of Claims or Interests	Treatment

Class 2 (Convenience Claims):	Impaired; on the later of the Effective Date and the
date on which the Claim is allowed, (a) each holder of
• Subclass 2A (Senior Note and 7-3/4% SWD Revenue	an Allowed Claim in Subclass 2A will be entitled to
Bond Convenience Claims):	receive in satisfaction of its Allowed Subclass 2A
Claim Cash equal to 5.8% of the allowed amount of such
Subject to the provisions of Section 7.5.a(ii) of the	Claim against the applicable Debtor and (b) each holder
Plan (see “Distributions Under the Plan — Delivery of	of an Allowed Claim in Subclass 2B will be entitled to
Distributions and Undeliverable or Unclaimed	receive in satisfaction of its Allowed Subclass 2A
Distributions”), Senior Note Claims and 7-3/4% SWD	Claim Cash equal to 2.9% of the allowed amount of such
Revenue Bond Claims that otherwise would be included	Claim.
in Class 9 except that the stated principal amount of the securities underlying the allowed amount of each such Claim is either equal to or less than $15,000.

• Subclass 2B (Other Convenience Class Claims):
Subject to the provisions of Section 7.5.a(ii) of the Plan (see “Distributions Under the Plan — Delivery of Distributions and Undeliverable or Unclaimed Distributions”), Unsecured Claims other than Senior Note Claims, 7-3/4% SWD Revenue Bond Claims, 6-1/2% RPC Revenue Bond Claims and Senior Subordinated Note Claims that otherwise would be included in Class 9 except that (i) as to any 7.60% SWD Revenue Bond Claim, the stated principal amount of the securities underlying the allowed amount of such Claim is either equal to or less than $30,000 and (ii) as to any such Claim other than a 7.60% SWD Revenue Bond Claim, the allowed amount of such Claim is equal to or less than $30,000.

For purposes of determining eligibility for treatment under Class 2, multiple Claims of a holder in respect of the same series of Public Notes or, as to Claims other than Public Note Claims, arising in a series of similar or related transactions between a Debtor and the original holder of such Claims will be treated as a single Claim and no splitting of Claims will be recognized.

Estimated Aggregate Claims Amount: $20 million	Percentage Recovery: 5.8% in the case of Subclass 2A and 2.9% in the case of Subclass 2B

Class 3 (Secured Claims):	Unimpaired; except as otherwise agreed by the holder of
a Class 3 Claim and the applicable Debtor or
Secured Claims.	Reorganized Debtor, on the later of the Effective Date
and the date on which the Claim is allowed, each holder
of an Allowed Claim in Class 3 will be treated in
accordance with Option A or B below, at the election of
the applicable Debtor. The applicable Debtor will be
deemed to have elected Option B, except with respect to
any Allowed Claims as to which the applicable Debtor
elects Option A in a certification Filed no later than
15 days prior to the commencement of the Confirmation
Hearing.

Option A: Each holder of an Allowed Claim in Class
3 with respect to which the applicable Debtor or
Reorganized Debtor elects Option A will receive in
satisfaction of its Allowed Class 3 Claim Cash
equal to the allowed amount of such Claim.

Option B: Each Allowed Claim in Class 3 with
respect to which the applicable Debtor or
Reorganized Debtor elects or is deemed to have
elected Option B will be Reinstated.
Estimated Aggregate Claims Amount: $5 million

Description and Amount of Claims or Interests	Treatment

Class 4 (Canadian Debtor PBGC Claims):	Impaired; on the Effective Date, the PBGC, as the
holder of the Allowed Claims in Class 4, will be
Unsecured PBGC Claims against the Canadian Debtors.	entitled to receive in satisfaction of all of its
Allowed Class 4 Claims against the Canadian Debtors
(a) 2,160,000 shares of New Common Stock and (b) $2.5
million in Cash.

Aggregate Allowed Claims Amount: $616 million	Estimated Percentage Recovery: 7.1%*

Class 5 (Asbestos Personal Injury Claims):	Impaired; each Asbestos Personal Injury Claim will be
determined and paid in accordance with the terms,
Asbestos Personal Injury Claims. A detailed definition	provisions and procedures of the Asbestos PI Trust
of “Asbestos Personal Injury Claims” is set forth in	Agreement and the Asbestos Distribution Procedures.
Section 1.1(35) of the Plan.	See “PI Trusts and Distribution Procedures — PI Trust
Distribution Procedures.”

Class 6 (CTPV Personal Injury Claims):	Impaired; each CTPV Personal Injury Claim will be
determined and paid in accordance with the terms,
CTPV Personal Injury Claims. A detailed definition of	provisions and procedures of the CTPV PI Trust
“CTPV Personal Injury Claims” is set forth in Section	Agreement and the CTPV Trust Distribution Procedures.
1.1(67) of the Plan.	See “PI Trusts and Distribution Procedures — PI Trust
Distribution Procedures.”

Class 7 (NIHL Personal Injury Claims):	Impaired; each NIHL Personal Injury Claim will be
determined and paid in accordance with the terms,
NIHL Personal Injury Claims. A detailed definition of	provisions and procedures of the NIHL PI Trust
“NIHL Personal Injury Claims” is set forth in Section	Agreement and the NIHL Distribution Procedures. See
1.1(130) of the Plan.	“PI Trusts and Distribution Procedures — PI Trust
Distribution Procedures.”

Class 8 (Silica Personal Injury Claims):	Impaired; each Silica Personal Injury Claim will be
determined and paid in accordance with the terms,
Silica Personal Injury Claims. A detailed definition	provisions and procedures of the Silica PI Trust
of “Silica Personal Injury Claims” is set forth in	Agreement and the Silica Distribution Procedures. See
Section 1.1(187) of the Plan.	“PI Trusts and Distribution Procedures — PI Trust
Distribution Procedures.”

Class 9 (General Unsecured Claims):	Impaired; unless otherwise agreed by the holder of an
Allowed Claim in Class 9 and the applicable Debtor and
Unsecured Claims not otherwise classified under the	except as otherwise provided in the Environmental
Plan, subclassified as follows:	Settlement Agreement with respect to Additional Sites
(as such term is defined therein) (see “Operations
• Subclass 9A (Senior Subordinated Note Claims):	During the Reorganization Cases — Certain Other
Litigation and Settlements During the Reorganization
Claims against KACC and the Debtor Guarantors under	Cases — Environmental Settlement Agreement”), on the
or in respect of the Senior Subordinated Notes	later of the Effective Date and the date on which such
Claim is allowed, each holder of an Allowed Claim in
• Subclass 9B (Other Unsecured Claims):	Class 9 will be entitled to receive in satisfaction of
its Allowed Class 9 Claim a Pro Rata Share of 4,460,000
Unsecured Claims (i.e., Claims that are not	shares of New Common Stock (i.e., the Reserved Shares),
Administrative Claims, Cure Amount Claims, Channeled	together with any Cash or other property pursuant to
Personal Injury Claims, Equity Claims, Priority	Section 7.8.c(i) of the Plan (which is described below
Claims, Priority Tax Claims, Secured Claims or	under “Distributions Under the Plan — Timing and
Intercompany Claims) that are not classified in Class	Calculation of Amounts To Be Distributed —
4, Subclass 9A or Class 10 (including (a) Claims	Distributions of New Common Stock), if applicable.
against KACC and the Debtor Guarantors under or in respect of the 9-7/8% Senior Notes and the 10-7/8%
Senior Notes, (b) Claims against KACC under or in	Notwithstanding the foregoing, in accordance with the contractual
respect of the 6-1/2% RPC Revenue Bonds or	subordination provisions of the Senior Subordinated Note
appurtenant coupons, the 7-3/4% SWD Revenue Bonds	Indenture and paragraph 4 of the 7-3/4% SWD Revenue Bond
and the 7.60% SWD Revenue Bonds, (c) the unsecured	Settlement, the aggregate amount of consideration that would
portion of any other Claims, which, if such Claims	otherwise be payable to the holders of Senior Subordinated
were fully secured, would have been classified in	Note Claims in the absence of the contractual subordination
Class 3 and as to which the applicable Debtor will	provisions of the Senior Subordinated Note Indenture will be
have elected Option A treatment under Section 3.2.b	distributed to holders of Allowed Senior Note Claims
of the Plan (which is described above in the summary	and holders of Allowed 7-3/4% SWD Revenue Bond Claims
of the treatment of Class 3 Claims), (d) Tort Claims,	on a pro rata basis, based upon the relative allowed
(e) Unsecured PBGC Claims against the Substantively	amounts of such Claims against KACC, as set forth in
Consolidated Debtors, and (f) the prepetition Claims	the table below (see “ — Allowed Amount of Certain
of KFC against KACC in the amount of $1.106 billion).	Claims").

Description and Amount of Claims or Interests	Treatment

Estimated Aggregate Claims Amount: $2.9 billion (with the	Estimated Percentage Recovery: 2.9% (subject, in the
Estimated Aggregate Claims Amount being $427.0 million for	case of the Senior Notes, the 7-3/4% SWD Revenue Bonds
Subclass 9A and being $2.473 billion for Subclass 9B).	and the Senior Subordinated Notes, to the application
For computational purposes, the aggregate allowed amount	of the contractual subordination provisions of the
of Senior Subordinated Note Claims included in Class 9	Senior Subordinated Note Indenture and the terms of the
will be reduced by the aggregate amount of such Claims	7-3/4% SWD Revenue Bond Settlement; after giving effect
allocable to Senior Note Claims and 7-3/4% SWD Revenue	to both in accordance with the Plan, the Estimated
Bond Claims included in Subclass 2A in order to make	Percentage Recovery for the holders of Senior Notes is
distributions in respect thereof in accordance with the	5.8%, for the holders of 7-3/4% SWD Revenue Bonds is
contractual subordination provisions of the Senior	5.8% and for the holders of the Senior Subordinated
Subordinated Note Indenture and paragraph 4 of the 7-3/4%	Notes is 0%)*
SWD Revenue Bond Settlement.

Class 10 (Canadian Debtor Claims):	Unimpaired; except as otherwise agreed by the holder of
a Class 10 Claim and the applicable Debtor, each
Claims (excluding Channeled Personal Injury Claims,	Allowed Class 10 Claim, to the extent not paid prior to
PBGC Claims and Intercompany Claims) against a Canadian	the Effective Date, will be paid in full in accordance
Debtor.	with its terms.

Estimated Aggregate Claims Amount: $0

Class 11 (Intercompany Claims):	Impaired; on or before the Effective Date, each holder
of an Intercompany Claim will receive the treatment as
Claims by a Debtor or Other Debtor against any Debtor.	set forth in the Intercompany Claims Settlement. In
accordance with the Intercompany Settlement Agreement,
the KFC Claim will be included in Class 9.

Class 12 (KAC Old Stock Interests):	Impaired; no property will be distributed to or
retained by the holders of Allowed Interests in Class
Interests and Claims in respect of the KAC Old Stock.	12.

Class 13 (Kaiser Trading Old Stock Interests):	Impaired; no property will be distributed to or
retained by the holder of Allowed Class 13 Interests
Interests and Claims in respect of the Old Stock of	and Claims. On the Effective Date, 100 shares of
Kaiser Trading.	common stock of Reorganized Kaiser Trading,
constituting 100% of the issued and outstanding shares
of common stock of such company, will be issued to the
Asbestos PI Trust and Silica PI Trust in accordance
with Sections 5.2.d and 5.3.d of the Plan (which are
described below under “PI Trusts and Distribution
Procedures — Asbestos PI Trust — Transfer of Certain
Property to the Asbestos Trust” and “PI Trusts and
Distribution Procedures — Silica PI Trust — Transfer of
Certain Property to the Silica PI Trust,” respectively).

Class 14 (KACC Old Stock Interests):	Impaired; subject to the Restructuring Transactions, no
property will be distributed to or retained by the
Interests and Claims in respect of the Old Stock of	holders of Allowed Class 14 Interests and Claims.
KACC, including Claims relating to the shares of the Series 1985 A and Series 1985 B Cumulative Preference Stock of KACC noticed for redemption in 2001 but not tendered for payment prior to the Petition Date.

Class 15 (Other Old Stock Interests):	Unimpaired; on the Effective Date, subject to the
Restructuring Transactions, Allowed Interests in Class
Interests in any Debtor other than Interests in Class	15 will be Reinstated.
12, 13 or 14.

*	As indicated above, the Estimated Percentage Recovery for Classes 4 and 9 has been calculated assuming that the New Common Stock to be distributed under the Plan will have an aggregate value of approximately $380 million, or approximately $19.00 per share, as of the Effective Date, based upon the midpoint of the range for the estimated reorganization equity value of Reorganized KAC excluding the theoretical value of certain anticipated tax attributes of the Reorganized Debtors. If such value were included in the calculation of the reorganization equity value of Reorganized KAC, such equity value could be higher by as much as $65 to $85 million, or $3.25 to $4.25 per share of New Common Stock. The incremental value represents the theoretical present value of estimated tax savings as a result of the anticipated tax attributes of the Reorganized Debtors as of the Effective Date. See “New Common Stock — Estimated Reorganization

Value” for a description of the manner in which the New Common Stock was valued for purposes of the Plan, including the reasons no value was included in respect of the anticipated tax attributes of the Reorganized Debtors.
     Allowed Amount of Certain Claims
     The following table indicates for each category of Claims listed the aggregate allowed amount of such Claims for purposes of the Plan.

Aggregate
Claim	Allowed Amount
Claims Against KACC and the Debtor Guarantors:

9-7/8% Senior Note Claims	$181,168,828.96

10-7/8% Senior Note Claims (Series B)	181,185,156.27

10-7/8% Senior Note Claims (Series D)	51,767,187.50

Senior Subordinated Note Claims	427,200,000.00

Claims Against KACC:

6-1/2% RPC Revenue Bond Claims	$12,760,461.11

7-3/4% SWD Revenue Bond Claims	20,051,666.67

7.60% SWD Revenue Bond Claims	18,045,788.89

KFC Claim	1,106,000,000.00

PBGC Claims Against Each Debtor:

PBGC Claims	$616,000,000.00
     Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims
     The classification and treatment of Allowed Claims under the Plan take into consideration all Secondary Liability Claims and no distributions on account of any Secondary Liability Claims will be made.

Sources and Uses of Cash
     The following table sets forth a summary of the principal sources and uses of Cash expected to be available to the Reorganized Debtors on the Effective Date. For purposes of the following table, the Effective Date is assumed to occur on December 31, 2005. All amounts shown are estimates. There can be no assurance that there will not be material variances between such estimates and the actual amounts of Cash available or required to effectuate the Plan.
(Dollars in Millions)
(Rounded to the Nearest Million)

Sources of Cash

Cash on hand as of the Effective Date(1)	$29
Cash borrowed under the term loan component of the Exit Financing Facility	$50
Receipts from KAAC and AJI/KJC pursuant to the Intercompany Settlement Agreement(2)	$26

Total Sources	$105

Uses of Cash(3)

Cash distributions on account of Priority Tax Claims	$3
Cash distributions on account of Convenience Class (Class 2)	$1
Cash distributions on account of Secured Claims (Class 3)	$5
Cash distributions on account of Canadian Debtor PBGC Claims (Class 4)	$3
Cash to pay Administrative Claims, costs associated with the Exit Financing Facility and other reorganization expenses(4)	$56
Minimum Cash utilized by operations in the ordinary course of business	$5
Excess Cash	$32

Total Uses	$105

(1)	Assumes $4 million currently held in escrow in connection with a prepetition settlement agreement relating to certain asbestos claims is released or turned over to the Debtors (see “PI Trusts and Distribution Procedures — Background — Asbestos Personal Injury Claim Settlement Processing Agreements”).

(2)	Assumes the receipt of $25 million from KAAC and $1 million from AJI and KJC on the Effective Date pursuant to the Intercompany Claim Settlement, in addition to approximately $43 million already received pursuant thereto (see “— Intercompany Claims Settlement” and “Operations During the Reorganization Cases — Intercompany Claims Settlement”).

(3)	Assumes (a) that each of the aggregate amount of cure payments in connection with the assumption of Executory Contracts and Unexpired Leases and the aggregate distributions on account of Unsecured Priority Tax Claims in Class 1 is negligible and (b) that the Debtors will not be required to make an Initial VEBA Contribution to either the Union VEBA Trust or the Retired Salaried Employee VEBA Trust (see “Operations During the Reorganization Cases — Agreements with Labor Regarding Pension and Retiree Medical Benefits”).

(4)	Includes, among other things, (a) legal, accounting, financial advisory and other professional fees associated with the implementation of the Plan to be paid after the Effective Date, (b) the payment of Cash to the Funding Vehicle Trust on the Effective Date, (c) the Administrative Claims of the PBGC allowed pursuant to the PBGC Settlement Agreement, (d) Claims of Indenture Trustees to be satisfied after the Effective Date, (e) payments to be made under the Debtors’ Key Employee Retention Program after the Effective Date, and (f) fees associated with the Exit Financing Facility, reduced by an assumed amount of reimbursements from AJI, KJC and KAAC in respect of professional fees incurred in connection with their chapter 11 cases.

Distributions of New Common Stock
     Under the Plan, an aggregate of 20.0 million shares of New Common Stock will be issued on the Effective Date to or for the benefit of the Union VEBA Trust, the Retired Salaried Employee VEBA Trust and holders of Allowed Claims in Classes 4 and 9. See “— Classes and Treatment of Claims and Interests.” The following table sets forth, for each person expected to own beneficially more than 5% of the shares of New Common Stock outstanding immediately following the Effective Date, (a) the number of shares of New Common Stock such person is currently expected to receive pursuant to the Plan and (b) the percentage of the total number of shares to be issued pursuant to the Plan such shares would represent.

Name of Beneficial Owner	Number of Shares	Percent
Union VEBA Trust(1)	11,439,900	57.2%
PBGC(2)	3,243,442	16.2%
Retired Salaried Employee VEBA Trust(1)	1,940,100	9.7%
Asbestos PI Trust(3)	1,199,171	6.0%

(1)	Reflects the number of shares to be issued in accordance with the Legacy Liability Agreements. See “— Agreements with Labor Regarding Pension and Retiree Medical Benefits.”

(2)	Reflects the number of shares currently expected to be issued to the PBGC on account of both its Class 4 and Class 9 Claims and the shares the PBGC, as the holder of an allowed general unsecured claim against KFC, is currently expected to receive pursuant to the Alumina Subsidiary Plan for KAAC and KFC as the PBGC’s proportionate share of the New Common Stock to be distributed on account of KFC’s 25% of the KFC Claim (which is an Allowed Class 9 Claim). See “— PBGC Settlement Agreement.”

(3)	Reflects the aggregate number of shares currently expected to be issued on account of the 70.5% of the KFC Claim that is to be transferred to the Asbestos PI Trusts on the Effective Date. See “— Establishment of the Funding Vehicle Trust and the PI Trusts and Entry of the PI Channeling Injunctions” and “— Intercompany Claims Settlement.” Pursuant to the Plan, 4.5% of the KFC Claim will be transferred to the Silica PI Trust; accordingly, it is anticipated that the Silica PI Trust will receive 76,543 shares of New Common Stock (i.e., 0.4% of the New Common Stock to be issued pursuant the Plan).
There can be no assurance that there will not be material variances between the number of shares of New Common Stock that each of the PBGC, the Asbestos PI Trust and the Silica PI Trust is currently expected to receive and the number of shares it actually receives. The actual distributions to the PBGC on account of its Class 9 Claim and its general unsecured claim against KFC and to the PI Trusts on account of the KFC Claim will vary to the extent the ultimate aggregate amount of Allowed General Unsecured Claims deviates from the Debtors’ current estimate of such Claims, as the number of shares of New Common Stock available for distribution to holders of Allowed General Unsecured Claims is fixed at 4,460,000 irrespective of the aggregate allowed amount of such Claims. See “— Classes and Treatment of Claims and Interests — Summary Classification and Treatment Table” for detail regarding the Debtors’ assumptions underlying such estimates.
     In addition to the 20.0 million shares of New Common Stock to be issued pursuant to the Plan and outstanding as of the Effective Date, 2,222,222 shares of New Common Stock will be available for issuance pursuant to the Equity Incentive Plan. See “Reorganized Kaiser — Management — Executive Compensation — New Plans and Arrangements to be Implemented in Connection with the Effective Date — Equity Incentive Plan.” Further, the Environmental Settlement Agreement and the Plan contemplate that additional shares of New Common Stock could be issued in the future to satisfy certain environmental liabilities that have not yet been identified and liquidated. See “Operations During the Reorganization Cases — Certain Other Litigation and Settlements During the Reorganization Cases — Environmental Settlement Agreement.”
Establishment of the Funding Vehicle Trust and the PI Trusts and Entry of the PI Channeling Injunctions
     In accordance with the Plan, on the Effective Date each of the Funding Vehicle Trust, the Asbestos PI Trust the CTPV PI Trust, the NIHL PI Trust and the Silica PI Trust will be created. Immediately thereafter, PI Trust

Assets will be issued or transferred to each of the Funding Vehicle Trust, the PI Asbestos Trust and the Silica PI Trust in accordance with the Plan. For purposes of the Plan, the term “PI Trust Assets” means:
•	the PI Insurance Assets (i.e., (a) rights to receive proceeds from the insurance policies described in Exhibit 1.1(107) to the Plan in respect of Channeled Personal Injury Claims and (b) the Cash paid or to be paid pursuant to settlement agreements with any PI Insurance Company entered into prior to the Effective Date in respect of such insurance policies and allocable to payment of Channeled Personal Injury Claims, including but not limited to the Insurance Settlement Escrow Funds (i.e., an aggregate of approximately $14 million, as of June 30, 2005, held in accordance with escrow agreements created to hold funds paid after the Petition Date in respect of insurance settlements for the benefit of holders of any Channeled Personal Injury Claims, including (i) the settlement agreement, dated as of April 9, 2003, between KACC and Employers Surplus Lines Insurance Company, (ii) the settlement agreement, dated as of March 14, 2003, between KACC and Kingscroft Insurance Company Limited, Walbrook Insurance Company Limited, El Paso Insurance Company Limited, Lime Street Insurance Company Limited, Mutual Reinsurance Company Limited, The Bermuda Fire & Marine Insurance Company Limited, In Liquidation, Bryanston Insurance Company Limited and Southern American Insurance Company, (iii) the settlement agreement, dated as of April 8, 2003, between KACC and National Casualty Company and (iv) the settlement agreement, dated as of November 11, 2004, between KACC and Insurance Company of the West)) (see “Operations During the Reorganization Cases — Certain Asbestos-Related Insurance Coverage Litigation”);

•	100 shares of common stock of Reorganized Kaiser Trading, constituting 100% of the outstanding equity interests of such company, the assets of which will be approximately 145 acres of real property located in Louisiana and the rights as a lessor under a lease agreement pursuant to which such real property is leased to the Defense National Stockpile Center for the storage of bauxite in return for $50,800 per year, which lease agreement has an initial term which expires in 2008, is renewable for an additional year at the option of the lessee and is terminable by either party prior to the end of the term in certain circumstances;

•	Cash in an amount equal to $13 million; and

•	the 75% of the KFC Claim (i.e., the prepetition Claim of KFC against KACC in the amount of $1.106 billion) that is to be transferred on the Effective Date to the PI Trusts in accordance with Section 4.2.f of the Intercompany Claims Settlement (see “— Intercompany Claims Settlement).
In accordance with the Plan, the PI Insurance Assets and the $13 million of Cash will be transferred to the Funding Vehicle Trust and the common stock of Reorganized Kaiser Trading and the 75% of the KFC Claim will be transferred to the Asbestos PI Trust and the Silica PI Trust, with the Asbestos PI Trust receiving 94% of the common stock of Reorganized Kaiser Trading and 70.5% of the KFC Claim and the Silica PI Trust receiving the remaining 6% of the common stock of Reorganized Kaiser Trading and 4.5% of the KFC Claim. The Funding Vehicle Trust will use its assets to make payments to the PI Trusts pursuant to the terms of the PI Trust Funding Agreement. See “PI Trusts and Distribution Procedures — PI Trust Funding Agreement.” The Asbestos PI Trust will use its assets (which will include Cash it receives pursuant to the Funding Vehicle Trust Agreement) to satisfy Asbestos Personal Injury Claims, the CTPV PI Trust will use its assets (i.e., Cash it receives pursuant to the Funding Vehicle Trust Agreement) to satisfy CTPV Personal Injury Claims, the NIHL PI Trust will use its assets (i.e., Cash it receives pursuant to the Funding Vehicle Trust Agreement) to satisfy NIHL Personal Injury Claims, and the Silica PI Trust will use its assets (which will include Cash it receives pursuant to the Funding Vehicle Trust Agreement) to satisfy Silica Personal Injury Claims.
     The PI Trusts will assume all liability and responsibility for all Channeled Personal Injury Claims and the Funding Vehicle Trust will assume all liability and responsibility of the Debtors, the Reorganized Debtors and the other Kaiser Companies for all premiums, deductibles, retrospective premium adjustments, reinsurance, security or collateral arrangements and other charges, costs, fees or expenses (if any) that become due to any insurer in connection with pursuit or recovery of the PI Insurance Assets as a result of Channeled Personal Injury Claims or Trust Expenses of the Funding Vehicle Trust or of any PI Trust. See “PI Trusts and Distribution Procedures.” It is a condition to the occurrence of the Effective Date that the PI Channeling Injunctions, which will prohibit any person from pursuing any Channeled Personal Injury Claims against any Reorganized Debtor and other Protected Parties have been entered and are in full force and effect. See “Answers to Certain Questions About the Plan and Disclosure Statement — What must happen before the Plan can be consummated?”
Agreements with Labor Regarding Pension and Retiree Medical Benefits
     In early 2004, KACC reached negotiated agreements regarding pension and retiree medical benefits (collectively, the “Legacy Liability Agreements”) with the United Steel Workers of America, AFL-CIO, CLC, the International Association of Machinists and Aerospace Workers (the “IAM”) and the official committee of retired salaried employees (i.e., the Retirees’ Committee). (For purposes of this Disclosure Statement, the term “USW” means, prior to April 12, 2005, the United Steelworkers of America, AFL-CIO, CLC, and on and after such date, the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC.) For a detailed discussion of the Legacy Liability Agreements and related matters, see “Operations During the Reorganization Cases — Agreements with Labor Regarding Pension and Retiree Medical Benefits.”
     In accordance with the Legacy Liability Agreements, the Plan provides, among other things, that:
•	Contributions of New Common Stock. On the Effective Date, Reorganized KAC will contribute to the Union VEBA Trust and the Retired Salaried Employee VEBA Trust an aggregate of 13,380,000 shares of New Common Stock (representing 75% of KACC’s remaining value after taking into account (a) the satisfaction of Administrative Claims, Priority Tax Claims, Unsecured Priority Claims (Class 1) and Secured Claims (Class 3), (b) contributions to the PI Trusts and related Funding Vehicle Trust, (c) the Equity Incentive Plan, and (d) the satisfaction of the Canadian Debtor PBGC Claims), with 85.5%, or 11,439,900, of such shares being contributed to the Union VEBA Trust and 14.5%, or 1,940,100, of such shares being contributed to the Retired Salaried Employee VEBA Trust.

•	Initial Contributions of Cash. On the Effective Date, Reorganized KAC will contribute to the Union VEBA Trust and the Retired Salaried Employee VEBA Trust Cash in the aggregate equal to (a) the excess of the Initial Availability Amount above $50 million, but in no event more than $36 million less (b) the aggregate of all amounts contributed to the Union VEBA Trust and the Retired Salaried Employee VEBA Trust prior to the Effective Date other than the $1 million contributed to the Union VEBA Trust on March 31, 2005 (i.e., the Initial VEBA Contributions). For purposes of the Plan, the term “Initial Availability Amount” means, as calculated as of the Effective Date, the sum of (a) the consolidated cash balance of Reorganized KAC plus (b) the available liquidity under the revolving credit facility component of the Exit Financing Facility, in each case after giving effect to (i) the Initial VEBA Contributions and all other Cash payments (including accruals or reserves in respect thereof) required in connection with the Plan, (ii) the initial availability amount required under the revolving credit facility component of the Exit Financing Facility, and (iii) any availability blocks required under the revolving credit facility component of the Exit Financing Facility. The Debtors currently estimate that, assuming the Effective Date occurs on December 31, 2005, the aggregate amount of such Cash contributions will be zero.

•	Variable Contributions of Cash. Following the Effective Date, Reorganized KAC will periodically contribute to the Union VEBA Trust and the Retired Salaried Employee VEBA Trust Cash in accordance with agreements entered into pursuant to section 1114 of the Bankruptcy Code, as such agreements have been or may be modified, amended or supplemented (i.e., the Variable VEBA Contributions). For additional information regarding projected Cash contributions to the Union VEBA Trust and the Retired Salaried Employee VEBA Trust, see “Reorganized KAC — Projected Financial Information.”
PBGC Settlement Agreement
     In the fall of 2004, KACC and the PBGC entered into an agreement regarding Claims of the PBGC against the Debtors arising from or related to the pension plans that were or are maintained by certain Debtors and guaranteed in part by the PBGC (i.e., the PBGC Settlement Agreement). For a detailed discussion of the PBGC Settlement Agreement and related matters, see “Operations During the Reorganization Cases — PBGC Settlement Agreement.”
     In accordance with the PBGC Settlement Agreement, the Plan provides, among other things, that:
•	Allowed Unsecured Claims. The PBGC will have an Allowed Canadian Debtor PBGC Claim (Class 4) against each of the Canadian Debtors and an Allowed General Unsecured Claim (Class 9) against each of the Debtors other than the Canadian Debtors in the aggregate amount of $616 million.

•	Administrative Claims. To the extent not previously paid in accordance with the Intercompany Claims Settlement and the PBGC Settlement Agreement, the Administrative Claims of the PBGC allowed in an aggregate amount of $14 million will be paid in Cash on the Effective Date. (For purposes of this Disclosure Statement, it is assumed that KACC will pay such Claims in full on the Effective Date.)
The PBGC was also allowed general unsecured claims against the Other Debtors pursuant to the PBGC Settlement Agreement. As such, pursuant to the Alumina Subsidiary Plan for KAAC and KFC, the PBGC will also receive a portion of the New Common Stock to be distributed to KFC on account of the 25% of the KFC Claim to be retained by KFC after the transfer of 75% thereof to the PI Trusts pursuant to the Intercompany Claims Settlement. See “— Intercompany Claims Settlement.”
Intercompany Claims Settlement
     In the fall of 2004, the Debtors, the Other Debtors and the Creditors’ Committee entered into a settlement and release agreement relating to the treatment of claims of the Debtors and the Other Debtors against another Debtor or Other Debtor that arose prior to and after the Petition Date (i.e., the Intercompany Claims Settlement). For a detailed discussion of the Intercompany Claims Settlement and related matters, see “Operations During the Reorganization Cases — Intercompany Claims Settlement.”
     The Intercompany Claims Settlement contemplates, among other things, that:
•	KFC Claim. Subject to certain limitations not applicable if the Plan is consummated, KFC or its successor would have an Allowed General Unsecured Claim (Class 9) against KACC in the aggregate amount of $1.106 billion (i.e., the KFC Claim), of which 75% would be assigned by KFC to the PI Trusts on the Effective Date (with KFC or its successor retaining the remaining 25% of such Claim). See “— Establishment of the Funding Vehicle Trust and the PI Trusts of the PI Channeling Injunction.”

•	Standalone Plan for AJI and KJC. AJI and KJC would file a standalone plan under chapter 11 of the Bankruptcy Code and such plan would provide for certain payments to KACC upon its effectiveness. On February 25, 2005, AJI and KJC filed their third amended joint plan of liquidation (i.e., one of the Alumina Subsidiary Plans), together with a corresponding disclosure statement, which proposes to distribute to the creditors of AJI and KJC the proceeds of the sale of the interests of AJI and KJC in and related to Alumina Partners of Jamaica (“Alpart”) and the proceeds allocable to KBC from the sale of its interests in and related to Kaiser Jamaica Bauxite Company (“KJBC”) and KACC’s alumina refinery located on the Mississippi River in Gramercy, Louisiana (“Gramercy”) received by AJI and KJC pursuant to the Intercompany Claims Settlement. The Bankruptcy Court approved that disclosure statement on February 28, 2005. For information regarding the status of confirmation of the joint plan of liquidation for AJI and KJC, see “Operations During the Reorganization Cases — Strategic Plan to Sell Commodities Assets — The Sale of Alpart and Liquidation of AJI and KJC.” For purposes of this Disclosure Statement, it is assumed that the Alumina Subsidiary Plan for AJI and KJC will be confirmed and become effective immediately prior to the effectiveness of the Plan and that, on the Effective Date, KACC will receive $1 million pursuant to such Alumina Subsidiary Plan, which will be in addition to the approximately $43 million already received by KACC upon the sale of Alpart pursuant to the Intercompany Claims Settlement.

•	Standalone Plan for KAAC and KFC. KAAC and KFC would file a standalone plan under chapter 11 of the Bankruptcy Code and such plan would provide for certain payments to KACC upon its effectiveness. On February 25, 2005, KAAC and KFC filed their third amended joint plan of liquidation (i.e., the other Alumina Subsidiary Plan), together with a corresponding disclosure statement, which proposes to distribute to the creditors of KAAC and KFC the proceeds of the sale of KAAC’s interests in and related to Queensland Alumina Limited (“QAL”) and any property received in respect of the 25% of the KFC Claim retained by the distribution trust established in connection with such plan. For information regarding the confirmation of the joint plan of liquidation for KAAC and KFC, see “Operations During the Reorganization Cases — Strategic Plan to Sell Commodities Assets — The Sale of the QAL Interests and Liquidation of KAAC and KFC.” For purposes of this Disclosure Statement, it is assumed that the Alumina Subsidiary Plan for KAAC will be confirmed and become effective immediately prior to the effectiveness of the Plan and that, on the Effective Date, KACC will receive $25 million pursuant to such Alumina Subsidiary Plan.

•	PBGC Administrative Claims. KACC would pay the Allowed Administrative Claims of the PBGC on the earlier of the Effective Date or the effective date of a plan of liquidation for KAAC (which, for purposes of this Disclosure Statement, is assumed to be the same day).
Payment of Administrative Claims
     Administrative Claims in General
     Except as provided in the Plan or unless otherwise agreed by the holder of an Administrative Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Administrative Claim will receive from Reorganized KAC or the applicable Reorganized Debtor, in full satisfaction of its Administrative Claim, Cash equal to the allowed amount of such Administrative Claim either (a) on the Effective Date or (b) if the Administrative Claim is not allowed as of the Effective Date, within 30 days after the date on which (x) an order allowing such Administrative Claim becomes a Final Order or (y) a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Administrative Claim.
     Administrative Claims include Claims for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of each Debtor, including Claims based on liabilities incurred by such Debtor in the ordinary course of its business and Claims under the DIP Financing Facility; (b) Professional Fee Claims; (c) US Trustee Fees; (d) Claims for reclamation allowed in accordance with section 546(c)(2) of the Bankruptcy Code and Section 2-702 of the Uniform Commercial Code; and (e) unpaid Administrative Claims of the PBGC allowed pursuant to the PBGC Settlement Agreement. Except as otherwise provided in the Intercompany Claims Settlement, no Intercompany Claim will constitute an Administrative Claim.
     US Trustee Fees
     On or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid by the applicable Debtor or Reorganized Debtor in Cash equal to the amount of such Administrative Claims. All fees payable pursuant to 28 U.S.C. § 1930 will be paid by the Reorganized Debtors in accordance therewith until the closing of the Reorganization Cases pursuant to section 350(a) of the Bankruptcy Code.
     Ordinary Course Liabilities
     Allowed Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business (including Administrative Trade Claims, Administrative Claims of governmental units for Taxes, including Tax audit Claims related to tax years commencing after the Petition Date, and Allowed Administrative Claims arising from those contracts and leases of the kind described in Section 6.6 of the Plan (i.e., contracts and leases entered into after the Petition Date)) will be paid by the applicable Reorganized Debtor pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claims, without any further action by the holders of such Administrative Claims.
     Claims Under the DIP Financing Facility
     On or before the Effective Date, unless otherwise agreed by the DIP Lenders pursuant to the DIP Financing Facility, Allowed Administrative Claims under or evidenced by the DIP Financing Facility will be paid in full in Cash. See “Operations During the Reorganization Cases — Postpetition Financing” for a description of the DIP Financing Facility.
     PBGC Administrative Claims
     To the extent not previously paid, the Administrative Claims of the PBGC allowed pursuant to paragraph 10 of the PBGC Settlement Agreement will be paid in Cash on the Effective Date. For purposes of this Disclosure Statement, it is assumed that KACC will pay $14 million in full satisfaction of such Claims on the Effective Date. See “Operations During the Reorganization Cases — PBGC Settlement Agreement” and “Operations During the Reorganization Cases — Intercompany Claims Settlement” for descriptions of the PBGC Claims and Intercompany Claims Settlement, respectively.
     Union VEBA Trust and Retired Salaried Employee VEBA Trust
     On the Effective Date, Reorganized KAC will contribute (a) to the Union VEBA Trust, 11,439,900 shares of New Common Stock and Cash in an amount equal to the Initial VEBA Contribution payable to the Union VEBA Trust, if any, and (b) to the Retired Salaried Employee VEBA Trust, 1,940,100 shares of New Common Stock and Cash in an amount equal to the Initial VEBA Contribution payable to the Retired Salaried Employee VEBA Trust, if any. Thereafter, Reorganized KAC will make the applicable Variable VEBA Contributions to the Union VEBA Trust and the Retired Salaried Employee VEBA Trust in accordance with agreements entered into pursuant to section 1114 of the Bankruptcy Code, as such agreements have been or may be modified, amended or supplemented. See “Operations During the Reorganization Cases — Agreements with Labor Regarding Pension and Retiree Medical Benefits.” For more information regarding projected Cash contributions to the Union VEBA Trust and the Retired Salaried Employee VEBA Trust, see “Reorganized KAC — Projected Financial Information.”
     Bar Dates for Administrative Claims
     Except as otherwise set forth in the Plan or in the Intercompany Claims Settlement, requests for payment of Administrative Claims must be Filed by the Administrative Claim Bar Date and served pursuant to the procedures specified in the Administrative Claim Bar Date Order. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve such a request by such date will be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or the property of any of them and such Administrative Claims will be deemed waived and released as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 90 days after the Effective Date and (b) 30 days after the Filing of the applicable request for payment of Administrative Claims. See “Operations During the Reorganization Cases — Claims Process and Bar Dates” for information on the Administrative Claim Bar Date Order.
     Subject to any applicable provisions of the Intercompany Claims Settlement, Professionals or other entities asserting a Professional Fee Claim for services rendered to the Debtors before the Effective Date must File and serve on the Reorganized Debtors and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, the Fee Order or other order of the Bankruptcy Court an application for final allowance of such Professional Fee Claims no later than 60 days after the Effective Date, except that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Professional Fee Claims, including any objections by the US Trustee, must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 90 days after the Effective Date and (b) 30 days after the Filing of the applicable request for payment of the Professional Fee Claims. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Professional Fee Claims (other than the Intercompany Claims Settlement Order).
     Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Trade Claims, Administrative Claims of governmental units for Taxes (including Tax audit Claims arising after the Petition Date) and Administrative Claims arising from those contracts and leases of the kind described in Section 6.6 of the Plan (i.e., contracts and leases entered into after the Petition Date), will not be required to File or serve any request for payment of such Administrative Claims. Such Administrative Claims will be satisfied pursuant to Section 3.1.a(iii) of the Plan (which is described above under “— Ordinary Course Liabilities”).
     Holders of Administrative Claims under or evidenced by the DIP Financing Facility will not be required to File or serve any request for payment of such Claims. Such Administrative Claims will be satisfied pursuant to Section 3.1.a(iv) of the Plan (which is described above under “— Claims Under the DIP Financing Facility”).
     The PBGC as the holder of the Administrative Claims of the PBGC will not be required to File or serve any request for payment of such Claims. Such Administrative Claims will be satisfied pursuant to Section 3.1.a(v) of the Plan (which is described above under “— PBGC Administrative Claims”).
Payment of Priority Tax Claims
     Pursuant to section 1129(a)(9)(c) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, deferred Cash payments over a period not exceeding six years from the date of assessment of such Priority Tax Claim. Payments will be made in equal quarterly installments of principal (commencing on the later of the Effective Date and the first Quarterly Distribution Date following the date such Claim becomes an Allowed Claim), plus simple interest accruing from the Effective Date at the rate publicly quoted on the Confirmation Date by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” on the unpaid portion of each Allowed Priority Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Priority Tax Claims with deferred Cash payments having a value, as of the Effective Date, equal to the allowed amount of such Priority Tax Claims). The Reorganized Debtors will have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty. The Debtors estimate that the aggregate amount of Allowed Priority Tax Claims will be approximately $3 million.
     Notwithstanding the provisions of the Plan described in the immediately preceding paragraph (i.e., Section 3.1.b(i) of the Plan), the holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty (a) will be subject to treatment in Class 9 and (b) the holder of an Allowed Priority Tax Claim will not be entitled to assess or attempt to collect such penalty from the Reorganized Debtors or their property (other than as the holder of a Class 9 Claim).

CERTAIN EVENTS PRECEDING THE DEBTORS’ CHAPTER 11 FILINGS
Historical Business Strategy and Operations
     Historically, the Debtors and their affiliates (i.e., the Kaiser Companies) have collectively been one of the leading international producers and marketers of alumina, primary aluminum and fabricated aluminum products, operating worldwide in all principal aspects of the aluminum industry. Prior to the Petition Date, these operations were conducted through four business units: (a) Bauxite and Alumina, which primarily involved the mining of bauxite and the refining of bauxite into alumina; (b) Primary Aluminum, which primarily involved the smelting of alumina into primary aluminum; (c) Flat-Rolled Products, which primarily involved the manufacture of heat-treat sheet and plate and other flat-rolled products for the aerospace, transportation, industrial and beverage container markets; and (d) Engineered Products, which primarily involved the manufacture of extruded products and forged parts for a variety of industrial markets. The business units operated on an integrated basis, with the Bauxite and Alumina business unit supplying alumina to the Primary Aluminum business unit, as well as third-party customers, and the Primary Aluminum business unit, in turn, supplying aluminum to the Flat-Rolled Products and Engineered Products business units, as well as third-party customers.
     In fiscal year 2001, the year preceding the initial chapter 11 filings, the Kaiser Companies generated net sales exceeding $1.7 billion. As of December 31, 2001, the Kaiser Companies had approximately $3.3 billion in assets and $3.1 billion in liabilities on a consolidated basis and employed approximately 5,800 full-time and part-time employees.
     As described in more detail below, as a result of recent divestitures, the Debtors’ assets which comprised its Bauxite and Alumina business unit have been divested. Additionally, with the exception of the Debtors’ interests in and related to Anglesey Aluminium Limited (“Anglesey”), a joint venture which owns and operates a smelter located in the United Kingdom, the Debtors’ assets which comprised its Primary Aluminum business have been divested. See “Operations During the Reorganization Cases — Strategic Plan to Sell Commodities Assets.”
Capital Structure as of the Petition Date
     Prepetition Credit Facility
     Pursuant to a Credit Agreement, dated as of February 15, 1994, between KACC, as borrower, KAC, as guarantor, and a syndicate of lenders led by BankAmerica Business Credit, Inc. (in its individual capacity and as administrative agent) (collectively, the “Bank Group”), KACC had a $250 million senior secured credit facility (the “Prepetition Credit Facility”). From time to time prior to the Petition Date, the Debtors and the Bank Group amended the Prepetition Credit Facility, and on the Petition Date, the Prepetition Credit Facility consisted of a revolving credit facility of up to $100 million. As of the Petition Date, the Debtors had no borrowings under the Prepetition Credit Facility and approximately $45 million in the aggregate available to be drawn under all letters of credit outstanding thereunder. The Debtors arranged for the Prepetition Credit Facility to be retired and the letters of credit were replaced pursuant to the DIP Financing Facility. See “Operations During the Reorganization Cases — Postpetition Financing.”
     Public Notes
     As of the Petition Date, KACC had an aggregate of approximately $901 million in principal amount of bonds and notes outstanding:
•	Industrial Revenue Bonds. KACC issued and sold three series of industrial revenue bonds through state or municipal development board or authorities — the 6-1/2% RPC Revenue Bonds, issued and sold on March 1, 1978 in the aggregate principal amount of $14 million, the 7-3/4% SWD Revenue Bonds, issued and sold on December 1, 1992 in the aggregate principal amount of $20 million, and the 7.60% SWD Revenue Bonds, issued and sold on March 1, 1997 in the aggregate principal amount of $19 million (collectively, the “Industrial Revenue Bonds”). As of the Petition Date, the aggregate principal amount outstanding under the Industrial Revenue Bonds was approximately $51.4 million. On June 6, 2005, the secured portion of the Claims in respect of the 7.60% SWD Revenue Bonds, in the amount of $1.6 million, was satisfied. All of KACC’s remaining obligations in respect of the Industrial Revenue Bonds are unsecured and are not guaranteed.

•	9-7/8% Senior Notes Due 2002. On February 17, 1994, KACC issued and sold, and each of the Debtor Guarantors and the Alumina Subsidiary Debtors (i.e., AJI, KJC, KAAC and KFC), guaranteed, $225 million in principal amount of 9-7/8% Senior Notes. Prior to the Petition Date, KACC purchased approximately $52 million of the 9-7/8% Senior Notes, leaving approximately $173 million in principal amount of the 9-7/8% Senior Notes outstanding as of the Petition Date. The 9-7/8% Senior Notes are unsecured obligations of KACC and rank pari passu with the 10-7/8% Senior Notes.

•	10-7/8% Senior Notes Due 2006. Two series of 10-7/8% Senior Notes were issued by KACC and guaranteed by each of the Debtor Guarantors and the Alumina Subsidiary Debtors: (a) on October 23, 1996, KACC issued and sold $175 million in principal amount of 10-7/8% Series B Senior Notes; and (b) on December 23, 1996, KACC issued and sold $50 million in principal amount of 10-7/8% Series D Senior Notes, all of which remained outstanding as of the Petition Date. The 10-7/8% Senior Notes are unsecured obligations of KACC and rank pari passu with the 9-7/8% Senior Notes.

•	Senior Subordinated Notes Due 2003. On February 1, 1993, KACC issued and sold, and each of the Debtor Guarantors and the Alumina Subsidiary Debtors guaranteed, $400 million in principal amount of Senior Subordinated Notes, all of which remained outstanding as of the Petition Date. The Senior Subordinated Notes are unsecured obligations of KACC and are subordinate to all obligations of KACC under the Prepetition Credit Facility and the Senior Notes.
All of these bonds and notes are Public Notes within the meaning of the Plan, and Claims against KACC in respect of any of them are classified in Class 9. For a discussion of the treatment of such Claims, see “Overview of the Plan — Classes and Treatment of Claims and Interests.”
     The relative priority of the guaranties of the Debtor Guarantors and the Alumina Subsidiary Debtors in respect of the 9-7/8% Senior Notes, the 10-7/8% Senior Notes and the Senior Subordinated Notes is the subject of dispute. See “Operations During the Reorganization Cases — Guaranty Subordination Dispute.” Also see “Operations During the Reorganization Cases — 7-3/4% SWD Revenue Bond Dispute.”
     Stock in KAC and KACC
     As of the Petition Date, 80,793,554 shares of common stock, par value $0.01 per share, of KAC were issued and outstanding, approximately 62% of which were owned by MAXXAM Inc. and one of its wholly owned subsidiaries and the remainder of which were publicly held. Interests and Claims in respect of such stock are classified in Class 12. For a discussion of the treatment of such Interests and Claims, see “Overview of the Plan — Classes and Treatment of Claims and Interests.”
     As of the Petition Date, 46,171,365 shares of common stock, par value $0.33-1/3 per share, of KACC were issued and outstanding, all such shares being held by KAC. In addition, KACC has four outstanding series of preference stock, par value $100 per share: 4-1/8 Cumulative Convertible Preference Stock, 4-3/4 Cumulative Convertible (1957 Series) Preference Stock, 4-3/4 Cumulative Convertible (1959 Series) Preference Stock and 4-3/4 Cumulative Convertible (1966 Series) Preference Stock. An aggregate of 8,669 shares of such preference stock were issued and outstanding as of the Petition Date, held by approximately 225 individuals (which group did not include KAC). Interests and Claims in respect of all such stock, including Claims relating to the shares of the Series 1985 A and Series 1985 B Cumulative Preference Stock noticed for redemption in 2001 but not tendered for payment prior to the Petition Date, are classified in Class 14. For a discussion of the treatment of such Interests and Claims, see “Overview of the Plan — Classes and Treatment of Claims and Interests.”

Events Leading up to the Debtors’ Chapter 11 Filings
     Intense Pressure from Significant Near-Term Debt Maturities
     As of the Petition Date, the Debtors were experiencing intense pressure as a result of significant near-term debt maturities, including the maturity of the 9-7/8% Senior Notes on February 15, 2002 and the Senior Subordinated Notes on February 1, 2003. The Debtors’ ability to resolve these near-term maturities was significantly impaired by liquidity problems brought about by weak industry and economic conditions, as well as pension and retiree medical obligations and certain tort liabilities, each of which is discussed below.
     Weak Industry and Economic Conditions
     The deteriorating economy caused a severe contraction in the Debtors’ liquidity, as falling metal prices and weak demand in general for aluminum products negatively affected the Debtors’ financial performance. The Debtors’ liquidity problems were exacerbated in the aftermath of the September 11, 2001 terrorist attacks due to the substantial decline in demand for aerospace products.
     Pension and Retiree Medical Obligations
     Poor stock market performance during 2001 resulted in lower rates of return on investments and, accordingly, a decline in value of the assets held by the Debtors’ pension plans. Interest rates also declined and, accordingly, the value of the plans’ liability increased. The net effect of these two factors created a significant increase in the Debtors’ projected future contributions to its pension plans.
     At the same time, the Debtors, like other companies with post-retirement medical obligations, experienced a significant increase in healthcare costs for retirees. The Debtors projected that this obligation would continue to increase substantially in future years due to a variety of factors, including double-digit percentage increases in medical and prescription drug costs and increased life expectancies of the covered individuals. Because they substantially reduced available cash flow, the Debtors’ obligations to retirees hampered the Debtors’ efforts to restructure their obligations outside of chapter 11 of the Bankruptcy Code.
     Certain Tort Liabilities
     Although KACC has not sold any products containing asbestos for more than 25 years, as of KACC’s Petition Date, there were more than 100,000 asbestos-related lawsuits filed against the Debtors in which the plaintiffs allege that certain of their injuries were caused by, among other things, exposure to asbestos during, and as a result of, their employment or association with KACC or exposure to products containing asbestos produced or sold by KACC.
     Prior to KACC’s Petition Date, approximately 75% of the asbestos-related defense and settlement costs incurred by the Debtors were being offset by insurance recoveries. Nonetheless, asbestos liabilities continually affected the Debtors’ liquidity and cash flows because of the shortfall in insurance recoveries and the contentions made by some insurers that coverage for the claims was not legally enforceable due to various policy defenses. In addition, the continuing pace of new asbestos Claims and the year over year increase in the required amounts to settle claims further strained the Debtors’ liquidity. These factors, coupled with the uncertainty associated with these claims and the chapter 11 filings by numerous other companies with asbestos liabilities, contributed substantially to the Debtor’s already impaired ability to access the capital markets as a means to refinance their near-term maturities and avoid chapter 11.
     In addition, KACC faces a significant number of non-asbestos tort claims, including claims relating to alleged injuries caused by exposure to products containing silica produced or sold by KACC, claims relating to alleged injuries caused by exposure to CTPV during, and as a result of, a claimant’s employment with KACC and claims relating to alleged injuries caused by exposure to excess occupational noise during, and as a result of, a claimant’s employment with KACC.
     Each tort claim, to the extent ultimately determined to be a Channeled Personal Injury Claim, will be subject to treatment in Classes 5, 6, 7 or 8, as the case may be. See “Overview of the Plan — Classes and Treatment

of Claims and Interests.” For additional background regarding tort claims against the Debtors, see “PI Trusts and Distribution Procedures — Background.”
The Debtors’ Prepetition Attempts to Resolve Their Financial Issues
     In September 2001, KACC sold approximately 8.3% of its interest in QAL to Comalco Limited (“Comalco”) for total consideration of $189 million, including approximately $159 million in cash. The sale temporarily improved the Debtors’ liquidity and their potential ability to refinance or restructure the 9-7/8% Senior Notes and the Debtors purchased some of them on the open market with cash from the sale in anticipation that the 9-7/8% Senior Notes would be retired at their maturity date. However, once the Debtors began to compile their fourth quarter 2001 financial results and to receive forecasts from the business units in December 2001 and early January 2002, it became apparent that the retirement or restructuring of the 9-7/8% Senior Notes outside of chapter 11 was no longer feasible.
     In light of these facts, the Board of Directors of KACC determined not to make the February 1, 2002 interest payment due on the 12-3/4% Notes. KACC’s Board of Directors also determined that the Debtors would be unable to make the February 15, 2002 principal payment due on the 9-7/8% Senior Notes. Given the foregoing combination of circumstances, and to allow the Debtors to have sufficient time in which to determine an appropriate capital structure, the Boards of Directors of KAC and KACC concluded that the Filing of Reorganization Cases would be the best alternative for KAC and KACC to preserve their value for the benefit of their stakeholders and, therefore, authorized the chapter 11 Filings of KAC, KACC and certain of their subsidiaries.

OPERATIONS DURING THE REORGANIZATION CASES
Introduction
     KAC, KACC and 15 subsidiaries (the “Original Debtors”) Filed separate voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code in the first quarter of 2002. Nine additional subsidiaries, including the Canadian Debtors (the “Additional Debtors”) Filed petitions in the first quarter of 2003. The chapter 11 cases of the Original Debtors and the Additional Debtors are being administered jointly in the United States Bankruptcy Court for the District of Delaware under In re Kaiser Aluminum Corporation, et al., Case No. 02-10429 (JKF).
First Day Relief
General
     At the beginning of the Reorganization Cases, the Original Debtors Filed a number of motions (the “First Day Motions”) designed to allow the Original Debtors to continue their and their non-Debtor subsidiaries’ operations in chapter 11 while minimizing disruption and loss of productivity and maintaining the confidence and support of customers, employees and suppliers. The First Day Motions included:
•	motions relating to administration of the cases;

•	motions relating to payment of prepetition wages and other benefits to the Original Debtors’ employees;

•	motions relating to honoring prepetition obligations to customers and payment of certain vendors and service providers vital to the Original Debtors’ uninterrupted operations;

•	a motion relating to the continued use of the Original Debtors’ cash management system, bank accounts, business forms and investment and deposit guidelines;

•	a motion to continue funding transactions with certain joint venture affiliates;

•	a motion to obtain debtor-in-possession financing in an aggregate amount of $300 million; and

•	a motion for an injunction to protect the assets of certain non-Debtor subsidiaries that were critical to the Original Debtors’ operations.
All of the Original Debtors’ First Day Motions were ultimately granted and certain of the relief is described below.
     Employee Wages and Benefits
     The Original Debtors Filed a motion seeking authorization to: (a) pay certain prepetition employee and independent contractor wages, salaries, contractual compensation, sales and performance incentives, sick pay, vacation pay, holiday pay, commissions and other accrued compensation; (b) reimburse prepetition employee and independent contractor business expenses (including travel, lodging, moving, closing costs and other relocation expenses); (c) make payments for which employee payroll deductions were made; (d) make prepetition contributions and pay benefits under employee benefits plans; and (e) pay all costs and expenses incident to the foregoing payments and contributions (including payroll-related taxes and processing costs).

     Workers’ Compensation
     The Original Debtors sought authorization to continue their workers’ compensation programs for the benefit of (a) employees in 22 states and the District of Columbia and (b) longshore and harbor employees (collectively, “Longshore Workers”) and to pay prepetition workers’ compensation claims arising thereunder and related costs. The Original Debtors have maintained a high-deductible workers’ compensation program (the “Insured Program”) with Old Republic Insurance Company (“Old Republic”) that covers employees in 19 states and Longshore Workers. To secure the Original Debtors’ obligations under the Insured Program, the Original Debtors posted collateral, in the form of an irrevocable letter of credit for the benefit of Old Republic, the current amount available to be drawn under which is $9.6 million. The Original Debtors also operate as self-insured employers in the states of Louisiana, Ohio and Washington and maintain self-insured workers’ compensation programs in those states (collectively, the “Self-Insured Programs”). To cover part of the Original Debtors’ exposure under the Self-Insured Programs, the Original Debtors maintain a separate high-retention excess workers’ compensation program with Old Republic (the “Excess Coverage”). To secure the Original Debtors’ obligations under the Self-Insured Programs, the Original Debtors were required to (a) establish a Cash escrow account in the State of Washington, which currently has a balance of approximately $14 million, and (b) post an irrevocable letter of credit for the benefit of each of the State of Louisiana and the State of Ohio, the current amount available to be drawn under which is $3.25 million and $371,000, respectively. The Original Debtors pay annual premiums for the Insured Program and Excess Coverage, and insurance coverage is provided for all losses up to the applicable statutory workers’ compensation liability limit under the Insured Program and for all losses up to $100 million per occurrence under the Self-Insured Programs with the Excess Coverage, with a $1 million deductible per occurrence.
     At different times between 1960 and 2000, one or more of the Original Debtors operated self-insured workers’ compensation programs for employees located in nine states and for Longshore Workers (collectively, the “Former Self-Insured Programs”). Under the Former Self-Insured Programs, the Original Debtors paid claims directly through claims agents. To secure the Original Debtors’ obligations under the Former Self-Insured Programs, the Original Debtors were required to post the following collateral with four of the nine states: (a) an irrevocable letter of credit for the benefit of the State of West Virginia, the requirement for which, along with the letter of credit, was eliminated in February 2005; (b) an irrevocable letter of credit for the benefit of the State of California, the current amount available to be drawn under which is $220,000; (c) an irrevocable letter of credit for the benefit of the State of Florida, the current amount available to be drawn under which is $455,000; and (d) an irrevocable letter of credit for the benefit of the State of Oklahoma, the current amount available to be drawn under which is $300,000. With respect to the Former Self-Insured Programs for former Longshore Workers, for the State of West Virginia and for states not requiring letters of credit (namely, Illinois, Maryland, Missouri, Pennsylvania and Rhode Island), the Original Debtors did not seek or obtain authority to pay workers’ compensation claims under those programs beyond a 90-day transition period. Rather, the Original Debtors sought authority to waive, in their sole discretion, the protections granted by the automatic stay under section 362 of the Bankruptcy Code to the extent necessary to permit the applicable federal or state workers’ compensation agency to take such actions as are necessary to pay the workers’ compensation claims under those Former Self-Insured Programs.
     Trust Fund Taxes
     In the ordinary course of their business, the Debtors collect or withhold certain trust fund taxes, including certain sales and use taxes and employment-related taxes (such as income, FICA and Medicare taxes), which are then held for a period of time before being remitted to the appropriate federal, state, provincial or local taxing authority. The Original Debtors sought and received authority to pay the trust fund taxes collected or withheld prior to the commencement of their Reorganization Cases but not then remitted to the applicable taxing authority.
     Customer and Critical Vendor Claims
     The Original Debtors sought authority to honor or pay any obligations incurred for or on behalf of their customers prior to the Petition Date. These marketing, sales and other customer-targeted obligations included: (a) discount programs, refunds and credits; (b) deposits for goods or services not yet delivered or provided to customers; and (c) warranty-related payments to replace nonconforming or otherwise unacceptable products to the Original Debtors’ customers. The Original Debtors also sought authority to pay prepetition Claims of certain vendors and service providers critical to their business (collectively, the “Critical Vendors”). Claims of Critical Vendors included: (a) Claims from businesses that perform essential specialized maintenance for certain of the

Debtor’s facilities; (b) Claims from vendors that are the only available source for certain chemicals and materials necessary to the Original Debtors’ operations; and (c) Claims from specialized goods or services providers for whom the Original Debtors are the primary or exclusive customer. Approximately $3.6 million was paid to Critical Vendors in 2002.
     Fee Order and Ordinary Course Professionals Order
     The Original Debtors requested approval of the Fee Order, an administrative order to establish procedures for interim compensation and reimbursement of expenses of professionals that would be retained in connection with the administration of the Reorganization Cases. On April 22, 2002, the Bankruptcy Court entered the Fee Order, which required all Professionals to File monthly notices of fees and expenses as well as periodic interim applications for approval of compensation and reimbursement of expenses incurred during the applicable period. In June 2002, the Bankruptcy Court appointed a fee auditor to act as a special consultant to the Bankruptcy Court for professional fee and expense review and analysis. The Bankruptcy Court subsequently revised the Fee Order to clarify the administrative fee procedures.
     The Original Debtors also sought authority to retain, employ and pay certain professionals in the ordinary course of their business. These “ordinary course professionals” are not involved in the administration of the Reorganization Cases in any material way, but instead provide services in connection with the Original Debtors’ normal ongoing business operations. On March 19, 2002, the Bankruptcy Court entered the Ordinary Course Professionals Order, which set certain monetary caps for fees and expenses charged by ordinary course professionals. The Ordinary Course Professionals Order was subsequently modified to adjust the monetary caps.
     Cash Management Order
     Prior to the Filing of the Original Debtors’ Cases, the Original Debtors utilized certain centralized cash management systems in the day-to-day operation of their business. These cash management systems included an overall centralized cash management system maintained by KACC, as well as certain cash management subsystems maintained by certain of their subsidiaries and business units. These cash management systems provided well-established mechanisms for the collection, concentration, management and disbursement of funds used in the Original Debtors’ business.
     On February 13, 2002, the Bankruptcy Court entered an interim order authorizing the Original Debtors to continue to maintain these systems on a postpetition basis and, on July 23, 2002, entered a Final Order authorizing the continued use and maintenance of the centralized cash management system (the “Cash Management Order”). In addition, the Cash Management Order authorized the Original Debtors to continue their ordinary course transactions with, and transfers of Cash to, their non-Debtor affiliates. In connection with this relief, the Cash Management Order accorded superpriority status to any Claims of the Debtors or Other Debtors against the Original Debtors and their non-Debtor affiliates that arose after the Petition Date as a result of the intercompany transactions made through the Original Debtors’ cash management system.
     Joint Venture Order
     As of the Petition Date, much of the bauxite, alumina and primary aluminum utilized by KACC and its subsidiaries was produced at overseas facilities owned through five non-Debtor joint venture affiliates, of which KACC held, directly or indirectly, less than a 100% ownership interest (collectively, the “Joint Ventures”). Certain of the Original Debtors were obligated to purchase products from the Joint Ventures and to fund the Joint Ventures’ cash costs for raw materials, labor and other operational costs, as well as capital expenditures, Taxes, debt service and working capital. Failure to purchase products from, or fund the costs of, a Joint Venture would have been a default under the relevant agreements governing the Joint Venture, which, in turn, could have led to the forfeiture of the Original Debtors’ interests in and related to the Joint Venture. As a consequence, the Original Debtors sought and obtained an interim order dated February 13, 2002 authorizing them to continue ordinary course transactions with, and pay prepetition claims of, the Joint Ventures and, on July 23, 2002, obtained a Final Order authorizing them to do so (the “Joint Venture Order”). With the exception of the Debtors’ interest in Anglesey, the interests of the Debtors in and related to the Joint Ventures have been sold. See “— Strategic Plan to Sell Commodities Assets.”

     Injunction to Protect AJI and KJC
     AJI and KJC were among the guarantors of the 9-7/8% Senior Notes, the 10-7/8% Senior Notes and the Senior Subordinated Notes, the indentures for which provided that if KACC filed for bankruptcy protection all obligations would automatically be accelerated and the indenture trustees could immediately proceed to collect on the debts against AJI and KJC. The Original Debtors Filed a motion seeking a temporary restraining order and preliminary injunction to enjoin the indenture trustees and holders of the Senior Notes or Senior Subordinated Notes from taking any actions to enforce the guarantees because enforcement actions would irreparably damage the Original Debtors’ overall ability to conduct business. The Bankruptcy Court entered a temporary restraining order on February 13, 2002, and later approved an agreed stipulation (the “AJI and KJC Stipulation”) among the parties for an injunction that would allow AJI, KJC and the Original Debtors to continue operations. AJI and KJC subsequently filed chapter 11 petitions in January 2003 (and are thus among the Additional Debtors).
The Additional Debtors and the Canadian Proceeding
     General
     The cases Filed by the Additional Debtors were commenced, among other reasons, to protect the assets held by the Additional Debtors against possible statutory liens that might have arisen and been enforced by the PBGC against them, as members of KACC’s “controlled group,” as a result of KACC’s failure to make a $17 million contribution to its salaried employee retirement plan in January 2003 as required under ERISA. In connection with the Additional Debtors’ Filings, they requested that certain relief granted to the Original Debtors under the First Day Motions be extended to them. The Bankruptcy Court granted such request and, in addition, authorized KACOCL, which maintains an aluminum extrusion facility in London, Ontario and is the only Canadian Debtor with active operations, to continue to make payments in the normal course of business (including any prepetition amounts).
     Injunction to Protect Trochus and Valco
     Concurrent with the commencement of the Additional Debtors’ Reorganization Cases, KACC Filed an adversary proceeding against the PBGC to extend the protections granted by the automatic stay in the Reorganization Cases to two affiliates of the Debtors unable to commence reorganization cases under chapter 11 of the Bankruptcy Code, Trochus Insurance Co., Ltd. (“Trochus”) and Volta Aluminium Company Limited (“Valco”), and thereby prevent the statutory creation and attachment of liens against the property of such affiliates. The Bankruptcy Court granted interim relief and subsequently approved an agreed stipulation between KACC and the PBGC pursuant to which the automatic stay was extended to Trochus and Valco. Additionally, as protection for the relief to which the PBGC agreed, Trochus and Valco were granted a superpriority Administrative Claim against any Debtor for the amount of any transfers by Trochus or Valco to that Debtor, junior only to the superpriority Administrative Claims of the original post-Petition Date lenders. (The Debtors subsequently sold their interests in and related to Valco with the consent of the PBGC. See “— Strategic Plan to Sell Commodities Assets.”)
     Canadian Proceeding
     Concurrently with the filing of their respective Reorganization Cases, the Canadian Debtors filed an ancillary proceeding for limited relief under Section 18.6 of the Canadian Companies’ Creditors Arrangement Act, R.S.C. 1985 c. C-36, as amended in the Superior Court of Justice for Ontario, Canada (i.e., the Canadian Proceeding). The Canadian court granted the requested relief, which included: (a) an order and declaration that the Reorganization Cases before the Bankruptcy Court be recognized individually and collectively as a “foreign proceeding” for the purposes of Section 18.6 of the Companies’ Creditors Arrangement Act, R.S.C. 1985, c.B-3; (b) an order staying and enjoining any claims, rights, liens or proceedings against the Canadian Debtors by the PBGC; and (c) an order restraining the right of any person to assert, enforce or exercise any right, option or remedy in Canada arising as a result of the making or filing of the Reorganization Cases. The dismissal or termination of the Canadian Proceeding is a condition to the Effective Date. See “Answers to Certain Questions About The Plan and Disclosure Statement — What must happen before the Plan can be consummated? — Effectiveness.” In connection with such dismissal or termination, the Debtors may seek an order from the Canadian Court recognizing the releases and injunctions contained in the Plan and the Confirmation Order.

Postpetition Financing
     On February 12, 2002, the Original Debtors entered into a postpetition financing agreement arranged by Bank of America, N.A. and, in March 2003, the Additional Debtors were added as co-guarantors. That financing facility was amended seven times and, as so amended, provided for a secured, revolving line of credit in the principal amount of $200 million through the earliest of February 13, 2005, the effective date of a plan of reorganization for the Debtors and the Other Debtors and the voluntary termination of the financing facility by the Debtors and the Other Debtors. On February 11, 2005, the Bankruptcy Court approved the termination of the original postpetition financing arrangement and approved a replacement financing agreement for the Debtors (i.e., the DIP Financing Facility). (Because the Other Debtors have liquidated their assets and have no working operations, they are not parties to the DIP Financing Facility.)
     The DIP Financing Facility was arranged by J.P. Morgan Securities Inc. and The CIT Group/Business Credit, Inc., and JPMorgan Chase Bank, National Association is the administrative agent. The DIP Financing Facility provides for a secured, revolving line of credit through the earliest of February 11, 2006, the effective date of a plan of reorganization for the Debtors, the voluntary termination of the DIP Financing Facility by the Debtors and the acceleration of the Debtors’ obligations under such facility in accordance with its terms. Under the DIP Financing Facility, the Debtors that are borrowers under such facility can borrow up to an aggregate principal amount equal to the lesser of (a) $200 million and (b) a borrowing base relating to eligible accounts receivable, eligible inventory and an amortizing fixed asset component, as reduced by certain reserves, of which $60 million may be in the form of letters of credit and $17.5 million may be swingline loans. This amount available under the DIP Financing Facility will be reduced by $20 million if borrowing availability falls below $40 million. Borrowings under the DIP Financing Facility bear interest at a rate per annum, at KACC’s option, equal to either: (a) a base rate, based on the greater of (i) the prime rate of the DIP Financing Facility’s Administrative Agent, and (ii) the federal funds effective rate plus 0.50%, in each case plus 0.50%; or (b) the adjusted London Interbank Offered Rate plus 2.25%. All of the borrowers’ obligations under the DIP Financing Facility are guaranteed by all of their existing and future subsidiaries other than the Other Debtors and certain foreign subsidiaries. All of the Debtors’ obligations under the DIP Financing Facility are entitled to superpriority administrative claim status in the Reorganization Cases and are secured by liens on substantially all of the Debtors’ tangible and intangible, real and personal property with the priority set forth in the DIP Financing Facility, all subject to a limited “carve-out” for the reasonable fees and expenses incurred by professionals retained in the Reorganization Cases. The DIP Financing Facility contains covenants of the type typically found in a debtor-in-possession financing facility and places restrictions on the ability of the Debtors and their significant subsidiaries to, among other things, incur debt and liens, make investments, pay dividends, sell assets, undertake transactions with affiliates and enter into unrelated lines of business. Amounts owing under the DIP Financing Facility may be accelerated upon the occurrence of certain events of default set forth therein, including but not limited to the failure to make principal or interest payments due thereunder and breaches of certain covenants, representations and warranties set forth therein. As of June 9, 2005, the Debtors had no borrowings outstanding under the DIP Financing Facility and approximately $16.5 million in the aggregate available to be drawn under all letters of credit outstanding thereunder.
     In connection with providing the DIP Financing Facility, each of The CIT Group/Business Credit, Inc. and JPMorgan Chase Bank, National Association committed to providing an equal share of the entire amount of the Exit Financing Facility, subject to the satisfaction of certain terms and conditions set forth in the commitment letter for such facility. See “Reorganized Kaiser — Exit Financing Facility.”
Stipulation and Agreed Order with MAXXAM
     On July 23, 2002, a Stipulation and Agreed Order was entered pursuant to which the Bankruptcy Court barred MAXXAM from disposing of their stock in KAC, including through a sale, transfer or exchange of the stock in KAC or by treating any of the stock in KAC as worthless for federal income tax purposes, prior to a hearing on the Motion of Debtors and Debtors-in-Possession for an Order Prohibiting Disposition of Kaiser Aluminum Corporation Stock Without Prior Bankruptcy Court Approval filed April 12, 2002, so as to preserve the Debtors’ valuable Tax attributes by preventing an ownership change of KAC prior to implementation of the Plan. The Plan provides that, on the Effective Date, this Stipulation and Agreed Order will be superseded in all respects by the Plan provisions described in this paragraph. The Plan provides that, on the Effective Date, the KAC Old Stock will be canceled, all rights of equity security holders with respect thereto will be terminated and, as a consequence, the KAC Old Stock will be rendered “worthless” within the meaning of section 165(g)(1) of the IRC. The Plan further provides that MAXXAM will therefore only be entitled to claim a loss under section 165(g)(1) of the IRC for their tax year in which the Effective Date occurs and will not be able to assert such loss for any tax year prior to the beginning of such tax year. Additionally, the Plan bars MAXXAM from taking any other action in respect of KAC Old Stock that would impair or jeopardize in any way the ability of any Reorganized Debtor or successor thereto to utilize any Tax attributes of the Reorganized Debtor, its successor or its consolidated group that are in existence as of the Effective Date. Upon being superseded by these provisions, the Stipulation and Agreed Order will be of no further force and effect. The Plan provisions clarify that the cancellation of the KAC Old Stock pursuant to the Plan is the event causing the “worthlessness” of the KAC Old Stock within the meaning of section 165(g)(1) of the IRC, and continue the protection of the Reorganized Debtors’ Tax attributes, including net operating losses, previously afforded by the Stipulation and Agreed Order. See “General Information Concerning the Plan — Certain Provisions Relating to KAC Old Stock Interests.”
Key Employee Retention Program
     To stabilize executive employment, the Original Debtors developed a key employee retention program (the “KERP”), which was approved by the Bankruptcy Court in September 2002. The KERP was designed to, among other things, provide certain executive employees critical to the Original Debtors’ reorganization efforts with sufficient financial incentives and adequate protection to remain with the Original Debtors and fulfill their responsibilities as key employees through the successful conclusion of the Reorganization Cases. See “Reorganized Kaiser — Management — Executive Compensation — Existing Plans and Agreements to Be Retained after the Effective Date — Key Employee Retention Program.”

Appointment of the Committees and Future Claimants’ Representatives
     Creditors’ Committee
     On February 25, 2002, the US Trustee appointed the Creditors’ Committee. The Creditors’ Committee acts as such in all of the chapter 11 cases of the Debtors and the Other Debtors. The membership of the Creditors’ Committee has been amended three times during the chapter 11 cases; the current members of, and advisors to, the Creditors’ Committee are:

Committee Members:	Counsel:
Law Debenture Trust Company of New York,	Lisa G. Beckerman, Esq.
as Indenture Trustee	Akin, Gump, Strauss, Hauer & Feld, LLP
767 Third Avenue, 31st Floor	590 Madison Avenue
New York, NY 10017	New York, NY 10022

U.S. Bank National Association, as Indenture Trustee	William P. Bowden, Esq.
180 East 5th Street	Ashby & Geddes
St. Paul, MN 55101	222 Delaware Avenue
P.O. Box 1150
United Steel, Paper and Forestry, Rubber,	Wilmington, DE 19899
Manufacturing, Energy, Allied Industrial Service
Workers International Union	Financial Advisors:
Five Gateway Center	Andrew B. Miller
Pittsburgh, PA 15222	Amit R. Patel
Pension Benefit Guaranty Corporation	Houlihan Lokey Howard & Zukin
1200 K Street, N.W.	1930 Century Park West
Washington, DC 20005	Los Angeles, CA 90067

J.P. Morgan Trust Company, N.A., as Indenture Trustee	Asbestos Claims Evaluation Consultants:
6525 West Campus Oval Road	Charles E. Bates
New Albany, OH 43054	Bates White & Ballantine
Deutsche Bank National Trust Company (ex officio)	2001 K Street, N.W., Suite 700
222 South Riverside Plaza	Washington, DC 20006
Chicago, IL 60606

     Asbestos Claimants’ Committee
     On February 25, 2002, the US Trustee appointed the Asbestos Claimants’ Committee. The current members of, and advisors to, the Asbestos Claimants’ Committee are:

Committee Members:	Counsel:
Lawson Bergeron	Elihu Inselbuch, Esq.
c/o Silber Pearlman, LLP	Caplin & Drysdale, Chartered
Attn: Steven T. Baron/J. Todd Kale	399 Park Avenue, 27th Floor
2711 North Haskell Avenue, 5th Floor, LB 32	New York, NY 10022
Dallas, TX 75204
Marla Eskin, Esq.
Estate of Robert Carder	Campbell & Levine LLC
c/o Kelly & Ferraro, LLP	800 North King Street, Suite 300
Attn: Michael V. Kelley, Esq.	Wilmington, DE 19801
1300 East Ninth Street 1901 Penton Media Building
Cleveland, OH 44114	Financial Advisors:

Loretto Tersigni
Thomas Craig	L. Tersigni Consulting, P.C.
c/o Cooney & Conway	1010 Summer Street, Suite 201
Attn: John D. Cooney, Esq.	Stamford, CT 06905
120 North LaSalle, 30th Floor
Chicago, IL 60602	Asbestos Claims Evaluation Consultants:

Joseph Gaitor, Jr.	Mark A. Peterson
c/o Brayton & Purcell	Legal Analysis Systems, Inc.
Attn: Christina C. Skubic, Esq.	970 Calle Arroyo
222 Rush Landing Road	Thousand Oaks, CA 91360
Novato, CA 94948

John and Linda Henderson c/o Waters & Kraus, LLP Attn: Michelle Norton, Esq. 3219 McKinney Avenue, Suite 3000 Dallas, TX 75204

Dick Holt, Personal Representative of the Estate of Travis Baldwin c/o Bergman, Senn, Pageler & Frockt Attn: Matthew P. Bergman P.O. Box 94 Creswell, OR 97426

Alvin Nelson c/o Kazan, McClain, Edises, Abrams, Fernandez, Lyons & Farrise Attn: Steven Kazan, Esq. 171 Twelfth Street, Third Floor Oakland, CA 94607

Daniel J. Stipek c/o Law Offices of Peter G. Angelos Attn: Paul Matheny, Esq. 5905 Harford Road Baltimore, MD 21214

Maria Wagner, as the Administratrix for the Estate of Thomas Wagner c/o Weitz & Luxenberg, P.C. Attn: Sanders McNew 180 Maiden Lane New York, NY 10038

     Future Asbestos Claimants’ Representative
     On January 27, 2003, the Bankruptcy Court appointed Martin J. Murphy, Esq., Davis & Young, 1700 Midland Bldg., 101 Prospect Ave. West, Cleveland, OH 44115, as the Future Asbestos Claimants’ Representative. The current advisors to the Future Asbestos Claimants’ Representative are:

Counsel:	Financial Advisors:
James Patton, Esq.	David Abell
Young Conaway Stargatt & Taylor, LLP	PricewaterhouseCoopers Corporate Finance, LLC
The Brandywine Building	1177 Avenue of the Americas
1000 West Street, 17th Floor	New York, NY 10036
P.O. Box 391
Wilmington, DE 19899	Counsel for Insurance Matters:

Donald W. Brown, Esq.
Covington & Burling
One Front Street
San Francisco, CA 94111

Asbestos Claims Evaluation Consultants:

B. Thomas Florence
Analysis, Research & Planning Corporation
1220 19th Street, N.W., Suite 700
Washington, DC 20036
     Retirees’ Committee
     On July 23, 2002, the Bankruptcy Court entered an order appointing the Retirees’ Committee, and on August 26, 2003, the Bankruptcy Court entered an order reappointing the Retirees’ Committee. The current members of, and advisors to, the Retirees’ Committee are:

Committee Members:	Counsel:
John E. Daniel	Frederick Holden, Esq.
Jesse D. Erickson	Orrick, Herrington & Sutcliff LLP
Timothy F. Preece	The Orrick Building
James B. Hobby	405 Howard Street
David L. Perry	San Francisco, CA 94105

Frederick Rosner, Esq.
Jaspan Schlesinger Hoffman LLP
913 Market Street, 12th Floor
Wilmington, DE 19801

     Future Silica and CTPV Claimants’ Representative
     On June 22, 2004, the Bankruptcy Court appointed Anne M. Ferazzi, Esq., 11923 Winwood, Houston, TX 77024, as the Future Silica and CTPV Claimants’ Representative. The current advisors to the Future Silica and CTPV Claimants’ Representative are:

Counsel:	Silica-Related Claims Evaluation Consultant:
Sander Esserman, Esq.	Dr. James N. Dertouzos
Stutzman, Bromberg, Esserman & Plifka	P.O. Box 2138
2323 Bryan Street, Suite 2200	Santa Monica, CA 90407
Dallas, TX 75201
Counsel for Corporate, Financial and
Documentation Matters:
Daniel K. Hogan, Esq.
The Hogan Firm
1311 Delaware Avenue	Steven A. Buxbaum, Esq.
Wilmington, DE 19806	Haynes & Boone, LLP
1 Houston Center
Insurance Coverage Consultant:	1221 McKinney St., Suite 2100
Houston, TX 77010
David P. Anderson
Risk International Services, Inc.
4199 Kinross Lakes Parkway, Suite 220 Richfield, OH 44286
Rejection of Certain Executory Contracts and Unexpired Leases
     General
     As debtors in possession, the Debtors have the right under section 365 of the Bankruptcy Code, subject to the approval of the Bankruptcy Court, to assume, assume and assign or reject executory contracts and unexpired leases. Section 365 of the Bankruptcy Code provides generally that a debtor may assume, assume and assign or reject an executory contract at any time before the confirmation of a plan of reorganization, but the Bankruptcy Court, on the request of a party in interest, may order the debtor to determine whether to assume or reject a particular executory contract within a specified period of time. In addition, section 365 of the Bankruptcy Code further provides that a debtor is given until 60 days after the date of commencement of its bankruptcy to decide whether to assume, assume and assign or reject an unexpired lease of nonresidential real property. This period may be extended for “cause.”
     On April 11, 2002, the Bankruptcy Court entered an order granting the Original Debtors’ motion to extend the time within which they may assume, assume and assign or reject unexpired leases of nonresidential property until the confirmation of a plan of reorganization for them (including the Plan) to allow them to further evaluate their executory contracts and unexpired leases. On April 17, 2003, the Bankruptcy Court entered an order granting the same relief to the Additional Debtors.
     Certain Debtors have Filed motions to reject certain burdensome Executory Contracts or Unexpired Leases, the most significant of which are described below. The Debtors anticipate that they may File additional motions to reject burdensome Executory Contracts or Unexpired Leases prior to the Confirmation Date. In addition, other Executory Contracts and Unexpired Leases will be assumed, assumed and assigned, or rejected in accordance with the Plan. See “General Information Concerning the Plan — Executory Contracts and Unexpired Leases.”
     Rejection of BPA Power Contract
     During October 2000, KACC signed a power contract with the Bonneville Power Administration (the “BPA”) under which the BPA, starting October 1, 2001, was to provide the KACC’s operations in the State of Washington with power through September 2006. The contract provided KACC with sufficient power to fully operate its rolling mill in Trentwood, Washington, as well as approximately 40% of the combined capacity of the

Mead and Tacoma aluminum smelting operations, which had been curtailed since the last half of 2000. As a part of the reorganization process, KACC concluded that it was in its best interest to reject the BPA contract as permitted by the Bankruptcy Code. In September 2002, the Bankruptcy Court authorized the rejection of the BPA power contract. The BPA subsequently Filed a Claim for approximately $75 million in respect of the contract rejection. No amount in respect of such Claim has been included in the estimated aggregate claims amount for Class 9 set forth in this Disclosure Statement. See “Overview of the Plan — Classes and Treatment of Claims and Interests.” The Debtors intend to object to such Claim.
     Rejection of Certain Site Participation Agreements
     Prior to the Filing of its Reorganization Case, KACC entered into certain environmental site participation agreements pursuant to which the parties thereto agreed to share in the costs of the investigation and cleanup of conditions at certain specific properties not owned by KACC. With respect to each of these sites, the United States Environmental Protection Agency (the “EPA”) asserted that each of the parties to the relevant site participation agreement is jointly and severally liable as a “potentially responsible party” pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and/or similar state laws. In connection with such site participation agreements, KACC also typically entered into other related contracts with the other potentially responsible parties which are party to the relevant site participation agreement and certain third parties, including trust and escrow agreements to facilitate the funding of work related to the site and service agreements with consultants to perform testing or other work at each site. In January 2003, the Bankruptcy Court authorized KACC to reject certain site participation agreements and related contracts applicable to six sites.
     Sherwin Contract Rejection Damage Claim Against KBC and Sherwin’s Subsequent Threatened Litigation
     KBC and Sherwin Alumina, L.P. (“Sherwin”) were parties to a 2001 purchase agreement, pursuant to which KBC agreed to provide bauxite to Sherwin through December 31, 2009, at certain tonnage amounts and minimum prices. In September 2004, KBC sold its Jamaican bauxite mining interests (see "— Strategic Plan to Sell Commodities Assets — The Sale of the KJBC Interests and Gramercy Facility”) and KBC rejected the purchase agreement with Sherwin. In October 2004, Sherwin Filed a proof of claim against KBC describing anticipated contract rejection damages and reserved the right to amend the claim once Sherwin secured a replacement supply of bauxite. In May 2005, Sherwin entered into a replacement bauxite supply contract with a third party and, in June 2005, Sherwin sought Bankruptcy Court approval to amend its proof of claim. In July 2005, the Bankruptcy Court granted Sherwin permission to amend its proof of claim and, on August 2, 2005, Sherwin Filed an amended proof of claim asserting an unsecured rejection damage claim against KBC in the amount of $68.6 million. KBC has not yet determined whether or not it will object to the amended proof of claim.
     KBC is not among the Debtors or the Alumina Subsidiary Debtors and, to date, KBC has not filed a plan of liquidation or plan of reorganization. The only creditors of KBC are Sherwin and the PBGC, and the PBGC has an unsecured claim in the amount of $616 million (see “ — PBGC Settlement Agreement.”).
     Since July 2005, KBC, the Debtors and the Creditors’ Committee have responded to numerous information requests by Sherwin regarding the Intercompany Claims Settlement (see “ — Intercompany Claims Settlement”), the sale of KBC’s assets and other matters. Although Sherwin (a) was served with the motion to approve the Intercompany Claims Settlement and multiple notices regarding the motion and the hearing thereon and (b) nonetheless failed to object to or otherwise appear in connection with the motion, Sherwin now alleges that the Intercompany Claims Settlement unfairly treated KBC and should be vacated as to KBC. On August 19, 2005, Sherwin Filed an objection to the Plan and Disclosure Statement which, among other things, alleges that: (i) the Plan was not proposed in good faith because the Intercompany Claims Settlement, which was assertedly unfair to KBC, is the foundation of the Plan and the Intercompany Claims Settlement and the Plan may be tainted by conflicts of interest and (ii) there is no basis for the substantive consolidation proposed in the Plan. Sherwin also states in its objection that it expects to file a motion to vacate approval of the Intercompany Claims Settlement with respect to KBC or, in the alternative, for appointment of a chapter 11 trustee in the KBC bankruptcy case. The Debtors believe that Sherwin’s allegations are wholly without merit and intend to vigorously defend against Sherwin’s objection to the Plan and Disclosure Statement and against any actions to vacate the Intercompany Claims Settlement or seek the appointment of a chapter 11 trustee for KBC.

Claims Process and Bar Dates
     In May 2002, the Original Debtors Filed their Schedules, identifying the assets and liabilities of their respective Estates. These Schedules have been amended from time to time subsequent to these initial Filings. In March 2003, the Additional Debtors Filed their respective Schedules. The Bankruptcy Court took the following actions with respect to the establishment of bar dates for the Filing of proofs of Claim in these Reorganization Cases: (a) on October 29, 2002, the Bankruptcy Court entered an order setting January 31, 2003 as the last date by which holders of prepetition Claims against the Original Debtors (other than Asbestos Personal Injury Claims, NIHL Personal Injury Claims and CTPV Personal Injury Claims) could File their Claims (the “General Bar Date”); (b) on March 17, 2003, the Bankruptcy Court entered an order setting May 15, 2003 as the last date by which holders of prepetition Claims against the Additional Debtors (other than Asbestos Personal Injury Claims, NIHL Personal Injury Claims and CTPV Personal Injury Claims) could File their Claims (the “Second General Bar Date”) and setting July 14, 2003 as the last date by which governmental units holding prepetition Claims against the Additional Debtors could File their Claims (the “Additional Debtors Governmental Bar Date”); and (c) on December 16, 2003, the Bankruptcy Court entered an amended order setting February 29, 2004 as the last date by which holders of prepetition NIHL Personal Injury Claims and CTPV Personal Injury Claims against the Debtors must File their Claims (the “NIHL/CTPV Bar Date”).
     More than 9,000 Claims, not including Asbestos Personal Injury Claims, NIHL Personal Injury Claims and CTPV Personal Injury Claims, were scheduled by, or Filed against, the Original Debtors on or before the General Bar Date, approximately 3,900 of which were Silica Personal Injury Claims. Fewer than 100 Claims, not including Asbestos Personal Injury Claims, NIHL Personal Injury Claims and CTPV Personal Injury Claims, were scheduled by, or filed against, the Additional Debtors on or before the Second General Bar Date, none of which were Silica Personal Injury Claims. Only one Claim was filed against the Additional Debtors by a governmental unit on or before the Additional Debtors Governmental Bar Date. In addition, approximately 3,400 NIHL Personal Injury Claims and approximately 300 CTPV Personal Injury Claims were Filed against the Debtors on or before the NIHL/CTPV Bar Date. Since the General Bar Date, the Debtors have engaged in the lengthy process of reviewing and reconciling the proofs of Claim asserted against the Debtors, and to date have Filed and prosecuted 22 omnibus objections to Claims. As a result of these efforts, the Debtors estimate that they have reconciled more than half of the Claims that have been Filed, and approximately 1,800 duplicative or otherwise invalid Claims have been disallowed by the Bankruptcy Court. In addition, approximately 800 Claims that were either scheduled by, or Filed against, the Debtors have been withdrawn.
     The Asbestos Personal Injury Claims are treated differently than the other Claims (including the other Channeled Personal Injury Claims) in that there will be no bar date applicable. Instead, a motion will be Filed to approve the procedures for voting on the Plan and, in connection with the Bankruptcy Court order approving such procedures, Claims in Class 5 will be deemed to be temporarily allowed for voting purposes. As of August 2005, more than 100,000 Asbestos Personal Injury Claims were scheduled by, or Filed against, KACC, approximately 7,000 such Claims were scheduled by, or Filed, against KAC and approximately 100 such Claims were scheduled by, or Filed, against the other Original and Additional Debtors.
     It is anticipated that the Confirmation Order will establish the Administrative Claim Bar Date, thereby serving as the Administrative Claim Bar Date Order. Unless otherwise ordered by the Bankruptcy Court, it is expected that the Administrative Claim Bar Date will be 30 days after the Effective Date.
Exclusivity
     Under section 1121 of the Bankruptcy Code, a debtor has the exclusive right to (a) file a plan of reorganization during the first 120 days of its chapter 11 case and (b) solicit acceptances of such a plan during the first 180 days of the case. These periods may be extended for “cause.” The Bankruptcy Court has granted a total of ten extensions of the periods of exclusivity with respect to the Reorganization Cases, and the Debtors currently have the exclusive right to File a plan or plans of reorganization through September 30, 2005 and have the exclusive right to solicit acceptances of such a plan or plans through November 30, 2005. The Debtors have reserved the right to request further extensions of the periods of exclusivity.

Curtailment and Sale of Washington Smelters
     KACC owned and operated two aluminum smelters in the State of Washington (the “Mead Smelter” and the “Tacoma Smelter”) since the 1940’s. In 2000, the BPA was supplying approximately half of the electric power for the Mead Smelter and the Tacoma Smelter, with the balance coming from other suppliers. In response to the unprecedented high market prices for power in the Pacific Northwest, during the last half of 2000 KACC permanently curtailed primary aluminum production at the Tacoma Smelter and partially curtailed production at the Mead Smelter. The Mead Smelter was subsequently fully curtailed in early 2001. During this same period, as permitted under the BPA contract, KACC remarketed to the BPA the available power that KACC had under contract through September 30, 2001. As a result of the curtailments, KACC avoided the need to purchase power on a variable market price basis and received cash proceeds sufficient to more than offset the cash impact of the potline curtailments over the period for which the power was sold.
     In connection with the development of a plan of reorganization, KACC conducted a study of the long-term competitive position of the Mead Smelter and the Tacoma Smelter and potential options for these facilities. After analyzing the findings of such study and meeting with the USW and other parties, KACC concluded that the Mead Smelter and the Tacoma Smelter were unlikely to be able to compete with the much larger, newer and more efficient smelters generally located outside the United States of America because of unattractive long-term power prices and weak primary aluminum prices — both of which are significant impediments for an older smelter with higher-than-average operating costs — and the Mead Smelter and Tacoma Smelter were indefinitely curtailed in 2001. After receiving Bankruptcy Court approval, KACC sold the Tacoma Smelter and the Mead Smelter, as well as certain related assets, in 2003 and 2004, respectively. See “— Additional Asset Sales.”
Strategic Plan to Sell Commodities Assets
     In September 2002, the Original Debtors prepared a strategic plan for their business operations which envisioned the sale of some or all of their commodities assets and reorganization around their fabricated products business. Thereafter, that plan was shared with the Creditors’ Committee, the Asbestos Claimants’ Committee and the Future Asbestos Claimants’ Representative. After these parties completed considerable due diligence, they each indicated that they did not oppose the strategic plan. In furtherance of such plan, the Debtors and the Other Debtors have sold their interests in and related to each Joint Venture other than Anglesey.
     The Sale of the Alpart Interests and Liquidation of AJI and KJC
     AJI and KJC, each a wholly owned subsidiary of KACC, collectively owned 65% of Alpart, a Delaware partnership formed between AJI, KJC and Hydro Aluminum Jamaica a.s. (“Hydro”) for the purpose of mining bauxite in Jamaica, processing the bauxite into alumina and delivering the alumina to its partners. Following an extensive marketing process that spanned more than seven months, in January 2004, certain of the Debtors and the Other Debtors Filed a motion to approve the sale of their respective interests in Alpart to Glencore AG (“Glencore”) (or, if Hydro exercised its right of first refusal to purchase the interests in Alpart (the “Hydro RFR”) with respect to such proposed sale, to Hydro) for $165 million, subject to certain adjustments. On March 23, 2004, the Open Joint Stock Company Russian Aluminium (“RUSAL”) Filed an objection to such motion, stating that it was willing to purchase the interests in Alpart for $215 million. On April 6, 2004, the Bankruptcy Court entered an order (the “Alpart Bidding Procedures Order”) authorizing the termination of the purchase agreement with Glencore and approving bidding procedures for an auction of the interests of the Debtors and the Other Debtors in Alpart. The Alpart Bidding Procedures Order included a preservation of Hydro’s right to purchase the interests in Alpart subsequent to the auction in accordance with the Hydro RFR. An auction was held pursuant to the Alpart Bidding Procedures Order on April 20, 2004 and Rual Trade Limited, a subsidiary of RUSAL, was selected as the successful bidder with a bid of approximately $332 million, subject to certain adjustments. On May 25, 2004, Hydro exercised the Hydro RFR and simultaneously announced that it intended to re-sell the interests in Alpart to Glencore for the same price that Hydro was paying to exercise the Hydro RFR. RUSAL responded by indicating that it would pay $10 million more than Hydro for the interests in Alpart. On May 26, 2004, the Debtors and the Other Debtors requested that the auction for the interests in and related to Alpart be re-opened or, in the alternative, that the Bankruptcy Court authorize the sale of such interests to Hydro in accordance with the Hydro RFR. On June 4, 2004, the Bankruptcy Court ordered the sale to Hydro of the interests in and related to Alpart. The sale of such interests to Quality Incorporation I Limited, an affiliate of Hydro (“Quality”), for approximately $315 million, subject to certain adjustments, was completed on July 1, 2004, and immediately thereafter Glencore purchased 100% of the equity interests in Quality for the price Quality paid for Alpart. In addition, pursuant to the purchase price adjustment provisions of the purchase agreement and a letter agreement entered into among the parties on May 9, 2005, Quality paid to AJI and KJC approximately $1.7 million on June 30, 2005.
     On November 1, 2004, AJI and KJC filed a joint plan of liquidation, together with a corresponding disclosure statement, which proposes to distribute proceeds of the Alpart sale to the creditors of AJI and KJC. The plan and disclosure statement were each amended on February 11, 2005, February 18, 2005 and February 25, 2005. The Bankruptcy Court approved the disclosure statement on February 28, 2005. The Bankruptcy Court held evidentiary hearings on April 13, 2005, April 27, 2005 and May 2, 2005 with respect to AJI and KJC’s request for confirmation of their joint plan of liquidation, as well as KAAC and KFC’s request for confirmation of the other Alumina Subsidiary Plan and a dispute regarding the relative priority of the guaranties of the Debtor Guarantors and the Alumina Subsidiary Debtors in respect of the Senior Notes and the Senior Subordinated Notes (see “— Guaranty Subordination Dispute”), and established a schedule for the parties to such dispute to submit additional pleadings. All additional pleadings have since been submitted to the Bankruptcy Court. It is anticipated that the Bankruptcy Court will rule on both the requests for confirmation of the Alumina Subsidiary Plans and the guaranty subordination dispute, but no assurance can be given as to when or how the Bankruptcy Court will so rule. For purposes of this Disclosure Statement, it is assumed that the Alumina Subsidiary Plans will be confirmed and become effective immediately prior to the effectiveness of the Plan.
     The Sale of the QAL Interests and Liquidation of KAAC and KFC
     KAAC, a wholly owned subsidiary of KACC, owned 20% of the outstanding shares of QAL, an Australian corporation that operates an alumina refinery in Queensland, Australia, that is one of the largest alumina refineries in the world. In addition, KAAC, KACC and Kaiser Aluminium International, Inc. (“KAII”) were parties to a variety of contracts related to QAL’s operations, including financing, bauxite supply and alumina sales contracts. In June 2004, following an extensive marketing process that included providing notices to Comalco, another stockholder of QAL entitled to a right of first opportunity (the “Comalco RFO”) to purchase all or any of part of KAAC’s equity stake in QAL, along with KAAC, KACC and KAII’s rights and obligations under such contracts (collectively, the “QAL Interests”), if at any time KAAC wished to dispose of its equity stake in QAL, KACC, KAAC and KAII Filed a motion to approve the sale of the QAL Interests pursuant to an auction with a reserve price of $525 million. No bids were received for the QAL Interests and, in August 2004, such motion was withdrawn.
     In September 2003, with the approval of the Bankruptcy Court, KACC, KAAC and KAII pursued a two-prong approach to the sale designed to ensure an auction occurred. First, KACC signed a “stalking horse” agreement to sell the QAL Interests to Comalco Aluminium Limited, a subsidiary of Comalco, for a base price of $308 million in Cash, subject to certain working capital adjustments, plus the purchase of certain alumina and bauxite inventories and the assumption of KACC’s obligations in respect of approximately $60 million of QAL debt. KACC also agreed to pay a termination fee of $11 million (the “Comalco Termination Fee”) to Comalco Aluminium Limited upon the sale of the QAL Interests pursuant to the auction process if Comalco Aluminium Limited was not the ultimate purchaser. Separately, KACC negotiated an agreement with Glencore, whereby Glencore agreed that its wholly owned subsidiary, Pegasus Queensland Acquisition Pty Limited (“Pegasus”), would submit a qualified auction bid for the QAL Interests, with a base price of $400 million in Cash and otherwise on terms and subject to conditions similar to those of the stalking horse agreement described above. KACC agreed to pay to Glencore a fee of approximately $7.7 million (the “Glencore Bidding Fee”) upon submission of that qualified bid. On September 28, 2004, the Bankruptcy Court approved the selection of Comalco Aluminium Limited as the stalking horse bidder in an auction for the QAL Interests and both the Comalco Termination Fee and Glencore Bidding Fee.
     An auction was held on October 28, 2004. Pegasus timely submitted its bid and received the Glencore Bidding Fee, and Alumina & Bauxite Company Ltd. (“ABC Ltd.”), an affiliate of RUSAL Holding Ltd., was selected as the successful bidder, with a bid of a base price of $401 million in Cash and otherwise on terms and subject to conditions similar to those of the stalking horse agreement described above. Following the auction, ABC Ltd., KACC and KAAC entered into a definitive purchase agreement reflecting such bid pursuant to which, among other things, KACC and KAAC agreed to indemnify ABC Ltd. for up to $10 million of any losses it incurs as a result of a breach by KACC or KAAC of any representation or warranty it made in such agreement. Pursuant to the Intercompany Claims Settlement, KAAC must satisfy any such indemnification or other obligations under the QAL Purchase Agreement and, in such event, will have no claim against KACC for contribution.

     On November 8, 2004, the Bankruptcy Court approved the purchase agreement with ABC Ltd. and the transactions contemplated thereby, and the closing of the sale of the QAL Interests to ABC Ltd. occurred on April 1, 2005. Net proceeds to KACC and KAAC, after considering certain preliminary purchase price adjustments and the payment of each of the Comalco Termination Fee and the Glencore Bidding Fee, were approximately $393 million. In addition, pursuant to the purchase price adjustment provisions of the purchase agreement, ABC Ltd. paid to KACC and KAAC approximately $575,000 on May 3, 2005.
     On November 15, 2004, KAAC and KFC filed a joint plan of liquidation, together with a corresponding disclosure statement, which proposes to distribute proceeds of the QAL sale to the creditors of KAAC and KFC. The plan and disclosure statement were each amended February 11, 2005, February 18, 2005 and February 25, 2005. The Bankruptcy Court approved the disclosure statement on February 28, 2005. The Bankruptcy Court held evidentiary hearings on April 13, 2005, April 27, 2005 and May 2, 2005 with respect to KAAC and KFC’s request for confirmation of their joint plan of liquidation, as well as AJI and KJC’s request for confirmation of the other Alumina Subsidiary Plan and a dispute regarding the relative priority of the guaranties of the Debtor Guarantors and the Alumina Subsidiary Debtors in respect of the Senior Notes and the Senior Subordinated Notes (see “— Guaranty Subordination Dispute”), and established a schedule for the parties to such dispute to submit additional pleadings. All additional pleadings have since been submitted to the Bankruptcy Court. It is anticipated that the Bankruptcy Court will rule on both the requests for confirmation of the Alumina Subsidiary Plans and the guaranty subordination dispute, but no assurance can be given as to when or how the Bankruptcy Court will so rule. For purposes of this Disclosure Statement, it is assumed that the Alumina Subsidiary Plans will be confirmed and become effective immediately prior to the effectiveness of the Plan.
     The Sale of the KJBC Interests and Gramercy Facility
     KBC is a wholly owned subsidiary of KACC and, until September 30, 2004, owned 49% of KJBC, a Jamaican registered partnership between KBC and Jamaica Bauxite Mining Company Ltd., a Government of Jamaica state owned corporation. KJBC owns and operates a bauxite mining operation on land leased by the Government of Jamaica on the north coast of Jamaica, which includes drying, storage and shipping facilities located at Port Rhoades, Discovery Bay. Bauxite mined by KJBC is either refined into alumina at Gramercy or sold to third parties.
     In furtherance of the strategic plan, KBC determined to sell its 49% interest in KJBC. As part of the same transaction, KACC decided to sell Gramercy, including associated drying and material handling facilities, a power house for steam and electricity production, a deep water dock and a third party barge loading facility.
     On May 17, 2004, following an extensive marketing process, KBC and KACC entered into a purchase agreement for the sale of the their interests in and related to KJBC and Gramercy (the “Combined KJBC/Gramercy Assets”) to Gramercy Alumina LLC and St. Ann Bauxite Limited (together, the “KJBC/Gramercy Purchasers”), each of which is 50% indirectly owned by Noranda Aluminum, Inc. and 50% indirectly owned by Century Aluminum Company, for a purchase price of $23 million, subject to certain adjustments. Also on May 17, 2004, KBC and KACC sought the Bankruptcy Court’s approval of the sale of the Combined KJBC/Gramercy Assets, either to the KJBC/Gramercy Purchasers or to such other person submitting the highest or best bid at an auction of the Combined KJBC/Gramercy Assets. On June 21, 2004, the Bankruptcy Court entered an order approving bidding procedures for such auction. The bidding procedures order established July 6, 2004 as the deadline for interested parties to submit bids for the Combined KJBC/Gramercy Assets but, as of July 6, 2004, no qualified bids were received. As a consequence, on July 19, 2004 the Bankruptcy Court approved the sale of the Combined KJBC/Gramercy Assets to the KJBC/Gramercy Purchasers in accordance with the purchase agreement, pursuant to which, among other things, KACC and KBC agreed to indemnify the KJBC/Gramercy Purchasers for up to $5 million of any losses they incur as a result of a breach by KACC or KBC of any representation or warranty it made in such agreement. KBC and KACC completed the sale of the Combined KJBC/Gramercy Assets to the KJBC/Gramercy Purchasers on September 30, 2004.
     After payment of various amounts in connection with the sale of the Combined KJBC/Gramercy Assets, including, among other things, a payment of $4.1 million to the Government of Jamaica in respect of the settlement of outstanding liabilities related to KBC’s 49% interest in KJBC, a $2.5 million deposit to cover the costs of certain environmental remediation at Gramercy, approximately $1.3 million in prepetition property taxes related to Gramercy and approximately $1.2 million in mechanics’ lien claims and assigned contract cure amounts related to the Combined KJBC/Gramercy Assets, the sale resulted in net proceeds of approximately $12.5 million. Pursuant to the Intercompany Claims Settlement, $4 million of these net proceeds were paid to AJI and KJC and the remaining approximately $8.5 million were paid to KACC. See “— Intercompany Claims Settlement.” In addition, pursuant to the purchase price adjustment provisions of the purchase agreement, KBC and KACC paid to the purchasers of KJBC/Gramercy approximately $200,000 on March 8, 2005.
     In June 2005, the KJBC/Gramercy Purchasers claimed that they are entitled to indemnification for losses as a result of certain alleged breaches of representations and warranties contained in the purchase agreement. According to the KJBC/Gramercy Purchaser’s Claim, their losses exceed the $5 million cap on indemnification described above. Based on currently available information, KACC does not believe that the KJBC/Gramercy Purchasers are entitled to indemnification in respect of such Claim and intend to vigorously defend against the Claim. However, no assurance can be given as to the ultimate outcome with respect to such Claim.
     The Sale of the Valco Interests
     KACC owned 90% of the equity interests in Valco, a Ghanaian corporation that owns and operates an aluminum smelter located in Tema, Ghana, the remaining 10% of which is owned by Alcoa Inc. The Valco smelter processes alumina supplied by its owners into primary aluminum under tolling contracts that provided for payment of tolling charges proportionate to each party’s equity interest.
     In December 2003, KACC entered into a memorandum of understanding with the Government of Ghana (“Ghana”) for the sale of KACC’s interests in and related to Valco for between $35 to $100 million, subject to due diligence to be performed by Ghana’s financial advisors. Subsequent to reviewing the due diligence report of its financial advisors, in April 2004, Ghana reduced its offered purchase price to $18 million.
     On September 20, 2004, KACC and Kaiser Aluminum Technical Services, Inc., a wholly owned subsidiary of KACC that managed the daily operations of Valco, sought approval to sell the interests in and related to Valco to Ghana for $18 million plus the release of certain contractual and Tax obligations to Ghana. The Bankruptcy Court approved the sale on September 28, 2004, and the transaction closed on October 29, 2004. Pursuant to the sale agreement, KACC used approximately $10 million of the transaction proceeds to fund certain end of service benefits for Valco’s employees upon closing. After the payment of such benefits and the carrying costs incurred until the closing of the sale, the Debtors did not net any proceeds from the sale.
Additional Asset Sales
     During the Reorganization Cases, the Debtors have pursued a strategy of selling non-core assets and facilities determined to be unnecessary to the their business. Certain of the larger sales are described below:
•	In 2002, with Bankruptcy Court approval, KACC sold: (a) its Oxnard, California aluminum forging facility which resulted in net proceeds of approximately $7 million; and (b) certain equipment from a facility in Trentwood, Washington previously associated with the lid and tab stock product lines for total proceeds of approximately $16 million.

•	In 2003, with Bankruptcy Court approval, KACC sold: (a) its interest in a 28-story office building located in Oakland, California, known as the Kaiser Center California and related assets, which resulted in net cash proceeds of approximately $61 million; (b) a reduction facility in Tacoma, Washington, which resulted in gross proceeds of $12 million; and (c) certain surplus real properties located in Mead, Washington, which resulted in approximately $4 million in proceeds.

•	In 2004, with Bankruptcy Court approval, KACC sold: (a) additional surplus real properties located in Mead, Washington, which resulted in approximately $9 million in proceeds; (b) its primary aluminum reduction smelter in Mead, Washington, which has been in curtailment since January 2001, which resulted in net proceeds of approximately $6 million; and (c) certain real property and pipeline assets located in East Baton Rouge, Louisiana, for approximately $2 million.

Agreements with Labor Regarding Pension and Retiree Medical Benefits
     As of the Petition Date, KACC and Kaiser Center, Inc. (“KCI”) sponsored eight defined-benefit pension plans. Seven of the pension plans covered hourly and union employees and retirees (collectively, the “Hourly Plans”) and one of the plans provided pension benefits for salaried employees and retirees (the “Salaried Plan”).
     In addition to the pension obligations, pursuant to certain retiree medical plans maintained by the Debtors as of the Petition Date, KACC and Kaiser Bellwood Corporation were obligated to continue to provide various benefits, including but not limited to medical, surgical, prescription drugs, hospital care, sickness, accident, disability or death and other “retiree benefits” as such term is defined in section 1114 of the Bankruptcy Code (collectively, the “Retiree Benefits”), to (a) retired salaried employees and their spouses, surviving spouses and eligible dependents (collectively, the “Salaried Retirees”) and (b) certain retired hourly employees represented by several unions and their spouses, surviving spouses and eligible dependents (collectively, the “Union Retirees”). In the case of the Union Retirees, the Retiree Benefits, like the pension benefits provided pursuant to the Hourly Plans, were provided pursuant to collective bargaining agreements with the USW, the IAM and other unions.
     During 2003 and the beginning of 2004, KACC met numerous times with the Retirees’ Committee, the USW and the IAM to attempt to reach negotiated agreements restructuring the pension and/or Retiree Benefit obligations to levels that would allow the Debtors to formulate viable plans of reorganization. Although progress was being made in the negotiations, to bring closure to the issues certain of the Debtors Filed motions in January 2004 requesting that the Bankruptcy Court: (a) authorize the termination or substantial modifications of the obligations for Retiree Benefits to retirees represented by the USW, the IAM and the Retirees’ Committee; (b) determine that the financial requirements for a distress termination of certain of the Hourly Plans were satisfied, approve a distress termination of each of those plans and authorize implementation of replacement defined-contribution plans for active employees, including employees represented by the unions; and (c) authorize a rejection of certain USW and IAM collective bargaining agreements as necessary to terminate certain Hourly Plans. In the weeks following the Filing of such motions, KACC reached negotiated agreements (i.e., the Legacy Liability Agreements) with the USW, the IAM and the Retirees’ Committee and ultimately received interim approval of such agreements on February 5, 2004. Each salaried retiree was at that time notified of an opportunity to elect not to have the Legacy Liability Agreements govern his or her claim, to the extent the claim is based on the termination of Retiree Benefits; however, no salaried retiree made such election.
     Pursuant to the Legacy Liability Agreements, Retiree Benefits for the Salaried Retirees and Union Retirees represented by the USW, the IAM and the Retirees’ Committee were terminated as of May 31, 2004, and those retirees were provided with an opportunity either (a) to pay premiums for continued medical coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (i.e., COBRA continuation coverage) or (b) to elect coverage pursuant to the Union VEBA Trust or the Retired Salaried Employee VEBA Trust. The Legacy Liability Agreements also require that, for every calendar month that KACC remains in bankruptcy after June 1, 2004, KACC make certain advances in the aggregate amount of $1.6 million per month for the benefit of the Union VEBA Trust and the Retired Salaried Employee VEBA Trust (collectively, the “Monthly VEBA Advances”), which will be credited against the Initial VEBA Contributions and, to the extent the aggregate amount of Monthly VEBA Advances and any other contributions made to the Union VEBA Trust and the Retired Salaried Employee VEBA Trust prior to the Effective Date exceed the amount of the Initial VEBA Contributions, the Variable VEBA Contributions.
     The Legacy Liability Agreements also provided for a termination of the applicable Hourly Plans and the institution of replacement pension plans, although the parties understood that termination required approval of and action by the PBGC and that the replacement plans were subject to the PBGC’s review and, to the extent it viewed them as abusive follow-on plans, potential challenge. See “— PBGC Settlement Agreement.” Under the Legacy Liability Agreements, KACC’s annual contributions to the replacement pension plans that are defined-contribution plans vary depending on the age of each participant in that plan, and KACC’s annual contribution to the replacement plan that is a defined-benefit plan varies based on a combination of the age of and the number of hours worked by each participant in such plan.
     On March 22, 2004, the Bankruptcy Court entered a Final Order approving the Legacy Liability Agreements. The effectiveness of the Final Order, however, was expressly conditioned upon Bankruptcy Court approval of the anticipated Intercompany Claims Settlement. See “— Intercompany Claims Settlement.”

     On May 25, 2004, the Bankruptcy Court entered orders approving agreements to modify Retiree Benefits with the International Chemical Workers Union Council — United Food & Commercial Workers (the “ICWU”), the Paper, Allied-Industrial, Chemical and Energy Workers Union (the “PACE”), and the International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America (the “UAW”). These agreements were modeled on the Legacy Liability Agreements with the USW, the IAM and the Retirees’ Committee. The Bankruptcy Court also entered an order approving certain modifications to the Legacy Liability Agreements (the “VEBA Modifications”) that included a requirement that KACC make a one-time payment to the Union VEBA Trust and the Retired Salaried Employee VEBA Trust in the aggregate amount of $1.2 million and an increase of the Monthly VEBA Advances to $1.9 million.
     On June 1, 2004, the Bankruptcy Court entered an order making effective both the Legacy Liability Agreements with the USW, the IAM, the ICWU, the PACE, the UAW and the Retirees’ Committee and the VEBA Modifications, notwithstanding the fact that the Intercompany Claims Settlement was then still under negotiation, and authorizing the Debtors to proceed with the implementation of those agreements, subject to certain termination rights granted to the Creditor’s Committee. Pursuant to such court order, the Retired Salaried Employee VEBA Trust was established as of May 31, 2004 and the Union VEBA Trust was established as of June 1, 2004. In accordance with the Legacy Liability Agreements, KACC made an initial one-time advance for the benefit of the Union VEBA Trust and the Retired Salaried VEBA Trust in the aggregate amount of $1.2 million in June 2004 and has made Monthly VEBA Advances in the amount of $1.9 million per month from June 2004 through the present date.
     Contemporaneously with the PBGC Settlement Agreement (which is described below) and the completion of the sale of the Combined KJBC/Gramercy Assets (see “— The Sale of the KJBC Interests and the Gramercy Facility”), in September 2004 KACC and the USW agreed to certain modifications of their Legacy Liability Agreement, and on February 1, 2005, the Bankruptcy Court entered an order approving those modifications. Such modifications provided, among other things, for KACC to make a one-time payment in the amount of $1 million to the Union VEBA Trust; on March 31, 2005, KACC made such payment in accordance therewith.
     On April 12, 2005, the United Steelworkers of America, AFL-CIO, CLC, merged with the PACE to form the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC.
     In accordance with the Legacy Liability Agreements, upon the Effective Date, the Union VEBA Trust and the Retired Salaried Employee VEBA Trust will receive their proportional share of: (a) New Common Stock representing 75% of KACC’s remaining value after taking into account (i) the satisfaction of Administrative Claims, Priority Tax Claims, Unsecured Priority Claims (Class 1) and Secured Claims (Class 3), (ii) contributions to the PI Trusts and the related Funding Vehicle Trust, (iii) the Equity Incentive Plan, and (iv) the satisfaction of the Canadian Debtor PBGC Claims (Class 4) (i.e., an aggregate of 13,380,000 shares of New Common Stock); and (b) the Initial VEBA Contributions of Cash in the amount by which the Initial Availability Amount, as defined in the agreements, exceeds $50 million (up to $36 million) minus the amount of the one-time advance made for the benefit of the Union VEBA Trust and the Retired Salaried VEBA Trust on June 1, 2004 (i.e., an aggregate of $1.2 million) and the aggregate amount of the Monthly VEBA Advances already paid to each of the Union VEBA Trust and the Retired Salaried Employee VEBA Trust (but not the one-time advance made for the benefit of the Union VEBA Trust on March 31, 2005) (see “Overview of the Plan — Sources and Uses of Cash” for an estimate of such amount). Thereafter, on an annual basis, the Union VEBA Trust (through 2012) and the Retired Salaried Employee VEBA Trust will be entitled to receive Variable VEBA Contributions calculated as 10% of the first $20 million of Reorganized KAC’s annual adjusted pre-tax profit (“APTP”) plus 20% of Reorganized KAC’s annual APTP above $20 million (where annual APTP is calculated in accordance with the Legacy Liability Agreements). Such annual payments will not exceed $20 million per year and will also be limited to the extent that the payments would cause Reorganized KAC’s liquidity, as defined in the agreements, to be less than $50 million; the amount by which any annual payment is limited will not carry over to future years. For information regarding projected Variable VEBA Contributions to the Union VEBA Trust and the Retired Salaried Employee VEBA Trust, see “Reorganized KAC — Projected Financial Information.” In addition, to the extent Reorganized KAC has certain levels of cash availability and the sum of the Initial VEBA Contributions of Cash and the aggregate Monthly VEBA Advances is less than $36 million, and Reorganized KAC’s interests in and related to Anglesey are sold at any time after the Effective Date, a portion of the proceeds of that sale will, in certain circumstances, be contributed to the Union VEBA Trust and the Retired Salaried Employee VEBA Trust. However, the Debtors do not expect this contingency to arise because they anticipate making the full $36 million contribution to the Union VEBA Trust and the Retired Salaried Employee VEBA Trust on or prior to the Effective Date. All contributions made to such trusts in accordance with the Legacy Liability Agreements are and will continue to be allocated 85.5% to the Union VEBA Trust and 14.5% to the Retired Salaried Employee VEBA Trust. This allocation reflects the approximate proportion of Claims arising under or in respect of the retiree medical plans maintained by the Debtors as of the Petition Date for each retiree group (i.e., the USW, the IAM, the ICWU, the PACE and the UAW on the one hand, and the Retirees’ Committee, on the other hand) to all such Claims, after giving effect to the reduction in Retiree Benefits for retired salaried employees announced by KACC shortly before KAC’s Petition Date and thereafter implemented on May 1, 2002.
     In May 2005, after negotiation, KACC, the USW and the PBGC agreed in principle that, subject to certain conditions, the Canadian Debtor PBGC Claims would be satisfied through the issuance to the PBGC of 10.8% of the shares of New Common Stock issued pursuant to the Plan and the payment to the PBGC of $2.5 million in Cash. See “Overview of the Plan — Classes and Treatment of Claims and Interests” for a description of the treatment of Class 4 Claims.
     In August 2005, KACC and the USW executed a term sheet pursuant to which they agreed to (a) the forms of the Stock Transfer Restriction Agreement and the Amended and Restated Certificate of Incorporation of Reorganized KAC (see “Reorganized Kaiser — Board of Directors,” “Reorganized Kaiser — Certain Corporate Governance Matters” and “New Common Stock — Restrictions on Transfer”), (b) the principal terms of the Registration Rights Agreement (see “Applicability of Certain Federal and State Securities Laws — Registration Rights Agreement”), (c) the form of the Director Designation Agreement (see “Reorganized Kaiser — Board of Directors”), and (d) the principal terms of certain Cash advances to be available to the Union VEBA Trust following the Effective Date, which terms are described in the next following paragraph.
     In connection with the negotiation of the Stock Transfer Restriction Agreement as it relates to the shares of New Common Stock to be issued to the Union VEBA Trust pursuant to the Plan (see “New Common Stock — Restriction Transfer — Stock Transfer Restriction Agreement”), it was agreed that Reorganized KAC would advance Cash to the Union VEBA Trust under specified circumstances. Generally, if, at any point before the second anniversary of the Effective Date, the Cash held by the Union VEBA Trust is less than an amount equal to three times the average monthly benefits and expenses paid over the immediately preceding three-month period, the Union VEBA Trust may request that Reorganized KAC advance up to that amount of Cash to the Union VEBA Trust. Such advances may not exceed $8.5 million in the aggregate and will bear interest if they remain outstanding beyond certain specified periods. Following any such advance, any Variable VEBA Contribution to which the Union VEBA Trust would otherwise be entitled will be applied to reduce amounts owing in respect of outstanding advances until all such amounts have been recouped by Reorganized KAC. In addition, generally, if, after any such advance, the amount of Cash held by the Union VEBA Trust is ever more than an amount equal to six times the average monthly benefits and expenses paid over the preceding three-month period, the Union VEBA Trust must repay amounts owing in respect of the advances to the extent of such excess amount. At any point on or after the fourth anniversary of the Effective Date, Reorganized KAC may demand repayment of all amounts owing in respect of such advances then-outstanding, which, at Reorganized KAC’s option, will be payable in Cash, shares of New Common Stock or a combination thereof.
PBGC Settlement Agreement
     The PBGC is a wholly owned United States government corporation that administers the defined-benefit pension plan termination insurance program under ERISA. Pursuant to federal statute, KACC and each member of its controlled group are jointly and severally liable to the PBGC on behalf of the eight pension plans that were or are maintained by KACC and KCI and guaranteed in part by the PBGC for amounts that KACC and KCI are or were required to contribute to such plans.
     In January 2003, the PBGC Filed Claims against the Original Debtors on behalf of each of the eight Kaiser pension plans, which included: (a) Claims for estimated unfunded benefit liabilities, totaling approximately $620 million; (b) unliquidated Claims for missed statutory insurance premiums; (c) a $17.1 million Claim on behalf of the Salaried Plan for minimum funding contributions; and (d) unliquidated Claims on behalf of the remaining seven Kaiser pension plans for minimum funding contributions.

     Although the Bankruptcy Court, in conjunction with the approval of the Legacy Liability Agreements, determined that the financial requirements for a distress termination of certain of the pension plans had been satisfied and authorized the implementation of replacement plans as negotiated in the Legacy Liability Agreements, the termination of the pension plans and implementation of the replacement plans remained subject to the PBGC’s determination that the statutory termination requirements had been satisfied. In March 2004, the PBGC appealed the Bankruptcy Court’s ruling with respect to certain of the Kaiser pension plans; the PBGC also informed KACC that it believed that the replacement pension plans negotiated in the Legacy Liability Agreements did not comply with the PBGC’s policies. See “— Agreements with Labor Regarding Pension and Retiree Medical Benefits.”
     On October 14, 2004, KACC and the PBGC entered into the PBGC Settlement Agreement and, on January 25, 2005, the Bankruptcy Court entered an order approving the agreement. On February 3, 2005, the Senior Subordinated Note Indenture Trustee Filed a notice of appeal in respect of such order and a notice of appeal of the Bankruptcy Court’s order denying its motion for reconsideration of the Bankruptcy Court’s stay of the Senior Subordinated Note Indenture Trustee’s objection to certain PBGC Claims and, on March 29, 2005, the Senior Subordinated Note Indenture Trustee Filed a motion for stay of the Bankruptcy Court’s order approving the PBGC Settlement Agreement pending resolution of such appeal. No rulings have yet been obtained on either the appeal or the motion to date.
     Pursuant to the PBGC Settlement Agreement, the PBGC approved the termination of the largest Hourly Plan that had not previously been terminated (the Salaried Plan and one of the Hourly Plans had been terminated by the PBGC prior to that date) and KACC retained, and agreed to continue, the remaining smaller five Hourly Plans. In addition, in accordance with the PBGC Settlement Agreement:
•	On January 21, 2005, the PBGC issued a letter indicating that it would not challenge the replacement pension plans;

•	On March 29, 2005, KACC paid the approximately $4 million necessary to satisfy the minimum funding requirements under applicable law for the retained pension plans for 2004;

•	The administrative claims of the PBGC against the Debtors, KAAC and KFC were allowed in the aggregate amount of $14 million. In accordance with the Intercompany Claims Settlement, such claims are expected to be paid in full by KACC on the earlier of the Effective Date or the effective date of the plan of liquidation for KAAC and KFC. (For purposes of this Disclosure Statement it is assumed that the Alumina Subsidiary Plans will be confirmed and become effective immediately prior to the effectiveness of the Plan and, therefore that KACC will pay $14 million in full satisfaction of such claims on the Effective Date.)

•	The unsecured claims of the PBGC against each Debtor and Other Debtor in respect of the unfunded benefit liabilities under the terminated plans and statutory premiums are or were allowed, as the case may be, in the amount of $616 million, although the PBGC’s recovery from the estates of each of the Other Debtors on account of such claims was limited to approximately 32% of the net distributable proceeds payable in the aggregate to the PBGC, holders of Senior Subordinated Notes and holders of Senior Notes under each Alumina Subsidiary Plan. The $616 million Claim against the Canadian Debtors is subject to treatment in Class 4 and against the Substantively Consolidated Debtors (i.e., all of the Debtors other than the Canadian Debtors) is subject to treatment in Class 9. See “Overview of the Plan — Classes and Treatment of Claims and Interests.”
The PBGC Settlement Agreement also provided that the PBGC would not pursue its appeal of the Bankruptcy Court’s determination that the Debtors had met the financial requirements for a distress termination of their pension plans. However, despite the settlement with the PBGC, the District Court proceeded to consider the appeal and issued a memorandum opinion and order dated March 30, 2005, affirming the Bankruptcy Court’s decision. On May 25, 2005, the PBGC filed a notice of appeal of the District Court’s opinion and order to the United States Court of Appeals for the Third Circuit.
     The Debtors and the PBGC have continued to discuss a settlement in this matter. It is possible that revisions to the existing settlement will occur. Pending a final resolution of this matter, the existing settlement remains in full force and effect. The Debtors cannot predict what, if any, impacts may result from the appeal or negotiations, except that they continue to believe that any outcome would not be less favorable to them from a Cash perspective than the terms of the existing settlement.
Certain Asbestos-Related Insurance Coverage Litigation
     Throughout the Reorganization Cases, the Debtors have been involved in litigation and negotiations concerning the scope of liability insurance coverage available to satisfy the various asbestos-related Claims against the Debtors.
     In May 2000, KACC instituted an insurance coverage action against certain liability insurers (collectively, the “Insurers”), styled Kaiser Aluminum & Chemical Corp. v. Certain Underwriters at Lloyds, London, Case No. 312415, in the Superior Court of California for the County of San Francisco (the “Products Coverage Action”). In the Products Coverage Action, KACC is seeking a declaratory judgment that the Insurers are obligated to cover all asbestos-related bodily injury claims allegedly resulting from a product manufactured or sold by KACC that have been and will be asserted against KACC. KACC is also seeking damages for breach of contract and breach of the covenant of good faith and fair dealing against several of the Insurers as part of the Products Coverage Action. The lawsuit, if successful, will establish KACC’s rights to coverage from the Insurers for products claims asserted against KACC. KACC has also sued a more limited number of Insurers on claims for injury allegedly resulting from exposure from an allegedly hazardous product or condition at a facility owned or operated by KACC in a companion action, styled Kaiser Aluminum & Chemical Corp. v. Certain Underwriters at Lloyds, London, Case No. 322710, which is pending before a different judge in the same court (the “Premises Coverage Action”). The Products Coverage Action and the Premises Coverage Action are referred to together herein as the “Coverage Actions.”
     In October 2001, the trial court heard various motions, principally on issues of policy interpretation. Certain Insurers had argued that they did not have an obligation to pay under certain policies or that they had to pay under more limited circumstances than KACC claimed. The court issued rulings generally interpreting the scope of the Insurers’ obligations to pay in a manner consistent with KACC’s interpretation of the policies.
     Thereafter, the Coverage Actions were litigated in phases, with most activity occurring in the Products Coverage Action. The parties met and conferred and tried to identify policy interpretation issues; they reached agreement on some and identified others as requiring resolution by the trial court.
     In the first phase, the parties stipulated to the terms and conditions of policies issued to KACC from 1959 to 1985 under which KACC asserted the Insurers were liable to pay on products claims. There were over 300 policies introduced into evidence, including policies issued by insolvent carriers or carriers which had settled with KACC. The Products Coverage Action has proceeded against the solvent insurance carriers that issued policies during that coverage period and that have not settled with KACC. Those policies are written to cover “occurrences” and have both “per occurrence” and aggregate coverage limits; there is an aggregate of approximately $1.46 billion in product liability coverage available under policies issued by solvent carriers which have not settled with KACC before the court in the Products Coverage Action.
     In the second phase, the trial court considered both policy interpretation issues and KACC’s claim that it had properly exhausted various first layer policies and underlying self-insured retentions and/or deductibles. The trial court issued policy interpretation decisions as part of the second phase in each of June 2003, February 2004 and April 2004. In these policy interpretation decisions, the trial court’s decisions with respect to the insurers’ obligation to pay on settlements and judgments was consistent with KACC’s interpretation of the provisions. The court also determined, consistent with an earlier October 2001 ruling, that KACC could not recover defense costs on claims that were dismissed without liability but could recover defense costs on claims for which there was settlement or a judgment was entered.
     The trial court also issued a decision regarding the exhaustion of certain policies as part of the second phase, which established that actual exhaustion by payment had been established for certain policies and self-insured retentions and deductibles. This decision was based on an earlier settlement reached between KACC and certain Insurers that resolved issues relating to exhaustion of KACC’s asbestos insurance coverage and the method of determining what constitutes an asbestos exposure “occurrence” under KACC’s insurance coverage, which was approved by the Bankruptcy Court in October 2002. (The Bankruptcy Court also authorized KACC to enter into such agreements with other Insurers in the future.) Certain Insurers had challenged the methodology and conclusions reached, but ultimately stipulated to exhaustion in September 2003, shortly before they would have proceeded to a trial thereon. KACC had received over $200 million from the Insurers, which reimbursed KACC for costs it incurred before the Petition Date for settlement and defense of claims.
     The Products Coverage Action is currently in the third phase. In this third phase, Insurers are claiming that KACC expected or intended damage and, therefore, such Insurers should not be liable to pay on claims. In addition, Insurers which issued policies representing approximately half of the $1.46 billion in remaining coverage are asserting that KACC concealed or misrepresented facts in applying for insurance. KACC is vigorously disputing all of these claims.
     Since the Petition Date, KACC has entered into several settlements with Insurers and other insurance companies for payment. In April 2003, the Bankruptcy Court approved a settlement agreement between KACC and Employers Surplus Lines Insurance Company, the terms of which were filed under seal with the Bankruptcy Court. In July 2003, the Bankruptcy Court approved a settlement agreement between KACC and National Casualty Company, also filed under seal with the Bankruptcy Court. In July 2003, the Bankruptcy Court approved a settlement agreement between KACC and a group of insolvent insurance companies not party to the Coverage Actions but against which KACC had claims similar to those raised in such actions against the Insolvent Insurers for reimbursement of certain of KACC’s asbestos products costs, as well as claims for coverage of present and future asbestos liabilities, that included Kingscroft Insurance Company Limited (formerly Dart Insurance Company Limited, Dart and Kraft Insurance Company Limited and Kraft Insurance Company Limited), Walbrook Insurance Company Limited, El Paso Insurance Company Limited, Lime Street Insurance Company Limited (formerly Louisville Insurance Company), Mutual Reinsurance Company Limited, The Bermuda Fire & Marine Insurance Company Limited, In Liquidation, Bryanston Insurance Company Limited and Southern American Insurance Company, the terms of which were also filed under seal with the Bankruptcy Court. In December 2004, the Bankruptcy Court approved a settlement agreement between KACC and Insurance Company of the West. Under each such settlement agreement as approved by the Bankruptcy Court, funds not allocable to reimbursement of KACC’s past costs are being held in escrow for the benefit of holders of Channeled Personal Injury Claims and will be transferred to the Funding Vehicle Trust on the Effective Date pursuant to the Plan (such funds being the Insurance Settlement Escrow Funds which comprise part of the PI Trust Assets). See “Overview of the Plan — Establishment of the Funding Vehicle Trust and the PI Trusts and Entry of the PI Channeling Injunctions.”
     On August 22, 2005, KACC and various underwriters at Lloyd’s of London reinsured by Equitas entered into a settlement agreement (the “Lloyds Settlement”), whereby the underwriters have agreed to pay $137.0 million in settlement of their obligations under insurance policies with a face value of approximately $170.0 million and certain other coverage. In return for the cash payment, the Lloyds Settlement, if ultimately approved, would release the underwriters from their coverage liabilities, which were part of the litigation described above, and certain other coverage. The $137.0 million payment by the underwriters is required to be made to a settlement agent within 30 days of Bankruptcy Court approval of the Lloyds Settlement. Such amounts will be paid by the settlement agent only to the PI Trusts upon the Effective Date. See “PI Trusts and Distribution Procedures.” The Lloyds Settlement is subject to Bankruptcy Court approval and approval of a plan of reorganization for the Debtors (including the Plan), and may be terminated in certain other circumstances, including if certain asbestos-related legislation pending in the United States of America is enacted into law on or before December 31, 2005 (see “New Common Stock — Risk Factors — Certain Risks Associated with the PI Trusts — Certain Pending Legislation, if Enacted, May Impact the Holders of Channeled Personal Injury Claims” for a description of such legislation). The Debtors have filed a motion with the Bankruptcy Court seeking approval of the Lloyds Settlement, and such motion has been set for hearing on September 26, 2005.
     Settlements with other insurers may occur in the future, although no assurances can be given that any such additional settlements will occur.

Certain Other Litigation and Settlements During the Reorganization Cases
     Gramercy Class Action Settlement
     In June 2002, the Bankruptcy Court approved the settlement by KAC and KACC of class action lawsuits stemming from a July 5, 1999 explosion at Gramercy. The settlement resolved over 24,000 claims made by a certified class of local residents and other individuals who alleged property damage and/or personal injury as a result of or otherwise in connection with the event. The settlement was reached in the fall of 2000, but the necessary procedure to finalize the settlement was not finished before the commencement of the Reorganization Cases. The settlement was funded solely with insurance proceeds.
     Australian Tax Office Settlement
     In January 2003, the Bankruptcy Court approved a settlement among KACC, KAAC and the Australian Taxation Office (the “ATO”), which resolved certain Tax liability issues raised during the ATO’s audit of KAAC for the years ended December 31, 1988 through December 31, 2001. The terms of the settlement were filed under seal with the Bankruptcy Court, but the effect of the settlement was to: (a) conclude and resolve the audit by the ATO on terms favorable to the Debtors; (b) eliminate the risk and uncertainty of future litigation with the ATO and Australian income tax liabilities in Australia with respect to the matters resolved; and (c) eliminate KAAC’s ongoing fees and expenses incurred in connection with the audit.
     Environmental Settlement Agreement
     In October 2003, the Bankruptcy Court approved the Environmental Settlement Agreement, a consent decree settling more than $727 million of environmental Claims Filed by the United States of America (on behalf of the EPA, the United States Department of Interior (the “DOI”) and the National Oceanic and Atmospheric Administration (the “NOAA”)), the States of California, Rhode Island and Washington and the Puyallup Tribe of Indians. A substantial portion of the environmental Claims related to 132 third-party disposal or treatment sites to which the Debtors may have sent industrial waste containing hazardous substances and, consequently, for which they could be jointly and severally liable under federal, state and tribal laws for response costs and natural resource damages. The Environmental Settlement Agreement allowed KACC to settle, without admitting liability, the Claims of the settling parties relating to 66 such sites. Pursuant to the decree, there are 38 sites for which the settling parties will have no Allowed Claims and, with respect to the remaining 28 sites, the following Claims will be allowed against KACC: (a) a General Unsecured Claim in the aggregate amount of approximately $18 million by the United States of America (on behalf of the EPA); (b) a joint and several General Unsecured Claim in the aggregate amount of $5.5 million by the State of Washington, the Payallup Tribe of Indians and the United States of America (on behalf of the DOI and the NOAA); (c) a General Unsecured Claim in the aggregate amount of approximately $1 million by the State of California Department of Toxic Substances Control; and (d) a General Unsecured Claim in the amount of approximately $16,000 by the State of California Department of Fish and Game. The decree also reserved all rights and defenses with respect to six sites (the “Reserved Sites”), four of which were then Debtor-owned and two of which were then owned by third parties, including the Ravenswood Site (as defined below; see “— Environmental Contract with TRC”), the Mead SPL Site (as defined below; see “— Consent Decree Regarding Mead Smelter”), the Mica Landfill Superfund Site (as defined below; see “— Mica Landfill Superfund Site), the Ohiopyle Mine (as defined below; see “— Appeal of Water Discharge Permit for Ohiopyle Mine”) and the Upriver Dam Site (as defined below; see “— Upriver Dam Settlement”). The decree also provides that various categories of Claims of the agencies and States relating to property owned by the Debtors after Confirmation of the Plan other than Reserved Sites are not discharged by the Environmental Settlement Agreement, and that such Claims will not be impaired by Confirmation of the Plan. Furthermore, the decree provides that the settling parties may in the future, in the ordinary course of conducting agency enforcement activities, seek a determination of KACC’s liability with respect to certain additional non-owned sites not otherwise addressed by the decree. If in the future liability is so determined, the liability with respect to any such additional site will be satisfied the same as it would have been had the liability for such site been liquidated in the Reorganization Cases and treated as an Allowed General Unsecured Claim under a confirmed plan of reorganization for KACC. Accordingly, assuming Confirmation of the Plan, such liability would be satisfied by the distribution of shares of New Common Stock equivalent to the distribution that would have made if such liability had been liquidated in the Reorganization Cases unless, as permitted by the Environmental Settlement Agreement, Cash having a value equal to such shares is paid instead. See “Distributions Under the Plan — Special Provisions Relating to Environmental Settlement Agreement.”
     In February 2005, the Bankruptcy Court approved a stipulation between KACC and the United States of America, pursuant to which one half of a $1.6 million federal income tax refund that the Debtors had claimed was set off against the General Unsecured Claims of the United States of America on behalf of the EPA, the DOI and the NDAA. (The remaining half of such refund was set off against a $3.5 million General Unsecured Claim of the BPA against KACC for liability arising under a 1998 service contract and a 1978 equipment lease.) The General Unsecured Claims against KACC are subject to treatment in Class 9. For a discussion of the treatment of such Claims, see “Overview of the Plan — Classes and Treatments of Claims and Interests.”
     The discharge provisions of the Plan (i.e., Section 12.1.b of the Plan) will not limit any rights that the United States of America or the individual States may have under environmental laws to seek to enforce equitable remedies against the Debtors, the Reorganized Debtors or the successors thereto to the extent such equitable remedies are not considered Claims under applicable bankruptcy law and relate to matters that have not been resolved by the Environmental Settlement Agreement or other settlements, except that the Debtors, the Reorganized Debtors or the successors thereto may raise any and all available defenses (including defenses under bankruptcy law) in any action by the United States of America or an individual State to enforce such equitable remedies. Under the Plan, all rights and defenses (including defenses under bankruptcy law) of the Debtors, the Reorganized Debtors and the successors thereto and the United States of America with regard to the Reserved Sites (as such term is defined in the Environmental Settlement Agreement) for which the Debtors and United States of America have not reached settlement as of the Confirmation Date will be preserved. Notwithstanding any provision of the Plan, the rights of the United States of America or the individual States party to the Environmental Settlement Agreement with respect to Debtor-Owned Sites (as such term is defined in the Environmental Settlement Agreement) will be governed by the Environmental Settlement Agreement.
     Environmental Contract with TRC
     In September 2004, the Bankruptcy Court authorized KACC to enter into a contract with TRC Companies, Inc. and TRC Environmental Corporation (collectively, “TRC”) to resolve certain environmental Claims asserted against KACC associated with real property located in Chalmette, Louisiana (the “Chalmette Landfill”), Baton Rouge, Louisiana (the “East Landfill”) and Ravenswood, West Virginia (the “Ravenswood Site”). In an effort to address environmental obligations associated with KACC’s discontinued aluminum operations at these three sites, KACC contacted TRC, a company in the business of assuming environmental liabilities and providing fixed-cost remediation solutions, to attempt to negotiate an economic way of satisfying KACC’s obligations. In exchange for approximately $15 million, TRC, among other things, (a) took title to the Chalmette Landfill, the East Landfill and the Ravenswood Site, (b) assumed responsibility for all environmental cleanup activities involving the three sites, (c) secured such obligations with environmental insurance, and (d) agreed to indemnify KACC. In a related agreement, which is an exhibit to the contract with TRC, KACC obtained a release of unliquidated Claims Filed by Century Aluminum of West Virginia, Inc. and Pechiney Rolled Products LLC, two parties that own or owned portions of the Ravenswood Site and to whom KACC had alleged obligations.
     Consent Decree Regarding Mead Smelter
     In September 2004, the Bankruptcy Court approved a consent decree between, KACC, the EPA and the State of Washington relating to a waste site (the “Mead SPL Site”) owned by KACC and located near the Mead Smelter, which was formerly owned by KACC. Pursuant to the consent decree, among other things, (a) KACC conveyed the Mead SPL Site to a custodial trust, (b) KACC paid approximately $7 million to fund the custodial trust and purchase an insurance policy to ensure that the trust completes remedial tasks at the Mead SPL Site, (c) the EPA and the State of Washington covenanted not to sue the Debtors with respect to the Mead SPL Site, subject to certain limited reservation of rights, and (d) the portion of the environmental Claims Filed by the United States of America (on behalf of the EPA) and the State of Washington that asserted liabilities with respect to the Mead Smelter and/or the Mead SPL Site, which were each in an amount of $22 million, were deemed withdrawn.

     Environmental Contract Regarding Mulberry Site
     In September 2004, the Bankruptcy Court authorized KACC to enter into a contract with Environmental Risk Solutions, LLC (“ERS”), K.C. Industries, LLC (“KC”) and K.C. Industries Properties, LLC (“Properties”) to resolve certain environmental Claims asserted against KACC associated with real property located in Mulberry, Florida (the “Mulberry Site”). KACC had previously operated a facility at the Mulberry Site that produced florine-based products. KACC sold such facility and other assets to KC in 1999, although KACC retained ownership of the real property associated with the site and agreed to take certain remedial actions and to indemnify KC from certain site-related claims. In an effort to address the obligations of KACC in respect of environmental conditions associated with the Mulberry Site, KACC contacted ERS, a company in the business of assuming environmental liabilities, including remediation of contaminated sites. KACC, ERS, KC and Properties entered into a contract, pursuant to which KACC paid $5 million to ERS in exchange for ERS’s assumption of all liabilities with respect to remediation of the Mulberry Site. In addition, among other things, (a) Properties, an affiliate of KC, took title to the Mulberry Site, (b) KC withdrew its previously Filed Claims against KACC and received an Allowed General Unsecured Claim in the amount of approximately $84,000 (see “Overview of the Plan — Classes and Treatment of Claims and Interests”), (c) ERS, KC and Properties released KACC from any losses associated with the Mulberry Site, and (d) ERS, KC and Properties agreed to indemnify KACC from various losses and liabilities.
     Appeal of Water Discharge Permit for Ohiopyle Mine
     Post-mining water discharges from KACC’s Potato Ridge Mine in Ohiopyle, Pennsylvania (the “Ohiopyle Mine”) are covered by National Pollutant Discharge Elimination System Permit No. PA 0202851 (the “Ohiopyle NPDES Permit”). On November 20, 2003, the Pennsylvania Department of Environmental Protection (the “PaDEP”) issued a renewal of the Ohiopyle NPDES Permit, effective for the period March 29, 2004 through March 29 2009. On March 10, 2004, the Mountain Watershed Association and Citizens for Pennsylvania’s Future (the “Ohiopyle Appellants”) filed an appeal of the renewed Ohiopyle NPDES Permit with the Pennsylvania Environmental Hearing Board. (Mountain Watershed Association and Citizens for Pennsylvania’s Future v. Commonwealth of Pennsylvania Department of Environmental Protection and Kaiser Refractories, EHB Docket No. 2004-102-R). By order dated June 23, 2005, upon the Ohiopyle Appellants’ Motion for Partial Summary Judgment, the Environmental Hearing Board revoked the renewed Ohiopyle NPDES Permit and remanded the matter to PaDEP for further action.
     One of the Ohiopyle Appellants’ bases for the Motion for Partial Summary Judgment was that certain pollutant discharge limits specified in the renewed Ohiopyle NPDES Permit were not consistent with the “Total Maximum Daily Load” (“TMDL”) requirements for the receiving stream. The PaDEP did not dispute the alleged inconsistency between the renewed Ohiopyle NPDES Permit and the TMDL requirements; however, PaDEP asserted that the inconsistency stemmed from errors in the TMDL requirements. In conjunction with remand proceedings on the Ohiopyle NPDES Permit, the PaDEP has proposed a revision of the TMDL requirements for the receiving stream. The proceedings for the revision of the TMDL requirements are pending and are not expected to be completed prior to the Effective Date.
     Upriver Dam Settlement
     In June 2001, the Washington State Department of Ecology notified KACC that it was potentially liable for environmental contamination alleged to exist within the Spokane River in Spokane, Washington (the “Upriver Dam Site”) as a result of wastewater discharged from KACC’s facility in Trentwood. In November 2002, the Bankruptcy Court authorized KACC to enter into an agreement with Avista Development, Inc. (“Avista”), another party potentially liable for environmental contamination at the Upriver Dam Site, to perform a feasibility study to evaluate potential cleanup actions and to share certain costs related thereto. In January 2003, the Washington State Department of Ecology filed a complaint against KACC and Avista in the Superior Court of the State of Washington for Spokane County seeking to compel the defendants to remedy any environmental contamination of the Upriver Dam Site they caused. In addition, the State of Washington Filed a proof of Claim against KACC for approximately $6 million with regard to the alleged obligations to clean up the Upriver Dam Site and Avista Filed a proof of Claim against KACC for shared costs related thereto.
     In March 2005, KACC agreed to the terms of a consent decree with the State of Washington and Avista, pursuant to which KACC will pay $1 million to Avista for use in funding the future cleanup costs of the Upriver

Dam Site. In exchange, the suit against KACC by the Washington State Department of Ecology will be dismissed and the Debtors will receive a full release and discharge from any and all past and future claims by the State of Washington and Avista relating to the Upriver Dam Site. The Bankruptcy Court approved the consent decree in June 2005 and the consent decree will become effective upon the Spokane Superior Court’s approval of a separate, but related, consent decree between Avista and Washington State Department of Ecology.
     Erie Property Transfer
     In April 2005, the Bankruptcy Court authorized KACC to transfer to the Greater Erie Industrial Development Corporation (the “GEIDC”), at no cost, certain real property in Erie, Pennsylvania (the “Erie Property”) and certain improvements thereon, including an aluminum forging plant, which, before the transfer, was leased by KACC to Accuride-Erie L.P. (“Accuride-Erie”), an affiliate of Accuride Corporation (“Accuride”). The transfer of the Erie Property occurred on June 22, 2004. In exchange for the transfer and other consideration, the GEIDC and Erie Land Holding, Inc. (“ELH”), another affiliate of Accuride, agreed to, among other things, pay for (a) an environmental assessment of the Erie Property, (b) if necessary, related remediation work on the Erie Property to bring it in compliance with applicable environmental laws and regulations, and (c) a pollution legal liability select insurance policy regarding the Erie Property, with an initial aggregate policy limit of at least $20 million, under which the GEIDC, KACC, Accuride, Accuride-Erie and ELH are named insureds. KACC will be responsible for any remediation work outside of the Erie Property that is required by the Pennsylvania Department of Environmental Protection to the extent (i) such off-site remediation work results from a pollution condition that is migrating or has migrated from a closed former wastewater pond on the Erie Property and (ii) the costs of such off-site remediation work exceed $640,000. In connection with this transaction, KACC, Accuride, Accuride-Erie and a related affiliate entered into a settlement agreement resolving and/or releasing mutual claims against one another related to the lease and operations of the forging plant on the Erie Property, including any rejection damages Claim resulting from KACC’s rejection of Accuride-Erie’s lease of this property.
     Mica Landfill Superfund Site Settlement
     In July 2005, the Debtors Filed a motion to approve a consent decree settling certain environmental Claims of the United States of America (on behalf of the EPA) and the State of Washington against KACC relating to a solid waste landfill near Spokane, Washington (the “Mica Landfill Superfund Site”) and a settlement agreement regarding more than $17 million of environmental Claims of Spokane County, Washington relating to that site. Pursuant to the consent decree, the United States of America (on behalf of the EPA) will be allowed General Unsecured Claim (Class 9) against KACC in the amount of $68,000 in exchange for a covenant by the EPA and the State of Washington not to bring a civil or administrative action against the Debtors or their successors with respect to the Mica Landfill Superfund Site pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and certain other similar federal and state laws. Pursuant to the settlement agreement, Spokane County will be allowed a General Unsecured Claim (Class 9) against KACC in the amount of $3 million in exchange for a full release and discharge from any and all past and future Claims by Spokane County related to the Mica Landfill Superfund Site. The Bankruptcy Court is scheduled to consider the motion to approve such consent decree and settlement agreement in late August 2005.
     Unfair Labor Practice Settlement
     In connection with a USW strike and subsequent lock-out by KACC, which was settled in September 2000, the USW filed certain allegations of unfair labor practices with the National Labor Relations Board (the “NLRB”). A trial before an administrative law judge on certain of the allegations concluded in September 2001. In May 2002, the administrative law judge ruled against KACC and recommended that the NLRB award back pay and interest on behalf of workers who were displaced in the lockout. KACC appealed the ruling of the administrative law judge to the NLRB. In January 2004, as part of KACC’s settlement with the USW with respect to pension and retiree medical benefits, KACC and the USW agreed to settle the case pending before the NLRB, subject to approval of the General Counsel of the NLRB and the Bankruptcy Court and ratification by the USW’s members. The settlement was subsequently ratified by the union members in February 2004 and is pending final approval by the General Counsel of the NLRB. Pursuant to the agreement, upon approval of the settlement by the General Counsel of the NLRB and solely for the purposes of determining distributions under the Plan, the NLRB will be deemed to have an Allowed General Unsecured Claim in Class 9 in the amount of $175 million. For a discussion of the treatment of such Claim, see “Overview of the Plan — Classes and Treatment Claims and Interests,” and for a discussion of distributions in respect of such Claim, see “Distributions Under the Plan — Timing and Calculation of Amounts To Be Distributed — NLRB Claim.”
     NLRB Erie Claim
     The NLRB also Filed a separate Claim against KACC based upon an August 1998 settlement agreement resolving, without the admission of liability, certain unfair labor practice allegations related to the closure of KACC’s aluminum extrusion facility located in Erie, Pennsylvania. The settlement agreement provided for payment of certain sums to 48 former KACC employees and a total of 16 employees accepted settlement payments in 1998. The remaining employees elected to postpone receipt of their settlement amounts pending the result of their related civil action against KACC. In November 2002, the civil suit was decided in KACC’s favor. The NLRB’s Claim asserts that KACC failed to pay approximately $248,000 in settlement funds to the NLRB and that KACC had agreed to hold such funds in escrow for the benefit of the 32 former employees who had not previously accepted settlement payments. The NLRB’s Claim reserved the right to assert that the settlement funds alleged to be owed to the NLRB are not property of KACC’s Estate. The Debtors anticipate that, unless the parties can agree to the treatment of this Claim, the NLRB will initiate an adversary proceeding in the Bankruptcy Court seeking return of the settlement funds on the theory that such funds are not property of KACC’s estate.
     Settlement with National Refractories
     In May 2004, the Bankruptcy Court approved a settlement agreement among KACC, National Refractories & Minerals Corporation (“National Refractories”) and certain other entities relating to claims resulting from the 1984 sale of certain real and personal property of KACC located in the United States of America, Canada and Mexico. National Refractories and certain affiliates filed for bankruptcy protection in 2001. KACC filed proofs of claim in the National Refractories bankruptcy cases that totaled more than $20 million. National Refractories Filed multiple Claims against KACC for unliquidated amounts related to breach of contract Claims and other alleged damages. In accordance with the settlement agreement, the parties withdrew their respective claims against one another and KACC received $1.25 million.
     Hatch and Lexington Settlement
     In November 2004, the Bankruptcy Court approved a settlement agreement among Hatch Associates, Inc. and Hatch Associates Consultants, Inc. (together, “Hatch”), Lexington Insurance Company (“Lexington”) and KACC. The comprehensive settlement resolved certain claims and lawsuits between the parties related to the reconstruction of Gramercy, as well as KACC’s preference claims against Hatch. Pursuant to the settlement agreement: (a) KACC received $9 million from Lexington and $575,000 from Hatch; and (b) Hatch was granted an Allowed General Unsecured Claim (Class 9) of approximately $5 million. For a discussion of the treatment of such Claim, see “Overview of the Plan — Classes and Treatment Claims and Interests.”
     Settlement of the Value of the Secured Portion of the 7.60% SWD Revenue Bond Claims
     In 1997, Spokane County, Washington issued the 7.60% SWD Revenue Bonds and contemporaneously loaned the proceeds to KACC pursuant to a loan agreement dated March 1, 1997. To secure KACC’s obligations under such loan agreement, KACC executed a deed of trust granting Spokane County a security interest in certain real and personal property located at the Mead Smelter (the “Spokane Collateral”). Thereafter, Spokane County assigned its rights under such security interest to the 7.60% SWD Revenue Bond Indenture Trustee.
     In February 2004, KACC sought Bankruptcy Court approval of bidding procedures for the sale of certain property related to the Mead Smelter. The 7.60% SWD Revenue Bond Indenture Trustee Filed an objection pursuant to which it sought to have allocated to it any sale proceeds attributable to the Spokane Collateral. In May 2004, the Bankruptcy Court approved the sale and the property related to the Mead Smelter was sold for consideration of approximately $7 million. The Bankruptcy Court ordered that $4 million of the sale proceeds be held in escrow as protection until such time as the value of the Spokane Collateral was determined. Appraisals of the value of the Spokane Collateral were subsequently submitted to the Bankruptcy Court by the 7.60% SWD Revenue Bond Indenture Trustee and by KACC and, in February 2004, the parties agreed to a compromise, valuing the Spokane Collateral at $1.6 million. On May 9, 2005, the Bankruptcy Court approved the parties’ settlement, pursuant to which (a) the 7.60% SWD Revenue Bond Indenture Trustee received $1.6 million for the benefit of the holders of 7.60% SWD Revenue Bonds, (b) the 7.60% SWD Revenue Bond Indenture Trustee is entitled to File a motion seeking payment of its fees, charges and expenses from KACC, although KACC may oppose such motion and (c) the 7.60% SWD Revenue Bond Claims are to be allowed as General Unsecured Claims (Class 9) in the total amount of approximately $18 million. For a discussion of the treatment of such Claims, see “Overview of the Plan — Classes and Treatment Claims and Interests.”
     Recovery Actions
     A number of prepetition transactions occurred that the Debtors believe may have given rise to preference actions under sections 547 and 550 of the Bankruptcy Code. A debtor may seek to avoid and recover certain prepetition payments and other transfers made by the debtor to or for the benefit of a creditor in respect of an antecedent debt, if such transfer (a) was made when the debtor was insolvent and (b) enabled the creditor to receive more than it would receive in a hypothetical liquidation of the debtor in a chapter 7 where the transfer had not been made. Transfers made to a creditor that was not an “insider” of the debtor are generally only subject to these provisions if the payment was made within 90 days prior to the debtor’s filing of a petition under chapter 11. Under section 547 of the Bankruptcy Code, certain defenses, in addition to the solvency of the debtor at the time of the transfer and the lack of preferential effect of the transfer, are available to a creditor from which a preference recovery is sought. Among other defenses, a debtor may not recover a payment to the extent such creditor subsequently gave new value to the debtor on account of which the debtor did not, among other things, make an otherwise unavoidable transfer to or for the benefit of the creditor. A debtor may not recover a payment to the extent such payment was part of a substantially contemporaneous exchange between the debtor and the creditor for new value given to the debtor. Further, a debtor may not recover a payment if such payment was made, and the related obligation was incurred, in the ordinary course of business of both the debtor and the creditor. The debtor has the initial burden of proof in demonstrating the existence of all the elements of a preference, including its insolvency, at the time of the payment. The creditor has the initial burden of proof as to the aforementioned defenses.
     The Debtors have conducted a review of invoices paid by the Debtors during the 90-day period prior to the Filing of their respective Reorganization Cases and have identified four parties that may have received preferential payments from the Debtors prior to the Petition Date (collectively, the “Preference Action Parties”). The Debtors have executed an agreement with each Preference Action Party to toll the statute of limitations with respect to the payments to such party. Notwithstanding the Debtors’ ability to pursue these Recovery Actions, the Debtors are not certain that any payments will ultimately be recovered, and, even if all such payments are successfully recovered in full the cumulative recoveries would be less than $4 million.
     Additional Litigation Matters Involving KACC
     KACC is involved in other litigation matters that may result in additional recoveries for the benefit of the Debtors’ Estates. Among the pending cases are: (a) federal district court litigation regarding the potential recovery of insurance premiums from Monument Select Insurance Company, which was recently settled with the remaining defendants for $218,000, and is currently the subject of a motion pending before the Bankruptcy Court; and (b) an adversary proceeding against Transcontinental Insurance Company and National Union Fire Insurance Company of Pittsburgh, P.A. for reimbursement of legal expenses in connection with the litigation that resulted from the 1999 explosion at Gramercy. The Debtors are unable to assure that any recoveries will be made in the aforementioned matters.
Guaranty Subordination Dispute
     In 1993, KACC issued $400 million of the Senior Subordinated Notes, which were guaranteed by certain of the Debtors and the Alumina Subsidiary Debtors (such guaranty being referred to herein as the “Subsidiary Guaranty”). The Senior Subordinated Note Indenture contains, among other things, a detailed definition of “Senior Indebtedness,” debt subordination provisions and guaranty provisions. Under the Senior Subordinated Note Indenture, holders of the Senior Subordinated Notes agreed “that all direct or indirect payments or distributions on or with respect to the Notes...is [sic]...subordinated...to the prior payment in full...of all Senior Indebtedness of [KACC]” and (b) “that all payments pursuant to [the Subsidiary Guaranty] are...subordinated...to the prior payment in full...of all Senior Indebtedness of such [s]ubsidiary [g]uarantor.”

     On August 16, 2004, the Senior Subordinated Note Indenture Trustee Filed a motion (the “Guaranty Subordination Classification Motion”) with the Bankruptcy Court to determine the classification of the Senior Subordinated Note Claims in respect of the Subsidiary Guaranty under any plan or plans of reorganization Filed by the Debtors and Alumina Subsidiary Debtors that made such guaranty. The Guaranty Subordination Classification Motion asserted that the obligations to the holders of 9-7/8% Senior Notes and 10-7/8% Senior Notes in respect of the Subsidiary Guaranty do not constitute “Senior Indebtedness” under the applicable definitions in the Senior Subordinated Note Indenture and that, accordingly, the obligations on the guaranty of the Senior Subordinated Notes (i.e., the Subsidiary Guaranty) and the guaranties of the 9-7/8% Senior Notes and 10-7/8% Senior Notes are entitled to pari passu distributions under the plans of reorganization Filed by the Debtors and the Alumina Subsidiary Debtors that made the Subsidiary Guaranty (including the Plan and the Alumina Subsidiary Plans). (The Senior Subordination Note Indenture Trustee did not contest the treatment of the classification of the Senior Note Claims as senior to the Senior Subordinated Note Claims at the KACC level.)
     On September 3, 2004, the 9-7/8% Senior Note Indenture Trustee, the 10-7/8% Senior Note Indenture Trustee and an ad hoc group of holders of the Senior Notes (together, the “Senior Note Parties”) Filed an adversary proceeding styled U.S. Bank National Association v. Kaiser Aluminum & Chemical Corporation, Adv. Pro. No. 04-55115 (JKF) (the “Guaranty Subordination Adversary Proceeding”) with the Bankruptcy Court seeking a declaration that any payment rights of the Senior Subordinated Note Claims are subordinate to the Senior Note Claims or, alternatively, a reformation of the Senior Subordinated Note Indenture to provide that the Senior Subordinated Note Claims are junior to the Senior Note Claims. Pursuant to the Bankruptcy Court’s order, on October 8, 2004, the Debtors and the Other Debtors Filed their response to the Guaranty Subordination Classification Motion and an answer in the Guaranty Subordination Adversary Proceeding (together with the Guaranty Subordination Motion, the “Guaranty Subordination Dispute”) and the Creditors’ Committee Filed its response to the Guaranty Subordination Classification Motion. In their respective responses, the Debtors and the Other Debtors and the Creditors’ Committee supported the interpretation advanced by the Senior Note Parties. The Senior Note Parties also Filed responses opposing the Guaranty Subordination Classification Motion. Liverpool Limited Partnership, a holder of both 9-7/8% Senior Notes and Senior Subordinated Notes (“Liverpool”), also Filed a response to the Guaranty Subordination Classification Motion, asserting that only $100 million of the obligations to the holders of the 9-7/8% Senior Notes in respect of the Subsidiary Guaranty, plus associated interest and fees, constitute “Senior Indebtedness” under the Senior Subordinated Note Indenture based on the fact that there was a reduction of $100 million in the credit commitment under KACC’s senior credit facility at the time the Subsidiary Guaranty was made. Liverpool therefore contended that, other than Claims arising under the Subsidiary Guaranty obligations in respect of $100 million of the principal amount of the 9-7/8% Senior Notes, Claims arising under the Subsidiary Guaranty obligations in respect of the 10-7/8% Senior Notes, the 9-7/8% Senior Notes and the Senior Subordinated Notes are entitled to pari passu distributions under the plans of reorganization Filed by the Debtors and the Alumina Subsidiary Debtors that made the Subsidiary Guaranty (including the Plan and the Alumina Subsidiary Plans).
     In connection with the Guaranty Subordination Dispute and a dispute relating to the 7-3/4% SWD Revenue Bonds (see “— 7-3/4% SWD Revenue Bond Dispute”), the Senior Subordinated Note Indenture Trustee has asserted that, even if such disputes are ultimately resolved by the Bankruptcy Court in favor of the holders of Senior Note Claims, under the Senior Subordinated Note Indenture, including but not limited to the charging lien provisions thereunder, the Senior Subordinated Note Indenture Trustee will be entitled to the payment of its fees and expenses (including the fees and expenses of the Senior Subordinated Note Indenture Trustee’s professionals) from any funds otherwise distributable to the holders of Senior Note Claims pursuant to the subordination provisions of the Senior Subordinated Note Indenture, without prejudice to the Senior Subordinated Note Indenture Trustee’s right to assert, inter alia, that its fees and expenses constitute an administrative expense claim within the purview of sections 503 and 507 of the Bankruptcy Code. The Debtors do not agree with that assertion and believe, in such circumstances, that the contractual subordination provisions of the Senior Subordinated Note Indenture require the payment to holders of Senior Note Claims of all amounts that would otherwise be payable to or for the benefit of holders of Senior Subordinated Note Claims absent such provisions and that the Debtors are not required to make any payment in respect of the fees and expenses of the Senior Subordinated Note Indenture Trustee; if, however, the Bankruptcy Court determines that the assertion of the Senior Subordinated Note Indenture Trustee is correct, the ultimate recoveries to holders of Senior Note Claims may be reduced.
     On October 25, 2004, the Bankruptcy Court held a status conference on the Guaranty Subordination Dispute and ordered the parties to attempt to consensually resolve the Guaranty Subordination Dispute, as well as the 7-3/4% SWD Revenue Dispute, through mediation. On November 18, 2004, the parties to the 7-3/4% SWD Revenue Bond Dispute participated in a day-long mediation, but the mediation concluded with no settlement having been reached.
     On December 2, 2004, the Senior Subordinated Note Indenture Trustee Filed a motion in the Guaranty Subordination Adversary Proceeding requesting that the Bankruptcy Court order the parties to File briefs regarding the Guaranty Subordination Dispute by January 10, 2005 and hold an oral summary judgment argument on January 24, 2005.
     On December 10, 2004, the Debtors, the Other Debtors and the Senior Note Parties Filed a joint motion to stay each of the Guaranty Subordination Adversary Proceeding and the 7-3/4% SWD Revenue Bond Dispute pending the completion of the confirmation process for the plans of liquidation for the Alumina Subsidiary Debtors and requesting that the Guaranty Subordination Dispute be adjudicated in connection with confirmation of such plans if the proposed settlement of the dispute to be included in each such plan was not accepted. On the same date, Liverpool requested that the Bankruptcy Court either (a) consolidate litigation concerning the Guaranty Subordination Dispute or (b) permit Liverpool to intervene as a defendant in the Guaranty Subordination Adversary Proceeding.
     On January 24, 2005, the Bankruptcy Court stayed the Guaranty Subordination Adversary Proceeding and ruled that both the Guaranty Subordination Dispute and 7-3/4% SWD Revenue Bond Dispute would be adjudicated in connection with the confirmation of the Alumina Subsidiary Plans.
     The Alumina Subsidiary Debtors filed the Alumina Subsidiary Plans on February 25, 2005 (see “— The Sale of the Alpart Interests and Liquidation of AJI and KJC” and “— The Sale of the QAL Interests and the Liquidation of KAAC and KFC”). The Alumina Subsidiary Plans each contained a proposed settlement of the Guaranty Subordination Dispute as it related to the Alumina Subsidiary Debtors, which provided that payments in the aggregate amount of $16 million would be made to holders of Senior Note Claims and Senior Subordinated Note Claims if both voted to accept both Alumina Subsidiary Plans and such plans were confirmed and consummated. The holders of the Senior Subordinated Note Claims failed to accept either Alumina Subsidiary Plan and, therefore, in accordance with such plans, the Bankruptcy Court will resolve the Guaranty Subordination Dispute with respect to the Alumina Subsidiary Debtors and determine the distributions to be made to the holders of Senior Note Claims and any distributions to be made to holders of Senior Subordinated Note Claims under the Alumina Subsidiary Plans.
     Evidentiary hearings on the Alumina Subsidiary Debtors’ request for confirmation of the Alumina Subsidiary Plans and the Guaranty Subordination Dispute were held on April 13, 2005, April 27, 2005 and May 2, 2005. During the hearing on April 27, 2005, the Bankruptcy Court, ruling from the bench, ruled against the position asserted by Liverpool and established a schedule for the parties to such dispute to submit additional pleadings regarding the position asserted by the holders of Senior Subordinated Notes. All additional pleadings have since been submitted to the Bankruptcy Court. It is anticipated that the Bankruptcy Court will rule on both the requests for confirmation of the Alumina Subsidiary Plans and the Guaranty Subordination Dispute, but no assurance can be given as to when or how the Bankruptcy Court will so rule. For purposes of this Disclosure Statement, it is assumed that the Alumina Subsidiary Plans will be confirmed and become effective immediately prior to the effectiveness of the Plan.
     There is no dispute as to the relative priorities of the Senior Subordinated Note Claims and the Senior Note Claims against KACC (as opposed to the subsidiary guarantors), as all parties to the Guaranty Subordination Dispute have acknowledged and agreed that the Senior Subordinated Note Claims against KACC are subordinate to the Senior Note Claims against KACC. Confirmation of the Plan will not impair the rights or arguments of any party to the Guaranty Subordination Dispute, and all such rights and arguments will be preserved notwithstanding Confirmation of the Plan.
7-3/4% SWD Revenue Bond Dispute
     On January 13, 2004, the 7-3/4% SWD Revenue Bond Indenture Trustee and certain holders of the 7-3/4% SWD Revenue Bonds (collectively, the “7-3/4% SWD Revenue Bond Plaintiffs”) Filed an adversary proceeding styled Paul J. Guillot v. Kaiser Aluminum & Chemical Corporation, Adv. Pro. No. 04-51165 (JKF) (the “7-3/4%

SWD Revenue Bond Dispute”) against the Senior Subordinated Note Indenture Trustee and KACC. At issue was whether KACC properly designated the 7-3/4% SWD Revenue Bonds as senior indebtedness under the Senior Subordinated Note Indenture or whether the 7-3/4% SWD Revenue Bonds were otherwise entitled to treatment as senior indebtedness vis-à-vis the Senior Subordinated Notes. It was the position of the 7-3/4% SWD Revenue Bond Plaintiffs that the holders of the 7-3/4% SWD Revenue Bonds had subordination claims in respect of any distributions on the Senior Subordinated Notes under the Plan. In response to the complaint, KACC stated that it had not been able to confirm that it provided the Senior Subordinated Note Indenture Trustee with a written designation that the 7-3/4% SWD Revenue Bonds constituted senior indebtedness, which designation would have subordinated the indebtedness under the Senior Subordinated Notes to the indebtedness under the 7-3/4% SWD Revenue Bonds.
     On March 26, 2004, the Senior Subordinated Note Indenture Trustee Filed a motion to dismiss the 7-3/4% SWD Revenue Bond Dispute for failure to join necessary parties such as the 9-7/8% Senior Note Indenture Trustee and the 10-7/8% Senior Note Indenture Trustee. On May 4, 2004, the 7-3/4% SWD Revenue Bond Plaintiffs Filed a motion for summary judgment, requesting that the Bankruptcy Court either: (a) declare that KACC be deemed to have submitted the appropriate designation of senior indebtedness; (b) order KACC to designate the 7-3/4% SWD Revenue Bonds as senior indebtedness; or (c) declare that the 7-3/4% SWD Revenue Bonds are senior in terms of payment priority to the Senior Subordinated Notes. Shortly thereafter, the Senior Subordinated Note Trustee Filed a motion to stay all proceedings pending the Bankruptcy Court’s decision on the motion to dismiss the 7-3/4% SWD Revenue Bond Dispute. KACC subsequently joined the motion to stay proceedings.
     On October 25, 2004, the Bankruptcy Court held a status conference on the 7-3/4% SWD Revenue Bond Dispute and ordered the parties to attempt to consensually resolve such dispute, as well as the Guaranty Subordination Dispute, through mediation. On November 18, 2004, the parties to the 7-3/4% SWD Revenue Bond Dispute participated in a day-long mediation but failed to reach a settlement.
     On November 29, 2004, the Bankruptcy Court entered orders permitting each of the 9-7/8% Senior Note Indenture Trustee and the 10-7/8% Senior Note Indenture Trustee to intervene as a defendant in the adversary proceeding and denying the Senior Subordinated Note Indenture Trustee’s motion to dismiss the 7-3/4% SWD Revenue Bond Dispute.
     On December 10, 2004, the Debtors, the Other Debtors and the Senior Note Parties Filed a joint motion to stay each of the 7-3/4% SWD Revenue Bond Dispute and the Guaranty Subordination Adversary Proceeding pending the completion of the confirmation process for the plans of liquidation for the Alumina Subsidiary Debtors and requesting that the 7-3/4% SWD Revenue Bond Dispute be adjudicated, along with the Guaranty Subordination Dispute if necessary, in connection with the confirmation of such plans.
     On December 17, 2004, the Senior Subordinated Note Indenture Trustee filed an answer in the 7-3/4% SWD Revenue Bond Dispute that included, among other things: (a) a counterclaim for a declaratory judgment that the 7-3/4% SWD Revenue Bonds are not senior to the Senior Subordinated Notes; (b) a counterclaim against the 7-3/4% SWD Revenue Bond Plaintiffs for reimbursement of legal expenses incurred by the Senior Subordinated Note Indenture Trustee; (c) a cross claim against KACC for indemnification in the amount of any judgment that may be rendered in favor of the 7-3/4% SWD Revenue Bond Plaintiffs against the Senior Subordinated Note Indenture Trustee; and (d) a complaint against certain of the Debtors and Other Debtors for indemnification in the amount of any judgment that may be rendered in favor of the 7-3/4% SWD Revenue Bond Plaintiffs against the Senior Subordinated Note Indenture Trustee.
     On January 24, 2005, the Bankruptcy Court stayed the 7-3/4% SWD Revenue Bond Dispute and ruled that the 7-3/4% SWD Revenue Bond Dispute and the Guaranty Subordination Dispute would be adjudicated in connection with the confirmation of the Alumina Subsidiary Plans. In connection with the development and proposal of the Alumina Subsidiary Plans, representatives of certain of the holders of Senior Note Claims and 7-3/4% SWD Revenue Bonds entered into negotiations in an attempt to reach a settlement in respect of the 7-3/4% SWD Revenue Bond Dispute. In early February, such representatives reached an agreement on a proposed settlement of that dispute (i.e., the 7-3/4% SWD Revenue Bond Settlement).
     On April 13, 2005, in conjunction with the beginning of the confirmation process for the Alumina Subsidiary Plans, the Bankruptcy Court, from the bench, indicated that it would approve the 7-3/4% SWD Revenue

Bond Settlement. On June 2, 2005, the Bankruptcy Court entered an order approving the 7-3/4 SWD Revenue Bond Settlement and dismissing with prejudice the 7-3/4% Revenue Bond Dispute, which order, by its terms, will not become effective until an order is entered confirming the joint plan of liquidation for AJI and KJC and the joint plan of liquidation for KAAC and KFC. Under that order, the dismissal of the 7-3/4% Revenue Bond Dispute is contingent upon consummation of the 7-3/4% SWD Revenue Bond Settlement, which will be deemed to occur on the last to occur of the effective date of each of the Alumina Subsidiary Plans and the Effective Date.
     The 7-3/4% SWD Revenue Bond Settlement contemplates that, under any plan of reorganization for KACC (including the Plan), the holders of Claims against KACC in respect of the 7-3/4% SWD Revenue Bonds and the Senior Notes will share pro rata in any recoveries to which either would be entitled pursuant to the contractual subordination provisions of the Senior Subordinated Note Indenture. In accordance therewith, the Plan provides that, notwithstanding any other provision thereof, the aggregate amount of consideration that would be otherwise be payable to the holders of Senior Subordinated Note Claims in the absence of the contractual subordination provisions of the Senior Subordinated Note Indenture will be distributed to holders of Allowed Senior Note Claims and holders of Allowed 7-3/4% SWD Revenue Bond Claims on a pro rata basis, based upon the relative allowed amounts of such Claims against KACC, as set forth in Section 2.16 of the Plan (which is described above under “Overview of the Plan — Classes and Treatment of Claims and Interests — Allowed Amount of Certain Claims”).
     The 7-3/4% SWD Revenue Bond Settlement also contains a resolution of the 7-3/4% SWD Revenue Bond Dispute as it relates to the Alumina Subsidiary Debtors and, in accordance therewith, because the holders of Senior Note Claims have voted to accept both Alumina Subsidiary Plans, if all holders of Allowed Senior Note Claims are entitled under such plans to identical treatment in respect of contractual subordination claims under the Senior Subordinated Note Indenture or otherwise agree, the aggregate amount of consideration that would otherwise be payable to holders of Senior Subordinated Note Claims in the absence of the subordination provisions of the Senior Subordinated Note Indenture will be distributed to holders of Allowed Senior Note Claims and holders of Allowed 7-3/4% SWD Revenue Bond Claims on a pro rata basis, based upon the relative allowed amounts of such Claims against AJI and KJC or KACC and KFC, as the case may be. Notwithstanding the foregoing, in no event will the aggregate amount so paid to holders of 7-3/4% SWD Revenue Bonds Claims under the Alumina Subsidiary Plans exceed $8 million.
Intercompany Claims Settlement
     The operations of KAC and its subsidiaries, which included transactions with the Joint Ventures and the use of a centralized cash management system, gave rise to a significant number of intercompany transactions, which were accounted for as intercompany receivables and payables. Because many of the intercompany accounts reflected an aggregate of activity over many years, the account balances for these intercompany receivables and payables in many cases were substantial, in some cases aggregating more than $1 billion. In addition to the complex nature of the transactions and the significant amounts involved, there were numerous legal theories and arguments that could be advanced to support varying treatments of all or a portion of these intercompany account balances or to apply principles of setoff or recoupment to eliminate or substantially reduce certain of these intercompany account balances. Issues also existed with respect to claims of the Debtors and the Other Debtors against another Debtor or Other Debtor that arose after the Petition Date, including, among other issues: (a) whether to “synchronize” the Petition Dates for all of the Debtors and the Other Debtors or otherwise how to treat such claims that arose after the commencement of the Reorganization Cases of the Original Debtors in 2002 but prior to the commencement of Reorganization Cases of the Additional Debtors in 2003; (b) how certain costs or services funded by KACC but also accruing to the benefit of other Debtors and Other Debtors as well (e.g., professional fees and costs incurred in the chapter 11 cases, overhead costs and the fees associated with the DIP Financing Facility and the prior postpetition financing facility of the Debtors and the Other Debtors) should be allocated among the Debtors and the Other Debtors; and (c) whether the subsidiaries of KAC and KACC should reimburse them for the use of substantial federal income tax attributes, including net operating losses.
     On October 5, 2004, the Debtors, the Other Debtors and the Creditors’ Committee entered into a settlement and release agreement that resolved all of these issues (i.e., the Intercompany Claims Settlement), thereby eliminating the potential costs, uncertainties and potential delays that could have resulted had each of these issues been left for resolution through litigation. On October 14, 2004, the Debtors, the Other Debtors and the Creditors’ Committee jointly Filed a motion to approve the Intercompany Claims Settlement (the “Joint ICS Motion”). Objections to the Joint ICS Motion were Filed by numerous parties, many of which were resolved by a January 27,

2005 amendment to the Intercompany Claims Settlement. The Bankruptcy Court entered an order approving the Intercompany Claims Settlement on February 1, 2005 (i.e., the Intercompany Claims Settlement Order), which was subsequently amended by an order of the Bankruptcy Court entered on February 15, 2005. The terms of Intercompany Claims Settlement became effective on February 28, 2005 and, in accordance therewith, among other things:
•	All claims of the Debtors and the Other Debtors against another Debtor or Other Debtor, whether incurred prior to, on or after the Petition Date, except as otherwise described below, were satisfied and resolved, including but not limited to claims: (a) under the Cash Management Order, the Joint Venture Order and the AJI and KJC Stipulation; (b) under or related to intercompany transfers; (c) related to the allocation among the Debtors and the Other Debtors of professional fees and expenses, overhead expenses or costs relating to the DIP Financing Facility and the prior postpetition financing facility of the Debtors and the Other Debtors; (d) for contribution, reimbursement or subrogation against a Debtor or Other Debtor related to or arising out of claims of third parties existing (whether or not affirmatively asserted) against any of the Debtors or the Other Debtors who are or are alleged to be co-obligors as to such claims, whether as a result of equity, contract (including guarantees) or statute, including but not limited to claims arising as a result of being within the same “controlled group” under ERISA; and (e) based upon, relating to or arising from the negotiation, documentation and execution of the terms and conditions contained in the Intercompany Claims Settlement, or any of the documents contemplated by the Intercompany Claims Settlement.

•	Upon the closing of the sale of Alpart, KACC received Cash proceeds of approximately $43 million. See “Operations During the Reorganization Cases — Strategic Plan to Sell Commodities Assets — The Sale of the Alpart Interests and Liquidation of AJI and KJC.”

•	Following the consummation of the joint plan of liquidation for AJI and KJC, it is anticipated that KACC will be entitled to receive $1 million on account of its allowed administrative claims against AJI and KJC. For purposes of this Disclosure Statement, it is assumed that the Alumina Subsidiary Plans will be confirmed and become effective immediately prior to the effectiveness of the Plan. See “Operations During the Reorganization Cases — Strategic Plan to Sell Commodities Assets — The Sale of the Alpart Interests and Liquidation of AJI and KJC.”

•	Following the consummation of the joint plan of liquidation for KAAC and KFC, it is anticipated that KACC will be entitled to receive $25 million on account of its allowed administrative claim against KAAC. For purposes of this Disclosure Statement, it is assumed that the Alumina Subsidiary Plans will be confirmed and become effective immediately prior to the effectiveness of the Plan. See “Operations During the Reorganization Cases — Strategic Plan to Sell Commodities Assets — The Sale of the QAL Interests and Liquidation of KAAC and KFC.”

•	Of the $12.5 million net proceeds realized from KACC and KBC’s sale of the Combined KJBC/Gramercy Assets, $8.5 million was retained by KACC, and $4 million was paid to AJI and KJC in satisfaction of their administrative claims against KBC. See “Operations During the Reorganization — Strategic Plan to Sell Commodities Assets — The Sale of the KJBC Interests and Gramercy Facility.”

•	All the proceeds realized from the sale of KACC’s interests in and related to Valco were retained by KACC. See “Operations During the Reorganization Cases — Strategic Plan to Sell Commodities Assets — The Sale of the Valco Interests.”

•	The KFC Claim will be allowed as a valid, enforceable Unsecured Claim in the amount of $1.106 billion and will receive the same treatment as an Allowed General Unsecured Claim under the Plan, and 75% of the KFC Claim will be assigned to the PI Trusts on the Effective Date. See “Overview of the Plan — Intercompany Claims Settlement.”

•	KACC is responsible for all costs relating to the administration of all the Debtors’ and the Other Debtors’ bankruptcy cases, including professional fees and expenses, the fees and expenses associated with the DIP Financing Facility and the prior postpetition financing facility of the Debtors and the Other Debtors and all corporate overhead. Notwithstanding the foregoing, the Other Debtors must pay (or reimburse KACC for the payment of) all third-party costs incurred solely in connection with the administration of their chapter 11 cases that are incurred after June 30, 2004 (excluding any success fees of any financial advisors or any monthly fees creditable against the success fees of the financial advisors of the Debtors and the Creditors’ Committee). AJI and KJC remained responsible for payment of all foreign taxes, transfer taxes and recording fees payable by them as a result of the sale of Alpart, and KAAC remained responsible for payment of all foreign taxes, transfer taxes and recording fees payable by it as a result of the sale of the QAL Interests, as well as any alternative minimum tax due from KACC as a result of the sale of AJI’s and KJC’s interests in and related to Alpart and the sale of the QAL Interests. The Other Debtors must also each pay all foreign taxes payable by such entity, whether for current or prior tax years. On April 7, 2005, the ATO sent a letter to KAAC’s Australian tax advisor indicating that (a) with respect to taxable periods through December 31, 2004, KAAC’s Australian tax liability has been fully satisfied, and (b) with respect to the taxable period beginning January 1, 2005, no capital gains tax is due on the sale of KAAC’s interests in and related to QAL.

•	KAAC must also pay portions of the success fees payable to the financial advisors of the Debtors and the Creditors’ Committee, if any, in excess of certain threshold amounts.

•	On the earlier of the Effective Date or the consummation of the joint plan of liquidation of KAAC and KFC, KACC will pay the allowed administrative claims of the PBGC in the amount of $14 million. See “Overview of the Plan — Payment of Administrative Claims — PBGC Administrative Claims” and “Operations During the Reorganization Cases — PBGC Settlement Agreement.” For purposes of this Disclosure Statement, it is assumed that the Alumina Subsidiary Plans will be confirmed and become effective immediately prior to the effectiveness of the Plan and, therefore, that KACC will pay $14 million in full satisfaction of such claims on the Effective Date.

•	The past, present or future directors and officers of the Debtors and the Other Debtors were released from those claims arising at any time prior to the effective date of the Intercompany Claims Settlement: (a) under the Cash Management Order, the Joint Venture Order and the AJI and KJC Stipulation; (b) under or related to intercompany transfers; (c) related to the allocation among the Debtors and the Other Debtors of professional fees and expenses, overhead expenses or costs relating to the DIP Financing Facility and the prior postpetition financing facility of the Debtors and the Other Debtors; (d) based upon, relating to or arising from the negotiation, documentation and execution of the terms and conditions contained in the Intercompany Claims Settlement or any of the documents delivered to implement the Intercompany Claims Settlement; and (e) for contribution, reimbursement or subrogation related to or arising out of claims of third parties based upon items (a) through (d) against any of the Debtors or the Other Debtors who are alleged to be co-obligors, whether as a result of equity, contract (including guarantees) or statute, including but not limited to claims arising as a result of being within the same “controlled group” under ERISA.
For a detailed discussion of the Intercompany Claims Settlement, see the Joint ICS Motion, and for a summary thereof, see the supplemental notice regarding the hearing on the Joint ICS Motion, which was served on all parties in interest on December 27-28, 2004. The Joint ICS Motion and such supplemental notice, as well as the January 27, 2005 amendment to the Intercompany Claims Settlement, are available to the public over the Internet on the Document Website (www.kaiseraluminum.com).
     The Intercompany Claims Settlement did not affect any claim by any Debtor against any of its non-Debtor affiliates or by any such affiliate against a Debtor. There are four inactive, non-Debtor affiliates with prepetition claims against KACC in an aggregate amount of less than $50,000 and three such affiliates with prepetition claims against other Debtors aggregating less that $1 million. It is anticipated that all such claims other than two claims against Canadian Debtors will be distributed by the non-Debtor affiliates to KACC on or shortly after the Effective

Date. Subject to the Restructuring Transactions, the claims against the Canadian Debtors will continue to be outstanding following the Effective Date. In addition, KACC owes approximately $11.5 million to its captive insurance subsidiary, Trochus, which, due to regulatory requirements, will continue as an obligation of Reorganized KACC following the Effective Date. Certain of the Debtors hold claims aggregating about $8 million against nine non-Debtor affiliates. Because these non-Debtor affiliates are inactive and have no substantial assets, no ultimate recovery on these claims from the non-Debtor affiliates is anticipated.

PI TRUSTS AND DISTRIBUTION PROCEDURES
Background
     Asbestos-Related Liabilities
     The Debtors’ asbestos-related liabilities arise from former operations of KACC. As of KACC’s Petition Date, an aggregate of approximately 247,000 asbestos-related personal injury lawsuits had been asserted against KACC since receipt of the first such claim in the late 1970’s. After elimination of duplicates, approximately 104,000 Asbestos Personal Injury Claims remained unresolved as of KACC’s Petition Date, including approximately 11,000 Claims for which KACC had received releases but had not fully satisfied its payment obligations to the claimants. See “— Asbestos Personal Injury Claim Settlement Processing Agreements.” No claim for asbestos-related property damage or abatement costs has ever been Filed against any of the Debtors.
     The Asbestos Personal Injury Claims fall within three categories:
•	“Product Claims” that arise almost exclusively from asbestos-containing products sold by KACC’s former division, Kaiser Refractories (“Kaiser Refractories”);

•	“Premises Claims” of employees or outside contractors who allege exposure to asbestos-containing materials at premises owned by KACC or its subsidiaries; and

•	“Ships Claims” that arise from workers’ alleged exposure to asbestos-containing materials during the building, repair or management of ships by KACC or its subsidiaries.
Product Claims
     Over 97% of the historical asbestos-related personal injury lawsuits against KACC have involved claims based on product liability theories of recovery (“Asbestos-Related Product Claims”). Settlements of Asbestos-Related Product Claims represent approximately 90% of amounts paid by KACC to resolve historical asbestos-related personal injury lawsuits. KACC had only three divisions that ever had any involvement with asbestos containing products, and only one of those, Kaiser Refractories, had any products that resulted in payment on claims.
•	Kaiser Refractories’ Products: Products made or sold by Kaiser Refractories, a former division of KACC, are the source of nearly all the Asbestos-Related Product Claims. KACC entered the refractories business in 1943, making bricks, mortars and aggregates, the primary function of which was to line the interior of melting and processing furnaces, vessels and kilns of basic industries. The company’s early refractories were magnesium-based and did not contain asbestos. In 1959, KACC acquired Mexico Refractories Company by merger. Kaiser Refractories functioned as an unincorporated operating division of KACC until KACC left the refractories business. Neither Mexico Refractories Company nor Kaiser Refractories mined, processed or sold raw asbestos, manufactured asbestos-containing insulation products, or designed, developed or first marketed any asbestos-containing product. Rather, Kaiser Refractories inherited rebranding arrangements from Mexico Refractories Company through which other companies made and supplied to Kaiser Refractories a handful of insulation products that contained a small percentage of asbestos, which Kaiser Refractories sold under its brand name. In later years, Kaiser Refractories made and sold one refractory plastic ramming product containing one percent asbestos and refractory bricks that, in certain applications, utilized asbestos expansion allowances. Kaiser Refractories did not sell any asbestos-containing products after 1978, and KACC sold off its refractories business in December 1984.

•	Mirawal Products: Fewer than ten historical Asbestos-Related Product Claims asserted against KACC alleged injury from products once sold by KACC’s former Mirawal operation, which KACC began in 1966 when it purchased certain assets of Birdsboro Corporation. The Mirawal operation sold architectural building panels and siding manufactured between 1968 and 1977, some of which were offered for sale with an optional asbestos cement core sandwiched between the decorative panels that formed the outer surfaces of the product. KACC has never settled any of the handful Asbestos-Related Product Claims attributed to its former Mirawal operation. KACC ceased those operations and sold off the related assets in 1977.

•	Kaiser Trading Company Commodities Sales: KACC once had a wholly owned subsidiary known as Kaiser Trading Company, which engaged in international commodities trading. KACC has determined that, in 1978, Kaiser Trading Company imported and sold an aggregate of less than $75,000 worth of chrysotile asbestos fiber to five customers in the United States of America. A later series of internal mergers ultimately resulted in merging what had been Kaiser Trading Company into Kaiser Aluminium International, Inc. (which is a Debtor). After diligent research, KACC has found no evidence of any other transactions involving asbestos to which Kaiser Trading Company or any successor thereto is a party. To the best of the Debtors’ knowledge, no Asbestos Personal Injury Claim has ever been filed alleging liability for any sale of asbestos fiber by Kaiser Trading Company or any successor thereto, including Kaiser Aluminium International, Inc.
Premises Claims
     Approximately 2% of the historical asbestos-related personal injury lawsuits against KACC involved claims alleging exposure to asbestos-containing materials at KACC-owned facilities mainly in the State of Louisiana and the State of West Virginia (“Asbestos-Related Premises Claims”). As of KACC’s Petition Date, an aggregate of approximately 5,200 Asbestos-Related Premises Claims had been asserted against KACC, of which fewer than 900 were then still pending. More than three-quarters of the pending Asbestos-Related Premises Claims were filed in Louisiana. The Louisiana Asbestos-Related Premises Claims also included liability allegations against former so-called “executive officers” of KACC to whom responsibility for plant safety issues allegedly had been delegated; KACC defended and indemnified these “executive officers” sued in such cases. The settlement of Louisiana Asbestos-Related Premises Claims represents approximately 95% of all amounts paid by KACC to resolve Asbestos-Related Premises Claims.
     In addition to the Asbestos-Related Premises Claims described above, a small number of Asbestos-Related Premises Claims have been filed against KCI, a wholly owned subsidiary of KACC that owned and managed the office facilities in Oakland, California where KACC once was headquartered. These Claims were brought by workers who claimed exposure to asbestos-containing materials allegedly present at these premises. KACC was sometimes sued as a co-defendant in such Asbestos-Related Premises Claims.
Ships Claims
     Approximately 1% of the historical asbestos-related personal injury lawsuits asserted against KACC involved claims alleging asbestos exposure to persons working on ships built, repaired or managed by KACC (“Asbestos-Related Ships Claims”). As described more fully below, the Asbestos-Related Ships Claims arise principally from KACC’s construction and repair of ships in the 1940’s, but have also arisen from its management of ships through a former subsidiary known as Hendy International Corporation. All Asbestos-Related Ships Claims combined represent approximately 0.4% of all historical amounts paid by KACC to resolve asbestos-related personal injury lawsuits.
•	Richmond, California Shipyards: Most of the Asbestos-Related Ships Claims were filed in the San Francisco Bay area and alleged asbestos exposure of persons who built, repaired or served on Liberty or Victory Ships built at Richmond, California Shipyard Nos. 1 and 2. These shipyards were operated by KACC from 1940, when it was originally incorporated under the name Todd-California Shipbuilding Corporation, until 1946, when the company exited the shipbuilding and repair business and entered the aluminum business.

•	Hendy International Corporation: A relatively small number of Asbestos-Related Ships Claims also have been asserted against KACC in connection with the ship management operations of Hendy International Company, which became a wholly owned subsidiary of KACC in 1972. Substantially all of the Hendy International assets were sold to West Coast Shipping in 1977.

     The Asbestos Personal Injury Claims will be resolved in accordance with the terms of the Asbestos Distribution Procedures and the Asbestos PI Channeling Injunction to be established as part of the Plan. For a discussion of the Asbestos Distribution Procedures and Asbestos PI Channeling Injunction, see “— PI Trust Distribution Procedures” and “— PI Channeling Injunctions — Asbestos PI Channeling Injunction.”
     Silica-Related Liabilities
     KACC has been named in lawsuits alleging personal injuries from exposure to silica-containing products made or sold by Kaiser Refractories, a former KACC division. Some of the bricks, mortars and aggregates once made or sold by Kaiser Refractories contained crystalline silica as part of the chemical composition of the clays or other ingredients used in the products. Generally, the crystalline silica content ranged from trace amounts to 10% or less by weight, and a relatively small number of such products had a higher content. A handful of products, known as “semi-silica” or “silica” bricks or mortars, had crystalline silica content in excess of 70%; they were designed that way in order to properly function in the applications for which they were intended. One of these high content silica products was discontinued in 1962, and sales of the others declined such that they were phased out entirely between the late 1960’s and the early to mid 1970’s.
     Prior to KACC’s Petition Date, an aggregate of 366 silica-related lawsuits had been filed against KACC based on product liability theories of recovery and one suit has been filed against it by a lifelong painter/sandblaster who worked briefly at a KACC premises in Baton Rouge, Louisiana in the mid-1950’s based on alleged exposure to silica-containing materials at such facility. As of KACC’s Petition Date, the Debtors had not paid any amounts to settle any suit on the basis of alleged exposure to silica from a Kaiser Refractories product or at a KACC premises, other than a single settlement made almost 20 years prior to that date. KACC had settled some “mixed dust” suits that alleged exposure to both asbestos and silica products made or sold by Kaiser Refractories, but those suits were settled on the basis of the asbestos exposure evidence in those cases rather than the silica exposure allegations. The Debtors believe that the releases provided to KACC in connection with such settlements, however, would shield the Debtors from any liability Claim for all pneumoconiosis-related diseases, including but not limited to Claims based on alleged exposure to silica.
     In response to a Bar Date Order issued in the Reorganization Cases, the Debtors received approximately 3,900 proofs of Claim alleging Silica Personal Injury Claims. See “Operations During the Reorganization Cases — Claims Process and Bar Dates.” The Debtors believe that many of these claimants also have asserted current or past asbestos-related claims. The Debtors further believe that some of the holders of such Silica Personal Injury Claims are persons who previously settled asbestos-related personal injury suits with KACC for malignant or non-malignant diseases and/or death based on a contention that their disease was caused in whole or in part by exposure to asbestos. The Debtors believe that the releases provided to KACC in connection with such settlements would shield the Debtors from any liability Claim for all pneumoconiosis-related diseases, including but not limited to Claims based on alleged exposure to silica.
     The Silica Personal Injury Claims will be resolved in accordance with the terms of the Silica Distribution Procedures and the Silica PI Channeling Injunction to be established as part of the Plan. For a discussion of the Silica Distribution Procedures and Silica PI Channeling Injunction, see “— PI Trust Distribution Procedures” and “— PI Channeling Injunctions — Silica PI Channeling Injunction.” Based upon a currently ongoing review being conducted by the Future Silica and CTPV Claimants’ Representative of the Silica Personal Injury Claims Filed against the Debtors, it currently is anticipated that approximately 1,375 such Claims — which upon completion of the review process will be identified on Attachment A to the Silica Distribution Procedures — will qualify under the criteria of the Silica Distribution Procedures and will be liquidated and processed for payment under the Silica Distribution Procedures, and that the balance of the approximately 3,900 Silica Personal Injury Claims File will not qualify and will be withdrawn.
     CTPV-Related Liabilities
     Beginning in approximately 1997, KACC was named in a small number of lawsuits filed in the State of Louisiana by employees or outside contractors who alleged exposure to CTPV from their work in certain areas of KACC’s aluminum reduction plant in Chalmette, Louisiana. These premises claims also included liability allegations against former so-called “executive officers” of KACC to whom responsibility for plant safety issues allegedly had been delegated; KACC defended and indemnified these “executive officers” with respect to the CTPV-related lawsuits.
     Prior to KACC’s Petition Date, an aggregate of 21 CTPV-related personal injury suits had been filed against KACC. Fourteen of those suits involved employees of KACC’s aluminum reduction plant in Chalmette, Louisiana who alleged that they developed bladder cancer, in each case caused in whole or in part by exposure to CTPV at that plant. KACC settled and paid 12 of such cases prior to the Petition Date. Other CTPV-related suits were voluntarily dismissed for lack of evidence before KACC’s Petition Date, including but not limited to a lack of epidemiologic support for a claimed nexus between exposure to CTPV and the medical condition alleged. As of KACC’s Petition Date only five CTPV-related suits remained pending.
     In response to a Bar Date Order issued in the Reorganization Cases, the Debtors received 296 proofs of Claim for alleged CTPV Personal Injury Claims. See “Operations During the Reorganization Cases — Claims Process and Bar Dates.” According to limited information provided to the Debtors in connection with those proofs of Claim, several of the persons for whom proofs of Claim had been Filed allege bladder cancer, kidney cancer or lung cancer caused in whole or in part by exposure to CTPV at the Chalmette, Louisiana plant. Eleven of the bladder cancer Claims appear to have been completely resolved before KACC’s Petition Date (with ten being resolved by settlement and one being resolved by voluntary dismissal). In addition, prior to the Petition Date, 12 of the lung cancer claimants had settled with KACC based on a diagnosis that their lung cancer was caused in whole or in part by asbestos exposure at the Chalmette plant; their CTPV Personal Injury Claims may be offset by amounts received in accordance with those settlements. The Debtors do not anticipate many CTPV Personal Injury Claims to be asserted in the future.
     The CTPV Personal Injury Claims will be resolved in accordance with the terms of the CTPV Distribution Procedures and the CTPV PI Channeling Injunction to be established as part of the Plan. For a discussion of the CTPV Distribution Procedures and CTPV PI Channeling Injunction, see "— PI Trust Distribution Procedures” and “— PI Trust Channeling Injunctions — CTPV PI Channeling Injunction.”
     NIHL-Related Liabilities
     Prior to KACC’s Petition Date, a cumulative total of 362 NIHL-related lawsuits were filed against KACC, the overwhelming majority of which alleged NIHL from occupational exposure to noise at KACC’s Chalmette, Louisiana plant and a small number of which alleged NIHL from occupational exposure to noise at KACC’s Gramercy, Louisiana facility (i.e., Gramercy). These premises Claims also included liability allegations against former so-called “executive officers” of KACC to whom responsibility for plant safety issues allegedly had been delegated. KACC defended and indemnified these “executive officers” sued in such suits. No NIHL-related suit had been settled or otherwise resolved before KACC’s Petition Date. In response to a Bar Date Order issued in the Reorganization Cases, KACC received approximately 3,400 proofs of Claim for alleged NIHL Personal Injury Claims. See “Operations During the Reorganization Cases — Claims Process and Bar Dates.” The Debtors do not anticipate any future NIHL Personal Injury Claims.
     The NIHL Personal Injury Claims will be resolved in accordance with the terms of the NIHL Distribution Procedures and the NIHL PI Channeling Injunction to be established as part of the Plan. For a discussion of the NIHL Distribution Procedures and NIHL PI Channeling Injunction, see "— PI Trust Distribution Procedures” and “— PI Trust Channeling Injunctions — NIHL PI Channeling Injunction.”
     Indemnification Claims
     In addition to asserted liability to individual asbestos, silica, CTPV or NIHL claimants, the Debtors or their predecessors were parties to various contracts that provide for indemnification of various third parties for asbestos-related, silica-related, CTPV-related or NIHL-related liabilities. These include provisions in corporate merger and acquisition documents, as well as obligations to defend and indemnify employees sued by such individual claimants. The Plan treats these Claims as Indirect Channeled Personal Injury Claims (i.e., Claims for reimbursement, indemnification, subrogation, contribution or indemnity, whether contractual or implied by law, and any derivative or indirect Claims of any kind whatsoever, whether in the nature of or sounding in contract, tort, warranty or any other theory of law, equity or admiralty whatsoever, on account of or with respect to a Channeled Personal Injury Claim).

     Under the Plan, Indirect Channeled Personal Injury Claims are included in the definition of, and will receive the treatment accorded, Channeled Personal Injury Claims under the Plan and the Asbestos Distribution Procedures, Silica Distribution Procedures, CTPV Distribution Procedures or NIHL Distribution Procedures, as applicable. Such Claims will be channeled to the applicable PI Trust, and holders of such Claims will be permanently enjoined from pursuing such Claims against any Protected Party, unless a Debtor has assumed an underlying obligation after authorization of the Bankruptcy Court. See “— PI Trust Distribution Procedures.”
     Unsettled Judgment or Verdict Claims
     KACC has one asbestos-related verdict that remains unsettled as of the date of this Disclosure Statement. KACC was one of two defendants against whom a jury returned a $1.7 million verdict in a case that involved an Asbestos-Related Product Claim for which KACC and the other defendant (which is unrelated to KACC but which also filed for protection under chapter 11 of the Bankruptcy Code) were allegedly jointly and severally liable. However, the verdict may have been subject to reduction to the extent of payments made by other defendants that settled with the plaintiffs prior to judgment for an aggregate amount reportedly in excess of $900,000; KACC has not been able to confirm the amount, if any, of these potentially off-setting settlements, and some of those alleged settlements may have been made by companies that filed for protection under chapter 11 of the Bankruptcy Code before they actually paid any amounts owing in accordance with those settlements (which would have stayed such payments). Furthermore, KACC’s ultimate liability, if any, for that verdict was never finally adjudicated, and was subject to challenge on post-trial motions and/or appeals, when any further litigation concerning the verdict was automatically stayed due to the Filing of KACC’s Reorganization Case. Consequently, KACC’s ultimate liability in respect of the Asbestos-Related Product Claim that was the subject of such verdict is difficult to estimate. Any Claim related to that verdict will be channeled to the Asbestos PI Trust in accordance with the terms of the Asbestos Distribution Procedures. For a discussion of the Asbestos Distribution Procedures, see “— PI Trust Distribution Procedures.” As of the date of this Disclosure Statement, the Debtors do not have any other unsettled verdict or judgment for alleged asbestos-related, silica-related, CTPV-related or NIHL-related liability.
     Asbestos Personal Injury Claim Settlement Processing Agreements
     Prior to the Filing of the Reorganization Cases, KACC had entered into settlement processing agreements (“Administrative Agreements”) with dozens of law firms representing persons alleging asbestos-related personal injuries who had not either previously settled with KACC or obtained a verdict or judgment against KACC. Although these Administrative Agreements were negotiated individually with each such law firm, each contained substantially similar material terms, other than with respect to the amounts to be paid under the settlements. These included requirements that each claimant covered by an Administrative Agreement:
•	assent to the agreement;

•	deliver to KACC claims submission materials, including documentation and medical and exposure criteria, for settlement evaluation by KACC; and

•	deliver to KACC a release of claim releasing KACC and related parties of all liability for asbestos or other pneumoconiosis-related claims.
     If an asbestos-related personal injury claim was approved by KACC for payment and all other conditions precedent were met, each Administrative Agreement provided for payment of the Claim in an amount specified in such agreement.
     Each Administrative Agreement covered asbestos-related personal injury matters that were in the “inventory” of clients of the law firm party thereto as of the effective date of the agreement, and some of the Administrative Agreements also provided for the settlement processing of future clients of the law firm with asbestos-related personal injuries. As of KACC’s Petition Date, not all of the then-existing Asbestos Personal Injury Claims eligible for submission under such Administrative Agreements had been submitted to KACC for settlement processing or, if submitted, had been fully processed.

     With respect to two of the Administrative Agreements, the Claims submission processes had been completed and the 11,169 claimants whom KACC approved for payment had provided releases to KACC. However, as of KACC’s Petition Date, KACC had only paid a portion of the settlement amount that each claimant had been promised under the applicable Administrative Agreement (“Partially Paid Claims”). The unpaid portion of the promised settlement amounts of these 11,169 Partially Paid Claims totals approximately $25 million.
     Under the Plan, to the extent an Administrative Agreement is deemed to be an executory contract, each such Administrative Agreement will be deemed rejected pursuant to Section 365 of the Bankruptcy Code and any Claim in respect of such rejection will be treated as an Asbestos Personal Injury Claim.
     One of KACC’s Administrative Agreements had a security provision pursuant to which KACC periodically paid monies into an interest-earning attorney trust account from which settlement monies were paid for Asbestos Personal Injury Claims submitted to and approved for payment by KACC in accordance with the terms of the agreement. The attorney trust account balance currently contains approximately $4 million. It is currently anticipated that such amount will be refunded to the Debtors and applied to partially fund KACC’s $13 million contribution to the Funding Vehicle Trust. See “Reorganized Kaiser — Projected Financial Information — Principal Assumptions.”
Funding Vehicle Trust
     Creation and Purpose of the Funding Vehicle Trust
     On the Effective Date, Reorganized KACC and the Funding Vehicle Trustees will execute the Funding Vehicle Trust Agreement and the Funding Vehicle Trust will be created. The purpose of the Funding Vehicle Trust will be to (a) preserve, hold, manage and maximize the assets of the Funding Vehicle Trust, including the PI Insurance Assets, for the benefit of the PI Trusts, and (b) make payments to the PI Trusts (for distribution to the beneficiaries of such trusts), all in accordance with the Plan, the PI Trust Funding Agreement (see “— PI Trust Funding Agreement”) and the Funding Vehicle Trust Agreement.
     Transfer of Assets and Cooperation with Respect to Insurance Matters
     Subject to the other provisions of the Plan and the Funding Vehicle Trust Agreement described below, the PI Trust Assets referenced in clauses (a) and (c) of Section 1.1(151) of the Plan (i.e., the PI Insurance Assets, including but not limited to the Insurance Settlement Escrow Funds, and Cash in an amount equal to $13 million) will be transferred to the Funding Vehicle Trust for the benefit of the PI Trusts free and clear of any liens, security interests and other claims or causes of action. See “Overview of the Plan — Establishment of the Funding Vehicle Trust and the PI Trusts and Entry of the PI Channeling Injunction.”
     Each Reorganized Debtor will cooperate with the Funding Vehicle Trust and use commercially reasonable efforts to take, or cause to be taken, and to do, or cause to be done, all things that the Funding Vehicle Trustees may reasonably consider necessary, appropriate or desirable to effectuate the transfer of the PI Insurance Assets and Cash in an amount equal to $13 million to the Funding Vehicle Trust as described in the preceding paragraph and the transfer of books and records as described in the following paragraph and to facilitate the efforts of the Funding Vehicle Trust to obtain insurance coverage under the PI Insurance Assets for Channeled Personal Injury Claims, including but not limited to: (a) providing the Funding Vehicle Trust with copies of insurance policies and settlement agreements included within or relating to the PI Insurance Assets; (b) providing the Funding Vehicle Trust with other information in such Reorganized Debtor’s possession relating to insurance coverage for Channeled Personal Injury Claims; and (c) executing further assignments or allowing the Funding Vehicle Trust to pursue claims relating to the PI Insurance Assets in such Reorganized Debtor’s name, including but not limited to by means of arbitration, alternative dispute resolution proceedings or litigation (subject to appropriate disclosure of the fact that, and reasons for which, the Funding Vehicle Trust is doing so). To the extent the transfer to the Funding Vehicle Trust of any of the PI Insurance Assets is determined to be invalid by a court of competent jurisdiction, upon request by the Funding Vehicle Trust and at the cost of the Funding Vehicle Trust, the Reorganized Debtors will (a) take all reasonable actions with respect to such assets, including prosecution of any PI Insurance Coverage Action, for the benefit of, and to the extent reasonably requested by, the Funding Vehicle Trust and (b) immediately transfer any amounts recovered under or on account of any such assets to the Funding Vehicle Trust. Upon written request accompanied by reasonable supporting documentation, the Funding Vehicle Trust must promptly (and in any event within five Business Days) reimburse each Reorganized Debtor any fees and expenses reasonably incurred by or on behalf of it on or after the Effective Date in connection with its provision of such assistance to the Funding Vehicle Trust, including but not limited to out-of-pocket fees and expenses and attorneys’ fees and expenses. The provision of such assistance will not be deemed to waive and will not be a waiver of any applicable privilege as against any third party.
     On or prior to the first anniversary of the Effective Date, the Funding Vehicle Trustees, on behalf of the Funding Vehicle Trust, may issue written instructions to Reorganized KACC requesting the transfer to the Funding Vehicle Trust of the books and records of the Reorganized Debtors pertaining to Channeled Personal Injury Claims that have been asserted against any Reorganized Debtor, including but not limited to books and records concerning the pre-Petition Date settlement of asbestos-related, silica-related, CTPV-related or NIHL-related personal injury claims or demands by any Debtor, and, as soon thereafter as is practicable, Reorganized KACC will so transfer, or cause to be so transferred, such books and records to the Funding Vehicle Trust in accordance with such instructions and at the sole cost and expense of the Funding Vehicle Trust. If the Funding Vehicle Trust does not so issue such instructions or if the Funding Vehicle Trust so requests, Reorganized KACC may (and, if the Funding Vehicle Trust so requests, will) destroy any such books and records, including but not limited to any in the possession of counsel to any Debtor or Reorganized Debtor; any such destruction at the request of the Funding Vehicle Trust will be at its sole cost and expense. Until such books and records are so transferred or destroyed, Reorganized KACC will maintain such books and records in the same manner in which it maintains them as of the Effective Date and will make them available to the Funding Vehicle Trust, at its request, during normal business hours and upon reasonable notice; the cost and expense of so maintaining such books and records will be borne by Reorganized KACC, except that any cost or expense incurred by Reorganized KACC in connection with any such request by the Funding Vehicle Trust will be reimbursed by the Funding Vehicle Trust promptly (and in any event within five Business Days) upon written request accompanied by reasonable supporting documentation. Notwithstanding the foregoing, if the Funding Vehicle Trust has requested the transfer of such books and records but the Bankruptcy Court has failed to rule that such transfer will not result in the destruction or waiver of any applicable privileges pertaining to such books and records, Reorganized KACC will, at the option and sole cost and expense of the Funding Vehicle Trust, retain such books and records and enter into arrangements to permit the Funding Vehicle Trust to have access thereto.
     Reorganized KACC will not unreasonably withhold consent to the Funding Vehicle Trust’s retention of the professional services of the counsel retained by the Debtors, including but not limited to Heller Ehrman LLP and KACC’s National Coordinating Counsel with respect to Channeled Personal Injury Claims, Wharton Levin Ehrmantraut & Klein, P.A. Notwithstanding the foregoing, if the Bankruptcy Court has failed to rule that such retention will not result in the destruction or waiver of any applicable privileges pertaining to such professional services, Reorganized KACC will, at the option and sole cost and expense of the Funding Vehicle Trust, enter into arrangements to permit the Funding Vehicle Trust to have access thereto.
     Any PI Insurance Coverage Action – a claim, cause of action or right of the Debtors or any of them, under the laws of any jurisdiction, against any PI Insurance Company (i.e., any insurance company, insurance broker or syndicate insurance broker, guaranty association or any other entity that may have liability under each insurance policy described on Exhibit 1.1(107) to the Plan (i.e., an Included PI Trust Insurance Policy), including any reinsurers with respect to claims covered by an Included PI Trust Insurance Policy, other than a Protected Party), arising from or related to: (a) any such PI Insurance Company’s failure or refusal to provide or pay under an Included PI Trust Insurance Policy in respect of a Channeled Personal Injury Claim; (b) failure or refusal of any PI Insurance Company to compromise and settle any Channeled Personal Injury Claim under or pursuant to any Included PI Trust Insurance Policy; or (c) the interpretation or enforcement of the terms of any Included PI Trust Insurance Policy in respect of a Channeled Personal Injury Claim – and the claims and causes of action asserted or to be asserted therein will be preserved for the benefit of the Funding Vehicle Trust for prosecution either by Reorganized KACC or the Funding Vehicle Trustees (as mutually agreed by such parties) subsequent to the Effective Date and in accordance with the Funding Vehicle Trust Agreement. At any point on or after the Effective Date that the Funding Vehicle Trustees determine that the Funding Vehicle Trust is in a position to assume responsibility for the prosecution of the PI Insurance Coverage Actions and any claims or causes of action asserted or to be asserted in respect thereof, the Funding Vehicle Trustees may notify Reorganized KACC in writing and, immediately thereafter, the PI Insurance Coverage Actions and all related claims or causes of action, along with the rights and obligations of the Reorganized Debtors with respect to each Included PI Trust Insurance Policy and claims thereunder, to the extent that such policies and claims relate to Channeled Personal Injury Claims (but not as to any other claims covered thereby) and subject to the transferability without prejudice of such policies and claims, will be transferred to and vested in the Funding Vehicle Trust, as the representative of the Debtors’ Estates, free and clear of all liens, security interests and other claims or causes of action, except for PI Insurer Coverage Defenses or as otherwise provided in the Plan. Until such time as the PI Insurance Coverage Actions have been transferred and become vested in the Funding Vehicle Trust, Reorganized KACC will be entitled to prosecute any PI Insurance Coverage Action or related claim or cause of action, except that any compromise or settlement of any such action will require the consent of the Funding Vehicle Trustees and the approval of the Bankruptcy Court. Upon written request accompanied by reasonable supporting documentation, the Funding Vehicle Trust must promptly (and in any event within five Business Days) reimburse Reorganized KACC for any fees and expenses reasonably incurred by or on behalf of it on or after the Effective Date in connection with any such prosecution of a PI Insurance Coverage Action or related claim or cause of action, including but not limited to out-of-pocket fees and expenses and attorneys’ fees and expenses.
     Assumption of Certain Liabilities and Obligations by the Funding Vehicle Trust
     The Funding Vehicle Trust will assume all liability and responsibility for the Trust Expenses of the Funding Vehicle Trust. The Funding Vehicle Trust will also assume all liability of the Debtors, the Reorganized Debtors and the other Kaiser Companies for premiums, deductibles, retrospective premium adjustments, reinsurance, security or collateral arrangements and other charges, costs, fees or expenses (if any) that become due to any insurer in connection with pursuit or recovery of the PI Insurance Assets as a result of (a) Channeled Personal Injury Claims or (b) Trust Expenses of the Funding Vehicle Trust or of any PI Trust. Additionally, the Funding Vehicle Trust will assume all liability and responsibility for obligations under any agreements pursuant to which funds have been or will be paid in respect of insurance settlements for the benefit of holders of any Channeled Personal Injury Claims and any escrow or other agreements entered into in connection therewith, to the full extent contemplated by such settlement agreements. The Funding Vehicle Trust will cooperate with the Reorganized Debtors and use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things that the Reorganized Debtors may reasonably consider necessary, appropriate or desirable to effect such assumption.
     The Funding Vehicle Trust will advocate in any and all actions and proceedings brought against any Reorganized Debtor that involve Channeled Personal Injury Claims that such Claims are and have been channeled to the applicable PI Trust and will cooperate with such Reorganized Debtor in any and all such actions and proceedings.
     Each Reorganized Debtor and each other Kaiser Company will be entitled to indemnification from the Funding Vehicle Trust for any fees and expenses (including but not limited to out-of-pocket fees and expenses and attorneys’ fees and expenses), judgments, settlements or other liabilities arising from or reasonably incurred by or on behalf of such Reorganized Debtor or other Kaiser Company on or after the Effective Date in connection with any action, suit or proceeding related to Channeled Personal Injury Claims, whether civil, administrative or arbitrative, including without limitation any such liability for which the Funding Vehicle Trust has assumed liability in the provisions of the Plan and the Funding Vehicle Trust Agreement described above in the second preceding paragraph.
     PI Trust Funding Agreement
     The Funding Vehicle Trustees, on behalf of the Funding Vehicle Trust, will make, or cause to be made, all payments required to be made by the Funding Vehicle Trust, and perform, or cause to be performed, all other obligations of the Funding Vehicle Trust under the PI Trust Funding Agreement, including, as described below, the maintenance of the CTPV Reserve (as defined below; see “— PI Trust Funding Agreement — Allocation of PI Trust Assets Among the PI Trusts — Silica PI Trust”).
     Disputed Ownership Fund
     The Funding Vehicle Trust is intended to be treated for U.S. federal income Tax purposes as a “disputed ownership fund” as described within Proposed Treasury Regulations section 1.468B-9(a), as more specifically provided for under the Funding Vehicle Trust Agreement. Accordingly, for all U.S. federal income Tax purposes the transfer of assets to the Funding Vehicle Trust will be treated as a transfer to a disputed ownership fund by the

Debtors, as transferors, for subsequent distribution to the PI Trusts in accordance with their claims to the assets held by the Funding Vehicle Trust for the benefit of holders of Channeled Personal Injury Claims, as will be determined under the Funding Vehicle Trust Agreement, and in complete settlement of the PI Trusts’ claims. Any income on the assets of the Funding Vehicle Trust will be treated as subject to Tax on a current basis, and all distributions pursuant to the Plan will be made net of provision for Taxes and subject to the withholding and reporting requirements set forth in the Plan and the Funding Vehicle Trust Agreement.
     The Funding Vehicle Trustees will be the “administrator” (as defined in Proposed Treasury Regulations section 1.468B-9(b)) of the Funding Vehicle Trust and will be required by the Funding Vehicle Trust Agreement to (a) timely file such income Tax and other returns and statements and timely pay all Taxes required to be paid from the assets in the Funding Vehicle Trust as required by law and in accordance with the provisions of the Plan and the Funding Vehicle Trust Agreement, (b) comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, (c) meet all other requirements necessary to qualify and maintain qualification of the Funding Vehicle Trust as a disputed ownership fund within the meaning of Proposed Treasury Regulations section 1.468B-9(a), and (d) take no action that could cause the Funding Vehicle Trust to fail to qualify as a disputed ownership fund. The Reorganized Debtors will have no rights to any refunds or reversion with respect to any assets of the Funding Vehicle Trust or any earnings thereon.
     Following the funding of the Funding Vehicle Trust (and in no event later than February 15th of the calendar year following the Effective Date), Reorganized KACC will provide, or cause to be provided, to the Funding Vehicle Trustees a “§ 1.468B-9(f) Statement” in accordance with Proposed Treasury Regulations section 1.468B-9(f). Following any subsequent transfers of Cash or other property to the Funding Vehicle Trust, the transferor will provide, or cause to be provided, to the Funding Vehicle Trustees a “§ 1.468B-9(f) Statement” on or before February 15th of the calendar year following the date of each such transfer.
     The Funding Vehicle Trustees
     The Funding Vehicle Trustees will be, and will act as, fiduciaries to the Funding Vehicle Trust in accordance with the provisions of the Funding Vehicle Trust Agreement, the PI Trust Funding Agreement and the Plan. Subject to the Funding Vehicle Trust Agreement and the Plan, the Funding Vehicle Trustees will have the power to take any and all actions that the Funding Vehicle Trustees may consider necessary, appropriate or desirable to fulfill the purpose of the Funding Vehicle Trust, including receiving and holding the assets of the Funding Vehicle Trust and exercising all rights and powers with respect thereto, entering into arrangements with third parties and enforcing the rights or fulfilling the obligations of the Funding Vehicle Trust under the Funding Vehicle Trust Agreement and the PI Trust Funding Agreement. The Funding Vehicle Trustees will not have the power to take any action with respect to any PI Insurance Coverage Action prior to delivering notice to Reorganized KACC that the Funding Vehicle Trust is in a position to assume responsibility for the prosecution of such actions (see “— Transfer of Assets and Cooperation with respect to Insurance Matters”), to compromise or settle insurance coverage under any Included PI Trust Insurance Policy other than with respect to Channeled Personal Injury Claims or Trust Expenses of the Funding Vehicle Trust or of any PI Trust, or to take any action with respect to the processing, liquidation or payment of individual Channeled Personal Injury Claims or any claims or causes of action asserted or to be asserted in respect thereof.
     The individuals from time to time serving as the Asbestos PI Trustees in accordance with the Asbestos PI Trust Agreement (see “— Asbestos PI Trust — The Asbestos PI Trustees”) and the Silica PI Trustee in accordance with the Silica PI Trust Agreement (see “Silica PI Trust — The Silica PI Trust”) will serve as the Funding Vehicle Trustees.
     Each Funding Vehicle Trustee will serve for so long as he or she is an Asbestos PI Trustee or Silica PI Trustee, as the case may be.
     No Funding Vehicle Trustee will be entitled to receive any compensation or reimbursement of fees and expenses from the Funding Vehicle Trust. Each Funding Vehicle Trustee will be compensated and reimbursed solely in his or her capacity as an Asbestos PI Trustee or a Silica PI Trustee, as the case may be, in accordance with the applicable PI Trust Agreement.

     Funding Vehicle Trust Termination Provisions
     The Funding Vehicle Trust is irrevocable, but will generally terminate 90 days after the date on which the Funding Vehicle Trustees determine to terminate the Funding Vehicle Trust because (a) each PI Trust has been terminated in accordance with the terms of the applicable PI Trust Agreement or (b) no Funding Vehicle Assets remain.
Asbestos PI Trust
     Creation and Purpose of the Asbestos PI Trust
     On the Effective Date, Reorganized KACC, the Asbestos PI Trustees, the members of the Asbestos PI TAC and the Future Asbestos Claimants’ Representative will execute the Asbestos PI Trust Agreement and the Asbestos PI Trust will be created. The purpose of the Asbestos PI Trust will be to (a) assume the liabilities of the Reorganized Debtors and their predecessors and successors in interest for all Asbestos Personal Injury Claims, (b) preserve, hold, manage and maximize the assets of the Asbestos PI Trust for use in paying and otherwise satisfying Asbestos Personal Injury Claims and paying the Trust Expenses of the Asbestos PI Trust, (c) direct the processing, liquidation and payment of all Asbestos Personal Injury Claims in accordance with the Asbestos Distribution Procedures, and (d) otherwise comply in all respects with the requirements of a trust set forth in section 524(g)(2)(b) of the Bankruptcy Code, all in accordance with the Plan, the PI Trust Funding Agreement (see “— PI Trust Funding Agreement”) and the Asbestos PI Trust Agreement.
     Transfer of Certain Property to the Asbestos PI Trust
     Pursuant to the Plan, on the Effective Date, 94% of the common stock of Reorganized Kaiser Trading and 70.5% of the KFC Claim will be issued or transferred to the Asbestos PI Trust free and clear of any liens, security interests and other claims or causes of action. The Asbestos PI Trust will be entitled to receive its Pro Rata Share of the New Common Stock distributable under the Plan to holders of Claims in Class 9 on account of its 70.5% of the KFC Claim and to receive distributions from the Funding Vehicle Trust in accordance with the PI Trust Funding Agreement. See “— PI Trust Funding Agreement” and “Overview of the Plan — Establishment of the Funding Vehicle Trust and the PI Trusts and Entry of the PI Channeling Injunction.”
     Reorganized KACC will not unreasonably withhold consent to the Asbestos PI Trust’s retention of the professional services of the counsel retained by the Debtors in connection with matters pertaining to the Channeled Personal Injury Claims, including but not limited to KACC’s National Coordinating Counsel, Wharton Levin Ehrmantraut & Klein, P.A.
     Assumption of Liabilities and Certain Obligations by the Asbestos PI Trust
     The Asbestos PI Trust will assume all liability and responsibility for all Asbestos Personal Injury Claims and the Trust Expenses of the Asbestos PI Trust. The Asbestos PI Trust will cooperate with the Reorganized Debtors and use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things that the Reorganized Debtors may reasonably consider necessary, appropriate or desirable to effect such assumption.
     The Asbestos PI Trust will advocate in any and all actions and proceedings brought against any Reorganized Debtor that involve Asbestos Personal Injury Claims that such Claims are and have been channeled to the Asbestos PI Trust and will cooperate with such Reorganized Debtor in any and all such actions and proceedings.
     Except as otherwise provided in the Asbestos PI Trust Agreement and the Asbestos Distribution Procedures, the Asbestos PI Trust will have all defenses, cross-claims, offsets and recoupments, as well as rights of indemnification, contribution, subrogation and similar rights, regarding Asbestos Personal Injury Claims that any Reorganized Debtor has under applicable law.
     Each Reorganized Debtor and each other Kaiser Company will be entitled to indemnification from the Asbestos PI Trust for any fees and expenses (including but not limited to out-of-pocket fees and expenses and attorneys’ fees and expenses), judgments, settlements or other liabilities arising from or reasonably incurred by or on behalf of such Reorganized Debtor or other Kaiser Company on or after the Effective Date in connection with any action, suit or proceeding related to Asbestos Personal Injury Claims, whether civil, administrative or arbitrative, including but not limited to indemnification or contribution for such Claims prosecuted against such Reorganized Debtor or other Kaiser Company.
     Upon the request of the Funding Vehicle Trust, the Asbestos PI Trust will (a) provide to the Funding Vehicle Trust any authorization or assignment of rights from the Asbestos PI Trust that the Funding Vehicle Trust may reasonably consider necessary, appropriate or desirable to permit the Funding Vehicle Trust to pursue recovery under any Included PI Trust Insurance Policy in respect of Asbestos Personal Injury Claims or Trust Expenses of the Asbestos PI Trust and (b) otherwise cooperate with the Funding Vehicle Trust and use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things that the Funding Vehicle Trust may reasonably consider necessary, appropriate or desirable to effect such recovery, including providing to the Funding Vehicle Trust information relating to Asbestos Personal Injury Claims available to the Asbestos PI Trust and required to be provided or otherwise made available by the Funding Vehicle Trust pursuant any insurance settlement agreement assumed by the Funding Vehicle Trust pursuant to Section 5.1.e of the Plan (which is described above under “— Funding Vehicle Trust — Assumption of Certain Liabilities and Obligations by the Funding Vehicle Trust”).
     PI Trust Funding Agreement
     The Asbestos PI Trustees, on behalf of the Asbestos PI Trust, will enforce the rights of the Asbestos PI Trust under the PI Trust Funding Agreement and will perform, or cause to be performed, all obligations of the Asbestos PI Trust under the PI Trust Funding Agreement. The Asbestos PI Trust will be entitled to receive distributions from the Funding Vehicle Trust in accordance with the PI Trust Funding Agreement. See “— PI Trust Funding Agreement” and “Overview of the Plan — Establishment of the Funding Vehicle Trust and the PI Trusts and Entry of the PI Channeling Injunction.”
     Qualified Settlement Fund
     The Asbestos PI Trust is intended to be treated for U.S. federal income Tax purposes as a “qualified settlement fund” as described within section 1.468B-1 of the Treasury Regulations, as more specifically provided for under the Asbestos PI Trust Agreement. Accordingly, for all U.S. federal income Tax purposes the transfer of assets to the Asbestos PI Trust will be treated as a transfer to a trust satisfying the requirements of section 1.468B-1(c) of the Treasury Regulations by the Debtors and the Funding Vehicle Trust, as transferors, for distribution to holders of Asbestos Personal Injury Claims and in complete settlement of such Claims. Any income on the assets of the Asbestos PI Trust will be treated as subject to Tax on a current basis, and all distributions pursuant to the Plan will be made net of provision for Taxes and subject to the withholding and reporting requirements set forth in the Plan and the Asbestos PI Trust Agreement.
     The Asbestos PI Trustees will be the “administrator” (as defined in section 1.468B-2(k) of the Treasury Regulations) of the Asbestos PI Trust and will be required by the Asbestos PI Trust Agreement to (a) timely file such income Tax and other returns and statements and timely pay all Taxes required to be paid from the assets in the Asbestos PI Trust as required by law and in accordance with the provisions of the Plan and the Asbestos PI Trust Agreement, (b) comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, (c) meet all other requirements necessary to qualify and maintain qualification of the Asbestos PI Trust as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations, and (d) take no action that could cause the Asbestos PI Trust to fail to qualify as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations. The Reorganized Debtors will have no rights to any refunds or reversion with respect to any assets of the Asbestos PI Trust or any earnings thereon.
     Within 60 days after the Effective Date (but not later than February 14th of the calendar year following such date), Reorganized KACC will obtain a Qualified Appraisal of the fair market value of the common stock of Reorganized Kaiser Trading transferred to the Asbestos PI Trust and any New Common Stock theretofore received by the Asbestos PI Trust in respect of the 70.5% of the KFC Claim transferred to the Asbestos PI Trust. Following the funding of the Asbestos PI Trust and the receipt of such Qualified Appraisal (and in no event later than February 15th of the calendar year following the Effective Date), Reorganized KACC will provide, or cause to be provided, to the Asbestos PI Trustees a “§ 1.468B-3 Statement” in accordance with section 1.468B-3 of the Treasury Regulations. Following any subsequent transfers of Cash or other property to the Asbestos PI Trust, the transferor will provide, or cause to be provided, to the Asbestos PI Trustees a “§ 1.468B-3 Statement” on or before February 15th of the calendar year following the date of each such transfer.
     The Asbestos PI Trustees
     The Asbestos PI Trustees will be, and will act as, the fiduciaries to the Asbestos PI Trust in accordance with the provisions of the Asbestos PI Trust Agreement, the Asbestos Distribution Procedures and the Plan. Subject to the Asbestos PI Trust Agreement and the Plan, the Asbestos PI Trustees will have the power to take any and all actions that they may consider necessary, appropriate or desirable to fulfill the purpose of the Asbestos PI Trust, including receiving and holding the assets of the Asbestos PI Trust and exercising all rights and powers with respect thereto, entering into arrangements with third parties and enforcing the rights or fulfilling the obligations of the Asbestos PI Trust under the Funding Vehicle Trust Agreement and the PI Trust Funding Agreement. Except as requested by the Funding Vehicle Trust, the Asbestos PI Trustees will not have the power to take any action with respect to any PI Insurance Coverage Action or the PI Insurance Assets other than to enforce the rights of the Asbestos PI Trust under the Funding Vehicle Trust Agreement and the PI Trust Funding Agreement. Each Asbestos PI Trustee will also serve as a Funding Vehicle Trustee. See “Funding Vehicle Trust — The Funding Vehicle Trustees.”
     There will be three Asbestos PI Trustees. Pursuant to the Confirmation Order, the Bankruptcy Court will confirm the appointment of the individuals selected jointly by the Asbestos Claimants’ Committee and the Future Asbestos Claimants’ Representative, after consultation with the Debtors, to serve as the initial Asbestos PI Trustees. The initial Asbestos PI Trustees will be divided into three classes and the initial term of each such trustee will expire on the third, fourth or fifth anniversary of the Effective Date, as the case may be. Thereafter, each term of an Asbestos PI Trustee will expire five years from the date on which the preceding term expired.
     Each Asbestos PI Trustee will serve until the earliest of the end of his or her term, his or her death, his or her resignation, his or her removal and the termination of the Asbestos PI Trust. An Asbestos PI Trustee may resign at any time and may be removed by unanimous vote of the other Asbestos PI Trustees with the approval of the Bankruptcy Court in the event that he or she becomes unable to discharge his or her duties or for other good cause.
     Upon the termination of service of an Asbestos PI Trustee, the remaining Asbestos PI Trustees will consult with both the Asbestos PI TAC and the Future Asbestos Claimants’ Representative concerning appointment of a successor Asbestos PI Trustee and, unless a majority of the members of the Asbestos PI TAC or the Future Asbestos Claimants’ Representative vetoes the appointment, the vacancy will be filled by the unanimous vote of the remaining Asbestos PI Trustees. If the remaining Asbestos PI Trustees cannot agree on a successor Asbestos PI Trustee or a majority of the members of the Asbestos PI TAC or the Future Asbestos Claimants’ Representative vetoes the appointment of a successor Asbestos PI Trustee, the Bankruptcy Court will make the appointment.
     Each Asbestos PI Trustee will be entitled to receive compensation from the Asbestos PI Trust for his or her services (including for his or her services as a Funding Vehicle Trustee) in the amount determined from time to time by a majority of the members of the Asbestos PI TAC. Each Asbestos PI Trustee will also be entitled to reimbursement from the Asbestos PI Trust for any out-of-pocket fees and expenses reasonably incurred by him or her in connection with the performance of his or her duties (including those fees and expenses incurred in connection with the performance of his or her duties as a Funding Vehicle Trustee).
     No Asbestos PI Trustee will be permitted to, during the term of his or her service, (a) hold a financial interest in, or act as attorney or agent or serve as any other professional for, any Reorganized Debtor, (b) act as an attorney for any person who holds an Asbestos Personal Injury Claim, or (c) serve on the trust advisory committee for any PI Trust.
     The Trust Advisory Committee
     The members of the Asbestos PI TAC will serve in a fiduciary capacity, representing all of the holders of present Asbestos Personal Injury Claims for the purpose of protecting the rights of such persons. The Asbestos PI Trustees will be required to consult with the Asbestos PI TAC on the general implementation and administration of the Asbestos PI Trust and the Asbestos Distribution Procedures. Additionally, the Asbestos PI Trustees will be required to obtain the consent of the Asbestos PI TAC prior to taking a number of actions, including amending the Asbestos PI Trust Agreement, the Asbestos Distribution Procedures or the PI Trust Funding Agreement, terminating the Asbestos PI Trust Agreement or voting the common stock of Reorganized Kaiser Trading or New Common Stock held by the Asbestos PI Trust.
     The Asbestos PI TAC will consist of three individuals. Pursuant to the Confirmation Order, the Bankruptcy Court will confirm the appointment of the individuals selected by the Asbestos Claimants’ Committee, after consultation with the Debtors, to serve as the initial members of the Asbestos PI TAC.
     Each member of the Asbestos PI TAC will serve until the earliest of his or her death, his or her resignation, his or her removal and the termination of the Asbestos PI Trust. A member of the Asbestos PI TAC may resign at any time and may be removed at the recommendation of the other members of the Asbestos PI TAC with the approval of the Bankruptcy Court in the event that he or she becomes unable to discharge his or her duties or for other good cause.
     If a member of the Asbestos PI TAC dies or resigns and, prior to his or her death or the effectiveness of his or her resignation, he or she has designated in writing an individual to succeed him or her as a member of the Asbestos PI TAC, such individual will be his or her successor. If a member of the Asbestos PI TAC dies or resigns and did not so designate an individual to succeed him or her, such member’s law firm will be entitled to designate his or her successor. If a member of the Asbestos PI TAC dies or resigns and did not designate an individual to succeed him or her prior and such member’s law firm does not designate his or her successor or he or she is removed, his or her successor will be appointed by a majority of the remaining members of the Asbestos PI TAC or, if such members cannot agree on a successor, the Bankruptcy Court.
     Each member of the Asbestos PI TAC will be entitled to receive compensation from the Asbestos PI Trust for attendance at meetings or other Asbestos PI Trust business performed in the form of a reasonable hourly rate set by the Asbestos PI Trustees. In addition, each member of the Asbestos PI TAC will be entitled to reimbursement from the Asbestos PI Trust for any out-of-pocket fees and expenses reasonably incurred by him or her in connection with the performance of his or her duties.
     The Future Asbestos Claimants’ Representative
     An individual will serve in a fiduciary capacity, representing the interests of the holders of future Asbestos Personal Injury Claims for the purpose of protecting the rights of such persons (the “Future Asbestos Claimants’ Representative”). The Asbestos PI Trustees will be required to consult with the Future Asbestos Claimants’ Representative on the general implementation and administration of the Asbestos PI Trust and the Asbestos Distribution Procedures. Additionally, the Asbestos PI Trustees will be required to obtain the consent of the Future Asbestos Claimants’ Representative prior to taking a number of actions, including amending the Asbestos PI Trust Agreement, the Asbestos Distribution Procedures or the PI Trust Funding Agreement, terminating the Asbestos PI Trust or voting the common stock of Reorganized Kaiser Trading or New Common Stock held by the Asbestos PI Trust.
     The individual currently serving as the legal representative for future asbestos-related claimants in the Reorganization Cases (i.e., the Future Asbestos Claimants’ Representative, as such term is defined in the Plan) will serve as the initial Future Asbestos Claimants’ Representative.
     Each Future Asbestos Claimants’ Representative will serve until the earliest of his or her death, his or her resignation, his or her removal and the termination of the Asbestos PI Trust. The Future Asbestos Claimants’ Representative may resign at any time and may be removed at the request of the Asbestos PI Trustees or the Asbestos PI TAC pursuant to an order of the Bankruptcy Court in the event he or she becomes unable to discharge his or her duties or for other good cause.
     If the Future Asbestos Claimants’ Representative dies or resigns and, prior to his or her death or the effectiveness of his or her resignation, he or she has designated in writing an individual to succeed him or her as the Future Asbestos Claimants’ Representative, subject to approval of the Bankruptcy Court, such individual will be his or her successor. If the Future Asbestos Claimants’ Representative is removed, the Asbestos PI Trustees, in consultation with the Asbestos PI TAC and subject to the approval of the Bankruptcy Court, will appoint such Future Asbestos Claimants’ Representative’s successor. If the Future Asbestos Claimants’ Representative dies or resigns and did not designate an individual to succeed him or her prior to such death or resignation as contemplated above or he or she is removed but the Asbestos PI Trustees cannot agree or otherwise do not appoint a successor for such Future Asbestos Claimants’ Representative, the Bankruptcy Court will make such appointment.
     The Future Asbestos Claimants’ Representative will be entitled to receive compensation from the Asbestos PI Trust for attendance at meetings or other Asbestos PI Trust business performed in the form of a reasonable hourly rate set by the Asbestos PI Trustees. In addition, the Future Asbestos Claimants’ Representative will be entitled to reimbursement from the Asbestos PI Trust for any out-of-pocket fees and expenses reasonably incurred by him or her in connection with the performance of his or her duties.
     Asbestos PI Trust Termination Provisions
     The Asbestos PI Trust is irrevocable, but generally will terminate on the date which is 90 days after the first to occur of:
•	the date on which the Asbestos PI Trustees determine to terminate the Asbestos PI Trust because (a) the Asbestos PI Trustees deem it unlikely that any new Asbestos Personal Injury Claim will be filed against the Asbestos PI Trust, (b) all Asbestos Personal Injury Claims duly filed with the Asbestos PI Trust have been liquidated and, to the extent possible based upon the funds available to such trust through the Plan and in accordance with the PI Trust Funding Agreement, paid to the extent provided in the Asbestos PI Trust Agreement and the Asbestos Distribution Procedures or disallowed by a final, non-appealable order, and (c) 12 consecutive months have elapsed during which no new Asbestos Personal Injury Claim has been filed with the Asbestos PI Trust; and

•	if the Asbestos PI Trustees have procured and have in place irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses (including but not limited to Trust Expenses) of the Asbestos PI Trust in a manner consistent with the Asbestos PI Trust Agreement and the Asbestos Distribution Procedures, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a Final Order.
Silica PI Trust
     Creation and Purpose of the Silica PI Trust
     On the Effective Date, Reorganized KACC, the Silica PI Trustee and the member of the Silica PI TAC will execute the Silica PI Trust Agreement and the Silica PI Trust will be created. The purpose of the Silica PI Trust will be to (a) assume the liabilities of the Reorganized Debtors and their predecessors and successors in interest for all Silica Personal Injury Claims, (b) preserve, hold, manage and maximize the assets of the Silica PI Trust for use in paying and otherwise satisfying Silica Personal Injury Claims and paying the Trust Expenses of the Silica PI Trust, and (c) direct the processing, liquidation and payment of all Silica Personal Injury Claims in accordance with the Silica Distribution Procedures, all in accordance with the Plan, the PI Trust Funding Agreement (see “— PI Trust Funding Agreement”) and the Silica PI Trust Agreement.
     Transfer of Certain Property to the Silica PI Trust
     Pursuant to the Plan, on the Effective Date, 6% of the common stock of Reorganized Kaiser Trading and 4.5% of the KFC Claim will be issued or transferred to the Silica PI Trust free and clear of any liens, security interests and other claims or causes of action. The Silica PI Trust will be entitled to receive its Pro Rata Share of the New Common Stock distributable under the Plan to holders of Claims in Class 9 on account of its 4.5% of the KFC Claim and to receive distributions from the Funding Vehicle Trust in accordance with the PI Trust Funding Agreement. See “— PI Trust Funding Agreement” and “Overview of the Plan — Establishment of the Funding Vehicle Trust and the PI Trusts and Entry of the PI Channeling Injunction.”

     Reorganized KACC will not unreasonably withhold consent to the Silica PI Trust’s retention of the professional services of the counsel retained by the Debtors in connection with matters pertaining to the Channeled Personal Injury Claims, including but not limited to KACC’s National Coordinating Counsel, Wharton Levin Ehrmantraut & Klein, P.A.
     Assumption of Liabilities and Certain Obligations by the Silica PI Trust
     The Silica PI Trust will assume all liability and responsibility for all Silica Personal Injury Claims and the Trust Expenses of the Silica PI Trust. The Silica PI Trust will cooperate with the Reorganized Debtors and use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things that the Reorganized Debtors may reasonably consider necessary, appropriate or desirable to effect such assumption.
     The Silica PI Trust will advocate in any and all actions and proceedings brought against any Reorganized Debtor that involve Silica Personal Injury Claims that such Claims are and have been channeled to the Silica PI Trust and will cooperate with such Reorganized Debtor in any and all such actions and proceedings.
     Except as otherwise provided in the Silica PI Trust Agreement and the Silica Distribution Procedures, the Silica PI Trust will have all defenses, cross-claims, offsets and recoupments, as well as rights of indemnification, contribution, subrogation and similar rights, regarding Silica Personal Injury Claims that any Reorganized Debtor has under applicable law.
     Each Reorganized Debtor and each other Kaiser Company will be entitled to indemnification from the Silica PI Trust for any fees and expenses (including but not limited to out-of-pocket fees and expenses and attorneys’ fees and expenses), judgments, settlements or other liabilities arising from or reasonably incurred by or on behalf of such Reorganized Debtor or other Kaiser Company on or after the Effective Date in connection with any action, suit or proceeding related to Silica Personal Injury Claims, whether civil, administrative or arbitrative, including but not limited to indemnification or contribution for such Claims prosecuted against such Reorganized Debtor or other Kaiser Company.
     Upon the request of the Funding Vehicle Trust, the Silica PI Trust will (a) provide to the Funding Vehicle Trust any authorization or assignment of rights from the Silica PI Trust that the Funding Vehicle Trust may reasonably consider necessary, appropriate or desirable to permit the Funding Vehicle Trust to pursue recovery under any Included PI Trust Insurance Policy in respect of Silica Personal Injury Claims or Trust Expenses of the Silica PI Trust and (b) otherwise cooperate with the Funding Vehicle Trust and use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things that the Funding Vehicle Trust may reasonably consider necessary, appropriate or desirable to effect such recovery, including providing to the Funding Vehicle Trust information relating to Silica Personal Injury Claims available to the Silica PI Trust and required to be provided or otherwise made available by the Funding Vehicle Trust pursuant any insurance settlement agreement assumed by the Funding Vehicle Trust pursuant to Section 5.1.e of the Plan (which is described above under “— Funding Vehicle Trust — Assumption of Certain Liabilities and Obligations by the Funding Vehicle Trust”).
     PI Trust Funding Agreement
     The Silica PI Trustees, on behalf of the Silica PI Trust, will enforce the rights of the Silica PI Trust under the PI Trust Funding Agreement and will perform, or cause to be performed, all obligations of the Silica PI Trust under the PI Trust Funding Agreement. The Silica PI Trust will be entitled to receive distributions from the Funding Vehicle Trust in accordance with the PI Trust Funding Agreement. See “— PI Trust Funding Agreement” and “Overview of the Plan — Establishment of the Funding Vehicle Trust and the PI Trusts and Entry of the PI Channeling Injunction.”
     Qualified Settlement Fund
     The Silica PI Trust is intended to be treated for U.S. federal income Tax purposes as a “qualified settlement fund” as described within section 1.468B-1 of the Treasury Regulations, as more specifically provided for under the Silica PI Trust Agreement. Accordingly, for all U.S. federal income Tax purposes the transfer of assets to the Silica PI Trust will be treated as a transfer to a trust satisfying the requirements of section 1.468B-1(c) of the Treasury

Regulations by the Debtors and the Funding Vehicle Trust, as transferors, for distribution to holders of Silica Personal Injury Claims and in complete settlement of such Claims. Any income on the assets of the Silica PI Trust will be treated as subject to Tax on a current basis, and all distributions pursuant to the Plan will be made net of provision for Taxes and subject to the withholding and reporting requirements set forth in the Plan and the Silica PI Trust Agreement.
     The Silica PI Trustee will be the “administrator” (as defined in section 1.468B-2(k) of the Treasury Regulations) of the Silica PI Trust and will be required by the Silica PI Trust Agreement to (a) timely file such income Tax and other returns and statements and timely pay all Taxes required to be paid from the assets in the Silica PI Trust as required by law and in accordance with the provisions of the Plan and the Silica PI Trust Agreement, (b) comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, (c) meet all other requirements necessary to qualify and maintain qualification of the Silica PI Trust as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations, and (d) take no action that could cause the Silica PI Trust to fail to qualify as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations. The Reorganized Debtors will have no rights to any refunds or reversion with respect to any assets of the Silica PI Trust or any earnings thereon.
     Within 60 days after the Effective Date (but not later than February 14th of the calendar year following such date), Reorganized KACC will obtain a Qualified Appraisal of the fair market value of the common stock of Reorganized Kaiser Trading transferred to the Silica PI Trust and any New Common Stock theretofore received by the Silica PI Trust in respect of the 4.5% of the KFC Claim transferred to the Silica PI Trust. Following the funding of the Silica PI Trust and the receipt of such Qualified Appraisal (and in no event later than February 15th of the calendar year following the Effective Date), Reorganized KACC will provide, or cause to be provided, to the Silica PI Trustee a “§ 1.468B-3 Statement” in accordance with section 1.468B-3 of the Treasury Regulations. Following any subsequent transfers of Cash or other property to the Silica PI Trust, the transferor will provide, or cause to be provided, to the Silica PI Trustee a “§ 1.468B-3 Statement” on or before February 15th of the calendar year following the date of each such transfer.
     The Silica PI Trustee
     The Silica PI Trustee will be, and will act as, the fiduciary to the Silica PI Trust in accordance with the provisions of the Silica PI Trust Agreement, the Silica Distribution Procedures and the Plan. Subject to the Silica PI Trust Agreement and the Plan, the Silica PI Trustee will have the power to take any and all actions that may consider necessary, appropriate or desirable to fulfill the purpose of the Silica PI Trust, including receiving and holding the assets of the Silica PI Trust and exercising all rights and powers with respect thereto, entering into arrangements with third parties and enforcing the rights or fulfilling the obligations of the Silica PI Trust under the Funding Vehicle Trust Agreement and the PI Trust Funding Agreement. Except as requested by the Funding Vehicle Trust, the Silica PI Trustee will not have the power to take any action with respect to any PI Insurance Coverage Action or the PI Insurance Assets other than to enforce the rights of the Silica PI Trust under the Funding Vehicle Trust Agreement and the PI Trust Funding Agreement. The Silica PI Trustee will also serve as a Funding Vehicle Trustee. See “Funding Vehicle Trust — The Funding Vehicle Trustees.”
     There will be one Silica PI Trustee. The Future Silica and CTPV Claimants’ Representative will serve as the initial Silica PI Trustee.
     The Silica PI Trustee will serve until the earliest of his or her death, his or her resignation, his or her removal and the termination of the Silica PI Trust. The Silica PI Trustee may resign at any time and may be removed by the Bankruptcy Court on application of the Silica PI TAC in the event that he or she becomes unable to discharge his or her duties or for other good cause.
     Upon the termination of service of the Silica PI Trustee, the vacancy will be filled by the Bankruptcy Court on application of the Silica PI TAC. If the Silica PI TAC fails to seek the appointment of a successor Silica PI Trustee, the Bankruptcy Court will make the appointment on the application of any party in interest.
     The Silica PI Trustee will be entitled to receive compensation from the Silica PI Trust for his or her services (including for his or her services as a Funding Vehicle Trustee) in the amount of (a) $60,000 per annum plus (b) $400 per hour for each hour in which he or she attends a meeting or performs other Silica PI Trust business in excess of eight hours in any fiscal quarter. The Silica PI Trustee will determine the scope and duration of activities that constitute a meeting or other Silica PI Trust business. The per annum compensation payable to the Silica PI Trustee will be reviewed every three years and appropriately adjusted with the consent of the Silica PI TAC. The hourly rate will be adjusted annually to reflect reasonable cost-of-living increases. The Silica PI Trustee will also be entitled to reimbursement from the Silica PI Trust for any out-of-pocket fees and expenses reasonably incurred by him or her in connection with the performance of his or her duties (including those fees and expenses incurred in connection with the performance of his or her duties as a Funding Vehicle Trustee).
     The Silica PI Trustee will not be permitted to, during the term of his or her service, (a) hold a financial interest in, or act as attorney or agent or serve as any other professional for, any Reorganized Debtor, (b) act as an attorney for any person who holds a Silica Personal Injury Claim, or (c) serve on the trust advisory committee for any PI Trust.
     The Trust Advisory Committee
     The member of the Silica PI TAC will serve in a fiduciary capacity, representing all of the holders of present Silica Personal Injury Claims for the purpose of protecting the rights of such persons. The Silica PI Trustee will be required to consult with the Silica PI TAC on the general implementation and administration of the Silica PI Trust and the Silica Distribution Procedures. Additionally, the Silica PI Trustee will be required to obtain the consent of the Silica PI TAC prior to taking a number of actions, including making certain changes to the Silica Distribution Procedures and terminating the Silica PI Trust Agreement.
     The Silica PI TAC will consist of one individual. Pursuant to the Confirmation Order, the Bankruptcy Court will confirm the appointment of the individual selected by the Future Silica and CTPV Claimants’ Representative, after consultation with the Debtors, to serve as the initial member of the Silica PI TAC.
     The member of the Silica PI TAC will serve until the earliest of his or her death, his or her resignation, his or her removal and the termination of the Silica PI Trust. The member of the Silica PI TAC may resign at any time and may be removed at the recommendation of the Silica PI Trustee with the approval of the Bankruptcy Court in the event that he or she becomes unable to discharge his or her duties or for other good cause.
     If the member of the Silica PI TAC dies or resigns and, prior to his or her death or the effectiveness of his or her resignation, he or she has designated in writing an individual to succeed him or her as the member of the Silica PI TAC, such individual will be his or her successor. If the member of the Silica PI TAC dies or resigns and did not so designate an individual to succeed him or her, such member’s law firm will be entitled to designate his or her successor. If the member of the Silica PI TAC dies or resigns and did not designate an individual to succeed him or her prior and such member’s law firm does not designate his or her successor or he or she is removed, his or her successor will be appointed by the Bankruptcy Court.
     The member of the Silica PI TAC will be entitled to receive compensation from the Silica PI Trust for attendance at meetings or other Silica PI Trust business performed in the form of a reasonable hourly rate set by the Silica PI Trustee. In addition, the member of the Silica PI TAC will be entitled to reimbursement from the Silica PI Trust for any out-of-pocket fees and expenses reasonably incurred by him or her in connection with the performance of his or her duties.
     Silica PI Trust Termination Provisions
     The Silica PI Trust is irrevocable, but generally will terminate on the date which is 90 days after the first to occur of:
•	the date on which the Silica PI Trustee determines to terminate the Silica PI Trust because (a) the Silica PI Trustee deems it unlikely that any new Silica Personal Injury Claim will be filed against the Silica PI Trust, (b) all Silica Personal Injury Claims duly filed with the Silica PI Trust have been liquidated and, to the extent possible based upon the funds available to such trust through the Plan and in accordance with the PI Trust Funding Agreement, paid to the extent provided in the Silica PI Trust Agreement and the Silica Distribution Procedures or disallowed by a final, non-appealable order, and (c) 12 consecutive months have elapsed during which no new Silica Personal Injury Claim has been filed with the Silica PI Trust; and

•	if the Silica PI Trustee has procured and has in place irrevocable insurance policies and has established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses (including but not limited to Trust Expenses) of the Silica PI Trust in a manner consistent with the Silica PI Trust Agreement and the Silica Distribution Procedures, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a Final Order.
CTPV PI Trust
     Creation and Purpose of the CTPV PI Trust
     On the Effective Date, Reorganized KACC, the CTPV PI Trustee and the member of the CTPV PI TAC will execute the CTPV PI Trust Agreement and the CTPV PI Trust will be created. The purpose of the CTPV PI Trust will be to (a) assume the liabilities of the Reorganized Debtors and their predecessors and successors in interest for all CTPV Personal Injury Claims, (b) preserve, hold, manage and maximize the assets of the CTPV PI Trust for use in paying and otherwise satisfying CTPV Personal Injury Claims and paying the Trust Expenses of the CTPV PI Trust, and (c) direct the processing, liquidation and payment of all CTPV Personal Injury Claims in accordance with the CTPV Distribution Procedures, all in accordance with the Plan, the PI Trust Funding Agreement (see “— PI Trust Funding Agreement”) and the CTPV PI Trust Agreement.
     Assumption of Liabilities and Certain Obligations by the CTPV PI Trust
     The CTPV PI Trust will assume all liability and responsibility for all CTPV Personal Injury Claims and the Trust Expenses of the CTPV PI Trust. The CTPV PI Trust will cooperate with the Reorganized Debtors and use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things that the Reorganized Debtors may reasonably consider necessary, appropriate or desirable to effect such assumption.
     The CTPV PI Trust will advocate in any and all actions and proceedings brought against any Reorganized Debtor that involve CTPV Personal Injury Claims that such Claims are and have been channeled to the CTPV PI Trust and will cooperate with such Reorganized Debtor in any and all such actions and proceedings.
     Except as otherwise provided in the CTPV PI Trust Agreement and the CTPV Distribution Procedures, the CTPV PI Trust will have all defenses, cross-claims, offsets and recoupments, as well as rights of indemnification, contribution, subrogation and similar rights, regarding CTPV Personal Injury Claims that any Reorganized Debtor has under applicable law.
     Each Reorganized Debtor and each other Kaiser Company will be entitled to indemnification from the CTPV PI Trust for any fees and expenses (including but not limited to out-of-pocket fees and expenses and attorneys’ fees and expenses), judgments, settlements or other liabilities arising from or reasonably incurred by or on behalf of such Reorganized Debtor or other Kaiser Company on or after the Effective Date in connection with any action, suit or proceeding related to CTPV Personal Injury Claims, whether civil, administrative or arbitrative, including but not limited to indemnification or contribution for such Claims prosecuted against such Reorganized Debtor or other Kaiser Company.
     Upon the request of the Funding Vehicle Trust, the CTPV PI Trust will (a) provide to the Funding Vehicle Trust any authorization or assignment of rights from the CTPV PI Trust that the Funding Vehicle Trust may reasonably consider necessary, appropriate or desirable to permit the Funding Vehicle Trust to pursue recovery under any Included PI Trust Insurance Policy in respect of CTPV Personal Injury Claims or Trust Expenses of the CTPV PI Trust and (b) otherwise cooperate with the Funding Vehicle Trust and use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things that the Funding Vehicle Trust may reasonably consider necessary, appropriate or desirable to effect such recovery, including providing to the Funding Vehicle Trust information relating to CTPV Personal Injury Claims available to the CTPV PI Trust and required to be provided or otherwise made available by the Funding Vehicle Trust pursuant any insurance settlement agreement assumed by the Funding Vehicle Trust pursuant to Section 5.1.e of the Plan (which is described above under “— Funding Vehicle Trust — Assumption of Certain Liabilities and Obligations by the Funding Vehicle Trust”).
     PI Trust Funding Agreement
     The CTPV PI Trustee, on behalf of the CTPV PI Trust, will enforce the rights of the CTPV PI Trust under the PI Trust Funding Agreement and will perform, or cause to be performed, all obligations of the CTPV PI Trust, under the PI Trust Funding Agreement. The CTPV PI Trust will be entitled to receive distributions from the Funding Vehicle Trust in accordance with the PI Trust Funding Agreement. See “— PI Trust Funding Agreement” and “Overview of the Plan — Establishment of the Funding Vehicle Trust and the PI Trusts and Entry of the PI Channeling Injunction.”
     Retention of Certain Counsel
     Reorganized KACC will not unreasonably withhold consent to the CTPV PI Trust’s retention of the professional services of the counsel retained by the Debtors in connection with matters pertaining to the Channeled Personal Injury Claims, including but not limited to KACC’s National Coordinating Counsel, Wharton Levin Ehrmantraut & Klein, P.A.
     Qualified Settlement Fund
     The CTPV PI Trust is intended to be treated for U.S. federal income Tax purposes as a “qualified settlement fund” as described within section 1.468B-1 of the Treasury Regulations, as more specifically provided for under the CTPV PI Trust Agreement. Accordingly, for all U.S. federal income Tax purposes the transfer of assets to the CTPV PI Trust will be treated as a transfer to a trust satisfying the requirements of section 1.468B-1(c) of the Treasury Regulations by the Funding Vehicle Trust, as transferor, for distribution to holders of CTPV Personal Injury Claims and in complete settlement of such Claims. Any income on the assets of the CTPV PI Trust will be treated as subject to Tax on a current basis, and all distributions pursuant to the Plan will be made net of provision for Taxes and subject to the withholding and reporting requirements set forth in the Plan and the CTPV PI Trust Agreement.
     The CTPV PI Trustee will be the “administrator” (as defined in section 1.468B-2(k) of the Treasury Regulations) of the CTPV PI Trust and will be required by the CTPV PI Trust Agreement to (a) timely file such income Tax and other returns and statements and timely pay all Taxes required to be paid from the assets in the CTPV PI Trust as required by law and in accordance with the provisions of the Plan and the CTPV PI Trust Agreement, (b) comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, (c) meet all other requirements necessary to qualify and maintain qualification of the CTPV PI Trust as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations, and (d) take no action that could cause the CTPV PI Trust to fail to qualify as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations. The Reorganized Debtors will have no rights to any refunds or reversion with respect to any assets of the CTPV PI Trust or any earnings thereon.
     Following the funding of the CTPV PI Trust (and in no event later than February 15th of the calendar year following the Effective Date), the Funding Vehicle Trust will provide, or cause to be provided, to the CTPV PI Trustee a “§ 1.468B-3 Statement” in accordance with section 1.468B-3 of the Treasury Regulations. Following any subsequent transfers of Cash or other property to the CTPV PI Trust, the transferor will provide, or cause to be provided, to the CTPV PI Trustee a “§ 1.468B-3 Statement” on or before February 15th of the calendar year following the date of each such transfer.
     The CTPV PI Trustee
     The CTPV PI Trustee will be, and will act as, the fiduciary to the CTPV PI Trust in accordance with the provisions of the CTPV PI Trust Agreement, the CTPV Distribution Procedures and the Plan. Subject to the CTPV PI Trust Agreement and the Plan, the CTPV PI Trustee will have the power to take any and all actions that it may consider necessary, appropriate or desirable to fulfill the purpose of the CTPV PI Trust, including receiving and holding the assets of the CTPV PI Trust and exercising all rights and powers with respect thereto, entering into arrangements with third parties and enforcing the rights or fulfilling the obligations of the CTPV PI Trust under the Funding Vehicle Trust Agreement and the PI Trust Funding Agreement. Except as requested by the Funding Vehicle Trust, the CTPV PI Trustee will not have the power to take any action with respect to any PI Insurance Coverage Action or the PI Insurance Assets other than to enforce the rights of the CTPV PI Trust under the Funding Vehicle Trust Agreement and the PI Trust Funding Agreement.
     There will be one CTPV PI Trustee. The Future Silica and CTPV Claimants’ Representative will serve as the initial CTPV PI Trustee.
     The CTPV PI Trustee will serve until the earliest of his or her death, his or her resignation, his or her removal and the termination of the CTPV PI Trust. The CTPV PI Trustee may resign at any time and may be removed by the Bankruptcy Court on application of the CTPV PI TAC in the event that he or she becomes unable to discharge his or her duties or for other good cause.
     Upon the termination of service of the CTPV PI Trustee, the vacancy will be filled by the Bankruptcy Court on application of the CTPV PI TAC. If the CTPV PI TAC fails to seek the appointment of a successor CTPV PI Trustee, the Bankruptcy Court will make the appointment on the application of any party in interest.
     The CTPV PI Trustee will be entitled to receive compensation from the CTPV PI Trust for his or her services in the amount of $400 per hour for each hour in which he or she attends a meeting or performs other CTPV PI Trust business. The CTPV PI Trustee will determine the scope and duration of activities that constitute a meeting or other CTPV PI Trust business and, if the CTPV PI Trustee elects to provide for payment for activities of less than a full day’s duration, may provide for a partial payment of the per diem amount on a proportional basis for such activities. The per diem allowance will be adjusted annually to reflect reasonable cost-of-living increases. The CTPV PI Trustee will also be entitled to reimbursement from the CTPV PI Trust for any out-of-pocket fees and expenses reasonably incurred by him or her in connection with the performance of his or her duties.
     The CTPV PI Trustee will not be permitted to, during the term of his or her service, (a) hold a financial interest in, or act as attorney or agent or serve as any other professional for, any Reorganized Debtor, (b) act as an attorney for any person who holds a CTPV Personal Injury Claim, or (c) serve on the trust advisory committee for any PI Trust.
     The Trust Advisory Committee
     The member of the CTPV PI TAC will serve in a fiduciary capacity, representing all of the holders of present CTPV Personal Injury Claims for the purpose of protecting the rights of such persons. The CTPV PI Trustee will be required to consult with the CTPV PI TAC on the general implementation and administration of the CTPV PI Trust and the CTPV Distribution Procedures. Additionally, the CTPV PI Trustee will be required to obtain the consent of the CTPV PI TAC prior to taking a number of actions, including making certain changes to the CTPV Distribution Procedures and terminating the CTPV PI Trust.
     The CTPV PI TAC will consist of one individual. Pursuant to the Confirmation Order, the Bankruptcy Court will confirm the appointment of the individual selected jointly by the law firms of LeBlanc & Waddell, LLP and Motley Rice LLC, after consultation with the Debtors, to serve as the initial member of the CTPV PI TAC.
     The member of the CTPV PI TAC will serve until the earliest of his or her death, his or her resignation, his or her removal and the termination of the CTPV PI Trust. The member of the CTPV PI TAC may resign at any time and may be removed at the recommendation of the CTPV PI Trustee with the approval of the Bankruptcy Court in the event that he or she becomes unable to discharge his or her duties or for other good cause.
     If the member of the CTPV PI TAC dies or resigns and, prior to his or her death or the effectiveness of his or her resignation, he or she has designated in writing an individual to succeed him or her as the member of the CTPV PI TAC, such individual will be his or her successor. If the member of the CTPV PI TAC dies or resigns and did not so designate an individual to succeed him or her, such member’s law firm will be entitled to designate his or her successor. If the member of the CTPV PI TAC dies or resigns and did not designate an individual to succeed him or her prior and such member’s law firm does not designate his or her successor or he or she is removed, his or her successor will be appointed by the Bankruptcy Court.

     The member of the CTPV PI TAC will be entitled to receive compensation from the CTPV PI Trust for attendance at meetings or other CTPV PI Trust business performed in the form of a reasonable hourly rate set by the CTPV PI Trustee. In addition, the member of the CTPV PI TAC will be entitled to reimbursement from the CTPV PI Trust for any out-of-pocket fees and expenses reasonably incurred by him or her in connection with the performance of his or her duties.
     CTPV PI Trust Termination Provisions
     The CTPV PI Trust is irrevocable, but generally will terminate on the date which is 90 days after the first to occur of:
•	the date on which the CTPV PI Trustee determines to terminate the CTPV PI Trust because (a) the CTPV PI Trustee deems it unlikely that any new CTPV Personal Injury Claim will be filed against the CTPV PI Trust, (b) all CTPV Personal Injury Claims duly filed with the CTPV PI Trust have been liquidated and, to the extent possible based upon the funds available to such trust through the Plan and in accordance with the PI Trust Funding Agreement, paid to the extent provided in the CTPV PI Trust Agreement and the CTPV Distribution Procedures or disallowed by a final, non-appealable order, and (c) 12 consecutive months have elapsed during which no new CTPV Personal Injury Claim has been filed with the CTPV PI Trust; and

•	if the CTPV PI Trustee has procured and has in place irrevocable insurance policies and has established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses (including but not limited to Trust Expenses) of the CTPV PI Trust in a manner consistent with the CTPV PI Trust Agreement and the CTPV Distribution Procedures, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a Final Order.
On the date of such termination, all assets remaining in the CTPV PI Trust estate after payment of all of the CTPV PI Trust’s liabilities (including but not limited to Trust Expenses) will be transferred to the Funding Vehicle Trust.
NIHL PI Trust
     Creation and Purpose of the NIHL PI Trust
     On the Effective Date, Reorganized KACC, the NIHL PI Trustee and the member of the NIHL PI TAC will execute the NIHL PI Trust Agreement and the NIHL PI Trust will be created. The purpose of the NIHL PI Trust will be to (a) assume the liabilities of the Reorganized Debtors and their predecessors and successors in interest for all NIHL Personal Injury Claims, (b) preserve, hold, manage and maximize the assets of the NIHL PI Trust for use in paying and otherwise satisfying NIHL Personal Injury Claims and paying the Trust Expenses of the NIHL PI Trust, and (c) direct the processing, liquidation and payment of all NIHL Personal Injury Claims in accordance with the NIHL Distribution Procedures, all in accordance with the Plan, the PI Trust Funding Agreement (see “— PI Trust Funding Agreement”) and the NIHL PI Trust Agreement.
     Assumption of Liabilities and Certain Obligations by the NIHL PI Trust
     The NIHL PI Trust will assume all liability and responsibility for all NIHL Personal Injury Claims and the Trust Expenses of the NIHL PI Trust. The NIHL PI Trust will cooperate with the Reorganized Debtors and use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things that the Reorganized Debtors may reasonably consider necessary, appropriate or desirable to effect such assumption.
     The NIHL PI Trust will advocate in any and all actions and proceedings brought against any Reorganized Debtor that involve NIHL Personal Injury Claims that such Claims are and have been channeled to the NIHL PI Trust and will cooperate with such Reorganized Debtor in any and all such actions and proceedings.
     Except as otherwise provided in the NIHL PI Trust Agreement and the NIHL Distribution Procedures, the NIHL PI Trust will have all defenses, cross-claims, offsets and recoupments, as well as rights of indemnification, contribution, subrogation and similar rights, regarding NIHL Personal Injury Claims that any Reorganized Debtor has under applicable law.
     Each Reorganized Debtor and each other Kaiser Company will be entitled to indemnification from the NIHL PI Trust for any fees and expenses (including but not limited to out-of-pocket fees and expenses and attorneys’ fees and expenses), judgments, settlements or other liabilities arising from or reasonably incurred by or on behalf of such Reorganized Debtor or other Kaiser Company on or after the Effective Date in connection with any action, suit or proceeding related to NIHL Personal Injury Claims, whether civil, administrative or arbitrative, including but not limited to indemnification or contribution for such Claims prosecuted against such Reorganized Debtor or other Kaiser Company.
     Upon the request of the Funding Vehicle Trust, the NIHL PI Trust will (a) provide to the Funding Vehicle Trust any authorization or assignment of rights from the NIHL PI Trust that the Funding Vehicle Trust may reasonably consider necessary, appropriate or desirable to permit the Funding Vehicle Trust to pursue recovery under any Included PI Trust Insurance Policy in respect of NIHL Personal Injury Claims or Trust Expenses of the NIHL PI Trust and (b) otherwise cooperate with the Funding Vehicle Trust and use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things that the Funding Vehicle Trust may reasonably consider necessary, appropriate or desirable to effect such recovery, including providing to the Funding Vehicle Trust information relating to NIHL Personal Injury Claims available to the NIHL PI Trust and required to be provided or otherwise made available by the Funding Vehicle Trust pursuant any insurance settlement agreement assumed by the Funding Vehicle Trust pursuant to Section 5.1.e of the Plan (which is described above under “— Funding Vehicle Trust — Assumption of Certain Liabilities and Obligations by the Funding Vehicle Trust”).
     PI Trust Funding Agreement
     The NIHL PI Trustee, on behalf of the NIHL PI Trust, will enforce the rights of the NIHL PI Trust under the PI Trust Funding Agreement and will perform, or cause to be performed, all obligations of the NIHL PI Trust under the PI Trust Funding Agreement. The NIHL PI Trust will be entitled to receive distributions from the Funding Vehicle Trust in accordance with the PI Trust Funding Agreement. See “— PI Trust Funding Agreement” and “Overview of the Plan — Establishment of the Funding Vehicle Trust and the PI Trusts and Entry of the PI Channeling Injunction.”
     Retention of Certain Counsel
     Reorganized KACC will not unreasonably withhold consent to the NIHL PI Trust’s retention of the professional services of the counsel retained by the Debtors in connection with matters pertaining to the Channeled Personal Injury Claims, including but not limited to KACC’s National Coordinating Counsel, Wharton Levin Ehrmantraut & Klein, P.A.
     Qualified Settlement Fund
     The NIHL PI Trust is intended to be treated for U.S. federal income Tax purposes as a “qualified settlement fund” as described within section 1.468B-1 of the Treasury Regulations, as more specifically provided for under the NIHL PI Trust Agreement. Accordingly, for all U.S. federal income Tax purposes the transfer of assets to the NIHL PI Trust will be treated as a transfer to a trust satisfying the requirements of section 1.468B-1(c) of the Treasury Regulations by the Funding Vehicle Trust, as transferor, for distribution to holders of NIHL Personal Injury Claims and in complete settlement of such Claims. Any income on the assets of the NIHL PI Trust will be treated as subject to Tax on a current basis, and all distributions pursuant to the Plan will be made net of provision for Taxes and subject to the withholding and reporting requirements set forth in the Plan and the NIHL PI Trust Agreement.
     The NIHL PI Trustee will be the “administrator” (as defined in section 1.468B-2(k) of the Treasury Regulations) of the NIHL PI Trust and will be required by the NIHL PI Trust Agreement to (a) timely file such income Tax and other returns and statements and timely pay all Taxes required to be paid from the assets in the NIHL PI Trust as required by law and in accordance with the provisions of the Plan and the NIHL PI Trust Agreement, (b) comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, (c) meet all other requirements necessary to qualify and maintain qualification of the NIHL PI Trust as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations, and (d) take no action that could cause the NIHL PI Trust to fail to qualify as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations. The Reorganized Debtors will have no rights to any refunds or reversion with respect to any assets of the NIHL PI Trust or any earnings thereon.
     Following the funding of the NIHL PI Trust (and in no event later than February 15th of the calendar year following the Effective Date), the Funding Vehicle Trust will provide, or cause to be provided, to the NIHL PI Trustee a “§ 1.468B-3 Statement” in accordance with section 1.468B-3 of the Treasury Regulations. Following any subsequent transfers of Cash or other property to the NIHL PI Trust, the transferor will provide, or cause to be provided, to the NIHL PI Trustee a “§ 1.468B-3 Statement” on or before February 15th of the calendar year following the date of each such transfer.
     The NIHL PI Trustee
     The NIHL PI Trustee will be, and will act as, the fiduciary to the NIHL PI Trust in accordance with the provisions of the NIHL PI Trust Agreement, the NIHL Distribution Procedures and the Plan. Subject to the NIHL PI Trust Agreement and the Plan, the NIHL PI Trustee will have the power to take any and all actions that it may consider necessary, appropriate or desirable to fulfill the purpose of the NIHL PI Trust, including receiving and holding the assets of the NIHL PI Trust and exercising all rights and powers with respect thereto, entering into arrangements with third parties and enforcing the rights or fulfilling the obligations of the NIHL PI Trust under the Funding Vehicle Trust Agreement and the PI Trust Funding Agreement. Except as requested by the Funding Vehicle Trust, the NIHL PI Trustee will not have the power to take any action with respect to any PI Insurance Coverage Action or the PI Insurance Assets other than to enforce the rights of the NIHL PI Trust under the Funding Vehicle Trust Agreement and the PI Trust Funding Agreement.
     There will be one NIHL PI Trustee. Pursuant to the Confirmation Order, the Bankruptcy Court will confirm the appointment of the individual selected jointly by the law firms of LeBlanc & Waddell, LLP and Motley Rice LLC, after consultation with the Debtors, to serve as the initial NIHL PI Trustee.
     The NIHL PI Trustee will serve until the earliest of his or her death, his or her resignation, his or her removal and the termination of the NIHL PI Trust. The NIHL PI Trustee may resign at any time and may be removed by the Bankruptcy Court on application of the NIHL PI TAC in the event that he or she becomes unable to discharge his or her duties or for other good cause.
     Upon the termination of service of the NIHL PI Trustee, the vacancy will be filled by the Bankruptcy Court on application of the NIHL PI TAC. If the NIHL PI TAC fails to seek the appointment of a successor NIHL PI Trustee, the Bankruptcy Court will make the appointment on the application of any party in interest.
     The NIHL PI Trustee will be entitled to receive compensation from the NIHL PI Trust for his or her services in the amount of $60,000 per annum, plus a per diem allowance in the amount of $1,500 for meetings attended or other NIHL PI Trust business performed. The NIHL PI Trustee will determine the scope and duration of activities that constitute a meeting or other NIHL PI Trust business and, if the NIHL PI Trustee elects to provide for payment for activities of less than a full day’s duration, may provide for a partial payment of the per diem amount on a proportional basis for such activities. The per annum compensation payable to the NIHL PI Trustee will be reviewed every three years and appropriately adjusted with the consent of the NIHL PI TAC. The per diem allowance will be adjusted annually to reflect reasonable cost-of-living increases. The NIHL PI Trustee will also be entitled to reimbursement from the NIHL PI Trust for any out-of-pocket fees and expenses reasonably incurred by him or her in connection with the performance of his or her duties.
     The NIHL PI Trustee will not be permitted to, during the term of his or her service, (a) hold a financial interest in, or act as attorney or agent or serve as any other professional for, any Reorganized Debtor, (b) act as an attorney for any person who holds an NIHL Personal Injury Claim, or (c) serve on the trust advisory committee for any PI Trust.

     The Trust Advisory Committee
     The member of the NIHL PI TAC will serve in a fiduciary capacity, representing all of the holders of present NIHL Personal Injury Claims for the purpose of protecting the rights of such persons. The NIHL PI Trustee will be required to consult with the NIHL PI TAC on the general implementation and administration of the NIHL PI Trust and the NIHL Distribution Procedures. Additionally, the NIHL PI Trustee will be required to obtain the consent of the NIHL PI TAC prior to taking a number of actions, including making certain changes to the NIHL Distribution procedures and terminating the NIHL PI Trust.
     The NIHL PI TAC will consist of one individual. Pursuant to the Confirmation Order, the Bankruptcy Court will confirm the appointment of the individual selected jointly by the law firms of LeBlanc & Waddell, LLP and Motley Rice LLC, after consultation with the Debtors, to serve as the initial member of the NIHL PI TAC.
     The member of the NIHL PI TAC will serve until the earliest of his or her death, his or her resignation, his or her removal and the termination of the NIHL PI Trust. The member of the NIHL PI TAC may resign at any time and may be removed at the recommendation of the NIHL PI Trustee with the approval of the Bankruptcy Court in the event that he or she becomes unable to discharge his or her duties or for other good cause.
     If the member of the NIHL PI TAC dies or resigns and, prior to his or her death or the effectiveness of his or her resignation, he or she has designated in writing an individual to succeed him or her as the member of the NIHL PI TAC, such individual will be his or her successor. If the member of the NIHL PI TAC dies or resigns and did not so designate an individual to succeed him or her, such member’s law firm will be entitled to designate his or her successor. If the member of the NIHL PI TAC dies or resigns and did not designate an individual to succeed him or her prior and such member’s law firm does not designate his or her successor or he or she is removed, his or her successor will be appointed by the Bankruptcy Court.
     The member of the NIHL PI TAC will be entitled to receive compensation from the NIHL PI Trust for attendance at meetings or other NIHL PI Trust business performed in the form of a reasonable hourly rate set by the NIHL PI Trustee. In addition, the member of the NIHL PI TAC will be entitled to reimbursement from the NIHL PI Trust for any out-of-pocket fees and expenses reasonably incurred by him or her in connection with the performance of his or her duties.
     NIHL PI Trust Termination Provisions
     The NIHL PI Trust is irrevocable, but generally will terminate on the date which is 90 days after the first to occur of:
•	the date on which the NIHL PI Trustee determines to terminate the NIHL PI Trust because (a) the NIHL PI Trustee deems it unlikely that any new NIHL Personal Injury Claim will be filed against the NIHL PI Trust, (b) all NIHL Personal Injury Claims duly filed with the NIHL PI Trust have been liquidated and, to the extent possible based upon the funds available to such trust through the Plan and in accordance with the PI Trust Funding Agreement, paid to the extent provided in the NIHL PI Trust Agreement and the NIHL Distribution Procedures or disallowed by a final, non-appealable order, and (c) 12 consecutive months have elapsed during which no new NIHL Personal Injury Claim has been filed with the NIHL PI Trust; and

•	if the NIHL PI Trustee has procured and has in place irrevocable insurance policies and has established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses (including but not limited to Trust Expenses) of the NIHL PI Trust in a manner consistent with the NIHL PI Trust Agreement and the NIHL Distribution Procedures, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a Final Order.
On the date of such termination, all assets remaining in the NIHL PI Trust estate after payment of all of the NIHL PI Trust’s liabilities (including but not limited to Trust Expenses) will be transferred to the Funding Vehicle Trust.

PI Trust Funding Agreement
     The PI Trust Funding Agreement, which is attached to the Plan as Exhibit 1.1(153), was entered into during August 2005, by the Asbestos Claimants’ Committee, the Future Asbestos Claimants’ Representative, the Future Silica and CTPV Claimants’ Representative, Provost & Umphrey Law Firm, L.L.P. (counsel for certain holders of Silica Personal Injury Claims). LeBlanc & Waddell, LLP (counsel for certain holders of CTPV Personal Injury Claims) and LeBlanc & Waddell, LLP (counsel for certain holders of NIHL Personal Injury Claims). The primary purpose of the PI Trust Funding Agreement is to specify how the PI Trust Assets (other than the common stock of Reorganized Kaiser Trading and 75% of the KFC Claim, which are allocated pursuant to the Plan directly to the Asbestos PI Trust and Silica PI Trust) must be allocated by the Funding Vehicle Trust to the four PI Trusts.
     Transfer of PI Trust Assets to Funding Vehicle Trust
     On the Effective Date, pursuant to the Plan, certain specified amounts of Cash and all rights to receive any future proceeds from the Included PI Trust Insurance Policies in respect of Channeled Personal Injury Claims will be transferred to the Funding Vehicle Trust. See “—Funding Vehicle Trust — Transfer of Assets and Cooperation with Respect to Insurance Matters.” The Cash transferred to the Funding Vehicle Trust on the Effective Date will consist of (a) $13 million to be paid by KACC, (b) Cash to be transferred to the Funding Vehicle Trust from the Insurance Escrow Settlement Funds, the aggregate amount of which was approximately $14 million as of the date of this Disclosure Statement, and (c) other Cash in an amount not presently determinable that may be received on or prior to the Effective Date in respect of settlements that may be entered into prior to Effective Date with other Settling
     Insurance Companies in respect of Included PI Trust Insurance Policies. Thereafter, it is anticipated that the Funding Vehicle Trust will receive additional Cash in respect of Included PI Trust Insurance Policies either through settlements reached with insurers subsequent to the Effective Date or through the successful pursuit of PI Insurance Coverage Actions. The amounts that ultimately may be received are not known. See “—Certain Risks Associated with the PI Trusts.”
     Allocation of PI Trust Assets Among the PI Trusts
          Asbestos PI Trust
     The Asbestos PI Trust will be entitled to receive from the Funding Vehicle Trust assets (the “Asbestos PI Trust Assets”) consisting of 94% of the Net PI Trust Assets. For purposes of the PI Trust Funding Agreement, the term “Net PI Trust Assets” means the Cash received by the Funding Vehicle Trust reduced by (a) the Trust Expenses of the Funding Vehicle Trust, (b) the Post-1985 Recoveries as described below, which will be paid to the Silica PI Trust, (c) the CTPV Present Claims Settlement Amount as described below, which will be paid to the CTPV PI Trust, and (d) the NIHL Claims Settlement Amount as described below, which will be paid to the NIHL PI Trust.
          Silica PI Trust
     The Silica PI Trust will be entitled to receive assets (the “Silica PI Trust Assets”) consisting of the Post-1985 Recoveries plus 6% of the Net PI Trust Assets, except that, subject to certain conditions specified in the PI Trust Funding Agreement, 5% of such amounts will be reserved by the Funding Vehicle Trust in a reserve (the “CTPV Reserve”) for up to 10 years after the Effective Date to provide for payment of allowed future CTPV Personal Injury Claims, if any, in accordance with the CTPV Distribution Procedures. Amounts in the CTPV Reserve not applied to future CTPV Personal Injury Claims will be paid over to the Silica PI Trust. For purposes of the PI Trust Funding Agreement, the term “Post-1985 Recoveries” means recoveries attributable to post-1985 products coverage insurance policies identified in the PI Trust Funding Agreement.
          CTPV PI Trust
     The CTPV PI Trust will be entitled to receive an amount (the “CTPV Present Claims Settlement Amount”) consisting of the lesser of (i) $4,488,000 or (ii) the number of present CTPV Personal Injury Claims allowed in accordance with the CTPV Distribution Procedures times $136,000. In addition, the CTPV PI Trust, to the extent future CTPV Personal Injury Claims are allowed under the CTPV Distribution Procedures, will receive additional funds from the CTPV Reserve described above.
          NIHL PI Trust
     The NIHL PI Trust will be entitled to receive an amount (the “NIHL claims Settlement Amount”) consisting of an amount equal to $24,000,000 reduced by the CTPV Present Claims Settlement Amount described above. Accordingly, the NIHL Claims Settlement Amount will be at least $19,512,000.
     Distributions to the PI Trusts
     The Funding Vehicle Trustees will make periodic distributions to each of the four PI Trusts from Available Cash held by the Funding Vehicle Trust in accordance with the Funding Vehicle Trust Agreement. For purposes of the PI Trust Funding Agreement, the term “Available Cash” means the Cash held by the Funding Vehicle Trust from time to time less (a) the amount of the reserve established from time to time by the Funding Vehicle Trustees to provide for the payment of Trust Expenses of the Funding Vehicle Trust and (b) the Post-1985 Recoveries payable to the Silica PI Trust. The PI Trust Funding Agreement provides that the first $400,000,000 of Available Cash will be distributed as follows: (i) of the first $15,000,000, $2,500,000 to the CTPV PI Trust and $12,500,000 to the NIHL PI Trust for the payment of allowed present CTPV Personal Injury Claims and allowed present NIHL Personal Injury Claims in accordance with the applicable PI Trust Distribution Procedure and (ii) of the balance, 94% to the Asbestos PI Trust and 6% to the Silica PI Trust, except that, if the initial distribution out of such $400,000,000 of Available Cash is less than $100,000,000, the first $10,000,000 of such initial distribution will be as follows, with such disproportionate distributions to be recovered and redistributed ratably out of the balance of distributions of such first $400,000,000:
(A)	$5,000,000 to the Asbestos PI Trust as a credit against the Asbestos PI Trust Assets;

(B)	$4,000,000 to the Silica PI Trust as a credit against the Silica PI Trust Assets;

(C)	$500,000 to the CTPV PI Trust as a credit against the CTPV Present Claims Settlement Amount; and

(D)	$500,000 to the NIHL PI Trust as a credit against the NIHL Claims Settlement Amount.
     All remaining Available Cash after the first $400,000,000 will be distributed as follows: (a) of the first $9,000,000, a maximum of $1,988,000 to the CTPV PI Trust and the balance to the NIHL PI Trust for the payment of allowed present CTPV Personal Injury Claims and allowed present NIHL Personal Injury Claims in accordance with the applicable PI Trust Distribution Procedure and (b) of the balance, 94% to the Asbestos PI Trust and 6% to the Silica PI Trust.
Insurance Neutrality
     Nothing in the Plan, any Exhibit to the Plan, the Confirmation Order, any finding of fact and/or conclusion of law with respect to the Confirmation of the Plan, or any order or opinion entered on appeal from the Confirmation Order will limit the right of any PI Insurance Company, in any PI Insurance Coverage Action, to assert any PI Insurer Coverage Defense, except that (a) the transfer of rights in and under the Included PI Insurance Policies to the Funding Vehicle Trust is valid and enforceable and transfers such rights under the Included PI Trust Insurance Policies as the Debtors may have, and that such transfer will not affect the liability of any PI Insurance Company, and (b) the discharge and release of the Debtors and Reorganized Debtors from all Claims and the injunctive protection provided to the Debtors, Reorganized Debtors and Protected Parties with respect to Claims as provided in the Plan will not affect the liability of any PI Insurance Company, except to the extent that any such PI Insurance Company is also a Settling Insurance Company. Notwithstanding anything in the provisions of the Plan described in this paragraph (i.e., Section 5.6 of the Plan) to the contrary, nothing in Section 5.6 of the Plan will affect or limit, or be construed as affecting or limiting, (i) the binding effect of the Plan and the Confirmation Order on the Debtors, the Reorganized Debtors, the Funding Vehicle Trust, the PI Trusts or the beneficiaries of any such Trusts or (ii) the protection afforded to any Settling Insurance Company by a PI Channeling Injunction and/or the Channeled PI Insurance Entity Injunction. Further, nothing in Section 5.6 of the Plan is intended to be or will be construed to preclude otherwise applicable principles of res judicata or collateral estoppel from being applied against any PI Insurance Company with respect to any issue that is actually litigated by such PI Insurance Company as part of its objections to Confirmation of the Plan. For purposes of the Plan, the term “PI Insurer Coverage Defenses” means all defenses at law or in equity that any PI Insurance Company of an Included PI Trust Insurance Policy may have under applicable non-bankruptcy law to provide insurance coverage to or for Channeled Personal Injury Claims or Trust Expenses of the Funding Vehicle Trust or any PI Trust that have been channeled to or assumed by or incurred by the Funding Vehicle Trust or a PI Trust, respectively, pursuant to the Plan, except for (A) any defense that the transfer of the Debtors’ rights as to Included PI Trust Insurance Policies pursuant to the Plan is invalid or unenforceable or otherwise breaches the terms of such coverage and (B) any defense that the drafting, proposing, confirmation or consummation of a plan of reorganization (as opposed to the terms, operation, effect or unreasonableness of any of the Plan or the Exhibits to the Plan) and/or the discharge and/or release of the Debtors from liability for Channeled Personal Injury Claims pursuant to the Plan operates to, or otherwise results in, the elimination of or the reduction in any obligation such insurers may have under such transferred rights as to Included PI Trust Insurance Policies.
PI Trust Distribution Procedures
     Asbestos Distribution Procedures
          Asbestos PI Trust Goals
     The Asbestos PI Trustees will implement and administer the Asbestos Distribution Procedures, which are attached to the Plan as Exhibit 1.1(34). The Asbestos Distribution Procedures have been adopted after negotiations between and among the Future Asbestos Claimants’ Representative, the Asbestos Claimants’ Committee and the Debtors. The goal of the Asbestos PI Trust is to treat all claimants similarly and equitably. The Asbestos Distribution Procedures further that goal by setting forth procedures for processing and paying the Debtors’ several shares of the unpaid portion of the liquidated value of Asbestos Personal Injury Claims generally on an impartial, first-in, first-out (“FIFO”) basis, with the intention of paying all claimants over time as equivalent a share as possible of the value of their Claims based on historical values for substantially similar claims in the tort system. To this end, the Asbestos Distribution Procedures establish a schedule of eight asbestos-related diseases (“Asbestos Disease Levels”), seven of which have presumptive medical and exposure requirements (“Asbestos Medical/Exposure Criteria”), specific liquidated values (the “Asbestos Scheduled Values”), anticipated average values (“Asbestos Average Values”) and caps on their liquidated values (“Asbestos Maximum Values”). The Asbestos Disease Levels, Asbestos Medical/Exposure Criteria, Asbestos Scheduled Values, Asbestos Average Values and Asbestos Maximum Values have all been selected and derived with the intention of achieving a fair allocation of the PI Trust Assets allocated to the Asbestos PI Trust as among claimants suffering from different disease processes in light of the best available information and taking into consideration the Debtors’ history of settling claims and the rights claimants would have in the tort system absent the Reorganization Cases.
          Disease Levels, Scheduled Values and Medical/Exposure Criteria
     The eight Asbestos Disease Levels covered by the Asbestos Distribution Procedures, together with the Asbestos Medical/Exposure Criteria for each and the Asbestos Scheduled Values for the seven Asbestos Disease Levels eligible for expedited review under the Asbestos Distribution Procedures (“Asbestos Expedited Review”), are set forth below. See “— Evidentiary Requirements” for a description of evidentiary requirements for both medical diagnoses and exposure. These Asbestos Disease Levels, Asbestos Scheduled Values and Asbestos Medical/Exposure Criteria will apply to all Asbestos Trust Voting Claims (as defined in the Asbestos Distribution Procedures) filed with the Asbestos PI Trust on or before the date that the Asbestos PI Trust first makes available the Claim forms and other Claims materials required to file a Claim with the Asbestos PI Trust (the “Initial Asbestos Claims Filing Date”). Thereafter, with the consent of the Asbestos PI TAC and the Future Asbestos Claimants’ Representative, the Asbestos PI Trustees may (a) add to, change or eliminate Asbestos Disease Levels, Asbestos Scheduled Values or Asbestos Medical/Exposure Criteria, (b) develop subcategories of Asbestos Disease Levels, Asbestos Scheduled Values or Asbestos Medical/Exposure Criteria, or (c) determine that a novel or exceptional Asbestos Personal Injury Claim is compensable even though it does not meet the Asbestos Medical/Exposure Criteria for any of the then-current Asbestos Disease Levels.

	Asbestos
Asbestos Disease Level	Scheduled Value	Asbestos Medical/Exposure Criteria
Level VIII (Mesothelioma)	$70,000	(a) Diagnosis[1] of mesothelioma and (b) credible evidence of Kaiser Exposure (as defined in the Asbestos Distribution Procedures).

Level VII (Lung Cancer 1)	$27,500	(a) Diagnosis of a primary lung cancer, plus evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease,[2] (b) six months of Kaiser Exposure prior to December 31, 1982, (c) Significant Occupational Exposure (as defined in the Asbestos Distribution Procedures) to asbestos, and (d) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the lung cancer in question.

Level VI (Lung Cancer 2)	None	(a) Diagnosis of a primary lung cancer, (b) Kaiser Exposure prior to December 31, 1982, and (c) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the lung cancer in question.

		Asbestos Disease Level VI (Lung Cancer 2) Claims are Claims that do not meet the more stringent medical and/or exposure requirements of Asbestos Disease Level VII (Lung Cancer 1) Claims. All Claims in Asbestos Disease Level VI will be individually evaluated. The estimated likely average of the individual evaluation awards for such Claims is $7,000, with such awards capped at $20,000, unless the Claim qualifies for Extraordinary Asbestos Claim (as defined below) treatment.

		Asbestos Disease Level VI Claims that show no evidence of either an underlying Bilateral Asbestos-Related Non-malignant Disease or Significant Occupational Exposure may be individually evaluated, although it is not expected that such Claims will be treated as having any significant value, especially if the claimant is also a smoker.[3]

Level V (Other Cancer)	$13,800	(a) Diagnosis of a primary colo-rectal, laryngeal, esophageal, pharyngeal or stomach cancer, plus evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease, (b) six months of Kaiser Exposure prior to December 31, 1982, (c) Significant Occupational Exposure to asbestos, and (d) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the other cancer in question.

Level IV (Severe Asbestosis)	$20,750	(a) Diagnosis of asbestosis with ILO of 2/1 (i.e., 2/1 on the International Labour Organization scale) or greater or asbestosis determined by pathological evidence of asbestos, plus (i) TLC (i.e., total lung capacity) less than 65% or (ii) FVC (i.e., forced vital capacity) less than 65% and FEV1/FVC ratio (i.e., ratio of forced expiratory volume in the first second of forced expiration to FVC) greater than 65%, (b) six months of Kaiser Exposure prior to December 31, 1982, (c) Significant Occupational Exposure to asbestos, and (d) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the pulmonary disease in question.

Level III (Asbestosis/Pleural Disease)	$4,850	(a) Diagnosis of Bilateral Asbestos-Related Nonmalignant Disease, plus (i) TLC less than 80% or (ii) FVC less than 80% and FEV1/FVC ratio greater than or equal to 65%, (b) six months of Kaiser Exposure prior to December 31, 1982, (c) Significant Occupational Exposure to asbestos, and (d) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the pulmonary disease in question.

	Asbestos
Asbestos Disease Level	Scheduled Value	Asbestos Medical/Exposure Criteria
Level II (Asbestosis/Pleural Disease)	$700	(a) Diagnosis of a Bilateral Asbestos-Related Nonmalignant Disease, (b) six months of Kaiser Exposure prior to December 31, 1982, and (c) five years cumulative occupational exposure to asbestos.

Level I (Other Asbestos Disease — Cash Discount Payment)	$200	(a) Diagnosis of a Bilateral Asbestos-Related Nonmalignant Disease or an asbestos-related malignancy other than mesothelioma, and (b) Kaiser Exposure prior to December 31, 1982.
1	The requirements for a diagnosis of an asbestos-related disease that may be compensated are set forth in the Asbestos Distribution Procedures.

2	Evidence of “ Bilateral Asbestos-Related Nonmalignant Disease,” for purposes of meeting the criteria for establishing Asbestos Disease Level I, II, III, V and VII, is described in the Asbestos Distribution Procedures as either (a) a chest X-ray read by a qualified B reader of 1/0 or higher on the ILO (i.e., International Labour Organization) scale or (b) (i) a chest X-ray read by a qualified B reader, (ii) a CT scan read by a qualified physician, or (iii) pathology, in each case showing bilateral interstitial fibrosis, bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification. Solely for claims filed against a Debtor or another asbestos defendant in the tort system prior to the Petition Date, if an ILO reading is not available, either (A) a chest X-ray or a CT scan read by a qualified physician or (B) pathology, showing bilateral interstitial fibrosis, bilateral pleural plaques, bilateral pleural thickening or bilateral pleural calcification consistent with, or compatible with, a diagnosis of asbestos-related disease will be evidence of Bilateral Asbestos-Related Nonmalignant Disease for purposes of meeting the presumptive medical requirements of Asbestos Disease Level I, II, III, V or VII. Pathological proof of asbestosis may be based on the pathological grading system for asbestosis described in the Special Issue of the Archives of Pathology and Laboratory Medicine, “Asbestos-associated Diseases,” Vol. 106, No. 11, App. 3 (October 8, 1982).

3	There is no distinction between non-smokers and smokers for either Asbestos Disease Level VII (Lung Cancer 1) or Asbestos Disease Level VI (Lung Cancer 2), although a claimant who meets the more stringent requirements of Asbestos Disease Level VII (Lung Cancer 1) (i.e., evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease plus Significant Occupational Exposure) and who is also a non-smoker may wish to have his or her Claim individually evaluated by the Asbestos PI Trust. In such case, absent circumstances that would otherwise reduce the value of the Claim, it is anticipated that the liquidated value of the Claim might well exceed the $27,500 Scheduled Value for Asbestos Disease Level VII (Lung Cancer 1) shown above. For purposes of the Asbestos Distribution Procedures, “non-smoker” means a claimant who either (a) never smoked or (b) has not smoked during any portion of the 12 years immediately prior to the diagnosis of the lung cancer.
          Claims Liquidation Procedures
     Asbestos Personal Injury Claims will be processed based on their place on in a FIFO processing queue (the “Asbestos FIFO Processing Queue”) to be established pursuant to the Asbestos Distribution Procedures. The Asbestos PI Trust will take all reasonable steps to resolve Asbestos Personal Injury Claims as efficiently and expeditiously as possible at each stage of Claims processing and arbitration. To this end, the Asbestos PI Trust, in its sole discretion, may conduct settlement discussions with claimants’ representatives with respect to more than one Claim at a time, provided that the claimants’ respective positions in the Asbestos FIFO Processing Queue are maintained and each Claim is individually evaluated pursuant to the valuation factors set forth in the Asbestos Distribution Procedures. The Asbestos PI Trust will also make every effort to resolve each year at least that number of Asbestos Personal Injury Claims required to exhaust the maximum annual payment (“Maximum Annual Asbestos Payment”) and the maximum available payment (“Maximum Available Asbestos Payment”) for Category A Asbestos Claims (as defined below) and Category B Asbestos Claims (as defined below) under the Asbestos Distribution Procedures.
     The Asbestos PI Trust will liquidate all Asbestos Personal Injury Claims except Foreign Claims (as defined in the Asbestos Distribution Procedures) that meet the presumptive Asbestos Medical/Exposure Criteria of Asbestos Disease Level I (Other Asbestos Disease — Cash Discount Payment), Asbestos Disease Level II (Asbestosis/Pleural Disease), Asbestos Disease Level III (Asbestosis/Pleural Disease), Asbestos Disease Level IV (Severe Asbestosis), Asbestos Disease Level V (Other Cancer), Asbestos Disease Level VII (Lung Cancer 1) and Asbestos Disease Level

VIII (Mesothelioma) under the process for Expedited Review. A holder of an Asbestos Personal Injury Claim qualifying for treatment under Asbestos Disease Level IV, V, VI, VII or VIII may, in addition or alternatively, seek to establish a liquidated value for the Claim that is greater than its Asbestos Scheduled Value by electing the process for individual review under the Asbestos Distribution Procedures (“Asbestos Individual Review”). However, the liquidated value of an Asbestos Personal Injury Claim that undergoes Asbestos Individual Review for valuation purposes may be determined to be less than its Asbestos Scheduled Value and, in any event, will not exceed the Asbestos Maximum Value for the relevant Asbestos Disease Level, unless the Claim qualifies as an Extraordinary Asbestos Claim, in which case its liquidated value cannot exceed the Asbestos Maximum Value specified in that provision of the Asbestos Distribution Procedures for such Claims. Claims qualifying for treatment under Asbestos Disease Level VI (Lung Cancer 2) and all Foreign Claims may be liquidated only pursuant to Asbestos Individual Review.
     All unresolved disputes over a claimant’s medical condition, exposure history and/or the liquidated value of the Claim will be subject to mandatory pro bono evaluation and mediation and then, at the election of the claimant, to binding or non-binding arbitration under procedures that are provided on Attachment A to the Asbestos Distribution Procedures. Asbestos Personal Injury Claims that are the subject of a dispute with the Asbestos PI Trust that cannot be resolved by non-binding arbitration may enter the tort system. However, if and when the holder of such a Claim obtains a judgment in the tort system, the judgment will be payable subject to the applicable payment percentage under the Asbestos Distribution Procedures (“Asbestos Payment Percentage”), the Maximum Available Asbestos Payment and the claims payment ratio under the Asbestos Distribution Procedures (the “Asbestos Claims Payment Ratio”).
          Asbestos Payment Percentage
     After the liquidated value of any Asbestos Personal Injury Claim other than a Claim qualifying for treatment under Level I is determined pursuant to the process for Asbestos Expedited Review, pursuant to the process for Asbestos Individual Review, by arbitration or by litigation in the tort system as set forth in Asbestos Distribution Procedures, the holder of such Claim will ultimately receive a pro rata share of that value based on the Asbestos Payment Percentage. The Asbestos Payment Percentage will also apply to all Prepetition Liquidated Asbestos PI Trust Claims (as defined below).
     The initial Asbestos Payment Percentage will be set after the Asbestos PI Trust is established by the Asbestos Trustees, the Asbestos PI TAC and the Future Asbestos Claimants’ Representative. The initial Asbestos Payment Percentage will be calculated on the assumption that the average values under the Asbestos Distribution Procedures (“Asbestos Average Values”) will be achieved with respect to existing present Claims and projected future Claims qualifying for treatment under Asbestos Disease Level IV, V, VI, VII or VIII.
     The Asbestos Payment Percentage may thereafter be adjusted upwards or downwards from time to time by the Asbestos PI Trustees with the consent of the Asbestos PI TAC and the Future Asbestos Claimants’ Representative to reflect then-current estimates of the Asbestos PI Trust’s assets and its liabilities, as well as the then-estimated value of pending and future Claims. If the Asbestos Payment Percentage is increased over time, holders of Claims which were liquidated and paid in prior periods under the Asbestos Distribution Procedures will not receive additional payments, except as provided in Section 4.3 of the Asbestos Distribution Procedures, which relates to circumstances in which the Asbestos PI Trust receives a substantial recovery of insurance proceeds. Because there is uncertainty in the prediction of both the number and severity of future Asbestos Personal Injury Claims and the amount of the Asbestos PI Trust’s assets, no guarantee can be made of any Asbestos Payment Percentage of an Asbestos Personal Injury Claim’s liquidated value.
          Maximum Annual Asbestos Payment and Maximum Available Asbestos Payment
     The Asbestos PI Trust will estimate or model the amount of cash flow anticipated to be necessary over its entire life to ensure that funds will be available to treat all present and future claimants as similarly as possible. In each year the Asbestos PI Trust will be empowered to pay out all of the interest earned during the year, together with a portion of its principal, calculated so that the application of Asbestos PI Trust funds over its life will correspond with the needs created by the anticipated flow of Claims (i.e., the Maximum Annual Asbestos Payment), taking into account the Asbestos Payment Percentage provisions of the Asbestos Distribution Procedures. The

Asbestos PI Trust’s distributions to all claimants for that year will not exceed the Maximum Annual Asbestos Payment determined for that year.
     In distributing the Maximum Annual Asbestos Payment, the Asbestos PI Trust will first allocate the available amount to outstanding Prepetition Liquidated Asbestos PI Trust Claims and to liquidated Asbestos Personal Injury Claims qualifying for treatment under Asbestos Disease Level I, in proportion to the aggregate value of each such group of Claims. Any remaining portion of the Maximum Annual Asbestos Payment (i.e., the Maximum Available Asbestos Payment) will then be allocated and used to satisfy all other liquidated Asbestos Personal Injury Claims, subject to the Asbestos Claims Payment Ratio. In the event there are insufficient funds in any year to pay in full the outstanding Prepetition Liquidated Asbestos PI Trust Claims and/or previously liquidated Claims qualifying for treatment under Asbestos Disease Level I, the available funds allocated to that group of Claims will be paid to the maximum extent to claimants in the particular group based on their place in a FIFO payment queue, (the “Asbestos FIFO Payment Queue”). Claims in either group for which there are insufficient funds will be carried over to the next year and placed at the head of their Asbestos FIFO Payment Queue.
          Asbestos Claims Payment Ratio
     Based upon the Debtors’ history of claims settlement and analysis of present and future Claims, an Asbestos Claims Payment Ratio has been determined which, as of the Effective Date, has been set at 70% for Asbestos Personal Injury Claims qualifying for treatment under Asbestos Disease Level IV, V, VI, VII or VIII that were unliquidated as of the Petition Date (“Category A Asbestos Claims”) and at 30% for Asbestos Personal Injury Claims qualifying for treatment under Asbestos Disease Level II or III that were similarly unliquidated as of the Petition Date (“Category B Asbestos Claims”). The Asbestos Claims Payment Ratio will not apply to any Prepetition Liquidated Asbestos PI Trust Claims or to any Claims qualifying for treatment under Asbestos Disease Level I. In each year, after the determination of the Maximum Available Asbestos Payment, 70% of that amount will be available to pay Category A Asbestos Claims and 30% will be available to pay Category B Asbestos Claims that have been liquidated since the Petition Date.
     The 70%/30% Asbestos Claims Payment Ratio will apply to all Asbestos Trust Voting Claims except Prepetition Liquidated Asbestos PI Trust Claims and Claims qualifying for treatment under Asbestos Disease Level I and will not be amended until the fifth anniversary of the Effective Date. Thereafter, the Asbestos Claims Payment Ratio will be continued absent circumstances, such as a significant change in law or medicine, necessitating amendment to avoid a manifest injustice.
     No amendment to the Asbestos Claims Payment Ratio may be made without the consent of the Asbestos PI TAC and the Future Asbestos Claimants’ Representative. However, the Asbestos PI Trustees, with the consent of the Asbestos PI TAC and the Future Asbestos Claimants’ Representative, may offer the option of a reduced Asbestos Payment Percentage to holders of either Category A Asbestos Claims or Category B Asbestos Claims in return for more prompt payment.
          Indemnity and Contribution Claims
     Indirect Channeled Personal Injury Claims relating to asbestos that have not been disallowed, discharged or otherwise resolved by prior order of the Bankruptcy Court will be processed in accordance with the applicable provisions of the Asbestos Distribution Procedures and procedures to be developed and implemented by the Asbestos PI Trustees, which procedures (a) will determine the validity, allowability and enforceability of such Claims and (b) will otherwise provide the same liquidation and payment procedures and rights to the holders of such Claims as the Asbestos PI Trust would have afforded the holders of the underlying valid Asbestos Personal Injury Claims.
          Ordering of Claims
     The Asbestos PI Trust will order Asbestos Personal Injury Claims that are sufficiently complete to be reviewed for processing purposes on a FIFO basis (i.e., by reference to a claimants’ position in the Asbestos FIFO Processing Queue) except as otherwise provided in the Asbestos Distribution Procedures. For all Claims filed on or before the date six months after the Initial Asbestos Claims Filing Date, a claimant’s position in the Asbestos FIFO Processing Queue will be determined as of the earlier of (a) the date prior to the Petition Date that the specific Claim was either filed against the Debtors in the tort system or was actually submitted to the Debtors pursuant to an administrative settlement agreement, if any, (b) the date before the Petition Date that a Claim was filed against another defendant in the tort system if at the time the Claim was subject to a tolling agreement with the Debtors, (c) the date after the Petition Date but before the Initial Asbestos Claims Filing Date that the Claim was filed against another defendant in the tort system, if any, (d) the date after the Petition Date but before the Effective Date that a proof of Claim was Filed against the Debtors in the Reorganization Cases, if any, or (e) the date a Ballot was submitted in the Reorganization Cases for purposes of voting on the Plan in accordance with the voting procedures adopted by the Bankruptcy Court.
     Following the Initial Asbestos Claims Filing Date, the claimant’s position in the Asbestos FIFO Processing Queue will be determined by the date the Claim is filed with the Asbestos PI Trust. If any Claims are filed on the same date, the claimant’s position in the Asbestos FIFO Processing Queue will be determined by the date of the diagnosis of the claimant’s asbestos-related disease. If any Claims are filed and diagnosed on the same date, the claimant’s position in the Asbestos FIFO Processing Queue will be determined by the date of the claimant’s birth, with older claimants given priority over younger claimants.
          Payment of Claims
     Asbestos Personal Injury Claims that have been liquidated pursuant to the process for Asbestos Expedited Review, pursuant to the process for Asbestos Individual Review, by arbitration or by litigation in the tort system will be paid in FIFO order based on the date their liquidation became final, all such payments being subject to the applicable Asbestos Payment Percentage, the Maximum Available Asbestos Payment and the Asbestos Claims Payment Ratio, except as otherwise provided in the Asbestos Distribution Procedures.
          Resolution of Prepetition Liquidated Asbestos Personal Injury Claims
     As soon as practicable after the Effective Date, the Asbestos PI Trust will, upon submission by the claimant of the applicable Claim form (included on Attachment B to the Asbestos Distribution Procedures), together with all documentation required thereunder, pay all Asbestos Personal Injury Claims that were liquidated by (a) a binding settlement agreement for the particular Claim entered into prior to the Petition Date that is judicially enforceable by the claimant, (b) a jury verdict or non-final judgment in the tort system obtained prior to the Petition Date, or (c) by a judgment that became final and non-appealable prior to the Petition Date (collectively, “Prepetition Liquidated Asbestos PI Trust Claims”).
     The liquidated value of a Prepetition Liquidated Asbestos PI Trust Claim will be the Debtors’ share of the unpaid portion of the amount agreed to in the binding settlement agreement, the unpaid portion of the amount awarded by the jury verdict or non-final judgment or the unpaid portion of the amount of the final judgment, as the case may be, plus interest that has accrued on that amount in accordance with the terms of the agreement, if any, or under applicable state law for settlements or judgments as of the Petition Date; however, except as otherwise provided below, the liquidated value of a Prepetition Liquidated Asbestos PI Trust Claim will not include any punitive or exemplary damages. In the absence of a final order of the Bankruptcy Court determining whether a settlement agreement is binding and judicially enforceable, a dispute between the claimant and the Asbestos PI Trust over this issue will be resolved pursuant to the same procedures in the Asbestos Distribution Procedures that are provided for resolving the validity and/or liquidated value of an Asbestos Personal Injury Claim.
     Prepetition Liquidated Asbestos PI Trust Claims will be processed and paid in accordance with their order in a separate Asbestos FIFO Processing Queue to be established by the Asbestos PI Trustees based on the date the Asbestos PI Trust received a completed Claim form with all required documentation for the particular Claim, except that the amounts payable with respect to such Claims will not be subject to or taken into account in consideration of the Asbestos Claims Payment Ratio, but will be subject to the Maximum Annual Asbestos Payment and Asbestos Payment Percentage provisions of the Asbestos Distribution Procedures described above. See “— Maximum Annual Asbestos Payment and Maximum Available Asbestos Payment.” If any Prepetition Liquidated Asbestos PI Trust Claims were filed on the same date, the respective positions of the holders of such Claims in the Asbestos FIFO Processing Queue for such Claims will be determined by the date on which each Claim was liquidated. If any Prepetition Liquidated Asbestos PI Trust Claims were both filed and liquidated on the same dates, the positions of those claimants in the Asbestos FIFO Processing Queue will be determined by the claimants’ dates of birth, with older claimants given priority over younger claimants.

          Resolution of Unliquidated Asbestos Personal Injury Claims
     Within six months after the establishment of the Asbestos PI Trust, the Asbestos PI Trustees with the consent of the Asbestos PI TAC and the Future Asbestos Claimants’ Representative will adopt procedures for reviewing and liquidating all unliquidated Asbestos Personal Injury Claims, which will include deadlines for processing such Claims. Such procedures will also require claimants seeking resolution of unliquidated Asbestos Personal Injury Claims to first file a Claim form, together with the required supporting documentation. It is anticipated that the Asbestos PI Trust will provide an initial response to the claimant within six months of receiving the Claim form.
     Upon filing of a valid Claim form with the required supporting documentation, the claimant will be placed in the Asbestos FIFO Processing Queue in accordance with the ordering criteria described above. See “—Ordering of Claims.” The Asbestos PI Trust will provide the claimant with six months’ notice of the date by which it expects to reach the Claim in the Asbestos FIFO Processing Queue, following which the claimant must promptly (a) advise the Asbestos PI Trust whether the Claim should be liquidated pursuant to the process for Asbestos Expedited Review or, in certain circumstances, pursuant to the process for Asbestos Individual Review, (b) provide the Asbestos PI Trust with any additional medical and/or exposure evidence that was not provided with the original Claim submission, and (c) advise the Asbestos PI Trust of any change in the claimant’s Asbestos Disease Level. If a claimant fails to respond to the Asbestos PI Trust’s notice prior to the reaching of the Claim in the Asbestos FIFO Processing Queue, the Asbestos PI Trust will process and liquidate the Claim pursuant to the process for Asbestos Expedited Review based upon the medical/exposure evidence previously submitted by the claimant, although the claimant will retain the right to request processing and liquidation pursuant to the process for Asbestos Individual Review. See “— Claims Liquidation Procedures.”
          Asbestos Expedited Review Process
     The Asbestos PI Trust’s process for Asbestos Expedited Review is designed primarily to provide an expeditious, efficient and inexpensive method for liquidating all Asbestos Personal Injury Claims (except those Claims qualifying for treatment under Asbestos Disease Level VI and all Foreign Claims, which will be liquidated pursuant to the process for Asbestos Individual Review) where the Claim can easily be verified by the Asbestos PI Trust as meeting the presumptive Asbestos Medical/Exposure Criteria for the relevant Asbestos Disease Level. Asbestos Expedited Review thus provides claimants with a substantially less burdensome process for pursuing Asbestos Personal Injury Claims than does Asbestos Individual Review. Asbestos Expedited Review is also intended to provide qualifying claimants a fixed and certain claims payment.
     Claims that undergo Asbestos Expedited Review and meet the presumptive Asbestos Medical/Exposure Criteria for the relevant Asbestos Disease Level will be paid the Asbestos Scheduled Value for such Asbestos Disease Level. However, except for Claims qualifying for treatment under Asbestos Disease Level I, all Claims liquidated pursuant to the Asbestos Expedited Review process will be subject to the applicable Asbestos Payment Percentage, the Maximum Available Asbestos Payment and the Asbestos Claims Payment Ratio. See “— Asbestos Payment Percentage,” “— Maximum Annual Asbestos Payment and Maximum Available Asbestos Payment” and “— Asbestos Claims Payment Ratio.” Claimants holding Claims that cannot be liquidated by Asbestos Expedited Review because they do not meet the presumptive Asbestos Medical/Exposure Criteria for the relevant Asbestos Disease Level may elect Asbestos Individual Review.
          Claims Processing Under Asbestos Expedited Review
     All claimants seeking liquidation of their Asbestos Personal Injury Claims pursuant to the process for Asbestos Expedited Review must file the Claim form provided on Attachment B to the Asbestos Distribution Procedures. As a Claim form is reached in the Asbestos FIFO Processing Queue, the Asbestos PI Trust will determine whether the Claim described therein meets the Asbestos Medical/Exposure Criteria for one of the seven Asbestos Disease Levels eligible for Asbestos Expedited Review and will advise the claimant of its determination. If an Asbestos Disease Level is determined to be applicable to a Claim, the Asbestos PI Trust will tender to the claimant an offer of payment of the Asbestos Scheduled Value for the relevant Asbestos Disease Level multiplied by the applicable Asbestos Payment Percentage, together with a form of release approved by the Asbestos PI Trust. If the claimant accepts the Asbestos Scheduled Value and returns the release properly executed, the Claim will be placed in the Asbestos FIFO Payment Queue, following which the Asbestos PI Trust will disburse payment subject to the limitations of the Maximum Available Asbestos Payment and Asbestos Claims Payment Ratio, if any.
          Asbestos Individual Review Process
     The Asbestos PI Trust’s process for Asbestos Individual Review provides a claimant with an opportunity for individual consideration and evaluation of an Asbestos Personal Injury Claim that fails to meet the presumptive Asbestos Medical/Exposure Criteria for Asbestos Disease Level I, II, III, IV, V, VII or VIII. In such case, the Asbestos PI Trust will either deny the Claim or, if the Asbestos PI Trust is satisfied that the claimant has presented a Claim that would be cognizable and valid in the tort system, the Asbestos PI Trust can offer the claimant a liquidated value amount up to the Asbestos Scheduled Value for that Asbestos Disease Level, unless the Claim qualifies as an Extraordinary Asbestos Claim (as defined below), in which case its liquidated value cannot exceed the maximum value for such a Claim under the Asbestos Distribution Procedures (“Asbestos Maximum Value”).
     Claimants holding Claims qualifying for treatment under Asbestos Disease Level IV, V, VII or VIII will also be eligible to seek Asbestos Individual Review of the liquidated value of their Claims, as well as of their medical/exposure evidence. The liquidated value of Claims involving Asbestos Disease Level VI must be determined under Asbestos Individual Review. Asbestos Individual Review is intended to result in payments equal to the full liquidated value for each Claim multiplied by the Asbestos Payment Percentage, except that the liquidated value of any Asbestos Personal Injury Claim that undergoes Asbestos Individual Review may be determined to be less than the Asbestos Scheduled Value the claimant would have received under Asbestos Expedited Review. Moreover, the liquidated value for a Claim qualifying for treatment under Asbestos Disease Level IV, V, VI, VII or VIII will not exceed the Asbestos Maximum Value for the relevant Asbestos Disease Level set forth below, unless the Claim meets the requirements of an Extraordinary Asbestos Claim, in which case its liquidated value cannot exceed the Asbestos Maximum Value set forth in that provision of the Asbestos Distribution Procedures for such Claims. Because the detailed examination and valuation process pursuant to Asbestos Individual Review requires substantial time and effort, claimants electing to undergo the Asbestos Individual Review process will necessarily be paid the liquidated value of their Asbestos Personal Injury Claims later than would have been the case had the claimant elected Asbestos Expedited Review.
          Valuation Factors To Be Considered in Asbestos Individual Review
     The Asbestos PI Trust will liquidate the value of each Asbestos Personal Injury Claim that undergoes Asbestos Individual Review based on the historic liquidated values of other similarly situated claims in the tort system for the same Asbestos Disease Level. The Asbestos PI Trust will, thus, take into consideration all of the factors that affect the severity of damages and values within the tort system, including but not limited to (a) the degree to which the characteristics of a Claim differ from the presumptive Asbestos Medical/Exposure Criteria for the Asbestos Disease Level in question, (b) factors such as the claimant’s age, disability, employment status, disruption of household, family or recreational activities, dependencies, special damages and pain and suffering, (c) evidence that the claimant’s damages were (or were not) caused by asbestos exposure, including exposure to an asbestos-containing product for which the Debtors have legal responsibility prior to December 31, 1982 (e.g., alternative causes and the strength of documentation of injuries), (d) the industry of exposure, and (e) settlements, verdicts and the claimant’s and other law firms’ experience in the Claimant’s Jurisdiction (as defined in the Asbestos Distribution Procedures) for similarly situated claims.

          Scheduled, Average and Maximum Values
     The Asbestos Scheduled Values, Asbestos Average Values and Asbestos Maximum Values for the Asbestos Disease Levels compensable under the Asbestos Distribution Procedures are the following:

	Asbestos	Asbestos	Asbestos
Asbestos Disease Level	Scheduled Value	Average Value	Maximum Value
Level VIII (Mesothelioma)	$70,000	$104,000	$380,000

Level VII (Lung Cancer 1)	$27,500	$33,000	$85,000

Level VI (Lung Cancer 2)	None	$7,000	$20,000

Level V (Other Cancer)	$13,800	$17,300	$40,000

Level IV (Severe Asbestosis)	$20,750	$22,000	$55,000

Level III (Asbestosis/Pleural Disease)	$4,850	None	None

Level II (Asbestosis/Pleural Disease)	$700	None	None

Level I (Other Asbestos Disease — Cash Discount Payment)	$200	None	None
These Asbestos Scheduled Values, Asbestos Average Values and Asbestos Maximum Values will apply to all Asbestos Trust Voting Claims except Prepetition Liquidated Asbestos PI Trust Claims filed with the Asbestos PI Trust on or before the Initial Asbestos Claims Filing Date. Thereafter, the Asbestos PI Trustees, with the consent of the Asbestos PI TAC and the Future Asbestos Claimants’ Representative, may change these valuation amounts for good cause and consistent with other restrictions on the amendment power.
          Extraordinary and/or Exigent Hardship Asbestos Claims
     For purposes of the Asbestos Distribution Procedures, “Extraordinary Asbestos Claim” means an Asbestos Personal Injury Claim that otherwise satisfies the medical criteria for Asbestos Disease Level IV, V, VI, VII or VIII and that is held by a claimant whose exposure to asbestos (a) occurred predominately as the result of working in a manufacturing facility of the Debtors during a period in which the Debtors were manufacturing asbestos-containing products at that facility or (b) was at least 75% the result of exposure to an asbestos-containing product for which the Debtors have legal responsibility and there is little likelihood of a substantial recovery elsewhere. All such Extraordinary Asbestos Claims will be presented for Asbestos Individual Review and, if valid, will be entitled to an award of up to an Asbestos Maximum Value of five times the Asbestos Scheduled Value, for Claims qualifying for treatment under Asbestos Disease Level IV, V, VII or VIII, and five times the Asbestos Average Value, for Claims qualifying for treatment under Asbestos Disease Level VI, in each case multiplied by the applicable Asbestos Payment Percentage.
     Any dispute as to Extraordinary Asbestos Claim status will be submitted to a special “Extraordinary Asbestos Claims Panel” established by the Asbestos PI Trustees with the consent of the Asbestos PI TAC and the Future Asbestos Claimants’ Representative. All decisions of such panel will be final and not subject to any further administrative or judicial review. An Extraordinary Asbestos Claim, following its liquidation, will be placed in the Asbestos FIFO Payment Queue ahead of all other Asbestos Personal Injury Claims (except Prepetition Liquidated Asbestos PI Trust Claims, Claims qualifying for treatment under Asbestos Disease Level I and Exigent Hardship Asbestos Claims (as defined below), which will be paid first in that order in such Queue, based on its date of liquidation) and will be subject to the Maximum Available Asbestos Payment and Asbestos Claims Payment Ratio described above. See “— Maximum Annual Asbestos Payment and Maximum Available Asbestos Payment” and “— Asbestos Claims Payment Ratio.”

     At any time the Asbestos PI Trust may liquidate and pay Asbestos Personal Injury Claims that qualify as Exigent Hardship Asbestos Claims. Such Claims may be considered separately regardless of the order of processing that otherwise would have been under the Asbestos Distribution Procedures. An Exigent Hardship Asbestos Claim, following its liquidation, will be placed first in the Asbestos FIFO Payment Queue ahead of all other liquidated Asbestos Personal Injury Claims (except Prepetition Liquidated Asbestos PI Trust Claims and Claims qualifying for treatment under Asbestos Disease Level I) and will be subject to the Maximum Available Asbestos Payment and Asbestos Claims Payment Ratio described above. For purposes of the Asbestos Distribution Procedures, an “Exigent Hardship Asbestos Claim” means an Asbestos Personal Injury Claim which meets the Asbestos Medical/Exposure Criteria for Asbestos Disease Level IV, V, VI, VII or VIII and the Asbestos PI Trust, in its sole discretion, determines (a) that the claimant needs financial assistance on an immediate basis based on the claimant’s expenses and all sources of available income and (b) that there is a causal connection between the claimant’s dire financial condition and the claimant’s asbestos-related disease.
          Secondary Exposure Claims
     If a claimant alleges an asbestos-related disease resulting solely from exposure to an occupationally-exposed person, such as a family member, the claimant may seek Asbestos Individual Review of his or her Claim. The Claim form contains an additional section for Secondary Exposure Claims (as defined in the Asbestos Distribution Procedures). All other liquidation and payment rights and limitations under the Asbestos Distribution Procedures will be applicable to such Claims.
          Evidentiary Requirements
     Medical Evidence. All diagnoses of an Asbestos Disease Level must be accompanied by either (a) a statement by the physician providing the diagnosis that at least ten years have elapsed between the date of first exposure to asbestos or asbestos-containing products and the diagnosis, or (b) a history of the claimant’s exposure sufficient to establish a ten-year latency period. A finding by a physician after the Petition Date that a claimant’s disease is “consistent with” or “compatible with” asbestosis will not alone be treated by the Asbestos PI Trust as a diagnosis. All diagnoses of asbestosis/pleural disease (i.e., Asbestos Disease Levels II and III) not based on pathology will be presumed to be based on findings of bilateral asbestosis or pleural disease, and all diagnoses of mesothelioma (i.e., Asbestos Disease Level VIII) will be presumed to be based on findings that the disease involves a malignancy; however, the Asbestos PI Trust may refute such presumptions.
     Except for claims filed against the Debtors or any other asbestos defendant in the tort system prior to the Petition Date, all diagnoses of a non-malignant asbestos-related disease (i.e., Asbestos Disease Level I, II, III or IV) will be based, in the case of a claimant who was living at the time the claim was filed, upon a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease. All living claimants must also provide (a) for Asbestos Disease Levels I, II or III, evidence of Bilateral Asbestos-Related Nonmalignant Disease (see footnote 2 under “— Disease Levels, Scheduled Values and Medical/Exposure Criteria” above), (b) for Asbestos Disease Level IV, an ILO reading of 2/1 or greater or pathological evidence of asbestosis, and (c) for Asbestos Disease Levels III and IV, pulmonary function testing (i.e., spirometry testing that is in material compliance with the quality criteria established by the American Thoracic Society and is performed on equipment which is in material compliance with the American Thoracic Society standards for technical quality and calibration).
     In the case of a claimant who was deceased at the time the Claim was filed, all diagnoses of a non-malignant asbestos-related disease (i.e., Asbestos Disease Levels I, II, III or IV) must be based upon either (a) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease, (b) pathological evidence of the non-malignant asbestos-related disease, (c) in the case of Asbestos Disease Levels I, II or III, evidence of Bilateral Asbestos-Related Nonmalignant Disease (see footnote 2 under “— Disease Levels, Scheduled Values and Medical/Exposure Criteria” above), (d) for Asbestos Disease Level IV, either an ILO reading of 2/1 or greater or pathological evidence of asbestosis, and (e) for either Asbestos Disease Level III or IV, pulmonary function testing.
     All diagnoses of an asbestos-related malignancy (i.e., Asbestos Disease Levels V, VI, VII or VIII) must be based upon either (a) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease or (b) a diagnosis of such a malignant Asbestos Disease Level by a board-certified pathologist.

     If the holder of an Asbestos Personal Injury Claim that was filed against the Debtors or any other defendant in the tort system prior to the Petition Date has not provided the Asbestos PI Trust with a diagnosis of the asbestos-related disease by a physician who conducted a physical examination of the holder, or if the holder has such a diagnosis by an examining physician engaged by the holder, or if the holder filed such a diagnosis with another asbestos-related personal injury settlement trust that requires such evidence, then the holder must provide such diagnosis to the Asbestos PI Trust notwithstanding the exception described above.
     Credibility of Medical Evidence. Before making any payment to a claimant, the Asbestos PI Trust must have reasonable confidence that the medical and exposure evidence provided in support of the Claim is credible and consistent with recognized medical standards. The Asbestos PI Trust may require the submission of X-rays, CT scans, detailed results of pulmonary function tests, laboratory tests, tissue samples, results of medical examination or reviews of other medical evidence and may also require that medical evidence submitted complies with recognized medical standards regarding equipment, testing methods and procedures in order to assure that such evidence is reliable. Medical evidence that is (a) of a kind shown to have been received in evidence by a state or federal judge at trial, (b) consistent with evidence submitted to the Debtors to settle for payment similar disease cases prior to the Debtors’ bankruptcy, or (c) a diagnosis by a physician shown to have previously qualified as a medical expert with respect to the asbestos-related disease in question before a state or federal judge, is presumptively reliable, although the Asbestos PI Trust may seek to rebut the presumption.
     In addition, claimants who otherwise meet the requirements of the Asbestos Distribution Procedures for payment of an Asbestos Personal Injury Claim will be paid irrespective of the results in any litigation at anytime between the claimant and any other defendant in the tort system. However, any relevant evidence submitted in a proceeding in the tort system involving another defendant, other than any findings of fact, a verdict or a judgment, may be introduced by either the claimant or the Asbestos PI Trust in any Asbestos Individual Review proceeding or any Extraordinary Claim proceeding conducted by the Asbestos PI Trust.
     Exposure Evidence. To qualify for any Asbestos Disease Level, the claimant must demonstrate a minimum exposure to an asbestos-containing product manufactured or distributed by the Debtors. Claims based on conspiracy theories that involve no exposure to an asbestos-containing product produced by the Debtors are not compensable under the Asbestos Distribution Procedures. To meet the presumptive exposure requirements of Asbestos Expedited Review, the claimant must show (a) for all Asbestos Disease Levels, Kaiser Exposure prior to December 31, 1982, (b) for Asbestos Disease Level II (Asbestosis/Pleural Disease), six months of Kaiser Exposure prior to December 31, 1982, plus five years of cumulative occupational asbestos exposure, and (c) for Asbestos Disease Level III (Asbestosis/Pleural Disease), Asbestos Disease Level IV (Severe Asbestosis), Asbestos Disease Level V (Other Cancer), or Asbestos Disease Level VII (Lung Cancer 1), the claimant must show six months of Kaiser Exposure prior to December 31, 1982, plus Significant Occupational Exposure to asbestos. If the claimant cannot meet the relevant presumptive exposure requirements for an Asbestos Disease Level eligible for Asbestos Expedited Review, the claimant may seek Asbestos Individual Review of his or her Claim based on exposure to an asbestos-containing product manufactured or distributed by the Debtors.
     The claimant must demonstrate meaningful and credible exposure, prior to December 31, 1982, to asbestos or asbestos-containing products supplied, specified, manufactured, installed, maintained or repaired by the Debtors and/or any entity, including a contracting unit, for which the Debtors have legal responsibility. That meaningful and credible exposure evidence may be established by (a) an affidavit of the claimant, (b) an affidavit of a co-worker or a family member in the case of a deceased claimant (providing the Asbestos PI Trust finds such evidence reasonably reliable), (c) invoices, employment, construction or similar records, or (d) by other credible evidence. The specific exposure information required by the Asbestos PI Trust to process a Claim under either Asbestos Expedited Review or Asbestos Individual Review is set forth on the applicable Claim form (included on Attachment B to the Asbestos Distribution Procedures). See “— Asbestos Expedited Review Process” and “— Asbestos Individual Review Process.” The Asbestos PI Trust can also require submission of other or additional evidence of exposure when it deems such to be necessary.
          Second Disease (Malignancy) Claims
     The holder of an Asbestos Personal Injury Claim involving a non-malignant asbestos-related disease (i.e., a Claim qualifying for treatment under Asbestos Disease Level I, II, III or IV) may assert a new Asbestos Personal

Injury Claim against the Asbestos PI Trust for a malignant disease (i.e., a Claim qualifying for treatment under Asbestos Disease Level V, VI, VII or VIII) that is subsequently diagnosed.
          Punitive Damages
     Except as provided below for Claims asserted under the Alabama Wrongful Death Statute, in determining the value of any liquidated or unliquidated Asbestos Personal Injury Claim, punitive or exemplary damages (i.e., any damages other than compensatory damages) will not be considered or allowed, notwithstanding their availability in the tort system.
          Suits in the Tort System
     If the holder of a Claim disagrees with the Asbestos PI Trust’s determination regarding the Asbestos Disease Level of the Claim, the claimant’s exposure history or the liquidated value of the Claim and, if the holder has first submitted the Claim to non-binding arbitration, the holder may file a lawsuit in the Claimant’s Jurisdiction. Any such lawsuit must be filed by the claimant in her or her own right and name and not as a member or representative of a class and no such lawsuit may be consolidated with any other lawsuit. All defenses (including, with respect to the Asbestos PI Trust, all defenses which could have been asserted by the Debtors) will be available to both sides at trial, except that the Asbestos PI Trust may waive any defense and/or concede any issue of fact or law. If the holder of such Claim was alive at the time the initial prepetition complaint was filed or on the date the Claim form was filed with the Asbestos PI Trust, the case will be treated as a personal injury case with all personal injury damages to be considered even if the claimant has died during the pendency of the Claim.
     Silica Distribution Procedures
     The Silica Distribution Procedures, which are attached as Exhibit 1.1(186) to the Plan, will control liquidation and payment of all Silica Personal Injury Claims treated in Class 8, including Indirect Channeled Personal Injury Claims relating to silica. Silica Personal Injury Claims will be placed in a FIFO processing queue (the “Silica FIFO Processing Queue”) to be established pursuant to the Silica Distribution Procedures.
          Dual Claimants
     In the event that a claimant asserts separate Claims against the Silica PI Trust and one or both of the Asbestos PI Trust or the CTPV PI Trust, the holder of such Claim (a “Dual Claimant”) must present credible evidence of separate disease caused by exposure to silica in order to recover from the Silica PI Trust. The Silica PI Trustee will establish criteria for assessing the credibility of medical evidence submitted by a Dual Claimant. Claimants seeking compensation for mixed-dust pneumoconiosis may not recover from the Silica PI Trust.
     Any award to a Dual Claimant for a Claim in respect of lung cancer allowed by the Silica PI Trust will be reduced by the liquidated amount of any award to such claimant for such Claim from the Asbestos PI Trust or the CTPV PI Trust.
          Disease Levels Under the Silica Distribution Procedures
     The Silica Distribution Procedures establish a schedule of four silica-related diseases (“Silica Disease Levels”), all of which have presumptive medical criteria, product and industry exposure requirements, specific liquidated values (the “Silica Scheduled Values”) and, in the case of certain Claims (“Silica Individual Review Claims”), specific occupational exposure requirements and caps on their liquidated values (“Silica Maximum Values”).

     In descending order of their seriousness, the Silica Disease Levels and their corresponding Silica Scheduled Values and Silica Maximum Values are as follows:

Silica Disease Level	Silica Scheduled Value	Silica Maximum Value
Level IV (Complex Silicosis)	$75,000	$300,000

Level III (Lung Cancer)	$27,500	$85,000

Level II (Severe Silicosis)	$20,000	$60,000

Level I (Simple Silicosis)	$5,000	$20,000
The presumptive medical, product and industry exposure criteria for each Silica Disease Level, and the specific occupational exposure requirements for certain Silica Individual Review Claims, are set forth in the Silica Distribution Procedures. Indirect Channeled Personal Injury Claims relating to silica will be subject to the same categorization and review procedures.
          Liquidation of Silica Personal Injury Claims by the Silica PI Trust
     A Silica Personal Injury Claim must be liquidated before any payment can be made on the Claim. Once liquidated, a Silica Personal Injury Claim will be placed in a FIFO payment queue (the “Silica FIFO Payment Queue”) to be established pursuant to the Silica Distribution Procedures. See "— Payment of Liquidated Silica Personal Injury Claims by the Silica PI Trust.”
     Present Silica PI Claims. All Silica Personal Injury Claims for which a proof of Claim was Filed in the Reorganization Cases on or before the Bar Date for silica-related Claims (i.e., the General Bar Date or the Second General Bar Date, as the case may be) have been or currently are being reviewed, pursuant to the criteria of the Silica Distribution Procedures, in negotiations between the Future Silica and CTPV Claimants’ Representative and the counsel for the individual claimants during the pendency of the Reorganization Cases with a view toward reaching an agreed liquidated value for each such Claim at a value not to exceed the Silica Scheduled Value (the “Present Silica PI Claims”). If agreed by the claimant, each such Claim will be processed and liquidated in the amount to be described for the Claim on Attachment A to the Silica Distribution Procedures (“Liquidated Present Silica Claims”) or will be withdrawn, so that the processing of such Claims by the Silica PI Trust will be streamlined and such claimants will give up their rights to Individual Review, thereby saving administrative costs to the Silica PI Trust in exchange for prompt payment. If not so agreed by the claimant, the holder of any remaining Present Silica PI Claim will need to submit a Claim form to the Silica PI Trust in order to have the claim liquidated in accordance with the Silica Distribution Procedures, and if the claim is liquidated, payment will be subject to the Payment Percentage then in effect.
     Claims Other Than Present Silica PI Claims. All silica-related Claims arising before the Petition Date as to which no proof of Claim was filed by the Bar Date are presumptively barred and, unless otherwise allowed by the Bankruptcy Court, will not be processed or liquidated even if a Claim form is submitted to the Silica PI Trust. Any holder of a Silica Personal Injury Claim arising after the Bar Date for silica-related Claims will need to submit a Claim form to the Silica PI Trust in order to have the Claim liquidated. Claims submissions forms will be available from the Silica PI Trust. The Silica Distribution Procedures provide for two types of review processes for liquidating Silica Personal Injury Claims that are not Present Silica PI Claims — expedited review (“Silica Expedited Review”) and individual review (“Silica Individual Review”).
     A filing fee of $100 per Claim must be paid to the Silica PI Trust by all Silica Personal Injury Claims other than Present Silica PI Claims, except that claimants who elect Silica Individual Review must pay a $200 filing fee. The filing fee will be refunded upon allowance of a Claim and, under certain circumstances specified in the Silica Distribution Procedures, the filing fee may be waived by the Silica PI Trust.
     Silica Expedited Review. The process for Silica Expedited Review primarily is intended to provide an expeditious, efficient and inexpensive method for liquidating Silica Personal Injury Claims that can be easily verified by the Silica PI Trust as meeting the presumptive medical, product exposure and industry exposure criteria for the relevant Silica Disease Level. Silica Expedited Review thus provides claimants with a substantially less burdensome process for pursuing their Claims than does the process for Silica Individual Review described below. Silica Expedited Review is also intended to provide qualifying Claims a fixed and certain payment, subject to the applicable payment percentage set forth in the Silica Distribution Procedures (“Silica Payment Percentage”). Claims in the Silica Expedited Review process will be placed in the Silica FIFO Processing Queue and processed in the order of their placement in such queue.
     Except as provided above with respect to Liquidated Present Silica PI Claims and below with respect to Foreign Silica Claims (as defined below), any Silica Personal Injury Claim that meets the presumptive medical criteria of any of the four Silica Disease Levels and presents credible evidence of exposure to silica-containing products made or sold by the Debtors (i.e., product exposure) in the industries to which the Debtors sold such products listed on Attachment B to the Silica Distribution Procedures (i.e., industry exposure) will be processed pursuant to the process for Silica Expedited Review, unless the holder of the Claim elects Silica Individual Review in order to seek to establish a liquidated value that is greater than its Silica Scheduled Value.
     Silica Expedited Review is also available for Indirect Channeled Personal Injury Claims relating to silica, but only if the holder of such Claim can demonstrate that the Claim meets the criteria for presumptive validity set forth in the Silica Distribution Procedures for Indirect Channeled Personal Injury Claims. In no event will the holder of any Indirect Channeled Personal Injury Claim be entitled to an amount that exceeds the lesser of the Silica Scheduled Value for the applicable Silica Disease Level or the amount actually paid by the holder to the individual to whom the Silica PI Trust otherwise would have had a liability or obligation under the Silica Distribution Procedures (the “Direct Silica Claimant”).
     If the Silica PI Trust determines that a Silica Personal Injury Claim that undergoes Silica Expedited Review qualifies for treatment under one of the four Silica Disease Levels, the Silica PI Trust will advise the claimant of that determination and offer to liquidate the Claim at the Silica Scheduled Value for the qualifying Silica Disease Level and provide a form of release approved by the Silica PI Trust. In order to accept the offer, the claimant will need to execute and return the release.
     Silica Individual Review. Silica Individual Review provides a process for case-specific evaluation of a Silica Personal Injury Claim. Silica Individual Review will be afforded to all Foreign Silica Claims and to all other Silica Personal Injury Claims (other than Present Silica PI Claims) that elect, and are eligible for, Silica Individual Review. Depending on the circumstances as described more fully below, Silica Individual Review may result in the denial of a Claim or in the offer of a liquidated amount up to, greater than or less than the Silica Scheduled Value for the applicable Silica Disease Level.
     Foreign Silica Claims. The liquidated value for all Foreign Silica Claims must be established only under the process for Silica Individual Review. For purposes of the Silica Distribution Procedures, “Foreign Silica Claims” means Claims for which the claimant’s exposure to silica from a product for which KACC has legal responsibility occurred outside of the United States of America and its territories and possessions. The Silica PI Trust will determine the liquidated value of Foreign Silica Claims based on historical settlements and verdicts in the claimant’s jurisdiction as well as other valuation factors set forth in the Silica Distribution Procedures. At such time as the Silica PI Trust has sufficient historical settlement, verdict and other valuation data from a particular foreign jurisdiction, with the consent of the Silica PI TAC, the Silica PI Trustee may establish a separate valuation matrix for the jurisdiction based on that data.
     Indirect Channeled Personal Injury Claims Relating to Silica. Silica Individual Review is also available to holders of Indirect Channeled Personal Injury Claims relating to silica who cannot demonstrate that the Claim meets the criteria for presumptive validity set forth in the Silica Distribution Procedures for Indirect Channeled Personal Injury Claim. In no event may the holder of any Indirect Channeled Personal Injury Claim be entitled to an amount that exceeds the lesser of the Silica Scheduled Value for the applicable Silica Disease Level or the amount actually paid by the holder to the Direct Silica Claimant. Moreover, the liquidated value of any Indirect Channeled Personal Injury Claim paid by the Silica PI Trust will be treated as an offset to or reduction from the full liquidated value of any Silica Personal Injury Claim that the Direct Silica Claimant subsequently might assert against the Silica PI Trust.

     Type 1 Review Silica Claims. If the claimant so elects, Silica Individual Review will be afforded to the holder of any Silica Personal Injury Claim (other than a Present Silica PI Claim) that meets the presumptive medical criteria and the product exposure criteria but does not qualify for Silica Expedited Review because the Claim does not meet the industry exposure criteria (a “Type 1 Review Silica Claim”). If the Silica PI Trust is satisfied that the holder of a Type 1 Review Silica Claim has provided credible evidence of six months or greater cumulative exposure to high concentrations of respirable silica as a result of handling, installing, using, repairing, tearing out or cleaning out silica-containing refractory products manufactured or distributed by KACC or working on a regular basis in close proximity to workers engaged in such activities, then the Silica PI Trust may offer the claimant a liquidated value up to the Silica Scheduled Value for the applicable Silica Disease Level. Silica Individual Review also may result in denial of the Claim or an offer less than the Silica Scheduled Value for the applicable Silica Disease Level.
     Type 2 Review Silica Claims. Silica Individual Review also will be available to the holder of any Silica Personal Injury Claim that does qualify for Silica Expedited Review but elects Silica Individual Review instead for the purpose of attempting to establish a liquidated amount that exceeds the Silica Scheduled Value available under Silica Expedited Review (a “Type 2 Review Silica Claim”). Provided that it satisfies certain occupational exposure criteria specified in the Silica Distribution Procedures, a Type 2 Review Silica Claim that undergoes Silica Individual Review may be liquidated in an amount greater than the Silica Scheduled Value for the applicable Silica Disease Level, which amount in any event will not exceed the Silica Maximum Value for that Silica Disease Level. However, a Type 2 Review Silica Claim undergoing Silica Individual Review also may be liquidated for an amount less than the Silica Scheduled Value the claimant would have received under Silica Expedited Review. Type 2 Review Silica Claims will be liquidated in accordance with the various valuation factors specified in the Silica Distribution Procedures.
     “Secondary Exposure” Silica Claims. Silica Individual Review is required for processing any Silica Personal Injury Claim of a person whose silica exposure allegedly results solely from “secondary exposure” to another person who is occupationally exposed to silica (e.g., from the clothes of an occupationally exposed family member) (“Secondary Exposure Silica Claim”); such Claims are not eligible for Silica Expedited Review. The holder of a Secondary Exposure Silica Claim must demonstrate that its Claim meets all of the criteria established for Secondary Exposure Silica Claims in the Silica Distribution Procedures, including but not limited to showing that the occupationally exposed person would have met all the exposure criteria of the Silica Distribution Procedures if that person had filed his or her own Claim against the Silica PI Trust. If the Silica PI Trust is satisfied that the holder of a Secondary Exposure Silica Claim meets the payment criteria for such Claims under the Silica Distribution Procedures, then the Silica PI Trust may offer the claimant a liquidated value less than, equal to or greater than the Silica Scheduled Value for the applicable Silica Disease Level, which amount in any event will not exceed the Silica Maximum Value for that Silica Disease Level. Silica Individual Review also may result in denial of the Secondary Exposure Silica Claim.
     Arbitration. All unresolved disputes over a claimant’s medical condition, exposure history, product exposure, industry exposure, occupational exposure and/or the liquidated value of any Silica Personal Injury Claim, including an Indirect Channeled Personal Injury Claim relating to silica, will be subject to binding or non-binding arbitration, at the election of the claimant, under procedures set forth in the Silica Distribution Procedures.
     Litigation in the Tort System. Any holder of a Silica Personal Injury Claim, including an Indirect Channeled Personal Injury Claim relating to silica, that is the subject of a dispute with the Silica PI Trust that cannot be resolved by non-binding arbitration may institute a lawsuit in the tort system against the Silica PI Trust, subject to certain conditions, procedures and limitations specified in the Silica Distribution Procedures. If and when the claimant obtains a final judgment in the tort system, the judgment will be payable in installments, without interest, in accordance with the timetable, restrictions and other procedures specified in the Silica Distribution Procedures.
          Payment of Liquidated Silica Personal Injury Claims by the Silica PI Trust
     The Silica Distribution Procedures also provide procedures for the payment of Silica Personal Injury Claims for which a liquidated value has been determined. Upon such liquidation, a Silica Personal Injury Claim will be placed in the Silica FIFO Payment Queue.

     Payment of Liquidated Present Silica PI Claims. The intent of the Silica Distribution Procedures is to pay Liquidated Present Silica PI Claims as soon as practicable, and in any event within 12 months following the establishment of the Silica PI Trust or as soon thereafter as sufficient Cash is available. Payment of the Liquidated Present Silica PI Claims will be made in full for the specified liquidated amounts. This is because (a) the liquidation amounts for the Liquidated Present Silica PI Claims to be specified on Attachment A to the Silica Distribution Procedures take into account expected future insurance recoveries for Silica Personal Injury Claims and a reduction for the anticipated initial Silica Payment Percentage and (b) the claimants with the Liquidated Present Silica PI Claims have waived their right to seek higher recoveries through the Silica Individual Review process or to receive adjusting payments in the event of an increase in the Silica Payment Percentage. Any holder of a Present Silica PI Claim who does not consent to such treatment will need to submit a Claim form to the Silica PI Trust in order to have the Claim liquidated in accordance with the Silica Distribution Procedures, and if the Claim is liquidated, payment will be subject to the Payment Percentage then in effect.
     Payment of Claims Other Than Present Silica PI Claims. After a Silica Personal Injury Claim other than a Present Silica PI Claim has had its liquidated value determined pursuant to the process for Silica Expedited Review, pursuant to the process for Silica Individual Review, by arbitration or by litigation in the tort system, the Claim will be paid in FIFO order based on the date its liquidation became final. All such payments, including any payment to an Indirect Channeled Personal Injury Claim relating to silica, will be adjusted by the multiplication of the liquidated amount by the Silica Payment Percentage, which percentage, in accordance with the factors and procedures specified in the Silica Distribution Procedures, the Silica PI Trust periodically will calculate and revise to reflect the Silica PI Trust’s then-current and estimated future assets and liabilities.
     Exigent Hardship Silica Claims: At any time the Silica PI Trust may liquidate and pay Silica Personal Injury Claims that qualify as “Exigent Hardship Claims” under the Silica Distribution Procedures, no matter what the order of processing otherwise would have been under the Silica Distribution Procedures. Any such Claim will be placed first in the Silica FIFO Payment Queue, ahead of all other liquidated Silica Personal Injury Claims except Present Silica PI Claims.
     CTPV Distribution Procedures
     The CTPV Distribution Procedures, which are attached as Exhibit 1.1(66) to the Plan, will control liquidation and payment of all CTPV Personal Injury Claims treated in Class 6, including Indirect Channeled Personal Injury Claims relating to CTPV. CTPV Personal Injury Claims will be placed in a FIFO processing queue to be established pursuant to the CTPV Distribution Procedures.
     The CTPV Distribution Procedures establish a single liquidated value of $136,000 (the “CTPV Scheduled Value”) for Claims involving primary cancer of the lung, bladder or kidney caused by exposure to CTPV and that arose from work while employed by KACC during certain time frames in the pot rooms of KACC’s former aluminum reduction plant at Chalmette, Louisiana. The CTPV Distribution Procedures specify the medical criteria, employment criteria and CTPV exposure criteria that the CTPV Personal Injury Claims must meet in order to qualify for payment from the CTPV PI Trust and contemplates that such qualifying Claims will be compensated at values up to the CTPV Scheduled Value.
          Liquidation of CTPV Personal Injury Claims by the CTPV PI Trust
     A CTPV Personal Injury Claim must be liquidated before any payment can be made on the Claim. Once liquidated, a CTPV Personal Injury Claim will be placed in a FIFO payment queue (the “CTPV FIFO Payment Queue”) to be established pursuant to the CTPV Distribution Procedures. See “— Payment of Liquidated CTPV Personal Injury Claims by the CTPV PI Trust.”
     All CTPV-related Claims arising before the Petition Date as to which no proof of Claim was filed by the Bar Date are presumptively barred and, unless otherwise allowed by the Bankruptcy Court, will not be processed or liquidated even if a Claim form is submitted to the CTPV PI Trust. Each holder of a CTPV Personal Injury Claim will need to submit a Claim form to the CTPV PI Trust in order to have the Claim liquidated. Claims submissions forms will be available from the CTPV PI Trust. The CTPV PI Trustee has discretion to determine whether a filing fee will be required for submission of any CTPV Personal Injury Claim to the CTPV PI Trust.

     If the CTPV PI Trust determines that a CTPV Personal Injury Claim qualifies for payment, except as provided below with respect to Dual Claimants, the CTPV PI Trust will advise the holder of such Claim of that determination and offer to liquidate the Claim at the CTPV Scheduled Value and provide a form of release approved by the CTPV PI Trust. In order to accept the offer, the claimant will need to execute and return the release.
     Dual (Lung Cancer) Claimants. Any award to a Dual Claimant for a Claim in respect of lung cancer allowed by the CTPV PI Trust will be reduced by the liquidated amount of any award to such claimant for such Claim from the Asbestos PI Trust or the Silica PI Trust.
     Indirect Channeled Personal Injury Claims Relating to CTPV. Indirect Channeled Personal Injury Claims relating to CTPV that meet certain conditions precedent specified in the CTPV Distribution Procedures will be subject to the same categorization and review procedures as other CTPV Personal Injury Claims. In no event will the holder of any Indirect Channeled Personal Injury Claim relating to CTPV be entitled to an amount that exceeds the lesser of the CTPV Scheduled Value or the amount actually paid by the holder to the individual to whom the CTPV PI Trust otherwise would have had a liability or obligation under the CTPV Distribution Procedures (the “Direct CTPV Claimant”). Moreover, the liquidated value of any such Indirect Channeled Personal Injury Claim paid by the CTPV PI Trust will be treated as an offset to or reduction from the full liquidated value of any CTPV Personal Injury Claim that the Direct CTPV Claimant subsequently might assert against the CTPV PI Trust.
     Arbitration. All unresolved disputes over a claimant’s medical condition, employment history and/or the liquidated value of any CTPV Personal Injury Claim, including an Indirect Channeled Personal Injury Claim relating to CTPV, will be subject to binding or non-binding arbitration, at the election of the claimant, under procedures set forth in the CTPV Distribution Procedures.
     Litigation in the Tort System. Any holder of a CTPV Personal Injury Claim, including an Indirect Channeled Personal Injury Claim relating to CTPV, that is the subject of a dispute with the CTPV PI Trust that cannot be resolved by non-binding arbitration may institute a lawsuit in the tort system against the CTPV PI Trust, subject to certain conditions, procedures and limitations specified in the CTPV Distribution Procedures. If and when the claimant obtains a final judgment in the tort system, the judgment will be payable in installments, without interest, in accordance with the timetable, restrictions and other procedures specified in the CTPV Distribution Procedures.
          Payment of Liquidated CTPV Personal Injury Claims by the CTPV PI Trust
     The CTPV Distribution Procedures provide procedures for the payment of CTPV Personal Injury Claims for which a liquidated value has been determined. After a CTPV Personal Injury Claim has had its liquidated value determined pursuant to the process for review by the CTPV PI Trust, by arbitration or by litigation in the tort system, the Claim will be placed in the CTPV FIFO Payment Queue and paid in FIFO order based on the date its liquidation became final. All such payments, including any payment to an Indirect Channeled Personal Injury Claim relating to CTPV, will be adjusted by the multiplication of the liquidated amount by the payment percentage set forth in the CTPV Distribution Procedures, which percentage, in accordance with the factors and procedures specified in the CTPV Distribution Procedures, the CTPV PI Trust periodically will calculate and revise to reflect the CTPV PI Trust’s then-current and estimated future assets and liabilities.
     NIHL Distribution Procedures
     The NIHL Distribution Procedures, which are attached as Exhibit 1.1(129) to the Plan, will control liquidation and payment of all NIHL Personal Injury Claims treated in Class 7, including Indirect Channeled Personal Injury Claims relating to NIHL. NIHL Personal Injury Claims will be placed in a FIFO processing queue to be established pursuant to the NIHL Distribution Procedures.
     The NIHL Distribution Procedures establish a schedule of ten NIHL-related compensation levels (the “NIHL Deciles”) that specify liquidated values ranging from $5,000 to $74,500 (the “NIHL Scheduled Values”) for Claims that meet certain medical criteria and occupational noise exposure criteria with respect to work at a premises in Louisiana owned, leased, operated or controlled, at the time of the exposure, by KACC or one of its current or former subsidiaries. The NIHL Deciles contemplate that the NIHL Personal Injury Claims that qualify for payment will be compensated at values up to the NIHL Scheduled Value specified for the NIHL Decile into which they fall after the Claims are ranked according to a formula based on severity of hearing loss and years of occupational noise exposure. The medical criteria and occupational noise exposure criteria, as well as the formula for ranking the Claims that qualify into the payment NIHL Deciles, are set forth in the NIHL Distribution Procedures.
     The NIHL Deciles and their corresponding NIHL Scheduled Values are as follows:

NIHL Decile	NIHL Scheduled Value
1	$74,500.00
2	$66,708.33
3	$58,916.67
4	$51,125.00
5	$43,333.33
6	$35,541.67
7	$27,750.00
8	$19,958.33
9	$12,166.67
10	$5,000.00
          Liquidation of NIHL Personal Injury Claims by the NIHL PI Trust
     An NIHL Personal Injury Claim must be liquidated before any payment can be made on the Claim. Once liquidated, an NIHL Personal Injury Claim will be placed in a FIFO payment queue (the “NIHL FIFO Payment Queue”) to be established pursuant to the NIHL Distribution Procedures. See “— Payment of Liquidated NIHL Personal Injury Claims by the NIHL PI Trust.”
     All NIHL-related Claims arising before the Petition Date as to which no proof of Claim was filed by the Bar Date are presumptively barred and, unless otherwise allowed by the Bankruptcy Court, will not be processed or liquidated even if a Claim form is submitted to the NIHL PI Trust. Each holder of an NIHL Personal Injury Claim will need to submit a Claim form to the NIHL PI Trust in order to have the Claim liquidated. Claims submissions forms will be available from the NIHL PI Trust. The NIHL PI Trustee has discretion to determine whether a filing fee will be required for submission of any NIHL Personal Injury Claim to the NIHL PI Trust.
     If the NIHL PI Trust determines that an NIHL Personal Injury Claim that qualifies for treatment under one of the ten NIHL Deciles, the NIHL PI Trust will advise the holder of such Claim of that determination and offer to liquidate the Claim at the NIHL Scheduled Value for the qualifying NIHL Decile and provide a form of release approved by the NIHL PI Trust. In order to accept the offer, the claimant will need to execute and return the release.
     Indirect Channeled Personal Injury Claims Relating to NIHL. Indirect Channeled Personal Injury Claims relating to NIHL that meet certain conditions precedent specified in the NIHL Distribution Procedures will be subject to the same categorization and review procedures as other NIHL Personal Injury Claims. In no event will the holder of any Indirect Channeled Personal Injury Claim relating to NIHL be entitled to an amount that exceeds the lesser of the NIHL Scheduled Value for the applicable NIHL Decile or the amount actually paid by the holder to the individual to whom the NIHL PI Trust otherwise would have had a liability or obligation under the NIHL Distribution Procedures (the “Direct NIHL Claimant”). Moreover, the liquidated value of any Indirect Channeled Personal Injury Claim paid by the NIHL PI Trust will be treated as an offset to or reduction from the full liquidated value of any NIHL Personal Injury Claim that the Direct NIHL Claimant subsequently might assert against the NIHL PI Trust.
     Arbitration. All unresolved disputes over a claimant’s medical condition, employment history and/or the liquidated value of any NIHL Personal Injury Claim, including an Indirect Channeled Personal Injury Claim relating to NIHL, will be subject to binding or non-binding arbitration, at the election of the claimant, under procedures set forth in the NIHL Distribution Procedures.

     Litigation in the Tort System. Any holder of an NIHL Personal Injury Claim, including an Indirect Channeled Personal Injury Claim relating to NIHL, that is the subject of a dispute with the NIHL PI Trust that cannot be resolved by non-binding arbitration may institute a lawsuit in the tort system against the NIHL PI Trust, subject to certain conditions, procedures and limitations specified in the NIHL Distribution Procedures. If and when the claimant obtains a final judgment in the tort system, the judgment will be payable in installments, without interest, in accordance with the timetable, restrictions and other procedures specified in the NIHL Distribution Procedures.
          Payment of Liquidated NIHL Personal Injury Claims by the NIHL PI Trust
     The NIHL Distribution Procedures provide procedures for the payment of NIHL Personal Injury Claims for which a liquidated value has been determined. After an NIHL Personal Injury Claim has had its liquidated value determined pursuant to the process for review by the NIHL PI Trust, by arbitration or by litigation in the tort system, the Claim will be placed in the NIHL FIFO Payment Queue and paid in FIFO order based on the date its liquidation became final. All such payments, including any payment to an Indirect Channeled Personal Injury Claim relating to NIHL, will be adjusted by the multiplication of the liquidated amount by the payment percentage set forth in the NIHL Distribution Procedures, which percentage, in accordance with the factors and procedures specified in the NIHL Distribution Procedures, the NIHL PI Trust periodically will calculate and revise to reflect the NIHL PI Trust’s then-current and estimated future assets and liabilities.
Certain Risks Associated with the PI Trusts
     PI Trust Assets May Be Insufficient to Satisfy all Channeled Personal Injury Claims
     In exchange for the PI Trust Assets to be transferred to the PI Trusts pursuant to the Plan and the PI Trust Funding Agreement, the PI Trusts will assume all liability and responsibility for Channeled Personal Injury Claims. Holders of Channeled Personal Injury Claims will be permanently enjoined from pursuing their claims against the Reorganized Debtors and other Protected Parties, and the Channeled Personal Injury Claims will be determined and paid in accordance with the terms, provisions and procedures of the applicable PI Trust and PI Trust Distribution Procedures. The only assets available for the payment and satisfaction of Channeled Personal Injury Claims will be the PI Trust Assets and there is a risk that such assets may not be sufficient to pay all Channeled Personal Injury Claims. See “PI Trusts and Distribution Procedures — The PI Trust.”
Variances Between Current Estimates of Future Channeled Personal Injury Claims and the Value of the PI Assets and the Actual Amount of Either May Affect the Relative Recoveries of Holders of Present Channeled Personal Injury Claims
     Payments that will be made in respect of Channeled Personal Injury Claims will be determined pursuant to the applicable PI Trust Distribution Procedures and will be based upon current estimates of the number, types and values of present and future Channeled Personal Injury Claims, the value of the assets then available to the applicable PI Trust for their payment, all anticipated administrative and legal expenses of the PI Trusts, and any other material matters that are reasonable and likely to affect the sufficiency of funds to pay a comparable percentage of full value to all holders of Channeled Personal Injury Claims. There can be no certainty as to the precise amounts that will be distributed by a PI Trust in any particular time period or when Channeled Personal Injury Claims will be paid by such PI Trust. To the extent that future Channeled Personal Injury Claims are greater than currently anticipated, the relative recovery of the holders of present Channeled Personal Injury Claims will be greater than the relative recovery of the holders of future Channeled Personal Injury Claims, and vice versa. Similarly, to the extent that the value of the PI Trust Assets is currently overestimated, the relative recovery of the holders of present Channeled Personal Injury Claims will be greater than the relative recovery of the holders of future Channeled Personal Injury Claims, and vice versa.
     The Ultimate Value of the PI Insurance Assets Is Uncertain
     The Debtors have been in litigation about insurance coverage with the PI Insurance Companies for many years. See “Operations During the Reorganization Cases — Certain Asbestos-Related Insurance Coverage Litigation.” Because of the risks involved with respect to the effects of various potential court rulings or an appeal thereof, as well as the uncertainty in the resolution of any present or future actions, the ultimate value of the PI

Insurance Assets, which is expected to represent most of the ultimate value of the PI Trust Assets, is uncertain. There is also the possibility that one or more of the PI Insurance Companies becomes insolvent in the future, which may adversely affect the amount that any such insurance company is expected to contribute to the PI Trusts, and thus the value of the PI Trust Assets and the ability of the PI Trusts to pay all Channeled Personal Injury Claims.
     Certain Pending Legislation, if Enacted, May Impact the Holders of Channeled Personal Injury Claims
     The following discussion assumes that legislation entitled “The Fairness in Asbestos Injury Resolution Act of 2005” (the “Fair Act”), which is currently pending before the United States Congress, will be enacted into law as currently proposed; the Fair Act, however, is still the subject of negotiation and Congressional debate and, accordingly, no assurances can be made as to the ultimate provisions of the Fair Act if and when it is enacted into law or how it could ultimately affect the holders of Channeled Personal Injury Claims or how it could ultimately affect the Reorganized Debtors or the value of the New Common Stock.
     If enacted as currently proposed, the Fair Act would provide for the establishment of an asbestos disease compensation system as the exclusive method of resolving personal injury claims relating to asbestos. Under the Fair Act, a national asbestos compensation fund would be created and certain corporations that have historically been named as defendants in asbestos personal injury cases, insurers which have outstanding insurance policies that could be available to provide indemnity or defense costs for asbestos-related claims to some or all of such corporations and trusts previously established under section 524(g) of the Bankruptcy Code would be required to make contributions to such fund. Upon enactment of the Fair Act, virtually all pending asbestos actions would be discontinued and the filing of new asbestos lawsuits would be enjoined.
     If the Fair Act is enacted as currently proposed, all of the PI Trust Assets held by the Asbestos PI Trust would be contributed to the national asbestos compensation fund and the rights of holders of Asbestos Personal Injury Claims on account of such claims would be determined in accordance with the schedules set forth in the Fair Act.
     Because the Asbestos PI Trust is intended to pay claimants based on only the Debtors’ involvement with the claimant’s injury, while the Fair Act is intended to pay claims on a “no fault basis” without regard for any defendant’s actual involvement, the recovery that a holder of an Asbestos Personal Injury Claim might receive under the Asbestos PI Trust Agreement and the Asbestos Distribution Procedures will not correspond to the recovery that the same individual might receive under the Fair Act.
PI Channeling Injunctions
     Generally
     The PI Channeling Injunctions will prevent any entity from taking certain actions for the purpose of collecting, recovering or receiving payment of, on or with respect to any Channeled Personal Injury Claims, all of which will be channeled to the PI Trusts for resolution as set forth in the applicable PI Trust Distribution Procedures (other than actions brought in conformity and compliance with the provisions of the Plan to enforce any right or obligation under the Plan, any Exhibits to the Plan or any agreement or instrument between a Debtor or Reorganized Debtor and the applicable PI Trust), including taking any such action against a Protected Party.
A Protected Party is:

•	the Debtors;

•	the Reorganized Debtors;

•	any entity that, pursuant to the Plan or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of the Debtors, the Other Debtors, the Reorganized Debtors, other Kaiser Companies, the Funding Vehicle Trust or a PI Trust (but only to the extent that liability is asserted to exist as a result of its becoming such a transferee or successor);

•	any entity that, pursuant to the Plan or after the Effective Date, makes a loan to any of the Debtors, the Reorganized Debtors, the Other Debtors, other Kaiser Companies, the Funding Vehicle Trust or a PI Trust or to a successor to, or transferee of any of the respective assets of, the Debtors, the Other Debtors, the Reorganized Debtors, other Kaiser Companies, the Funding Vehicle Trust or a PI Trust (but only to the extent that liability is asserted to exist by reason of such entity’s becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired);

•	each entity to the extent he, she or it is alleged to be directly or indirectly liable for the conduct of, Claims against or Demands on any Debtor, Other Debtor, Reorganized Debtor or PI Trust on account of Channeled Personal Injury Claims by reason of one or more of the following:
•	such entity’s ownership of a financial interest in any Debtor, Other Debtor, Reorganized Debtor, past or present affiliate of any Debtor, Other Debtor or Reorganized Debtor or predecessor in interest of any Debtor, Other Debtor or Reorganized Debtor;

•	such entity’s involvement in the management of any Debtor, Other Debtor, Reorganized Debtor, past or present affiliate of any Debtor, Other Debtor or Reorganized Debtor or any predecessor in interest of any Debtor, Other Debtor or Reorganized Debtor;

•	such entity’s service as a director, officer, employee, accountant (including an independent certified public accountant), advisor, attorney, investment banker, underwriter, consultant or other agent of any Debtor, Other Debtor, Reorganized Debtor, past or present affiliate of any Debtor, Other Debtor or Reorganized Debtor, any predecessor in interest of any Debtor, Other Debtor or Reorganized Debtor or any entity that owns or at any time has owned a financial interest in any Debtor, Other Debtor or Reorganized Debtor, past or present affiliate of any Debtor, Other Debtor or Reorganized Debtor or predecessor in interest of any Debtor, Other Debtor or Reorganized Debtor;

•	such entity’s involvement in a transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of any Debtor, Other Debtor, Reorganized Debtor, past or present affiliate of any Debtor, Other Debtor or Reorganized Debtor, predecessor in interest of any Debtor, Other Debtor or Reorganized Debtor or any entity that owns or at any time has owned a financial interest in any Debtor, Other Debtor or Reorganized Debtor, past or present affiliate of a Debtor, Other Debtor or Reorganized Debtor or any predecessor in interest of a Debtor, Other Debtor or Reorganized Debtor;

•	other Kaiser Companies, including the Other Debtors; or

•	as to Channeled Personal Injury Claims, each Settling Insurance Company.
     Asbestos PI Channeling Injunction
     The Asbestos PI Channeling Injunction is an order or orders issued or affirmed by the District Court in accordance with and pursuant to section 524(g) of the Bankruptcy Code, permanently and forever staying, restraining and enjoining any entity from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any Asbestos Personal Injury Claims, all of which will be channeled to the Asbestos PI Trust for resolution as set forth in the Asbestos

Distribution Procedures (other than actions brought in conformity and compliance with the provisions of the Plan to enforce any right or obligation under the Plan, any Exhibits to the Plan or any agreement or instrument between a Debtor or Reorganized Debtor and the Asbestos PI Trust), including, but not limited to:
•	commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including a judicial, arbitral, administrative or other proceeding) in any forum against or affecting any Protected Party or any property or interests in property of any Protected Party;

•	enforcing, levying, attaching (including through any prejudgment attachment), collecting or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree or other order against any Protected Party or any property or interests in property of any Protected Party;

•	creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party or any property or interests in property of any Protected Party;

•	setting off, seeking reimbursement of, contribution from or subrogation against or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

•	proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Asbestos PI Trust, except in conformity and compliance therewith.
As of the Effective Date, liability for all Asbestos Personal Injury Claims will automatically and without further act, deed or court order be assumed by the Asbestos PI Trust in accordance with and to the extent set forth in Article V of the Plan (which is described above under “— The PI Trust”). Each Asbestos Personal Injury Claim will be determined and paid in accordance with the terms, provisions and procedures of the Asbestos PI Trust Agreement and the Asbestos Distribution Procedures. As further provided in Article V of the Plan, the sole recourse of the holder of an Asbestos Personal Injury Claim on account of such Claim will be to the Asbestos PI Trust and such holder will have no right whatsoever at any time to assert its Asbestos Personal Injury Claim against any Protected Party.
     Silica PI Channeling Injunction
     The Silica PI Channeling Injunction is an order or orders entered by the Bankruptcy Court in accordance with and pursuant to section 105(a) of the Bankruptcy Code, permanently and forever staying, restraining and enjoining any entity from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any Silica Personal Injury Claims, all of which will be channeled to the Silica PI Trust for resolution as set forth in the Silica Distribution Procedures (other than actions brought in conformity and compliance with the provisions of the Plan to enforce any right or obligation under the Plan, any Exhibits to the Plan or any agreement or instrument between a Debtor or Reorganized Debtor and the Silica PI Trust), including, but not limited to:
•	commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including a judicial, arbitral, administrative or other proceeding) in any forum against or affecting any Protected Party or any property or interests in property of any Protected Party;

•	enforcing, levying, attaching (including through any prejudgment attachment), collecting or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree or other order against any Protected Party or any property or interests in property of any Protected Party;

•	creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party or any property or interests in property of any Protected Party;

•	setting off, seeking reimbursement of, contribution from or subrogation against or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

•	proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Silica PI Trust, except in conformity and compliance therewith.
As of the Effective Date, liability for all Silica Personal Injury Claims will automatically and without further act, deed or court order be assumed by the Silica PI Trust in accordance with and to the extent set forth in Article V of the Plan (which is described above under “— The PI Trust”). Each Silica Personal Injury Claim will be determined and paid in accordance with the terms, provisions and procedures of the Silica PI Trust Agreement and the Silica Distribution Procedures. As further provided in Article V of the Plan, the sole recourse of the holder of a Silica Personal Injury Claim on account of such Claim will be to the Silica PI Trust and such holder will have no right whatsoever at any time to assert its Silica Personal Injury Claim against any Protected Party.
     CTPV PI Channeling Injunction
     The CTPV PI Channeling Injunction is an order or orders entered by the Bankruptcy Court in accordance with and pursuant to section 105(a) of the Bankruptcy Code, permanently and forever staying, restraining and enjoining any entity from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any CTPV Personal Injury Claims, all of which will be channeled to the CTPV PI Trust for resolution as set forth in the CTPV Distribution Procedures (other than actions brought in conformity and compliance with the provisions of the Plan to enforce any right or obligation under the Plan, any Exhibits to the Plan or any agreement or instrument between a Debtor or Reorganized Debtor and the CTPV PI Trust), including, but not limited to:
•	commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including a judicial, arbitral, administrative or other proceeding) in any forum against or affecting any Protected Party or any property or interests in property of any Protected Party;

•	enforcing, levying, attaching (including through any prejudgment attachment), collecting or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree or other order against any Protected Party or any property or interests in property of any Protected Party;

•	creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party or any property or interests in property of any Protected Party;

•	setting off, seeking reimbursement of, contribution from or subrogation against or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

•	proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the CTPV PI Trust, except in conformity and compliance therewith.
As of the Effective Date, liability for all CTPV Personal Injury Claims will automatically and without further act, deed or court order be assumed by the CTPV PI Trust in accordance with and to the extent set forth in Article V of the Plan (which is described above under “— The PI Trust”). Each CTPV Personal Injury Claim will be determined and paid in accordance with the terms, provisions and procedures of the CTPV PI Trust Agreement and the CTPV Distribution Procedures. As further provided in Article V of the Plan, the sole recourse of the holder of a CTPV

Personal Injury Claim on account of such Claim will be to the CTPV PI Trust and such holder will have no right whatsoever at any time to assert its CTPV Personal Injury Claim against any Protected Party.
     NIHL PI Channeling Injunction
     The NIHL PI Channeling Injunction is an order or orders entered by the Bankruptcy Court in accordance with and pursuant to section 105(a) of the Bankruptcy Code, permanently and forever staying, restraining and enjoining any entity from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any NIHL Personal Injury Claims, all of which will be channeled to the NIHL PI Trust for resolution as set forth in the NIHL Distribution Procedures (other than actions brought in conformity and compliance with the provisions of the Plan to enforce any right or obligation under the Plan, any Exhibits to the Plan or any agreement or instrument between a Debtor or Reorganized Debtor and the NIHL PI Trust), including, but not limited to:
•	commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including a judicial, arbitral, administrative or other proceeding) in any forum against or affecting any Protected Party or any property or interests in property of any Protected Party;

•	enforcing, levying, attaching (including through any prejudgment attachment), collecting or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree or other order against any Protected Party or any property or interests in property of any Protected Party;

•	creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party or any property or interests in property of any Protected Party;

•	setting off, seeking reimbursement of, contribution from or subrogation against or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

•	proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the NIHL PI Trust, except in conformity and compliance therewith.
As of the Effective Date, liability for all NIHL Personal Injury Claims will automatically and without further act, deed or court order be assumed by the NIHL PI Trust in accordance with and to the extent set forth in Article V of the Plan (which is described above under “— The PI Trust”). Each NIHL Personal Injury Claim will be determined and paid in accordance with the terms, provisions and procedures of the NIHL PI Trust Agreement and the NIHL Distribution Procedures. As further provided in Article V of the Plan, the sole recourse of the holder of an NIHL Personal Injury Claim on account of such Claim will be to the NIHL PI Trust and such holder will have no right whatsoever at any time to assert its NIHL Personal Injury Claim against any Protected Party.
Channeled PI Insurance Entity Injunction
     Purpose
     In order to protect the Funding Vehicle Trust and each PI Trust and to preserve the PI Trust Assets, pursuant to the equitable jurisdiction and power of the Bankruptcy Court under section 105(a) of the Bankruptcy Code, the Bankruptcy Court will issue as part of the Confirmation Order the Channeled PI Insurance Entity Injunction, although: (a) the Funding Vehicle PI Trust will have the sole and exclusive authority at any time to terminate, or reduce or limit the scope of, the Channeled PI Insurance Entity Injunction with respect to any PI Insurance Company upon express written notice to such PI Insurance Company; and (b) the Channeled PI Insurance Entity Injunction is not issued for the benefit of any PI Insurance Company, and no PI Insurance Company is a third-party beneficiary of the Channeled PI Insurance Entity Injunction.

     Terms
     Subject to the provisions of Plan described above under “— Purpose” (i.e., Section 12.2.c(i) of the Plan), all Entities (excluding, however, the Funding Vehicle Trust, the Asbestos PI Trust, the Silica PI Trust, the CTPV PI Trust, the NIHL PI Trust and the Reorganized Debtors to the extent they are permitted or required to pursue claims relating to any PI Insurance Coverage Action and/or the PI Insurance Assets) that have held or asserted, that hold or assert or that may in the future hold or assert any claim, demand or cause of action (including any Channeled Personal Injury Claim or respecting any Trust Expense) against any PI Insurance Company based upon, attributable to, arising out of or in any way connected with any such Channeled Personal Injury Claim, whenever and wherever arising or asserted, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty, will be stayed, restrained and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction or recovery with respect to any such Claim, Demand or cause of action including, but not limited to:
•	commencing, conducting or continuing, in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including a judicial, arbitration, administrative or other proceeding) in any forum with respect to any such Claim, Demand or cause of action against any PI Insurance Company, or against the property of any PI Insurance Company, with respect to any such claim, demand, or cause of action;

•	enforcing, levying, attaching, collecting or otherwise recovering, by any means or in any manner, whether directly or indirectly, any judgment, award, decree or other order against any PI Insurance Company, with respect to any such claim, demand or cause of action;

•	creating, perfecting or enforcing in any manner, directly or indirectly, any encumbrance against any PI Insurance Company, or the property of any PI Insurance Company, with respect to any such claim, demand or cause of action; and

•	except as otherwise specifically provided in the Plan, asserting or accomplishing any setoff, right of subrogation, indemnity, contribution or recoupment of any kind, directly or indirectly, against any obligation of any PI Insurance Company, or against the property of any PI Insurance Company, with respect to any such claim, demand or cause of action, although: (a) the Channeled PI Insurance Entity Injunction will not impair in any way any actions brought by the Funding Vehicle Trust and/or the Reorganized Debtors against any PI Insurance Company; (b) the Funding Vehicle Trust will have the sole and exclusive authority at any time to terminate, or reduce or limit the scope of, the Channeled PI Insurance Entity Injunction with respect to any PI Insurance Company upon express written notice to such PI Insurance Company; and (c) the Channeled PI Insurance Entity Injunction is not issued for the benefit of any PI Insurance Company, and no PI Insurance Company is a third-party beneficiary of the Channeled PI Insurance Entity Injunction.
     Reservations
     Notwithstanding anything to the contrary above, this Channeled PI Insurance Entity Injunction will not enjoin:
•	the rights of entities to the treatment accorded them under the Plan, as applicable, including the rights of holders of Channeled Personal Injury Claims to assert such Claims, as applicable, in accordance with the applicable PI Trust Distribution Procedures;

•	the rights of entities to assert any claim, debt, obligation, cause of action or liability for payment of Trust Expenses against the Funding Vehicle Trust or a PI Trust;

•	the rights of the Funding Vehicle Trust and the Reorganized Debtors (to the extent permitted or required under the Plan) to prosecute any action based on or arising from the Included PI Trust Insurance Policies;

•	the rights of the Funding Vehicle Trust and the Reorganized Debtors to assert any claim, debt, obligation, cause of action or liability for payment against a PI Insurance Company based on or arising from the Included PI Trust Insurance Policies; and

•	The rights of any PI Insurance Company to assert any claim, debt, obligation, cause of action or liability for payment against any other PI Insurance Company that is not a Protected Party.

REORGANIZED KAISER
Restructuring Transactions
     On and after the Effective Date, Reorganized KAC will be the ultimate parent entity in the corporate structure of the Kaiser Companies. Pursuant to the Plan, on the Effective Date, each share of KAC Old Stock issued and outstanding or held in treasury will be cancelled, and the only shares of capital stock of Reorganized KAC outstanding as of the Effective Date will be the shares of New Common Stock issued on the Effective Date pursuant to the Plan.
     Pursuant to the Restructuring Transactions (i.e., the transactions to be consummated in connection with the Effective Date in accordance with Section 4.2 of the Plan, which is described below under “General Information Concerning the Plan — Restructuring Transactions”), among other things:
•	On or prior to the Effective Date, the following new entities will be formed: (a) a new Delaware corporation, owned by KAC, to function as an intermediate holding company (“New Kaiser Intermediate Holdco”), (b) a new Delaware limited liability company, initially owned by KACC, to hold the assets associated with its flat-rolled products and engineered products units (“New Kaiser FP LLC”), and (c) a new Delaware limited liability company, owned by New Kaiser Intermediate Holdco, to succeed to the remaining assets and liabilities of KACC (“New Kaiser Remainder LLC”);

•	On the Effective Date, Texada Mines Ltd. (Canada), Kaiser Aluminum & Chemical Investment Limited (Canada) and KACOCL will be amalgamated to form a new Ontario corporation (“New Kaiser Canada”), 100% of the issued and outstanding shares of capital stock of which will be held by KACC;

•	On the Effective Date, (a) KACC will transfer the assets associated with the flat-rolled products and engineered products units and all ownership interest in Kaiser Bellwood Corporation to New Kaiser FP LLC in exchange for 100% of the issued and outstanding membership interests of New Kaiser FP LLC, and (b) Kaiser Bellwood Corporation will be merged with and into New Kaiser FP LLC;

•	On the Effective Date following the transactions described above, KACC will transfer all direct and indirect ownership interests in Anglesey, Trochus, Kaiser Aluminium International, Inc., New Kaiser Canada and New Kaiser FP LLC to New Kaiser Intermediate Holdco; and

•	On the Effective Date following the transactions described above, KACC will merge with and into New Kaiser Remainder LLC, with New Kaiser Remainder LLC as the surviving entity.
     Following the Restructuring Transactions described above, Reorganized KAC will own directly 100% of the issued and outstanding shares of capital stock of New Kaiser Intermediate Holdco, and New Kaiser Intermediate Holdco will own Anglesey, Trochus, Kaiser Aluminium International, Inc. and New Kaiser Canada, and 100% of the issued and outstanding membership interests of each of New Kaiser FP LLC and New Kaiser Remainder LLC. New Kaiser Canada will hold the London, Ontario production facility and New Kaiser FP LLC will hold all other production facilities used by the fabricated products business unit. New Kaiser Remainder LLC, as the successor by merger to KACC, will hold various non-operating properties. See “ — Description of Business — Fabricated Products Business Unit.”
     It is currently anticipated that, on the Effective Date, Reorganized KAC and New Kaiser Remainder LLC will enter into a funding agreement pursuant to which Reorganized KAC will, upon New Kaiser Remainder LLC’s request, advance to New Kaiser Remainder LLC cash necessary to enable New Kaiser Remainder LLC to pay any environmental and maintenance costs in connection with specified properties, with the aggregate amount of such advances not to exceed the sum of (a) 125% of an amount to be determined by the Debtors based on the net present value of estimated environmental and maintenance costs of such properties offset by the net present value of estimated rental and other income and sale proceeds, all estimated as of the Effective Date, and (b) any rental or other income or sale proceeds transferred by it to Reorganized KAC after the Effective Date. It is the intent of the Debtors that New Kaiser Remainder LLC not be required to incur legal fees and or other expenses associated with the interpretation, enforcement or defense of New Kaiser Remainder LLC’s rights under the funding agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to New Kaiser Remainder LLC thereunder; accordingly, if it should appear to New Kaiser Remainder LLC that Reorganized KAC has failed to comply with any of its obligations under the funding agreement or in the event that the Reorganized KAC or any other person takes or threatens to take any action to declare the funding agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, New Kaiser Remainder LLC the benefits provided or intended to be provided to New Kaiser Remainder LLC thereunder, New Kaiser Remainder LLC would be authorized from time to time to retain counsel of New Kaiser Remainder LLC’s choice, at the expense of Reorganized KAC (with Reorganized KAC’s obligation in respect of such legal costs being separate and distinct from its funding obligations described above), to advise and represent New Kaiser Remainder LLC in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action in any jurisdiction. The maximum amount of such funding obligation as of the Effective Date will be set forth in a filing with the Bankruptcy Court at least 15 days prior to the deadline for objections to Confirmation of the Plan; however, based on information available to the Debtors as of the date of this Disclosure Statement, it is anticipated that such amount will be approximately $2.6 million. The management of the Debtors believes that, based on its forecasts of expenses and receipts of New Kaiser Remainder LLC (which forecasts reflect data provided by outside environmental consultants and real estate professionals), amounts available to New Kaiser Remainder LLC under the funding agreement, together with rental and other income and sale proceeds, will provide New Kaiser Remainder LLC with sufficient liquidity for the reasonably foreseeable future to satisfy its obligations, including environmental and maintenance costs associated with the properties it owns.
     Pursuant to additional Restructuring Transactions, before, on or following the Effective Date the other Kaiser Companies will be restructured so as to reduce the number of Kaiser Companies and associated administrative costs to the extent possible. It is contemplated that such Restructuring Transactions will include one or more mergers, consolidations, reorganizations, asset transfers or dissolutions.
     The actions to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, reorganization or dissolution containing terms that are consistent with the terms of the Plan and that satisfy any requirements of applicable law and such other terms to which the affected entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the affected entities may agree; (c) the filing of appropriate certificates of merger, consolidation or dissolution or similar instruments with the applicable governmental authorities; and (d) other actions the affected entities determine to be necessary or appropriate, including making other filings or recordings that may be required by applicable law. See “General Information Concerning the Plan — Restructuring Transactions.”
     The consummation of the Restructuring Transactions is an important part of the Plan, which is intended to: (a) streamline Reorganized KAC’s overall capital structure; (b) consolidate and transfer existing business units into separate subsidiary entities; and (c) permit Reorganized KAC greater access to the financial markets by the creation of a more understandable, flexible and financeable corporate structure.
Description of Business
     Reorganized KAC will continue to operate the business of KAC, KACC and their subsidiaries as they exist as of the Effective Date. As part of the chapter 11 reorganization process, the Debtors have divested their interests in and related to Alpart, KJBC, Gramercy, Valco and QAL. See “Operations During the Reorganization Cases — Strategic Plan to Sell Commodities Assets.” As a result of these dispositions, KAC is, and Reorganized KAC will be, focused on the production of fabricated aluminum products, and KAC is not, and Reorganized KAC will not be, involved in the mining of bauxite or the production and marketing of alumina or primary aluminum other than in connection with its interests in and related to Anglesey.
     A brief description of the Debtors’ business as it currently exists and is expected to exist as of the Effective Date is set forth below. Further information regarding the business and properties of, and other matters relating to,

KAC, KACC and their subsidiaries, including historical consolidated financial statements and other financial information, are contained in the KAC 2004 Form 10-K and the KAC 2005 Q2 Form 10-Q. The information set forth below is qualified in its entirety by reference to such other information.
     Fabricated Products Business Unit
          Overview
     The Debtors’ fabricated products business unit produces rolled, extruded, drawn and forged aluminum products used principally for aerospace and defense, automotive, consumer durables, electrical and machinery and equipment end-use applications. The Debtors’ participation is focused generally in specialty niches of these larger product categories. The Debtors’ 11 North American fabricated products manufacturing facilities produced and shipped approximately 400 million pounds of fabricated aluminum products in each of 2002, 2003 and 2004. In general, products manufactured by the Debtors are in one of four broad categories: general engineering (“GE”); aerospace and high strength (“Aero/HS”); automotive (“Auto”); or custom industrial (“CI”).
     A description of the manufacturing processes and category of products at each of the 11 production facilities is shown below:

Location	Manufacturing Process	Types of Products
Chandler, Arizona	Drawing	Aero/HS
Greenwood, South Carolina	Forging	Auto
Jackson, Tennessee	Extrusion and Drawing	Aero/HS and GE
London, Ontario	Extrusion and Rod Rolling	Auto and CI
Los Angeles, California	Extrusion	GE and CI
Newark, Ohio	Extrusion and Rod Rolling	Aero/HS, GE and Conversion Products(1)
Richland, Washington	Extrusion	Aero/HS and GE
Richmond, Virginia	Extrusion and Drawing	GE, Auto and CI
Sherman, Texas	Extrusion	Auto and CI
Spokane, Washington	Flat Rolling	Aero/HS and GE
Tulsa, Oklahoma	Extrusion	GE

(1)	Conversion products can undergo one or two additional processing steps before being identified to an end-use application.
     As indicated in the table above, many of the Debtors’ facilities employ the same basic manufacturing process and produce the same type of products. Over the past several years, given the similar economic and other characteristics at each location, the Debtors have made a significant effort to more tightly integrate the management of the fabricated products business unit across multiple manufacturing locations, product lines and target markets to maximize the efficiency of product flow to customers. Purchasing is centralized for a substantial portion of the fabricated products business unit’s primary aluminum requirements in order to maximize price, credit and other benefits. Because many customers purchase a number of different products produced at different plants, there has also been substantial integration of the sales force and its management. The Debtors believe that integration of their operations allows the Debtors to capture efficiencies while allowing the plant locations to remain highly focused.
     Industry sales margins for fabricated products fluctuate in response to competitive and market dynamics. However, changes in primary aluminum price typically are passed through to customers and, where fabricated product shipments are based on firm prices (including the primary aluminum content), the Debtors mitigate exposure to metal price fluctuations by employing appropriate hedging techniques.
     In a majority of the cases, the Debtors purchase primary aluminum ingot and recycled and scrap aluminum in varying percentages depending on various market factors including price and availability. Primary aluminum purchased for the fabricated products business unit is typically based on the Average Midwest Transaction Price, which typically ranges between $.03 to $.075 per pound above the price traded on the London Metal Exchange (“LME”) depending on primary aluminum supply/demand dynamics in North America. Recycled and scrap aluminum may also be utilized and are typically purchased at a modest discount to ingot prices but may require additional processing. In addition, certain of the plants provide others with billet, log or other intermediate materials in lieu of such plants purchasing such items from third party suppliers. For example, a substantial majority of the product from the Richland, Washington location is used as base input at the Chandler, Arizona location; the Sherman, Texas plant supplies billet and logs to the Tulsa, Oklahoma facility; the Richmond, Virginia plant typically receives some portion of its metal supply from either or both of the London, Ontario or Newark, Ohio facilities; and the Newark, Ohio facility also supplies billet and log to the Jackson, Tennessee facility and extruded forge stock to the Greenwood, South Carolina facility.
          Products Produced
     General Engineering Products. GE products have a wide range of uses and applications, many of which involve further fabrication of these products for numerous transportation and industrial end uses. Demand growth and cyclicality tends to mirror broad economic patterns and industrial activity in North America. A substantial majority of the Debtors’ GE products are sold to large distributors in North America, with orders often representing standard catalog items shipped with a relatively short lead-time. The Debtors service this market with a nationwide sales force focused on GE and Aero/HS products. In recent years, GE shipments have been approximately 50% of the total volume of shipments by the fabricated products business unit.
     Aerospace and High Strength Products. Aero/HS products include aerospace, defense and recreational products, a majority of which are sold to distributors with the remainder being sold directly to customers. Sales are made either under contracts (with terms spanning from one year to several years) or on an order-by-order basis. The Debtors serve this market with a sales force focused on GE and Aero/HS products in North America and direct sales representatives in Western Europe. The key demand drivers are commercial aircraft builds (which, in turn, are often reflective of broad economic patterns) and defense spending. In recent years, Aero/HS shipments have been approximately 20% of the total volume of shipments by the fabricated products business unit.
     Automotive Extruded and Forged Products. The Debtors supply extruded, drawn and forged aluminum products for applications in the North American automotive industry. The Debtors supply a wide variety of products, including extruded products for anti-lock braking systems, drawn tube for drive shafts and forgings for suspension control arms and drive train yokes. For some products, the Debtors perform limited fabrication. Customers consist primarily of tier-one suppliers to equipment manufacturers. Sales contracts for these products are typically medium to long-term in length. Almost all sales of Auto extruded and forged products occur through direct channels. The key demand drivers are North American light vehicle builds and increased use of aluminum in vehicles as aluminum displaces steel parts to reduce vehicle weight in response to tightening governmental standards for vehicle emissions. In recent years, Auto shipments have been approximately 15% of the total volume of shipments by the fabricated products business unit.
     Custom Industrial Products. The Debtors manufacture custom products for many end uses, including consumer durables, electrical, machinery and equipment, and truck trailer applications. A significant portion of the Debtors’ CI product sales in recent years has been for water heater anodes, truck trailers and electrical/electronic heat exchangers. The Debtors typically sell custom shapes directly to end-users under medium-term contracts. The Debtors sell these products using a nationwide direct sales force that works closely with the technical sales organization in pre-sale efforts. In recent years, CI shipments have been approximately 15% of the total volume of shipments by the fabricated products business unit.
          Manufacturing Processes Employed
     Rolling. The traditional manufacturing process for aluminum rolled products uses ingot as the starter material. The ingot is processed through a series of rolling operations, both hot and cold. Finishing steps may include heat treatment, annealing, coating, stretching, leveling or slitting to achieve the desired metallurgical, dimensional and performance characteristics. Aluminum rolled products are manufactured using a variety of alloy mixtures, a range of tempers (hardness), gauges (thickness) and widths, and various coatings and finishes. Rolled aluminum semi-finished products are generally either sheet (under .25 inches in thickness) or plate (up to 15 inches in thickness). The vast majority of the North American market for aluminum rolled products uses “common alloy” material for construction and other applications and beverage/food can sheet. However, these are products and markets in which the Debtors have chosen not to participate. Rather, the Debtors have chosen to focus their efforts on “heat treat” products, which may be distinguished from common alloy products by higher strength and other desired product attributes, resulting in higher value added in the market than for most other types of rolled products. The primary end use of heat treat rolled sheet and plate is for Aero/HS and GE products.
     Extrusion. The extrusion process typically starts with a cast billet, which is an aluminum cylinder of varying length and diameter. The first step in the process is to heat the billet to an elevated temperature making the metal malleable. The billet is then placed into an extrusion press and pushed, or extruded, through a die that gives the material the desired two-dimensional cross section. To control the material’s physical properties, the material is either quenched as it leaves the press or subjected to a post-extrusion heat treatment cycle. The extrusion is then straightened by stretching and cut to length before being hardened in aging ovens. The largest end uses of extruded products are in the construction, transportation (including Auto), CI and GE segments.
     Forging. Forging is a manufacturing process in which metal is pressed, pounded or squeezed under great pressure into high strength parts known as forgings, creating unique property characteristics. Forged parts are heat treated before final shipment to the customer. The end uses are primarily in transportation, where high strength to weight product qualities are valued. The Debtors’ participation is highly focused on certain types of Auto applications.
     Drawing. The drawing process involves the reduction of the diameter and thickness of solid and hollow extrusion bloom, improving physical properties and dimension. End uses range widely. The Debtors’ participation is focused on Aero/HS and Auto applications.
          Competition
     The Debtors market their fabricated aluminum products in the United States of America and abroad. Sales are made both directly and through distributors to a large number of end-use customers. Competition in the sale of fabricated products is based upon quality, availability, price and service, including delivery performance. The Debtors concentrate their fabricating operations on selected products for which they believe they have production capability, technical expertise, high-product quality and geographic and other competitive advantages. However, the Debtors compete with numerous domestic and international fabricators in the sale of fabricated aluminum products and many of the Debtors’ competitors have greater financial resources than they have.
     Primary Aluminum Business Unit
     The Debtors’ primary aluminum business unit now contains two primary elements: (a) activities related to the Debtors’ interests in and related to Anglesey; and (b) the Debtors’ primary aluminum hedging-related activities.
          Anglesey
     KACC owns a 49% interest in Anglesey, which owns an aluminum smelter in Holyhead, Wales in the United Kingdom. The Anglesey smelter uses pre-bake technology and produces billet, rolling ingot and sow for the United Kingdom and European marketplace. The smelter has a total annual rated capacity of approximately 143,000 metric tons, of which approximately 70,000 metric tons (i.e., approximately 150 million pounds), or 49%, of the annual rated capacity are available to the Debtors. KACC supplies 49% of Anglesey’s alumina requirements and purchases 49% of Anglesey’s aluminum output at market-related prices. KACC sells its share of Anglesey’s output to third parties. The price received for sales of production from Anglesey typically approximate the LME price. KACC realizes a premium (historically between $.05 and $.12 per pound above LME price depending on the product) for sales of value-added products such as billet and rolling ingot. Anglesey operates under a power agreement that provides sufficient power to sustain its operations at full capacity through September 2009. Rio Tinto Plc owns the remaining 51% ownership interest in Anglesey and, as majority shareholder, has day-to-day operating responsibility for Anglesey, although certain decisions require unanimous approval of the shareholders.
          Hedging
     KACC’s share of primary aluminum production from Anglesey is approximately 150 million pounds annually. Because KACC purchases alumina for Anglesey at prices linked to primary aluminum prices, only a portion of the Debtors’ net revenues associated with Anglesey are exposed to price risk. The Debtors estimate the net portion of their share of Anglesey production exposed to primary aluminum price risk to be approximately 100 million pounds annually.
     As indicated above, the Debtors’ pricing of fabricated aluminum products is generally intended to lock-in a conversion margin (representing the value added from the fabrication process) and to pass metal price risk on to their customers. However, in certain instances the Debtors do enter into firm price arrangements. In such instances, the Debtors do have price risk on their anticipated primary aluminum purchase in respect of the customer’s order. Total fabricated products shipments during 2002, 2003 and 2004 were 376.3, 372.4 and 447.4 (in millions of pounds), respectively, and the shipments for which the Debtors had price risk were (in millions of pounds) 99.0, 97.6 and 119.0, respectively.
     During each of 2002, 2003 and 2004, the volume of fabricated products shipments with underlying primary aluminum price risk was roughly the same as the Debtors’ net exposure to primary aluminum price risk at Anglesey. As such, the Debtors consider their access to Anglesey production overall to be a “natural hedge” against any fabricated products firm metal-price risk. However, since the volume of fabricated products shipped under firm prices may not match up on a month-to-month basis with expected Anglesey-related primary aluminum shipments, the Debtors may use third party hedging instruments to eliminate any net remaining primary aluminum price exposure existing at any time.
     Employees
     At June 30, 2005, KACC employed approximately 2,300 persons, of which approximately 2,250 were employed in the fabricated products business unit and approximately 40 were employed at the corporate level.
     The table below shows each manufacturing location, the primary union affiliation, if any, and the date on which each union contract will expire.

Location	Union	Contract Expiration Date
Chandler, Arizona	Non-union	N/A
Greenwood, South Carolina	Non-union	N/A
Jackson, Tennessee	Non-union	N/A
London, Ontario	USW Canada	February 2006
Los Angeles, California	Teamsters	September 2006
Newark, Ohio	USW	September 2010
Richland, Washington	Non-union	N/A
Richmond, Virginia	USW	November 2010
	IAM	August 2010
Sherman, Texas	IAM	December 2007
Spokane, Washington	USW	September 2010
Tulsa, Oklahoma	USW	November 2010
Strategic Plan
     Following the Effective Date, management of Reorganized KAC is expected to aggressively pursue a strategic plan designed to provide a stable platform for future growth. The key components of the strategic plan will be to: (a) maintain manageable leverage and financial flexibility, while taking advantage of an improved cost structure and competitive strength; (b) execute a vision of market leadership and growth in fabricated products; (c) deliver a broad product offering and leadership in service and quality for its customers and distributors; and (d) continue ownership of KAC’s interests in Anglesey, which provides a natural hedge against the fabricated products business unit’s needs for primary aluminum.
Liquidity and Capital Resources
     The consummation of the transactions contemplated by the Plan will result in the elimination of all of the Debtors’ approximately $850 million of unsecured prepetition indebtedness. It is anticipated that, as a result of the term loan component of the Exit Financing Facility, Reorganized KAC will have approximately $50 million in long-term indebtedness immediately following the Effective Date. Reorganized KAC will also have obligations under an equipment lease characterized as indebtedness. Management of the Debtors believes that, assuming consummation of the Plan in accordance with its terms and achievement of the Debtors’ business plan, Reorganized KAC will have sufficient liquidity for the reasonably foreseeable future to service its indebtedness and conduct of its business as contemplated by the Debtors’ business plan. It is expected that, on the Effective Date, Reorganized KAC will have available to it approximately $34 million of Cash in excess of the minimum needed to operate in the ordinary course of business. See “Overview of the Plan — Sources and Uses of Cash.” Reorganized KAC is also expected to have access to a $200 million revolving credit facility subject to a borrowing base; the Debtors expect that the net availability on the Effective Date under such facility is likely to exceed $100 million. See” — Exit Financing Facility.”
Exit Financing Facility
     It is anticipated that, on the Effective Date, Reorganized KAC and certain of the other Reorganized Debtors will enter into a financing facility with JPMorgan Chase Bank, National Association, as the administrative agent (i.e., the Exit Financing Facility Agent Bank), and certain other financial institutions consisting of a secured first lien revolving credit facility component and a secured second lien term loan component (i.e., the Exit Financing Facility). The Debtors have received a commitment for the Exit Financing Facility from the Exit Financing Facility Agent Bank and The CIT Group/Business Credit, Inc., the material terms of which are described below. Such commitment is subject to various conditions, including but not limited to the corporate and capital structure being satisfactory to the Exit Financing Facility Agent Bank and the negotiation of loan documentation satisfactory to all parties thereto. Accordingly, while it is a condition to Confirmation that a commitment for the Exit Financing Facility be in effect, there can be no assurance as to whether JPMorgan Chase Bank, National Association will be the administrative agent or a lender thereunder or The CIT Group/Business Credit, Inc. will be a lender thereunder, or that the terms of the Exit Financing Facility will not differ significantly from those described below.
Revolving Credit Facility
     The Reorganized Debtors which are “borrowers” under the revolving credit facility will be able borrow up to an aggregate principal amount equal to the lesser of (a) $200 million and (b) a borrowing base relating to eligible accounts receivable, eligible inventory and an amortizing fixed asset component, as reduced by certain reserves, of which $60 million may be in the form of letters of credit and $17.5 million may be swingline loans. The revolving credit facility may also permit the lenders under the revolving credit facility to extend credit to Canadian borrowers. The borrowings under the revolving credit facility will bear interest at a rate per annum, at Reorganized KAC’s option, equal to either: (a) a base rate, based on the greater of (i) the Exit Financing Facility Agent Bank’s prime rate, and (ii) the federal funds effective rate plus 0.50%, in each case plus 0.50%; or (b) the adjusted London Interbank Offered Rate plus 2.25%. Borrowings under the revolving credit facility will be secured by a first-priority security interest in and lien on substantially all of the borrowers’ tangible and intangible, real and personal property (subject to certain permitted liens). All of the obligations of the borrowers under the revolving credit facility will be guaranteed by all of their then-existing and future subsidiaries other than the Other Debtors and certain foreign subsidiaries. The revolving credit facility will contain covenants of the type typically found in revolving credit facilities and will place restrictions on the ability of the Reorganized Debtors and their significant subsidiaries to, among other things, incur debt and liens, make investments, pay dividends, sell assets, undertake transactions with affiliates and enter into unrelated lines of business. The revolving credit facility is also expected to contain a covenant to maintain a minimum fixed charge coverage ratio at certain times. Amounts owing under the revolving credit facility may be accelerated upon the occurrence of certain events of default set forth therein, including but not limited to the failure to make principal or interest payments due thereunder and breaches of certain covenants, representations and warranties set forth therein. The revolving credit facility will terminate on the earlier of February 11, 2010 and the acceleration of the obligations of the Reorganized Debtors under such facility in accordance with its terms.
Term Loan
     The term loan will be in the principal amount of $50 million and will bear interest at the adjusted London Interbank Offered Rate plus 5.50% per annum. The term loan will be secured by a security interest in and lien on the property securing the revolving credit facility junior to the liens securing such revolving credit facility and subject to certain other permitted liens. All of the obligations of the Reorganized Debtors which are “borrowers” under the term loan facility will be guaranteed by all of their then-existing and future subsidiaries other than the

Other Debtors and certain foreign subsidiaries. The term loan facility will contain covenants of the type typically found in term loans and place restrictions on the ability of the Reorganized Debtors and their significant subsidiaries to, among other things, incur debt and liens, make investments, pay dividends, sell assets, undertake transactions with affiliates and enter into unrelated lines of business. The term loan facility is also expected to contain a covenant to maintain a minimum fixed charge coverage ratio at certain times. Amounts owing under the term loan facility may be accelerated upon the occurrence of certain events of default set forth therein, including but not limited to the failure to make principal or interest payments due thereunder and breaches of certain covenants, representations and warranties set forth therein. The term loan facility will terminate on earlier of February 11, 2011 and the acceleration of the obligations of the Reorganized Debtors under such facility in accordance with its terms.
Selected Historical Financial Information
     The following table sets forth selected consolidated financial information for the Debtors as of and for the six months ended June 30, 2005 and 2004 and the fiscal years ended December 31, 2004, 2003 and 2002.

	Six Months Ended June 30,		Year Ended December 31
	2005	2004	2004	2003	2002
	(Dollars in Millions)
Income Statement Information:
Net sales	$544.3	$440.3	$942.4	$1,365.3	$1,469.6
Total costs and expenses	527.2	454.9	1,760.0	2,104.2	1,875.5
Operating income (loss)	17.1	(14.6)	(817.6)	(738.9)	(405.9)
Net income (loss)	370.1	(39.7)	(746.8)	(788.1)	(768.4)

Balance Sheet Information:
Total assets	$2,208.7	$1,625.2	$1,882.4	$1,628.7	$2,230.4
Total long-term debt	1.2	2.2	2.8	24.2	42.7
Liabilities subject to compromise	3,950.4	2,833.4	3,954.9	2,820.0	2,726.0
Shareholders’ equity (deficit)	(2,015.5)	(1,769.3)	(2,384.2)	(1,731.2)	(1,078.3)
     The financial information set forth above should be read in conjunction with the audited and unaudited historical consolidated financial statements of the Debtors, including the notes thereto, included in the KAC 2004 Form 10-K and the KAC 2005 Q2 Form 10-Q. Because the Debtors and the Other Debtors have sold their interests in and related to each Joint Venture other than Anglesey as part of the Debtors’ strategic plan to dispose of their commodities assets, (see “Operations During the Reorganization Cases — Strategic Plan to Sell Commodities Assets.”), the financial condition and results of operations of Reorganized KAC from and after the Effective Date will not be comparable to the financial condition or results of operations reflected in the historical financial statements of KAC, including those set forth in the KAC 2004 Form 10-K and the KAC 2005 Q2 Form 10-Q. See “New Common Stock — Risk Factors — Risks Relating to Certain Financial Information Regarding the Reorganized Debtors — Historical Financial Information Will Not Be Comparable. For unaudited pro forma financial information prepared in connection with such sales, see KAC’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (the “KAC 2004 Q3 Form 10-Q”) and KAC’s Current Reports on Form 8-K dated July 1, 2004, October 1, 2004, October 29, 2004 and April 7, 2005 (collectively, the “Commodity Sale Form 8-Ks”), which presents certain historical financial information as if the sale of the Debtors’ interests in and related to Alpart, KJBC/Gramercy, Valco and QAL, as the case may be, had occurred at the beginning of period indicated therein.
Projected Financial Information
Introduction
     As a condition to confirmation of a plan of reorganization, the Bankruptcy Code requires, among other things, that the bankruptcy court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor. See “Voting and Confirmation of the Plan — Confirmation — Feasibility.” In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtors’ management analyzed the ability of the Reorganized Debtors to meet their obligations under the Plan with sufficient liquidity and capital resources to conduct their business. As a part of such analysis, the Debtors’ management developed and prepared certain projections (the “Projections”) of the financial performance of the Debtors for the fiscal year ending December 31, 2005 and of the Reorganized Debtors for the fiscal years ending December 31, 2006, 2007 and 2008 (such periods collectively referred to herein as the “Projection Period”).
     THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH THEIR BUSINESS PLANS, BUDGETS OR STRATEGIES, OR MAKE EXTERNAL PROJECTIONS OR FORECASTS OF THEIR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS. ACCORDINGLY, THE DEBTORS (INCLUDING THE REORGANIZED DEBTORS) DO NOT ANTICIPATE THAT THEY WILL, AND DISCLAIM ANY OBLIGATION TO: (A) FURNISH UPDATED BUSINESS PLANS, BUDGETS, PROJECTIONS OR FORECASTS TO HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS PRIOR TO THE EFFECTIVE DATE OR TO STOCKHOLDERS OR OTHER STAKEHOLDERS OF THE REORGANIZED DEBTORS AFTER THE EFFECTIVE DATE; (B) TO INCLUDE SUCH INFORMATION IN DOCUMENTS REQUIRED TO BE FILED WITH THE SEC OR ANY SECURITIES EXCHANGE OR ASSOCIATION; OR (C) OTHERWISE MAKE SUCH INFORMATION PUBLICLY AVAILABLE.
     The Projections should be read in conjunction with the assumptions, qualifications and explanations set forth herein, the historical consolidated financial information of the Debtors (including the notes and schedules thereto) included in the KAC 2004 Form 10-K and the KAC 2005 Q2 Form 10-Q and the pro forma financial information of the Debtors (including the notes thereto) included in the KAC 2004 Q3 Form 10-Q and the Commodity Sale Form 8-Ks. See also “New Common Stock — Risk Factors — Risks Relating to Certain Financial Information Regarding the Reorganized Debtors — Historical Financial Information Will Not Be Comparable.”
Principal Assumptions
     The Projections are based on, and assume the successful implementation of, the Debtors’ business plan. Both the Debtors’ business plan and the Projections reflect numerous assumptions, including general business and economic conditions, as well as aluminum industry trends, and other matters that, though considered reasonable by the Debtors in light of current circumstances, may not materialize and are inherently subject to significant business, economic and competitive uncertainties and contingencies which are beyond the Debtors’ control. Additionally, the Projections assume the management of the Reorganized Debtors will perform according to certain expectations, which may not occur. Therefore, although the Projections are necessarily presented with numerical specificity, the actual results achieved during the Projection Period are likely to vary from the Projections. These variations may be material. Accordingly, no representation can be or is being made with respect to the accuracy of the Projections or the ability of the Reorganized Debtors to achieve the Projections and the Projections may not be relied upon as a guaranty or other assurance with respect to the actual results that will occur. See “New Common Stock — Risk Factors” for a discussion of certain factors that may affect the future financial performance of the Reorganized Debtors. The Projections also include assumptions as to the estimated value of the Reorganized Debtors, the fair value of their assets and their actual liabilities as of the Effective Date. Reorganized KAC will be required to make such estimations as of the Effective Date. Such determinations will be based upon the estimated fair values as of that date, which could be materially higher or lower than the values assumed in the estimates contained in the Projections. In deciding whether to vote to accept or reject the Plan, holders of Claims entitled to vote must make their own determinations as to the reasonableness of the assumptions underlying, and the reliability of, the Projections. See “New Common Stock — Risk Factors.”
     The Debtors’ independent auditors, Deloitte & Touche LLP, have neither compiled nor examined the Projections to determine the reasonableness thereof and, accordingly, express no opinion or other form of assurance with respect to them, and otherwise assume no responsibility for them. Moreover, the Projections have not been prepared with a view toward compliance with guidelines established with respect to projections by the SEC or the American Institute of Certified Public Accountants (“AICPA”). The principal assumptions used in preparing the Projections are as follows:
(a)	Effective Date; Plan Terms. For purposes of these Projections, Confirmation of the Plan is assumed to occur during the fourth quarter of fiscal 2005 and the Effective Date is assumed to occur on December 31, 2005. The Projections also assume that:

(i)	the total amount of Allowed Claims in each Class is the actual or estimated aggregate amount thereof set forth in “Overview of the Plan — Classes and Treatment of Claims and Interests”;

(ii)	there are no material cure payments for the assumption of Executory Contracts and Unexpired Leases; and

(iii)	the total amount of Priority Tax Claims, Administrative Claims, costs associated with the Exit Financing Facility, other reorganization expenses is $61 million and includes, among other things:
(A)	legal, accounting, financial advisory and other professional fees associated with implementation of the Plan to be paid after the Effective Date (net of reimbursements from AJI, KJC and KAAC);

(B)	the payment of Cash to the Funding Vehicle Trust on the Effective Date (net of amounts released or turned over from escrow);

(C)	the Administrative Claims of the PBGC allowed pursuant to the PBGC Settlement Agreement;

(D)	Claims of Indenture Trustees to be satisfied after the Effective Date;

(E)	payments to be made under the KERP after the Effective Date; and

(F)	fees associated with the Exit Financing Facility.
     See “Overview of the Plan” for a brief summary of the principal provisions of the Plan.
(b)	General Economic Conditions. The Projections were prepared based on assumptions that the overall economy will grow throughout the Projection Period and that there will be no significant downturn in the markets in which the Debtors operate.

(c)	General Reorganization Assumptions.
(i)	Intercompany Claims Settlement. The Projections assume that the Alumina Subsidiary Plans will be confirmed and become effective immediately prior to the effectiveness of the Plan and that, pursuant to the Intercompany Claims Settlement, the Debtors receive $25 million from KAAC and $1 million from AJI and KJC on the Effective Date, in addition to the approximately $43 million already received upon the sale of Alpart pursuant thereto. See “Overview of the Plan — Intercompany Claims Settlement” and “Operations During the Reorganization Cases — Intercompany Claims Settlement.” In addition, the Projections assume that the Debtors receive $9 million from AJI, KJC and KAAC as reimbursement for professional fees incurred in connection with their chapter 11 cases, though the actual amount of such reimbursements remains the subject of discussions among the Debtors and the Creditors’ Committee.

(ii)	Funding of the Funding Vehicle Trust and PI Trusts. The Projections assume that, on the Effective Date (a) the Debtors contribute (1) the PI Insurance Assets and $13 million in Cash (including $4 million currently held in escrow that is expected to be released to the Debtors) to the Funding Vehicle Trust and (2) all of the issued and outstanding shares of Reorganized Kaiser Trading to the Asbestos PI Trust and the Silica PI Trust and (b) KFC or its successor transfers 75% of the KFC Claim to the Asbestos PI Trust and the Silica PI Trust in accordance with the Intercompany Claims Settlement. See “Overview of the Plan — Establishment of the Funding Vehicle Trust and the PI Trusts and Entry of the PI Channeling Injunctions” and “PI Trusts and Distribution Procedures.”

(iii)	VEBA Contributions. The Projections assume that (A) there will be no Initial VEBA Contributions as a result of the amount of aggregate advances projected to be made to the Union VEBA Trust and Salaried Employee VEBA Trust through the Effective Date, (B) on the Effective Date, the Debtors contribute an aggregate of 13,380,000 shares of New Common Stock to the Union VEBA Trust and the Retired Salaried Employee VEBA Trust, and (C) after the Effective Date, Reorganized KAC makes Variable VEBA Contributions to the Union VEBA Trust and the Retired Salaried Employee VEBA Trust in Cash according to the terms of the Legacy Liability Agreements. See “Overview of the Plan — Agreements with Labor Regarding Pension and Retiree Medical Benefits” and “Operations During the Reorganization Cases — Agreement with Labor Regarding Pension and Retiree Medical Benefits.”
(d)	Principal Operating and Financial Assumptions.
(i)	Operating Segments.
(A)	Fabricated Products. The Projections assume that the revenues and profitability of the fabricated products business unit generally continue to grow due to volume growth resulting from a general expansion in served markets, notably in the aerospace and, to a lesser extent, automotive sectors. Profit margins are assumed to remain stable or, for a few product lines, decline throughout the Projection Period, and product mix is expected to improve in later years as sales shift to Aero/HS and Auto products, which have higher margins.

The Projections also reflect modest gains in market share in key product categories by the fabricated products business unit, resulting from product quality and customer service capabilities.

The Projections assume substantial one-time capital expenditures in 2005, 2006 and 2007 related to new business opportunities. The Projections assume that modest benefits of these expenditures will be realized in 2008 and that a material portion of the benefits from the expenditures will occur in the years beyond the Projection Period.

The principal elements of cost of goods sold for the fabricated products business unit include aluminum, labor (including pension expenses) and energy. The Projections assume that aluminum and energy expenses will increase in line with the higher production volume assumed in the Projections. Labor and other costs are also assumed to increase, but at a lower rate as further efficiency benefits are assumed to be realized.

(B)	Primary Aluminum. The Projections assume declining revenues and profitability for the primary aluminum business unit over the Projection Period as aluminum prices revert to assumed long-term trend levels of $0.67/lb. In addition, the Projections assume that increasing power and raw material costs will reduce the profitability of the primary aluminum business unit over the Projection Period. Expenses of the primary aluminum business unit also include hedging-related gains and losses for the Projection Period.
(ii)	Operating Expenses.
(A)	Selling, General and Administrative (“SG&A”). SG&A expense includes (1) unallocated operating expenses of the fabricated products business unit, (2) incentive-based compensation, and (3) corporate general and administrative costs. Corporate general and administrative costs include expenses for senior management, accounting, legal, human resources, insurance, tax, treasury, information technology and employee benefit functions and other related items, as well as public company costs. The Projections assume that the costs associated with operating the Reorganized Debtors will be reduced substantially as a result of the sale of the Joint Ventures other than Anglesey and the simplification of the corporate structure to be effected through the Restructuring Transactions. See “Reorganized Kaiser — Restructuring Transactions.”
(B)	VEBA Profit Sharing. The Legacy Liability Agreements require Reorganized KAC to contribute a percentage of profits to the Union VEBA Trust and the Retired Salaried Employee VEBA Trust in the future. The Projections assume profit sharing expenses (i.e., Variable VEBA Contributions) for the Projection Period based on levels of profitability, capital spending and other items forecast in the Projections. See “Overview of the Plan — Agreements with Labor Regarding Pension and Retiree Medical Benefits” and “Operations During the Reorganization Cases — Agreement with Labor Regarding Pension and Retiree Medical Benefits.”

(C)	Depreciation and Amortization. The Projections assume that depreciation and amortization do not change materially during the Projection Period.

(D)	Other. Other costs include research and development and costs related to discontinued operations (primarily workers’ compensation and COBRA expenses), as well as one-time gains and losses.
(iii)	Income Taxes. The Projections assume that the Reorganized Debtors will have substantial net operating loss carryforwards, which will shelter the Reorganized Debtors from cash tax exposure in the United States of America throughout the Projection Period, except for modest alternative minimum tax payments. Other cash taxes of the Reorganized Debtors assumed in the Projections relate to the Reorganized Debtors’ operations in Canada. See “Certain Federal Income Tax Consequences of Consummation of the Plan — U.S. Federal Income Tax Consequences to the Debtors.”

(iv)	Post-Reorganization Debt and Interest Expense. The Projections assume that, immediately after the Effective Date, Reorganized KAC’s debt will include the term loan component of the Exit Financing Facility, with an outstanding principal amount of $50.0 million, and capital leases, with an outstanding principal amount of approximately $3.0 million. The term loan component of the Exit Financing Facility is assumed to remain outstanding throughout the Projection Period and to accrue interest at the adjusted London Interbank Offered Rate plus 5.50%. The Projections assume that the revolving credit facility component of the Exit Financing Facility is used only for letter of credit support and otherwise remains undrawn throughout the Projection Period. See “ — Exit Financing Facility.”

(v)	Fresh-Start Reporting. The foregoing assumptions and resulting computations were made solely for purposes of preparing the Projections. The AICPA has issued a Statement of Position on Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (the “Reorganization SOP”). Reorganized KAC will be required to determine the amount by which its reorganization value as of the Effective Date exceeds, or is less than, the fair value of its assets as of the Effective Date. Such determination will be based upon the fair values as of that time, which could be materially higher or lower than the values assumed in the foregoing computations, and may be based on a different methodology with respect to the valuation of Reorganized KAC’s reorganization value. In all events, such valuation, as well as the determination of the fair value of Reorganized KAC’s assets and the determination of its actual liabilities, will be made as of the Effective Date, and the differences between the amounts of any or all of the foregoing items as assumed in the Projections and the actual amounts thereof as of the Effective Date may be material.

The Projections have been prepared to reflect a simplified “fresh-start” presentation as of the Effective Date. The Projections reflect adjustments to goodwill of approximately $59 million, with a corresponding adjustment in equity to a level of approximately $380 million, reflecting the midpoint of the estimated reorganization equity value. See “New Common Stock — Estimated Reorganization Value.”
Projections
     As indicated above, the projected consolidated financial statements of KAC and Reorganized KAC set forth below have been prepared based on the assumption that the Effective Date is December 31, 2005. Although the Debtors presently intend to seek to cause the Effective Date to occur as soon as practicable, there can be no assurance as to when the Effective Date actually will occur.
     The projected consolidated financial statements set forth below include:
(a)	A Reorganized KAC Projected Pro Forma Balance Sheet as of December 31, 2005, representing: (i) the projected consolidated financial position of KAC as of December 31, 2005, but prior to the consummation of the transactions which the Plan contemplates will occur on the Effective Date; (ii) the projected adjustments to such projected consolidated financial position required to reflect Confirmation and the consummation of the transactions which the Plan contemplates will occur on the Effective Date (collectively, the “Emergence Adjustments”); and (iii) the projected consolidated financial position of Reorganized KAC as of December 31, 2005, after giving effect to the Emergence Adjustments. The Emergence Adjustments set forth in the columns captioned “Discharge of Liabilities” and “Fresh Start” reflect the assumed effects of the consummation of the transactions contemplated by the Plan. The various Emergence Adjustments are described in greater detail in the notes to the Reorganized KAC Projected Pro Forma Balance Sheet.

(b)	KAC and Reorganized KAC Historical and Projected Pro Forma Consolidated Balance Sheets representing: (i) the historical consolidated financial position of KAC as of each of December 31, 2003 and 2004; (ii) the projected consolidated financial position of KAC as of December 31, 2005, but prior to the consummation of the transactions which the Plan contemplates will occur on the Effective Date; and (iii) the projected consolidated financial position of Reorganized KAC as of December 31, 2005, after giving effect to the consummation of the transactions which the Plan contemplates will occur on the Effective Date, and as of each of December 31, 2006, 2007 and 2008.

(c)	KAC and Reorganized KAC Historical and Projected Pro Forma Consolidated Statements of Operations, representing: (i) the historical consolidated results of operations of KAC for the fiscal years ended December 31, 2003 and 2004; (ii) the projected consolidated results of operations of KAC for the fiscal year ending December 31, 2005, and (iii) the projected consolidated results of operations of Reorganized KAC for the fiscal years ending December 31, 2006, 2007 and 2008.

(d)	Reorganized KAC Projected Pro Forma Consolidated Statements of Cash Flows, representing the projected consolidated cash flows of Reorganized KAC for the fiscal years ending December 31, 2006, 2007 and 2008.

REORGANIZED KAC
PROJECTED PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2005
(Unaudited)
(Dollars in Millions)
(Amounts may not add to totals due to rounding)
Reorganized KAC Projected Pro Forma Consolidated Balance Sheet

	December 31,	Emergence Adjustments				December 31,
	2005	Discharge of		Fresh		2005
	Projected	Liabilities		Start		Pro Forma

ASSETS
Current Assets:
Cash	$25	$12	(a)	$0		$37
Restricted Cash	675	(675	) (b)	0		0
Trade Receivables (net of allowances)	73	0		0		73
Other Receivables	3	0		0		3
Inventory	104	0		0		104
Prepaid Expenses and Other Current Assets	8	0		0		8
Current Assets of Disc. Operations	0	0		0		0

Total Current Assets	$887	($663)		$0		$224

PP&E, Net	$224	$0		$0		$224
Investments and Advances	12	0		0		12
Other Assets	1,001	(965)	(c)	59	(d)	96
Long-Term Assets of Disc. Operations	0	0		0		0

Total Assets	$2,125	($1,627)		$59		$557

LIABILITIES
Current Liabilities:
Accounts Payable	$35	($8)	(e)	$0		$26
Accrued Interest	1	0		0		1
Accrued Salaries and Wages	46	(15)	(f)	0		31
Other Accrued Liabilities	42	(20)	(g)	0		21
Payable to Affiliates	12	0		0		12
Current Liabilities of Disc. Operations	0	0		0		0

Total Current Liabilities	$135	($43)		$0		$92

Credit Facility	$0	$0		$0		$0
New Term Loan	0	50	(h)	0		50
Other Debt	2	0		0		2
Long-Term Liabilities of Disc. Operations	26	(26)	(i)	0		0
Other Long-Term Liabilities	52	(19)	(j)	0		33
Liabilities Subject to Compromise	3,922	(3,922)	(k)	0		0

Total Liabilities	$4,137	($3,960)		$0		$177

Minority Interest	$0	$0		$0		$0
Commitments and Contingencies	0	0		0		0
SHAREHOLDERS’ EQUITY
Common Stock and Paid-in Capital	$539	($218)	(l)	$59	(l)	$380 (m)
Retained Earnings	(2,551)	2,551	(l)	0		0

Total Equity	($2,012)	$2,333		$59		$380

Total Liabilities & Equity	$2,125	($1,627)		$59		$557

THE PROJECTIONS SHOULD BE READ IN CONJUNCTION WITH THE ASSUMPTIONS, QUALIFICATIONS AND EXPLANATIONS UNDER THE CAPTION “ — PROJECTED FINANCIAL INFORMATION,” THE CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF THE DEBTORS, INCLUDING THE NOTES THERETO, INCLUDED IN THE KAC 2004 FORM 10-K AND THE KAC 2005 Q2 FORM 10-Q AND THE CONSOLIDATED PRO FORMA FINANCIAL INFORMATION OF THE DEBTORS, INCLUDING THE NOTES THERETO, INCLUDED IN THE KAC 2004 Q3 FORM 10-Q AND THE COMMODITIES SALE FORM 8-KS.

NOTES TO REORGANIZED KAC PROJECTED PRO FORMA CONSOLIDATED BALANCE SHEET
(a)	Cash adjustments include:
(i)	the following payments:
(A)	the payment of $3 million on account of Priority Tax Claims;

(B)	the payment of $1 million on account of Convenience Claims;

(C)	the payment of $5 million on account of Secured Claims;

(D)	the payment of $3 million on account of Canadian Debtor PBGC Claims;

(E)	the payment of $1 million of costs associated with the Exit Financing Facility;

(F)	the payment of $17 million of legal, accounting, financial advisory and other professional fees associated with implementation of the Plan (reflecting $25 million of such fees less $9 million of reimbursements assumed to be paid to KACC by AJI, KJC and KAAC in respect of professional fees incurred in connection with their chapter 11 cases (see paragraph (c)(i) under “ — Principal Assumptions”));

(G)	the payment of $9 million to the Funding Vehicle Trust (reflecting $13 million to be paid in accordance with the Plan less the expected release of $4 million currently held in escrow to the Debtors);

(H)	the payment of $14 million on account of the Administrative Claims of the PBGC allowed pursuant to the PBGC Settlement Agreement; and

(I)	payments of $11 million in the aggregate for other items including (1) Claims of Indenture Trustees and (2) payments under the KERP (see “Overview of the Plan — Sources and Uses of Cash”);
(ii)	receipt of $50 million of proceeds under the term loan component of the Exit Financing Facility (see “ — Exit Financing Facility); and

(iii)	receipt of $25 million from KAAC and $1 million from AJI and KJC pursuant to the Intercompany Settlement Agreement (see “Operations During the Reorganization Cases — Intercompany Claims Settlement”).
(b)	Reflects the distribution under the Alumina Subsidiary Plans of amounts held in escrow at AJI, KJC and KAAC; of such amounts, $26 million is assumed to be paid to Reorganized KAC in accordance with the Intercompany Claims Settlement.

(c)	Reflects the contribution of the PI Insurance Assets to the Funding Vehicle Trust, offset by $1 million of costs associated with the Exit Financing Facility. See “PI Trusts and Distribution Procedures — Funding Vehicle Trust.”

(d)	Represents adjustments to goodwill to reflect the carrying value of assets and liabilities based on the midpoint of the estimated reorganization equity value (approximately $380 million). See “New Common Stock — Estimated Reorganization Value.”

(e)	Reflects the discharge of Secured Claims and Priority Tax Claims.

(f)	Reflects retention payments under the KERP and payment of the Administrative Claims of the PBGC allowed pursuant to the PBGC Settlement Agreement. See “ — Management — Executive Compensation — Existing Plans and Agreements to be Retained after the Executive Date — Key Employee Retention Plan” and “Operations During the Reorganization Cases — PBGC Settlement Agreement.”

(g)	Reflects the payment of Indenture Trustee costs, as well as legal, accounting, financial advisory and other professional fees associated with implementation of the Plan. See “Overview of the Plan — Sources and Uses of Cash.”

(h)	Reflects the drawdown of the term loan component of the Exit Financing Facility (see “ — Exit Financing Facility).

(i)	Reflects the discharge of liabilities subject to compromise related to assets sold by the Debtors prior to the Effective Date.

(j)	Reflects the payment of Cash to the Funding Vehicle Trust, certain payments under the KERP and the payment of Cash to the PBGC in respect of its Class 4 Claim. See “PI Trusts and Distribution Procedures — Funding Vehicle Trust” and “ — Management — Executive Compensation — Existing Plans and Agreements to be Retained after the Executive Date — Key Employee Retention Plan.”

(k)	Reflects cancellation of prepetition liabilities in exchange for the payment of Cash and the issuance of New Common Stock.

(l)	Reflects cancellation of prepetition equity and the issuance of New Common Stock, based on the midpoint of the estimated reorganization equity value excluding the theoretical value of certain anticipated tax attributes of the Reorganized Debtors (approximately $380 million). See “New Common Stock — Estimated Reorganization Value.” See note (m) below for additional information regarding estimated reorganization equity value.

(m)	Reflects estimated reorganization equity value, which takes into account estimated debt balances and other obligations as of the assumed Effective Date, of approximately $380 million based upon the midpoint of the range for the estimated reorganization equity value of Reorganized KAC excluding the theoretical value of certain anticipated tax attributes of the Reorganized Debtors. If such value were included in the calculation of the reorganization equity value of Reorganized KAC, such equity value could be higher by as much as $65 to $85 million. The incremental value represents the theoretical present value of estimated tax savings as a result of the anticipated tax attributes of the Reorganized Debtors as of the Effective Date. See “New Common Stock — Estimated Reorganization Value” for a description of the manner in which the estimated reorganization equity value was calculated for purposes of the Plan, including the reasons no value was included in respect of the anticipated tax attributes of the Reorganized Debtors.

KAC AND REORGANIZED KAC
HISTORICAL AND PROJECTED PRO FORMA CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in Millions)
(Amounts may not add to totals due to rounding)
KAC and Reorganized KAC Historical and Projected Pro Forma Consolidated Balance Sheet

	Existing KAC			Reorganized KAC
	December 31,		December 31, 2005		December 31,
	2003	2004	Projected	Pro Forma	2006	2007	2008
ASSETS
Current Assets:
Cash	$36	$55	$25	$37	$28	$56	$119
Restricted Cash related to Commodity Sales	0	281	675	0	0	0	0
Trade Receivables (net of allowances)	61	97	73	73	87	94	98
Other Receivables	19	14	3	3	3	3	3
Inventory	93	105	104	104	96	94	94
Prepaid Expenses and Other Current Assets	24	20	8	8	6	4	5
Current Assets of Disc. Operations	194	31	0	0	0	0	0

Total Current Assets	$426	$603	$887	$224	$220	$251	$319

PP&E, Net	$230	$215	$224	$224	$258	$274	$265
Investments and Advances	13	17	12	12	13	11	8
Other Assets	521	1,010	1,001	96	93	94	94
Long-Term Assets of Disc. Operations	434	39	0	0	0	0	0

Total Assets	$1,624	$1,882	$2,125	$557	$584	$630	$686

LIABILITIES
Current Liabilities:
Accounts Payable	$36	$52	$35	$26	$27	$30	$32
Accrued Interest	1	1	1	1	1	1	2
Accrued Salaries and Wages	64	49	46	31	27	28	28
Other Accrued Liabilities	30	74	42	21	21	24	32
Payable to Affiliates	11	15	12	12	12	11	11
Current Liabilities of Disc. Operations	178	58	0	0	0	0	0

Total Current Liabilities	$320	$248	$135	$92	$88	$94	$104

Credit Facility	$0	$0	$0	$0	$0	$0	$0
New Term Loan	0	0	0	50	50	50	50
Other Debt	4	4	2	2	2	2	2
Long-Term Liabilities of Disc. Operations	209	26	26	0	0	0	0
Other Long-Term Liabilities	59	33	52	33	35	37	39
Liabilities Subject to Compromise	2,770	3,955	3,922	0	0	0	0

Total Liabilities	$3,362	$4,266	$4,137	$177	$175	$184	$195

Minority Interest	$1	$1	$0	$0	$0	$0	$0
Commitments and Contingencies	0	0	0	0	0	0	0
SHAREHOLDERS’ EQUITY
Common Stock and Paid-in Capital	$540	$539	$539	$380	$380	$380	$380
Retained Earnings	(2,279)	(2,923)	(2,551)	0	29	66	110

Total Equity	$(1,739)	$(2,384)	$(2,012)	$380	$409	$446	$490

Total Liabilities & Equity	$1,624	$1,882	$2,125	$557	$584	$630	$686

THE PROJECTIONS SHOULD BE READ IN CONJUNCTION WITH THE ASSUMPTIONS, QUALIFICATIONS AND EXPLANATIONS UNDER THE CAPTION “ — PROJECTED FINANCIAL INFORMATION,” THE CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF THE DEBTORS, INCLUDING THE NOTES THERETO, INCLUDED IN THE KAC 2004 FORM 10-K AND THE 2005 Q2 FORM 10-Q AND THE CONSOLIDATED PRO FORMA FINANCIAL INFORMATION OF THE DEBTORS, INCLUDING THE NOTES THERETO, INCLUDED IN THE KAC 2004 Q3 FORM 10-Q AND COMMODITIES SALE FORM 8-KS.

KAC AND REORGANIZED KAC
HISTORICAL AND PROJECTED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in Millions)
(Amounts may not add to totals due to rounding)
KAC and Reorganized KAC Historical and Projected Pro Forma Consolidated Statement of Operations

	Existing KAC				Reorganized KAC
	Fiscal Year Ended		Fiscal Year Ended December 31, 2005			Fiscal Year Ended
	December 31,			Emergence		December 31,
	2003	2004	Projected	Adjustments	Pro Forma	2006	2007	2008

Revenues:

Fabricated Products	$598	$809	$884	$0	$884	$878	$902	$951
Primary Aluminum	112	133	139	0	139	128	119	118
Other	(0)	(0)	(1)	0	(1)	(0)	(0)	0

Total	$710	$942	$1,022	$0	$1,022	$1,006	$1,021	$1,069

Cost of Sales:

Fabricated Products	$577	$708	$781	$0	$781	$784	$794	$830
Primary Aluminum	111	118	122	0	122	116	110	110
VEBA profit sharing	0	0	0	0	0	0	4	12
Other	(6)	26	5	0	5	0	2	(0)

Total	$681	$852	$907	$0	$907	$901	$910	$951

Gross Profit	$29	$90	$116	$0	$116	$105	$111	$117

Other Operating Expenses:

Depreciation and Amortization	$26	$22	$20	$0	$20	$20	$20	$21
Selling, General and Administrative	92	92	44	0	44	36	37	38
Other	142	793	27	0	27	6	5	5

Total	$260	$908	$90	$0	$90	$62	$62	$63

Operating Income	($231)	($818)	$25	$0	$25	$44	$49	$54

Interest Expense (Income) & Def Fin	$9	$10	$7	$0	$7	$6	$6	$6
Other Expense (Income) & Reorg Items (a)	32	35	40	(2,392)	(2,352)	2	(0)	(1)
Provision for Income Taxes	(1)	(6)	5	0	5	(6)	(6)	(5)
Minority Interest	(0)	0	0	0	0	0	0	0

Net Income from Cont. Operations	($274)	($868)	($17)	$2,392	$2,375	$29	$37	$44

Net Income from Disc. Operations	(515)	121	388	0	388	0	0	0

Net Income (Loss)	($788)	($747)	$371	$2,392	$2,763	$29	$37	$44

THE PROJECTIONS SHOULD BE READ IN CONJUNCTION WITH THE ASSUMPTIONS, QUALIFICATIONS AND EXPLANATIONS UNDER THE CAPTION “ — PROJECTED FINANCIAL INFORMATION,” THE CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF THE DEBTORS, INCLUDING THE NOTES THERETO, INCLUDED IN THE KAC 2004 FORM 10-K AND THE KAC 2005 Q2 FORM 10-Q AND THE CONSOLIDATED PRO FORMA FINANCIAL INFORMATION OF THE DEBTORS, INCLUDING THE NOTES THERETO, INCLUDED IN THE KAC 2004 Q3 FORM 10-Q AND THE COMMODITIES SALE FORM 8-KS.
NOTES TO KAC AND REORGANIZED KAC HISTORICAL AND
PROJECTED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(a)	Reorganization adjustments reflect $2.3 billion gain on discharge of liabilities, $4 million of reorganization costs and $59 million related to “fresh-start” adjustments.

REORGANIZED KAC
PROJECTED PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in Millions)
(Amounts may not add to totals due to rounding)
Recorganized KAC Projected Pro Forma Statement of Cash Flows

	Fiscal Year Ended December 31,
	2006	2007	2008

Cash from Operations:
Net Income to Common	$29	$37	$44
Dividends	0	0	0
Depreciation and Amortization	20	20	21
Change in Receivables	(14)	(6)	(5)
Change in Inventory	7	2	1
Change in Other Receivables and Prepaid and Other Current Assets	2	1	(0)
Change in Trade Payables	1	3	2
Change in Accrued and Other Liabilities	(4)	3	8
Change in Long-Term Assets & Long-TermLiabilities	5	1	2
Change in Restricted Cash	0	0	0
Cash Provided (Used) by Disc. Operations	0	0	0
Equity in (income) loss of Unconsolidated	0	0	0
Affiliates, net of Distributions	(0)	2	3
Change in Liabilities Subject to Compromise	0	0	0
Minority Interest	0	0	0
Other	0	0	0

Cash Provided by (Used in) Operations	$46	$64	$75

Cash from Investment
Capital Expenditures	$(54)	$(36)	$(12)
Asset Disposition Proceeds	0	0	0
Discontinued Operations	0	0	0

Cash Provided by (Used in) Investment	$(54)	$(36)	$(12)

Cash From Financing
Issuance (Repayment) of Debt	$(0)	$(0)	$(0)
Issuance of Common Equity	0	0	0
Financing Fees, net	0	0	0
Discontinued Operations	0	0	0

Cash Provided by (Used in) Financing	$(0)	$(0)	$(0)

Net Cash Provided (Used)	$(8)	$28	$63

THE PROJECTIONS SHOULD BE READ IN CONJUNCTION WITH THE ASSUMPTIONS, QUALIFICATIONS AND EXPLANATIONS UNDER THE CAPTION “ — PROJECTED FINANCIAL INFORMATION,” THE CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF THE DEBTORS, INCLUDING THE NOTES THERETO, INCLUDED IN THE KAC 2004 FORM 10-K AND THE KAC 2005 Q2 FORM 10-Q AND THE CONSOLIDATED PRO FORMA FINANCIAL INFORMATION OF THE DEBTORS, INCLUDING THE NOTES THERETO, INCLUDED IN THE KAC 2004 Q3 FORM 10-Q AND THE COMMODITIES SALE FORM 8-KS.

Board of Directors
     Number of Directors and Director Independence
     Reorganized KAC’s Bylaws will provide that the business and affairs of Reorganized KAC will be managed under the direction of Reorganized KAC’s Board of Directors. As of the Effective Date, Reorganized KAC’s initial Board of Directors will consist of ten members, one of whom will be the Chief Executive Officer of Reorganized KAC, four of whom will be designated by the USW and the remaining five of whom will be selected by a search committee comprised of two persons designated by the Debtors, two persons designated by the Creditors’ Committee and one person designated jointly by the Asbestos Claimants’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative (i.e., the Search Committee). See “General Information Concerning the Plan — Directors and Officers of the Reorganized Debtors.” The Search Committee will engage a professional search firm and establish the criteria to be considered in evaluating potential candidates. In accordance with KAC’s intention to apply to list the New Common Stock on The Nasdaq Stock Market, Inc., at least a majority of the initial Reorganized KAC’s Board of Directors will be “independent” as contemplated by the applicable listing requirements of the National Association of Securities Dealers, Inc. (the “NASD”). In addition, the Director Designation Agreement requires that the individuals nominated by the USW for membership on Reorganized KAC’s Board of Directors meet the applicable independence criteria contained in the Marketplace Rules or other applicable criteria of the NASD or, if the securities of Reorganized KAC are then principally traded or quoted on a national securities exchange or association or quotation system other than The Nasdaq Stock Market, Inc., such national securities exchange or association or quotation system, in any case, as such rules are interpreted by Reorganized KAC’s Board of Directors reasonably and in good faith. See “— Director Designation Agreement.”
     The identity and initial term of, and such additional information as may be required to be disclosed pursuant to section 1129(a)(5) of the Bankruptcy Code with respect to, the individuals expected to serve as the initial directors will be set forth in a filing with the Bankruptcy Court as soon as the information is available but in no event later than ten days prior to the deadline for filing objections to the Confirmation of the Plan. See “General Information Concerning the Plan — Directors and Officers of the Reorganized Debtors.”
     Board Committees
     Reorganized KAC’s Bylaws will provide that Reorganized KAC’s Board of Directors may, by resolution passed by a majority of the directors (assuming no vacancies), designate one or more committees that, except as otherwise provided in such Bylaws or by law, will have and may exercise all the powers and authority of Reorganized KAC’s Board of Directors in the direction or the management of the business and affairs of Reorganized KAC.
     It is presently contemplated that Reorganized KAC’s Board of Directors will establish the following committees on or promptly after the Effective Date:
•	Executive Committee. The Executive Committee will manage the business and affairs of Reorganized KAC that require attention prior to the next regular meeting of Reorganized KAC’s Board of Directors. However, the Executive Committee will not have the power to (a) approve or adopt, or recommend to the stockholders of Reorganized KAC, any action or matter expressly required by law to be submitted to the stockholders of Reorganized KAC for approval, (b) adopt, amend or repeal any bylaw of Reorganized KAC, or (c) take any other action reserved for action by Reorganized KAC’s Board of Directors pursuant to a resolution of Reorganized KAC’s Board of Directors or otherwise prohibited to be taken by the Executive Committee by law or pursuant to Reorganized KAC’s Certificate of Incorporation or Bylaws. It is anticipated that the members of the Executive Committee will include the Chairman of Reorganized KAC’s Board of Directors and at least one of the directors nominated by the USW in accordance with the Director Designation Agreement (so long as at least one such director is qualified to serve thereon). A majority of the members of the Executive Committee must satisfy the general independence criteria contained in the Marketplace Rules or other applicable criteria of the NASD, as interpreted by Reorganized KAC’s Board of Directors reasonably and in good faith (the “General Independence Criteria”).

•	Audit Committee. The Audit Committee will oversee the accounting and financial reporting practices and processes of Reorganized KAC and the audits of the financial statements of Reorganized KAC on behalf of Reorganized KAC’s Board of Directors, including appointing, compensating, retaining and overseeing the work of Reorganized KAC’s independent auditors. Other duties and responsibilities of the Audit Committee will include (a) establishing hiring policies for employees or former employees of the independent auditors, (b) reviewing Reorganized KAC’s systems of internal accounting controls, (c) discussing risk management policies, (d) approving related party transactions, (e) establishing procedures for complaints regarding financial statements or accounting policies, and (f) performing other duties delegated to the Audit Committee by Reorganized KAC’s Board of Directors from time to time. It is anticipated that the members of the Audit Committee will include at least one of the directors nominated by the USW in accordance with the Director Designation Agreement (so long as at least one such director is qualified to serve thereon). Each member of the Audit Committee (a) must satisfy the General Independence Criteria, (b) may not, other than as a member of Reorganized KAC’s Board of Directors or a committee thereof, accept any consulting, advisory or other compensatory fee from Reorganized KAC or its subsidiaries (other than fixed amounts of compensation under a retirement plan for prior service, provided such compensation is not contingent on continued service), (c) may not be an affiliated person of Reorganized KAC or any of its subsidiaries, (d) must not have participated in the preparation of the financial statements of Reorganized KAC or its predecessor or any then-current subsidiary thereof at any time during the three years prior to the Effective Date, and (e) must be able to read and understand fundamental financial statements. At least one member of the Audit Committee must have past employment experience in finance or accounting, the requisite professional certification in accounting, or any comparable experience or background that results in such member’s financial sophistication.

•	Compensation Committee. The Compensation Committee will establish and administer Reorganized KAC’s policies, programs and procedures for compensating its senior management, including determining and approving the compensation of Reorganized KAC’s executive officers. Other duties and responsibilities of the Compensation Committee will include (a) administering plans adopted by Reorganized KAC’s Board of Directors that contemplate administration by the Compensation Committee, including the Equity Incentive Plan, (b) overseeing regulatory compliance with respect to compensation matters, (c) reviewing director compensation, and (d) performing other duties delegated to the Compensation Committee by Reorganized KAC’s Board of Directors from time to time. Each member of the Compensation Committee must satisfy the General Independence Criteria, as well as qualify as an “outside director” within the meaning of Section 162(m) of the IRC and as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.

•	Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will identify individuals qualified to become members of Reorganized KAC’s Board of Directors, recommend candidates to fill vacancies and newly-created positions on Reorganized KAC’s Board of Directors, recommend director nominees for the election by stockholders at the annual meetings of stockholders and develop and recommend to Reorganized KAC’s Board of Directors corporate governance principles applicable to Reorganized KAC. Other duties and responsibilities of the Nominating and Corporate Governance Committee will include (a) evaluating stockholder recommendations for director nominations, (b) assisting in succession planning, (c) considering possible conflicts of interest of members of Reorganized KAC’s Board of Directors and management and making recommendations to prevent, minimize or eliminate such conflicts of interests, (d) making recommendations to Reorganized KAC’s Board of Directors regarding the appropriate size of Reorganized KAC’s Board of Directors, and (e) performing other duties delegated to the Nominating and Corporate Governance Committee by Reorganized KAC’s Board of Directors from time to time. It is anticipated that the members of the Nominating and Corporate Governance Committee will include at least one of the directors nominated by the USW in accordance with the Director Designation Agreement (so long as at least one such director is qualified to serve thereon). Each member of the Nominating and Governance Committee must satisfy the General Independence Criteria.

     Director Nomination Procedures
          Nominations in Accordance with Reorganized KAC’s Bylaws
     Reorganized KAC’s Bylaws will provide that the nominations for election of directors by the stockholders will be made either by or at the direction of Reorganized KAC’s Board of Directors or a committee thereof, or by any stockholder entitled to vote for the election of directors at the annual meeting at which such nomination is made. Reorganized KAC’s Bylaws will require that stockholders intending to nominate candidates for election as directors provide timely notice in writing.
     To be timely, a stockholder’s notice must be delivered to or mailed and received at Reorganized KAC’s principal executive offices not less than 60, nor more than 90, calendar days prior to the first anniversary of the date on which Reorganized KAC first mailed its proxy materials for the prior year’s annual meeting of stockholders, except that, if there was no annual meeting during the prior year or if the annual meeting is called for a date that is not within 30 calendar days before or after that anniversary, notice by stockholders to be timely must be delivered not later than the close of business on the later of the 90th calendar day prior to the annual meeting and the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. Reorganized KAC’s Bylaws will also specify requirements as to the form and substance of notice. These provisions of Reorganized KAC’s Bylaws may preclude stockholders from making nominations of directors.
          Other Nomination Procedures
     The Nominating and Corporate Governance Committee is expected to adopt policies regarding the consideration of candidates for a position on Reorganized KAC’s Board of Directors, including the procedures by which stockholders of Reorganized KAC may propose candidates for a position on Reorganized KAC’s Board of Directors directly to the Nominating and Corporate Governance Committee for consideration. Such policies, if adopted, will provide an alternative to the rights granted to the stockholders by law and pursuant to Reorganized KAC’s Bylaws. These policies are expected to provide that a single stockholder or a group of stockholders that has beneficially owned more than 5% of the then-outstanding New Common Stock for at least one year as of the date of the recommendation of a director candidate will be eligible to propose a director candidate to the Nominating and Corporate Governance Committee for consideration and evaluation by notice thereof to such committee in accordance with such policies, including timely notice. To be timely, a stockholders notice must be received by the Nominating and Corporate Governance Committee not less than 120, nor more than 150, calendar days prior to the first anniversary of the date on which Reorganized KAC first mailed proxy materials for the prior year’s annual meeting of stockholders, except that, if there was no annual meeting in the prior year or if the annual meeting is called for a date that is not within 30 calendar days before or after that anniversary, notice must be received by the Nominating and Governance Committee no later than the close of business on the 10th calendar day following the date on which public disclosure of the date of the annual meeting is first made, unless such public disclosure specifies a different date. The policies are also expected to provide that any such candidate must (a) be independent in accordance with General Independence Criteria, (b) may not, other than as a member of Reorganized KAC’s Board or a committee thereof, accept any consulting, advisory or other compensatory fee from Reorganized KAC or its subsidiaries (other than the fixed amounts of compensation under a retirement plan for prior service, provided such compensation is not contingent on continued service), and (c) may not be an affiliated person of Reorganized KAC or any of its subsidiaries. It is further expected that these policies will establish criteria to be used by such committee to assess whether a candidate for a position on Reorganized KAC’s Board of Directors has appropriate skills and experience. If a candidate for a directorship proposed by an eligible stockholder is ultimately recommended by the Nominating and Corporate Governance Committee to Reorganized KAC’s Board of Directors, and approved by Reorganized KAC’s Board of Directors, he will be included in Reorganized KAC’s recommended slate of director nominees in Reorganized KAC’s next proxy statement relating to an annual meeting of stockholders.
     In addition, the USW will be able to nominate director candidates in accordance with the Director Designation Agreement. See “— Director Designation Agreement with the USW.”

     Director Designation Agreement with the USW
     In accordance with the Legacy Liability Agreements, on the Effective Date, Reorganized KAC and the USW will enter into the Director Designation Agreement in the form attached as Exhibit 1.1(79) to the Plan, which will effectuate certain rights of the USW to nominate individuals to serve on Reorganized KAC’s Board of Directors and specified committees thereof. The Director Designation Agreement will provide that the USW will have the rights described below until December 31, 2012. The Director Designation Agreement will provide that the USW will have the right, in connection with each annual meeting of Reorganized KAC’s stockholders, to nominate as candidates to be submitted to stockholders of Reorganized KAC for election at such annual meeting the minimum number of candidates necessary to ensure that, assuming (a) such candidates are included in the slate of director candidates recommended by Reorganized KAC’s Board of Directors in Reorganized KAC’s proxy statement relating to such annual meeting and (b) the stockholders of Reorganized KAC elect each candidate so included, at least 40% of the members of Reorganized KAC’s Board of Directors immediately following such election are directors who were either designated by the USW pursuant to the Plan or have been nominated by the USW in accordance with the Director Designation Agreement. The Director Designation Agreement will contain requirements as to the timeliness, form and substance of the notice the USW must give to the Nominating and Corporate Governance Committee in order to nominate such candidates. The Nominating and Corporate Governance Committee will determine in good faith whether each candidate properly submitted by the USW satisfies the qualifications set forth in the Director Designation Agreement, and, if the Nominating and Corporate Governance Committee so determines that such candidate satisfies such qualifications, will, unless otherwise required by its fiduciary duties, recommend such candidate to Reorganized KAC’s Board of Directors for inclusion in the slate of directors recommended by Reorganized KAC’s Board of Directors in Reorganized KAC’s proxy statement relating to such annual meeting, and Reorganized KAC’s Board of Directors will, unless otherwise required by its fiduciary duties, accept such recommendation and direct that such director candidate be included in such slate of directors.
     The Director Designation Agreement will also provide that the USW will have the right to nominate an individual to fill a vacancy on Reorganized KAC’s Board of Directors resulting from the death, resignation, disqualification or removal of a director who was either designated by the USW to serve on Reorganized KAC’s Board of Directors pursuant to the Plan or has been nominated by the USW in accordance with the Director Designation Agreement. The Director Designation Agreement will further provide that, in the event of newly created directorships resulting from an increase in the number of directors of Reorganized KAC, the USW will have the right to nominate the minimum number of individuals to fill such newly created directorships necessary to ensure that at least 40% of the members of Reorganized KAC’s Board of Directors immediately following the filling of such newly created directorships are directors who were either designated by the USW pursuant to the Plan or have been nominated by the USW in accordance with the Director Designation Agreement. In each such case, the USW will be required to deliver proper notice to the Nominating and Corporate Governance Committee in accordance with the Director Designation Agreement, and the Nominating and Corporate Governance Committee will determine in good faith whether each candidate properly submitted by the USW satisfies the qualifications set forth in the Director Designation Agreement, and, if the Nominating and Corporate Governance Committee so determines that such candidate satisfies such qualifications, will, unless otherwise required by its fiduciary duties, recommend to Reorganized KAC’s Board of Directors that it fill the vacancy or newly created directorship, as the case may be, with such candidate, and Reorganized KAC’s Board of Directors will, unless otherwise required by its fiduciary duties, accept such recommendation and fill the vacancy or newly created directorship, as the case may be, with such candidate.
     Each candidate nominated by the USW must satisfy (a) the applicable independence criteria contained in the Marketplace Rules or other applicable criteria of the NASD or, if the securities of Reorganized KAC are then principally traded or quoted on a national securities exchange or association or quotation system other than The Nasdaq Stock Market, Inc., such national securities exchange or association or quotation system, (b) the qualifications to serve as a director of Reorganized KAC as set forth in any applicable corporate governance guidelines adopted by Reorganized KAC’s Board of Directors and policies adopted by the Nominating and Corporate Governance Committee establishing criteria to be utilized by it in assessing whether a director candidate has appropriate skills and experience, and (c) any other qualifications to serve as director imposed by applicable law. A candidate nominated by the USW may not be an officer, employee, director or member of the USW or any of its locals or affiliated organizations as of the date of his or her designation as a candidate or election as a director.

     Finally, the Director Designation Agreement will provide that, so long as Reorganized KAC’s Board of Directors maintains an Audit Committee, Executive Committee or Nominating and Corporate Governance Committee, each such committee will, unless otherwise required by the fiduciary duties of the Reorganized KAC’s Board of Directors, include at least one director who was either designated by the USW to serve on Reorganized KAC’s Board of Directors pursuant to the Plan or has been nominated by the USW in accordance with the Director Designation Agreement (provided at least one such director is qualified to serve on such committee as determined in good faith by Reorganized KAC’s Board of Directors).
     Voting Power, Election and Terms of Directors
     Each director will be entitled to one vote on all matters submitted to the directors for a vote. Reorganized KAC’s Bylaws will provide that, at all meetings of Reorganized KAC’s Board of Directors, a majority of the directors (assuming no vacancies) will constitute a quorum for the transaction of business and, except for actions required by Reorganized KAC’s Certificate of Incorporation or Bylaws to be taken by a majority of all of the directors (assuming no vacancies), the act of a majority of the directors present at any meeting at which there is a quorum will be the act of Reorganized KAC’s Board of Directors.
     Reorganized KAC’s Certificate of Incorporation and Bylaws will provide that directors can be elected by stockholders only at an annual meeting of stockholders. Reorganized KAC’s Board of Directors will be divided into three classes serving staggered three-year terms. Initially two classes will consist of three directors and one class will consist of four directors, with the term of the first class expiring in 2007, the term of the second class expiring in 2008 and the term of the third class expiring in 2009. Each director will hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. See “General Information Concerning the Plan — Directors and Officers of the Reorganized Debtors.”
     The first annual meeting of stockholders of Reorganized KAC following the Effective Date will be held in 2007, following completion of Reorganized KAC’s 2006 fiscal year.
     Director Compensation
     Subject to further consideration by the Search Committee, it is currently anticipated that, for the year in which the Effective Date occurs, each director of Reorganized KAC who is not an employee of Reorganized KAC or any of its subsidiaries will be paid a base fee of $30,000, plus meeting fees of $1,500 per day for each meeting of Reorganized KAC’s Board of Directors attended in person or $750 per day for each such meeting attended by phone and $1,500 per day for committee meetings attended in person or $750 per day for each such meeting attended by phone on a date other than a date on which meetings of Reorganized KAC’s Board of Directors are held. It is further anticipated that the Chairman of the Audit Committee of Reorganized KAC’s Board of Directors will receive an additional annual fee of $10,000 and the Chairman of the Compensation Committee of Reorganized KAC’s Board of Directors will receive an additional annual fee of $3,000. In addition, it is contemplated that each non-employee director will receive an annual grant of restricted stock having a value, based on the closing price of the New Common Stock on the day immediately preceding the date of grant, equal to $30,000. It is currently expected that directors will be reimbursed for travel and other disbursements relating to meetings of Reorganized KAC’s Board of Directors and committees thereof, and non-employee directors will be provided accident insurance in respect of company-related business travel. Furthermore, it is currently anticipated that, subject in each case to the approval of the Chairman of Reorganized KAC’s Board of Directors, directors will be eligible to receive ad hoc fees in the amount of $750 per one-half day or $1,500 per day for services other than attending meetings of Reorganized KAC’s Board of Directors or a committee thereof that require travel in excess of 100 miles.

Management
     Executive Officers
     As set forth on Exhibit 4.3.b to the Plan, the executive officers of Reorganized KAC following the Effective Date are expected to be the individuals identified below:

Name	Age	Anticipated Position with Reorganized KAC
Jack A. Hockema	58	President and Chief Executive Officer

John Barneson	54	Senior Vice President and Chief Administrative Officer

John M. Donnan	44	Vice President, Secretary and General Counsel

Daniel J. Rinkenberger	46	Vice President and Treasurer

Kerry A. Shiba	50	Vice President and Chief Financial Officer
Each executive officer will hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. See “General Information Concerning the Plan — Directors and Officers of the Reorganized Debtors.”
     Certain biographical information relating to each individual who is expected to serve as an executive officer of Reorganized KAC is set forth below.
     Jack A. Hockema has served as the President, Chief Executive Officer and a member of the Board of Directors of KAC and KACC since October 2001. He was employed by KACC from 1977 to 1982 in production/operations management positions at several KACC locations, working at KACC’s Trentwood, Washington facility, serving as plant manager of KACC’s former Union City, California can plant and serving as operations manager for Kaiser Extruded Products. In 1982, he left KACC to become Vice President and General Manager of Bohn Extruded Products, a division of Gulf+Western, and later served as a Group Vice President of American Brass Specialty Products until June 1992. From June 1992 until September 1996 he provided consulting and investment advisory services to individuals and companies in the metals industry, including KACC. He was named acting President of Kaiser Engineered Components in 1995, was named President of Kaiser Extruded Products and Engineered Components in 1996, was named President of Kaiser Engineered Products and Vice President of KAC and KACC in 1997 and was named President of Kaiser Fabricated Products and Executive Vice President of KAC and KACC in 2000. Mr. Hockema holds a Master of Science degree in Industrial Management and a Bachelor of Science degree in Civil Engineering, both from Purdue University.
     John Barneson has served as the Senior Vice President and Chief Administrative Officer of KAC and KACC since August 2001. He joined KACC in 1975 as an industrial engineer and subsequently held a number of staff and operations management positions of increasing responsibility with Kaiser Flat-Rolled Products and Kaiser Engineered Products. He was named Vice President of Planning and Business Development of Kaiser Flat-Rolled Products in 1996, was named Vice President of Planning and Business Development of Kaiser Engineered Products in 1997 and was named Vice President and Chief Administrative Officer of KAC and KACC in 1999. Mr. Barneson holds a Master of Science degree and a Bachelor of Science degree in Industrial Engineering, both from Oregon State University.
     John M. Donnan has served as the Vice President, Secretary and General Counsel of KAC and KACC since January 2005. He joined KACC in 1993 as Corporate Counsel of KAC and KACC, was named Assistant General Counsel of KAC and KACC in 2000 and was named Deputy General Counsel of KAC and KACC in 2002. Prior to joining KACC, he was an associate in the corporate and securities section of the Houston, Texas office of the law firm of Chamberlain, Hrdlicka, White, Williams & Martin. Mr. Donnan holds a Juris Doctorate degree from the University of Arkansas School of Law and Bachelor of Business Administration degrees in Finance and Accounting from Texas Tech University and is a member of the Texas and California State Bar Associations.
     Daniel J. Rinkenberger has served as the Vice President and Treasurer of KAC and KACC since January 2005. He joined KACC in 1995 as Assistant Treasurer of KAC and KACC, was named Vice President of Finance and Business Planning of Kaiser Flat-Rolled Products in 1998, was named Vice President of Planning and Business Development of Kaiser Fabricated Products in 2000 and was named Vice President of Economic Analysis and Planning of KAC and KACC in 2002. Prior to joining KACC, he held a series of positions of increasing responsibility in the treasury department of Pennzoil Corporation. Mr. Rinkenberger holds a Master of Business Administration degree in Finance from the University of Chicago and a Bachelor of Education degree from Illinois State University and is a Chartered Financial Analyst.
     Kerry A. Shiba has served as the Chief Financial Officer of KAC and KACC since April 2004 and has served as the Vice President of KAC and KACC since February 2002. He joined KACC in 1998 as Vice President and Controller of Kaiser Engineered Products, was named Vice President, Controller and Information Technology Officer of Fabricated Products in 2000 and was named Treasurer of KAC and KACC in 2002. Prior to joining KACC, he was employed by BF Goodrich Company for 16 years, where he held a series of positions of increasing responsibility in finance and planning. Prior to that, he was with Ernst & Young. Mr. Shiba holds a Bachelor of Arts degree from Baldwin Wallace College and he is a Certified Public Accountant.
     Executive Compensation
     The discussion of executive compensation contained in this Disclosure Statement has been prepared based on the actual compensation earned during the fiscal year ended December 31, 2004 by the executive officers of KAC who are expected to be executive officers of Reorganized KAC as of the Effective Date. The existing compensatory plans and arrangements of KACC and KAC for such executive officers that are presently expected to be maintained by Reorganized KAC as of the Effective Date, as well as modifications thereto and certain new plans and arrangements that are presently expected to become effective as of the Effective Date, are also described below. Existing compensatory plans and arrangements that are expected to be terminated as of the Effective Date are not described below. See “Item 11 — Executive Compensation” in the KAC 2004 Form 10-K for additional information regarding compensation paid or payable by KACC and KAC for the fiscal year ended December 31, 2004.

          Summary Compensation Table
     The following table sets forth the compensation paid or payable by KACC and KAC for the fiscal year ended December 31, 2004 to the individual who is expected to serve as President and Chief Executive Officer of Reorganized KAC as of the Effective Date and other executive officers of KACC who are expected to serve as executive officers of Reorganized KAC as of the Effective Date (collectively, the “Named Executive Officers”). See “— Existing Plans and Agreements to Be Retained after the Effective Date.”

	Annual Compensation
			Other Annual	Total Annual	All Other
Name and Principal Position	Salary	Bonus(1)	Compensation(2)	Compensation(3)	Compensation(4)
Jack A. Hockema
President and Chief Executive Officer	$730,000	378,500	—	$1,108,500	$199,193	(5)(6)

John Barneson
Senior Vice President and Chief Administrative Officer	$275,000	94,625	—	$369,625	$81,200	(5)

John M. Donnan
Vice President and General Counsel	$200,000	45,420	—	$245,420	$109,000	(5)

Daniel J. Rinkenberger
Vice President and Treasurer	$180,000	41,635	—	$221,135	$108,000	(5)

Kerry A. Shiba
Vice President and Chief Financial Officer	$242,500	68,130	—	$310,630	$115,500	(5)

(1)	Represents amounts paid under the Short-Term Incentive Plan (as defined below).

(2)	Excludes perquisites and other personal benefits which, in the aggregate amount, do not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the executive.

(3)	Represents total base salary and amounts paid under the Short-Term Incentive Plan (as defined below).

(4)	Includes contributions to the Salaried Savings Plan (as defined below) in the amount of $16,400 for Mr. Hockema, $18,700 for Mr. Barneson, $9,000 for Mr. Donnan, $18,000 for Mr. Rinkenberger and $20,500 for Mr. Shiba. KACC did not contribute amounts to the Kaiser Supplemental Benefits Plan (as defined below) for the executives or any other salaried employees. See “— Existing Plans and Agreements to Be Retained after the Effective Date — The Salaried Plan and Kaiser Supplemental Benefits Plan.”

(5)	Includes retention payments made under the KERP in the amount of $182,500 for Mr. Hockema, $62,500 for Mr. Barneson, $100,000 for Mr. Donnan, $90,000 for Mr. Rinkenberger and $95,000 for Mr. Shiba. In addition to such retention amounts, pursuant to the terms of the KERP, KACC has withheld additional retention payments in 2004 for Mr. Hockema in the amount of $273,500 and for Mr. Barneson in the amount of $93,750, payment of which is generally subject to, among other conditions, KACC’s emergence from chapter 11 protection and the timing thereof. See “— Existing Plans and Arrangements to Be Retained after the Effective Date — Key Employee Retention Program.”

(6)	Includes $293 paid to Mr. Hockema for unused allowances for insurance and similar benefits KACC provides to its employees.
          Existing Plans and Agreements to Be Retained after the Effective Date
     Information regarding the existing employment, compensation and benefit arrangements of the Debtors for executive officers of KAC that are presently expected to be maintained by Reorganized KAC as of the Effective Date for its executive officers are set forth below.

     The Salaried Plan and Kaiser Supplemental Benefits Plan. KACC previously maintained a qualified, defined-benefit retirement plan (i.e., the Salaried Plan) for salaried employees and retirees of KACC and co-sponsoring subsidiaries who met certain eligibility requirements. Effective December 17, 2003, the PBGC terminated the Salaried Plan and assumed responsibility for payments to the participants in such plan. As a consequence of such termination, all benefit accruals ceased under the Salaried Plan and the benefits available to certain executive officers were significantly reduced as a result of the limitations described below. The table below shows estimated annual retirement benefits which would have otherwise been payable under the terms of the Salaried Plan and the Supplemental Benefits Plan to participants with the indicated years of credited service. These benefits are reflected (a) without reduction for the limitations imposed by Section 401(a)(17) and Section 415 of the IRC on qualified plans and before adjustment for any offset of Social Security benefits; and (b) without reduction for the limitation on benefits payable by the PBGC as a result of the involuntary termination of the Salaried Plan ($43,977.24 annually for retirement at age 65 and $34,742.04 annually for retirement at age 62, the normal retirement age under the Salaried Plan). Accordingly, the table reflects the aggregate benefits payable under the Salaried Plan and the Kaiser Supplemental Benefits Plan (described below) before adjustment for any Social Security benefits and without reduction for the limitation on benefits payable by the PBGC.

	Years of Service
Average Annual
Remuneration	15	20	25	30	35
$ 250,000	$56,250	$75,000	$93,750	$112,500	$131,250
350,000	78,750	105,000	131,250	157,500	183,750
450,000	101,250	135,000	168,750	202,500	236,250
550,000	123,750	165,000	206,250	247,500	288,750
650,000	146,250	195,000	243,750	292,500	341,250
750,000	168,750	225,000	281,250	337,500	393,750
850,000	191,250	255,000	318,750	382,500	446,250
950,000	213,750	285,000	356,250	427,500	498,750
1,050,000	236,250	315,000	393,750	472,500	551,250
     The estimated annual retirement benefits shown are based upon the assumptions that the provisions of the Salaried Plan prior to its termination by the PBGC and the Kaiser Supplemental Benefits Plan provisions prior to its amendment as of May 1, 2005 are in effect, that the participant retires at age 62 and that the retiree receives payments based on a straight-life annuity for his or her lifetime. Messrs. Hockema, Barneson, Donnan, Rinkenberger and Shiba had 12.9, 29.8, 11.2, 14.0 and 6.5 years of credited service, respectively, on December 31, 2004. Monthly retirement benefits are determined by multiplying years of credited service (not in excess of 40) by the difference between 1.50% of average monthly compensation for the highest base period (of 36, 48 or 60 consecutive months, depending upon compensation level) in the last ten years of employment and 1.25% of monthly primary Social Security benefits. Pension compensation covered by the Salaried Plan and the Kaiser Supplemental Benefits Plan consisted of salary and bonus.
     Participants are entitled to retire and receive pension benefits, unreduced for age, upon reaching age 62 or after 30 years of credited service. Full early pension benefits (without adjustment for any offset of Social Security benefits prior to age 62) are payable to participants who are at least 55 years of age and have completed ten or more years of pension service (or whose age and years of pension service total at least 70) and who have been terminated by KACC or an affiliate for reasons of job elimination or partial disability. Participants electing to retire prior to age 62 who are at least 55 years of age and who have completed ten or more years of pension service (or whose age and years of pension service total at least 70) may receive pension benefits, unreduced for age, payable at age 62 or reduced benefits payable earlier. Participants who terminate their employment after five years or more of pension service or after age 55 but prior to age 62 are entitled to pension benefits, unreduced for age, commencing at age 62 or, if they have completed ten or more years of pension service, actuarially reduced benefits payable earlier. For participants with five or more years of pension service or who have reached age 55 and who die, the Salaried Plan provides a pension to their eligible surviving spouses. Upon retirement, participants may elect among several payment alternatives.
     As a result of the termination of the Salaried Plan by the PBGC, benefits payable to participants will be reduced to a maximum of $34,742.04 annually for retirement at age 62, lower for retirement prior to age 62, and higher for retirements after age 62 up to $43,977.24 at age 65, and participants will not accrue additional benefits. In addition, the PBGC will not make lump-sum payments to participants. Because of such limitation, the estimated benefits with respect to the Salaried Plan for Messrs. Hockema and Barneson for retirement at age 62 are significantly reduced.
     In the second quarter of 2005, KACC modified the terms of the “Salaried Savings Plan” (as defined below). See “— Salaried Savings Plan and Supplemental Retirement Plan.”
     KACC maintains an unfunded, non-qualified supplemental benefits plan (the “Kaiser Supplemental Benefits Plan”), the purpose of which is to restore benefits that would otherwise be paid from the Salaried Plan or under KACC’s qualified, defined-contribution retirement plan for salaried and non-represented employees and retirees of KACC and co-sponsoring subsidiaries who met certain eligibility requirements (the “Salaried Savings Plan”), were it not for the limitations imposed by Section 401(a)(17) and Section 415 of the IRC. The accrual of benefits under the Kaiser Supplemental Benefits Plan terminated effective as of May 1, 2005 in connection with the modifications to the Salaried Savings Plan. See “— Salaried Savings Plan and Supplemental Retirement Plan.” Prior to May 1, 2005, participation in the Kaiser Supplemental Benefits Plan was available to all employees and retirees of KACC and its subsidiaries whose benefits under the Salaried Plan and the Salaried Savings Plan were likely to be affected by such limitations imposed by the IRC. Each eligible participant is entitled to receive an amount equal to the benefits that he or she is prevented from receiving under those plans because of such IRC limitations, so that he or she will receive an aggregate amount equal to the benefits that he or she would have been entitled to received under the Salaried Plan or the Salaried Savings Plan, as the case may be, in the absence of such IRC limitations. The Kaiser Supplemental Benefits Plan will not restore benefits lost with respect to the Salaried Plan because of limitations on benefits payable imposed by the PBGC.
     Pursuant to the KERP (discussed below), participants under the Kaiser Supplemental Benefits Plan will forfeit their benefits under the Kaiser Supplemental Benefits Plan if they voluntarily terminate their employment prior to the Effective Date (other than in connection with retirement at or after age 62).
     Key Employee Retention Program. On September 3, 2002, the Bankruptcy Court approved a Key Employee Retention Program (i.e., the KERP), consisting of the Retention Plan, Severance Plan, Change in Control Severance Program and Long-Term Incentive Plan discussed below:
•	Kaiser Retention Plan and Agreements. Effective September 3, 2002, KACC adopted the Kaiser Aluminum & Chemical Corporation Key Employee Retention Plan (the “Retention Plan”) and in connection therewith, entered into retention agreements with certain key employees, including each of the Named Executive Officers.

In general, awards payable under the Retention Plan to a Named Executive Officer vested, as applicable, on September 30, 2002, March 31, 2003, September 30, 2003 and March 31, 2004 (the “Vesting Dates”). The retention agreement for each Named Executive Officer further provided that, if his employment terminated within 90 days following the payment of any award for any reason other than death, disability, retirement at or after age 62 or termination without “cause” (as defined in the Retention Plan), he would be required to return such payment. Except with respect to payments of the “Withheld Amounts” (as defined below) to Messrs. Hockema and Barneson, such clawback provisions have expired and no further payments are payable to Messrs. Hockema and Barneson.

For each of Messrs. Hockema and Barneson, the amount vested on each of the Vesting Dates was equal to 62.5% of his base salary at the time of grant. Forty percent of the amount vested on each Vesting Date for each of such persons was paid to him in a lump sum on that date. Except as described below, of the remaining 60% of such amount (the “Withheld Amount”), (a) 33 1/3% of such amount is payable to such participant in a lump sum on the Effective Date if he is employed by KACC on that date, (b) 33 1/3% of such amount is payable to such participant in a lump sum on the first anniversary of the Effective Date if he is employed by Reorganized KAC on that date, (c) 16 2/3% of such amount is payable to such participant on the Effective Date if it occurs on or prior to August 12, 2005 and he is employed by KACC on that date (such amount is forfeited if the Effective Date occurs after August 12, 2005), and (d) 16 2/3% of such amount has been forfeited because the Effective Date did not occur on or prior to August 12, 2004. Notwithstanding the foregoing, if the employment of either of Messrs. Hockema or Barneson is terminated prior to the payment date for any Withheld Amount as a result of his death, disability, retirement at or after age 62 or the termination of his employment without cause, he or his estate, as the case may be, will be entitled to receive his Withheld Amount (reduced for any amounts forfeited based on the date of KACC’s emergence from bankruptcy, as described above). For each of Messrs. Donnan, Rinkenberger and Shiba, the amount that vested on each of the Vesting Dates was equal to 50% of his base salary at the time of grant. One hundred percent of the amount vested by each of Messrs. Donnan, Rinkenberger and Shiba on each such date was paid to him in a lump sum on that date. No further amounts are payable to Messrs. Donnan, Rinkenberger or Shiba under the Retention Plan.

•	Kaiser Severance Plan and Agreements. Effective September 3, 2002, KACC adopted the Kaiser Aluminum & Chemical Corporation Severance Plan (the “Severance Plan”) in order to provide selected executive officers, including the Named Executive Officers, and other key employees with appropriate protection in the event of certain terminations of employment. In connection therewith, KACC entered into Severance Agreements (the “Severance Agreements”) with plan participants. The Severance Plan terminates on the first anniversary of the Effective Date.

The Severance Plan provides for payment of a severance benefit and continuation of welfare benefits in the event of certain terminations of employment. Participants are eligible for the severance payment in amounts ranging from six months’ to three years’ salary and continuation of benefits in the event the participant’s employment is terminated without “cause” or the participant terminates employment with “good reason” (in each case, as defined in the Severance Plan). The severance payment and continuation of benefits are not available if (a) the participant receives severance compensation or benefit continuation pursuant to a Kaiser Aluminum & Chemical Corporation Change in Control Severance Agreement (as described below), (b) the participant’s employment is terminated other than without cause or by the participant for good reason, or (c) the participant declines to sign, or subsequently revokes, a designated form of release. In addition, in consideration for the severance payment and continuation of benefits, a participant will be subject to noncompetition, nonsolicitation and confidentiality restrictions following the participant’s termination of employment.

The severance payment payable under the Severance Plan to each of the Named Executive Officers consists of a lump sum cash payment equal to two times (for Messrs. Hockema and Barneson) or one times (for Messrs. Donnan, Rinkenberger and Shiba) his base salary. Each of the Named Executive Officers also will be entitled to continued medical, dental, vision, life insurance and disability benefits for a period of two years (for Messrs. Hockema and Barneson) or one year (for Messrs. Donnan, Rinkenberger and Shiba) following termination of his employment. Severance payments payable under the Severance Plan are in lieu of any severance or other termination payments provided for under any other plan or agreement.

•	Kaiser Change in Control Severance Program. In 2002, KACC entered into Kaiser Aluminum & Chemical Corporation Change in Control Severance Agreements (the “Change in Control Agreements”) with certain key executives, including the Named Executive Officers, in order to provide them with appropriate protection in the event of a termination of employment in connection with a “change in control” or, except as noted below, a “significant restructuring” of KACC (in each case, as defined in the Change in Control Agreements). The Change in Control Agreements terminate on the second anniversary of a change in control.

The Change in Control Agreements provide for severance payments and continuation of benefits in the event of certain terminations of employment. The participants are eligible for severance benefits if their employment terminates or constructively terminates due to a change in control during a period that commences 90 days prior to the change in control and ends on the second anniversary of the change in control. Certain participants (including the Named Executive Officers other than Messrs. Hockema and Barneson) also are eligible for severance benefits if their employment is terminated due to a significant restructuring outside of the period commencing 90 days prior to a change in control and ending on the second anniversary of such change in control. Severance benefits are not available if (a) the participant voluntarily resigns or retires, other than for “good reason” (as defined in the Change in Control Agreements), (b) the participant is discharged for “cause” (as defined in the Change in Control Agreements), (c) the participant’s employment terminates as the result of death or disability, (d) the participant declines to sign, or subsequently revokes, a designated form of release, (e) the participant receives severance compensation or benefit continuation pursuant to the Severance Plan (as described above) or any other prior agreement, or (f) in the case of benefits payable as a result of a significant restructuring, the participant is offered suitable employment in North America in a substantially similar capacity and at his or her current base salary and short-term incentive target, regardless of whether the participant accepts or rejects such offer. In addition, in consideration for the severance payment and continuation of benefits, a participant will be subject to noncompetition, nonsolicitation and confidentiality restrictions following his or her termination of employment.

Upon a qualifying termination of employment, each of the Named Executive Officers is entitled to receive the following: (a) three times (for Messrs. Hockema and Barneson) or two times (for Messrs. Donnan, Rinkenberger and Shiba) the sum of his base salary and most recent short-term incentive target, (b) a pro-rated portion of his short-term incentive target for the year of termination, and (c) a pro-rated portion of his long-term incentive target in effect for the year of his termination, provided that such target was achieved. Each of the Named Executive Officers also is entitled to continued medical, dental, vision-related and life insurance, disability benefits and perquisites for a period of three years (for Messrs. Hockema and Barneson) or two years (for Messrs. Donnan, Rinkenberger and Shiba) after termination of employment. Each of the Named Executive Officers is also entitled to a payment in an amount sufficient, after the payment of taxes, to pay any excise tax due by him under Section 4999 of the IRC or any similar state or local tax.

Severance payments payable under the Change in Control Agreements are in lieu of any severance or other termination payments provided for under any other agreement or plan.

Counsel to the Debtors and counsel to the Creditors’ Committee have concluded that, as a result of the transfer of New Common Stock to the Union VEBA Trust, a change in control will occur under the Change in Control Agreements on the Effective Date.

•	Long-Term Incentive Plan. During 2002, KACC adopted a long-term incentive plan under which key management employees, including the Named Executive Officers, became eligible to receive a cash award to the extent KACC sustains cost reductions above a stipulated threshold through the Effective Date. Under such plan, 15% of such cost reductions above the stipulated threshold are placed in a pool to be shared by each participant based on his or her individual target’s percentage of the aggregate target for all participants. A participant’s target percentage may be adjusted upward or downward, within certain limitations, at the discretion of KACC’s Chief Executive Officer.

Amounts payable under the plan generally are not determinable until conclusion of the plan. If a participant’s employment is terminated without cause or as a result of death, disability or retirement prior to conclusion of the plan, such participant will be entitled to receive a pro-rated portion of any award earned through the date of his or her termination of employment. Awards earned under the program are forfeited if the participant voluntarily terminates his or her employment (other than in connection with normal retirement) or is terminated for cause prior to the scheduled payment date.

In general, awards payable under the program are payable in two installments — the first on the Effective Date and the second on the first anniversary of the Effective Date.

The following table and accompanying footnotes further describe the awards that may be earned under such program by the Named Executive Officers.

Name and Principal	Estimated Future Payouts Under
Position	Non-Stock Price-Based Plans
	Threshold(1)	Target(1)(2)		Maximum(1)(2)
Jack A. Hockema
President and Chief Executive Officer	—	$1,500,000		$4,500,000

John Barneson
Senior Vice President and Chief Administrative Officer	—	350,000		1,050,000

John M. Donnan
Vice President and General Counsel	—	200,000	(3)	600,000	(3)

Daniel J. Rinkenberger
Vice President and Treasurer	—	75,000	(4)	225,000	(5)

Kerry A. Shiba
Vice President and Chief Financial Officer	—	258,000	(5)	774,000	(5)

(1)	The amount, if any, that may be paid under the program generally will not be determinable until the end of the performance period.

(2)	The target and maximum payout amounts in the table are per year.

(3)	The initial target and maximum for Mr. Donnan were $90,000 and $270,000 respectively. These amounts were increased to the current levels indicated in the table effective January 2005 in connection with Mr. Donnan’s promotion to Vice President and General Counsel.

(4)	The initial target and maximum for Mr. Rinkenberger were $55,000 and $115,000, respectively. These amounts were increased to the current levels indicated in the table effective January 2005 in connection with Mr. Rinkenberger’s promotion to Treasurer.

(5)	The initial target and maximum for Mr. Shiba were $90,000 and $270,000, respectively. These amounts were increased to $250,000 and $750,000, respectively, effective April 2004 in connection with Mr. Shiba’s promotion to Chief Financial Officer and to the current levels indicated in the table effective January 2005.
     Short-Term Incentive Plan. KACC maintains a broad based short-term incentive plan (the “Short-Term Incentive Plan”) pursuant to which participants, including the Named Executive Officers, may earn cash awards. Awards are determined on a sliding scale based on KACC’s attainment of various levels of financial performance calculated using internal measures of controllable continuing operating results. Depending on the level of financial performance, participants may earn up to three times their annual award target. Except as otherwise indicated, under the plan the target awards for the Named Executive Officers for 2005 are as follows: Jack A. Hockema — $500,000; John Barneson — $125,000; John M. Donnan — $90,000; Daniel J. Rinkenberger — $60,000; and Kerry A. Shiba — $95,000.

     Awards under the plan are paid in the year after they are earned. If a participant’s employment is terminated prior to the end of a plan year as a result of death, disability or retirement at or after age 62, such participant will be entitled to receive a pro-rated portion of any award earned through the date of his or her termination of employment. Except as may be provided in a separate agreement with a participant, awards earned under the program are forfeited if a participant is terminated for cause prior to payment or a participant’s employment is terminated prior to the end of a plan year for any reason other than death, disability or retirement at or after age 62.
     Kaiser Termination Payment Policy. Most of KACC’s full-time salaried employees are eligible for benefits under an unfunded termination policy if their employment is involuntarily terminated, subject to a number of exclusions. The policy provides for lump-sum payments after termination ranging from one-half month’s salary for less than one year of service graduating to eight months’ salary for 30 or more years of service. The Named Executive Officers and certain other participants in the Retention Plan waived their rights to any payments under the termination policy in connection with their participation in the Retention Plan.
     Salaried Savings Plan and Supplemental Retirement Plan. KACC maintains a qualified, defined-contribution retirement plan for salaried employees and retirees of KACC and adopting employers who have met certain eligibility requirements (i.e., the Salaried Savings Plan), which was amended and restated as of May 1, 2005. As amended, the Salaried Savings Plan will allow participants to make elective pre-tax deferrals of compensation up to the limits set forth in the IRC. Prior to being amended and restated, the plan also permitted participants to make after-tax voluntary contributions. Participants are no longer permitted to make such contributions, but each will, subject to the satisfaction of certain conditions, receive a non-discretionary matching employer contribution in the amount of his or her deferred compensation, up to a maximum of 4% of his or her eligible compensation. In addition, participants will, subject to the satisfaction of certain conditions, receive an employer fixed-rate contribution based on age and service as of January 1, 2004, the rates of which range from 2% to 10% of eligible compensation. The matching contribution and the employer fixed-rate contributions were made retroactively to participants in the Salaried Savings Plan who were employed on both the first and last day of 2004 and who had at least 1,000 hours of service during 2004, and were also made retroactively to participants in the plan for the first four months of 2005 although, in order to receive the employer fixed-rate contribution for 2005, a participant must be employed on the last day of 2005. Participants in the Salaried Savings Plan will be 100% vested at all times in the their elective deferrals and any matching contributions. The fixed-rate contributions will be fully vested when an employee has five years of service.
     In addition, in connection with the amendment and restatement of the Salaried Savings Plan, KACC expects to implement a non-qualified supplemental retirement plan pursuant to which an amount equal to the amount of any matching contribution and the fixed-rate contribution on a participant’s compensation in excess of IRC limits on the benefits payable under the Salaried Savings Plan (which is $210,000 for 2005) will be set aside in a rabbi trust on such participant’s behalf, so that he or she will receive an aggregate amount equal to the benefits that he or she would have been entitled to receive under the Salaried Savings Plan in the absence of such IRC limitations. Pursuant to the KERP, participants in this supplemental retirement plan will forfeit any benefits thereunder if they voluntarily terminate their employment prior to the Effective Date (other than in connection with retirement at or after age 62).
     Compliance with Section 409A of the IRC. KACC intends to amend or modify and administer each of the existing employment, compensation and benefits arrangements of the Debtors described above in compliance with Section 409A of the IRC to avoid adverse tax consequences to the participants; however, KACC is not responsible for any such consequences should they occur.
          New Plans and Arrangements to Be Implemented in Connection with the Effective Date
     Equity Incentive Plan. As of the Effective Date, Reorganized KAC will implement the Equity Incentive Plan to attract and retain directors, officers and other key employees following the Effective Date. Thereafter, the Compensation Committee of Reorganized KAC’s Board of Directors will determine the awards to be granted under the Equity Incentive Plan. The Equity Incentive Plan will provide for grants of option rights, appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other customary equity incentive awards to the Reorganized Debtors’ employees and members of Reorganized KAC’s Board of Directors. An aggregate of 2,222,222 shares of New Common Stock will be available for issuance in satisfaction of any awards under the Equity Incentive Plan.
     Compliance with Section 409A of the IRC. The Equity Incentive Plan will be intended to comply with Section 409A of the IRC to avoid adverse tax consequences to the participants; however, KACC is not responsible for any such consequences should they occur.
Certain Corporate Governance Matters
     Introduction
     Certain provisions of Reorganized KAC’s Certificate of Incorporation and Bylaws, together with applicable Delaware state law, may discourage or make more difficult the acquisition of control of Reorganized KAC by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions are intended to discourage, or may have the effect of discouraging, certain types of coercive takeover practices and inadequate takeover bids and are also intended to encourage a person seeking to acquire control of Reorganized KAC to first negotiate with Reorganized KAC. The management of the Debtors believes that these measures, many of which are substantially similar to the anti-takeover related measures in effect for numerous other publicly-held companies, enhance Reorganized KAC’s potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure Reorganized KAC, providing benefits that outweigh the disadvantages of discouraging such proposals because, among other things, such negotiation could improve the terms of such a proposal and protect the stockholders from takeover bids that the directors of the company have determined to be inadequate. While there can be no assurances in this regard, the management of the Debtors also believes that these provisions are not likely to have a material impact on the market price for the New Common Stock for a number of reasons, including the existence of generally comparable measures in effect for many publicly held companies and management’s belief that market prices will be influenced more significantly by Reorganized KAC’s actual results of operations, general market and economic conditions and other traditional determinations of stock market prices. See “New Common Stock — Risk Factors — Risks Relating to the Securities Markets and Ownership of New Common Stock — Certain Provisions Will Have Anti-Takeover Effects.”
     Classified Board of Directors
     Reorganized KAC’s Certificate of Incorporation will provide that Reorganized KAC’s Board of Directors will be divided into three classes of directors serving staggered three-year terms. See “Management and Board of Directors — Reorganized KAC’s Board of Directors.” The existence of a classified board will make it more difficult for a third party to gain control of Reorganized KAC’s Board of Directors by preventing such third party from replacing a majority of the directors at any given meeting of stockholders.
     Removal of Directors and Filling Vacancies in Directorships
     Reorganized KAC’s Certificate of Incorporation and Bylaws will provide that directors may be removed by the stockholders, with or without cause, only at a meeting of stockholders and by the affirmative vote of the holders of at least 67% of the stock of Reorganized KAC generally entitled to vote in the election of directors. Reorganized KAC’s Certificate of Incorporation and Bylaws will also provide that any vacancy on Reorganized KAC’s Board of Directors or newly created directorship may be filled solely by the affirmative vote of a majority of the directors then in office or by a sole remaining director, and that any director so elected will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director’s successor has been elected and qualified. The limitations on the removal of directors and the filling of vacancies may deter a third party from seeking to remove incumbent directors and simultaneously gaining control of Reorganized KAC’s Board of Directors by filling the vacancies created by such removal with its own nominees.
     Stockholder Action and Meetings of Stockholders
     Reorganized KAC’s Certificate of Incorporation and Bylaws will also provide that special meetings of the stockholders may only be called by the Chairman of Reorganized KAC’s Board of Directors, the Chief Executive Officer, the President or the Secretary of Reorganized KAC within ten calendar days after the receipt of the written request of a majority of the total number of directors (assuming no vacancies) and will further provide that, at any special meeting of stockholders, the only business that may be considered or conducted is business that was specified in the notice of such meeting or is otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the directors (assuming no vacancies), effectively precluding the right of the stockholders to raise any business at any special meeting thereof. Reorganized KAC’s Certificate of Incorporation will also provide that the stockholders may not act by written consent in lieu of a meeting.
     Advance Notice Requirements for Stockholder Proposals and Director Nominations
     Reorganized KAC’s Bylaws will provide that a stockholder seeking to bring business before an annual meeting of stockholders or nominate candidates for election as directors provide timely notice in writing to the Secretary. To be timely, a stockholder’s notice must be received by Reorganized KAC not less than 60, nor more than 90, calendar days prior to the first anniversary date of the date on which Reorganized KAC first mailed proxy materials for the prior year’s annual meeting of stockholders, except that, if there was no annual meeting in the prior year or if the annual meeting is called for a date that is not within 30 calendar days before or after that anniversary, notice must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day following the date on which public disclosure of the date of the annual meeting is first made. Reorganized KAC’s Bylaws will also specify requirements as to the form and substance of notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors. See “ — Management and Board of Directors — Director Nomination Procedures — Nominations in Accordance with Reorganized KAC’s Bylaws.”
     Authorized But Unissued Shares
     Reorganized KAC’s Certificate of Incorporation will provide that Reorganized KAC is authorized to issue 50.0 million shares of capital stock, consisting of 45.0 million shares of New Common Stock and 5.0 million shares of preferred stock, par value $0.01 per share (the “New Preferred Stock”). See “New Common Stock ¯ General Description of New Common Stock” for a description of the New Common Stock.
     Reorganized KAC’s Board of Directors will have the authority, within the limitations and restrictions stated in Reorganized KAC’s Certificate of Incorporation, to issue the shares of New Preferred Stock in one or more series, and to fix the number of shares to be included in any such series and the designation, relative powers, preferences, rights and qualifications, limitations or restrictions of such series, including but not limited to any voting powers, redemption provisions, dividend rights, liquidation preferences, conversion rights and preemptive rights.
     Authorized but unissued shares of New Common Stock and New Preferred Stock of Reorganized KAC under Reorganized KAC’s Certificate of Incorporation will be available for future issuance without stockholder approval, unless otherwise requested pursuant to the rules of any material securities exchange or association on which Reorganized KAC’s securities are traded from time to time. These additional shares will give Reorganized KAC’s Board of Directors the flexibility to issue shares for a variety of proper corporate purposes, including in connection with future public offerings to raise additional capital or corporate acquisitions, without incurring the time and expense of soliciting a stockholder vote. The existence of authorized but unissued shares of New Common Stock and New Preferred Stock could render more difficult or discourage an attempt to obtain control of Reorganized KAC by means of a proxy contest, tender offer, merger or otherwise. In addition, any future issuance of shares of New Common Stock or New Preferred Stock, whether or not in connection with an anti-takeover measure, could have the effect of diluting the earnings per share, book value per share and voting power of shares held by the stockholders of Reorganized KAC.
     Supermajority Vote Requirements
     Delaware law provides generally, that the affirmative vote of the holders of a majority of the shares entitled to vote on any matter will be required to amend a corporation’s certificate of incorporation and that the affirmative vote of the holders of a majority of the shares present in person or represented by proxy identified to vote on any matter will be required to amend a corporation’s bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, require a vote by the holders of a greater number of shares. Reorganized KAC’s Certificate of Incorporation and Bylaws will require the affirmative vote of the holders of at least 67% of the stock of Reorganized KAC generally entitled to vote in the election of directors in order to amend, repeal or adopt any provision inconsistent with certain provisions of such Certificate of Incorporation or Bylaws, as the case may be, relating to (a) the time and place of meetings of the stockholders, (b) the calling of special meetings of stockholders, (c) the conduct or consideration of business at meetings of stockholders, (d) the filling of any vacancies on Reorganized KAC’s Board of Directors or newly created directorships; (e) the removal of directors, (f) the nomination and election of directors, (g) the ability of the stockholders to act by written consent in lieu of a meeting; or (h) the number and terms of directors.
     Restrictions on Transfer of New Common Stock
     Reorganized KAC’s Certificate of Incorporation will contain certain provisions restricting the ability of the holders of securities of Reorganized KAC from transferring such securities. See “New Common Stock —Restrictions on Transfer — Reorganized KAC’s Certificate of Incorporation” for a description of such transfer restrictions. In addition, the transfer of the New Common Stock issued to each of the PBGC and the Union VEBA Trust under the Plan will be further restricted in accordance with the Stock Transfer Restriction Agreement. See “New Common Stock — Restrictions on Transfer — Stock Transfer Restriction Agreement.” In general, these restrictions have the effect of preventing an individual or group from obtaining an equity interest in Reorganized KAC sufficient to give such individual or group a controlling interest in Reorganized KAC without the consent of Reorganized KAC’s Board of Directors.
     Delaware Section 203
     Reorganized KAC will be subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” unless the interested stockholder attained that status with the approval of the board of directors or the business combination is approved in a prescribed manner. A “business combination” includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, along with affiliates and associates owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.
     Renunciation of Business Opportunities
     Reorganized KAC’s Certificate of Incorporation will provide that the Board of Directors of Reorganized KAC may renounce any interest or expectancy of Reorganized KAC in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities — by line or type of business, by identity of the originator of any such business opportunity, by identity of the recipient of any such business opportunity, by periods of time, by geographical location or by other criteria — that are presented to Reorganized KAC or one or more of its officers, directors or stockholders.
     Limitation of Liability and Indemnity Arrangements
     Reorganized KAC’s Certificate of Incorporation will limit the liability of the directors of Reorganized KAC to the fullest extent permitted by the DGCL. The DGCL provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual’s fiduciary duties as a director except for liability for any of the following: (a) a breach of the director’s duty of loyalty to the corporation or its stockholders; (b) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (c) unlawful payments of dividends or unlawful stock repurchases or redemptions; or (d) any transaction from which the director derived an improper personal benefit. This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
     Section 145 of the DGCL generally provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys’ fees and other judgments, fines and amounts paid in settlement actually and reasonably incurred or suffered by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may otherwise be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Reorganized KAC’s Certificate of Incorporation will provide that Reorganized KAC is required to indemnify its directors and officers to the fullest extent permitted or required by the DGCL, although, except with respect to certain actions, suits or proceedings to enforce rights to indemnification, a director or officer will only be indemnified with respect to any action, suit or proceeding such person initiated to the extent such action, suit or proceeding was authorized by Reorganized KAC’s Board of Directors. Reorganized KAC’s Certificate of Incorporation will also require Reorganized KAC to advance expenses incurred by a director or officer in connection with the defense of any action, suit or proceeding arising out of that person’s status or service as director or officer of Reorganized KAC or as director, officer, employee or agent of another enterprise, if serving at Reorganized KAC’s request. In addition, Reorganized KAC’s Certificate of Incorporation will permit Reorganized KAC to secure insurance to protect itself and any director, officer, employee or agent of Reorganized KAC or any other corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss.
     It is anticipated that Reorganized KAC will enter into indemnification agreements with each of its directors and executive officers containing provisions that will obligate Reorganized KAC to, among other things:
•	indemnify the director or officer to the fullest extent permitted or required by Delaware law; provided that, except with respect to certain actions, suits or proceedings to enforce certain rights with respect to indemnification and the advancement of expenses or recovery under any directors’ and officers’ liability insurance policy, the director or officer will be indemnified with respect to any claim such person initiated against Reorganized KAC or any director or officer of Reorganized KAC only if Reorganized KAC as joined in or consented to the initiation of such claim;

•	advance all expenses, liabilities and losses incurred in connection with any proceeding against the director or officer as to which the individual could be indemnified; and

•	maintain directors’ and officers’ liability insurance for the benefit of its directors of officers providing coverage that is substantially comparable in scope and amount to that provided by the policies in effect at the time the parties enter into such indemnification agreement.
Such agreements are intended to provide rights to indemnification broader than the rights available under Section 145 of the DGCL and Reorganized KAC’s Certificate of Incorporation and to provide all such protection in a manner enforceable by Reorganized KAC’s directors and officers irrespective of, among other things, any amendment to Reorganized KAC’s Certificate of Incorporation or Bylaws.
     The management of the Debtors believes that the provisions of Reorganized KAC’s Certificate of Incorporation and Bylaws and indemnification agreements described above serve to advance the dual policies of allowing corporate officials to resist unjustified lawsuits and attracting and retaining qualified persons as directors and officers.
     Under the Plan, the obligations of each Debtor or Reorganized Debtor to indemnify any person who was serving as one of its directors, officers or employees as of February 12, 2002 by reason of such person’s prior or future service in such a capacity or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the applicable certificates of incorporation or bylaws, by statutory law or by written agreement, policies or procedures of or with such Debtor, will be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before, on or after the Petition Date. These assumed indemnity obligations will not include any obligation to indemnify any such person for claims against such person that are excepted from the provisions of the release in Section 4.5.b of the Plan (which is described below under “General Information Concerning the Plan — Releases — General Releases”) (i.e., claims based on: (a) acts or omissions constituting gross negligence or willful misconduct; (b) if the holders of the Senior Subordinated Notes are or were determined by the order contemplated by Sections 2.4(c)(i)(B) and 2.4(c)(ii)(B) of either or both of the Alumina Subsidiary Plans to be entitled to a distribution under either or both of the Alumina Subsidiary Plans, acts or omissions of any such person related to or giving rise to the circumstances underlying any of the Contractual Subordination Disputes; or (c) contractual obligations of, or loans owed by, any such person to a Debtor). The obligations of each Debtor or Reorganized

Debtor to indemnify any person who, as of February 12, 2002, was no longer serving as a director, officer or employee of such Debtor or Reorganized Debtor, which indemnity obligation arose by reason of such person’s prior service in any such capacity or as a director, officer or employee of another corporation, partnership or other legal entity, whether provided in the applicable certificates of incorporation, bylaws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will terminate and be discharged pursuant to section 502(e) of the Bankruptcy Code or otherwise as of the Effective Date, although, to the extent that such indemnification obligations no longer give rise to contingent Claims that can be disallowed pursuant to section 502(e) of the Bankruptcy Code, such indemnification obligations will be deemed and treated as executory contracts that are rejected by the applicable Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) will be subject to the bar date provisions of Section 6.4 of the Plan (which is described below under “General Information Concerning the Plan — Executory Contracts and Unexpired Leases”).

NEW COMMON STOCK
Estimated Reorganization Value
     The Debtors have been advised by their financial advisors and investment bankers, Lazard Frères & Co. LLC (“Lazard”), with respect to the estimated range of hypothetical reorganization values (the “Reorganization Values”) of the Reorganized Debtors. Lazard estimated the range of Reorganization Values of the Reorganized Debtors to be approximately $395 million to approximately $470 million, with a midpoint of approximately $430 million. Reorganization Value consists of the theoretical enterprise value of the Reorganized Debtors, plus excess cash and other non-operating cash flows and assets. Lazard has estimated the Reorganization Value as of September 30, 2005, under the assumption that the Reorganization Value will not change materially through the assumed Effective Date of December 31, 2005.
     The imputed reorganization equity value (the “Equity Value”) of the Reorganized Debtors, which takes into account estimated debt balances and other obligations as of the assumed Effective Date, is estimated to range from approximately $340 million to $415 million, with a midpoint of approximately $380 million. Based on the imputed range of Equity Values set forth above and the issuance of 20 million shares of New Common Stock pursuant to the Plan on the Effective Date, the Equity Value per share of New Common Stock is estimated to be approximately $17.00 to $20.75, with a midpoint of approximately $19.00.
     The foregoing estimates of the Reorganization Value of the Reorganized Debtors, and the resulting estimates of Equity Value of the Reorganized Debtors and Equity Value per share, as the case may be, are based on a number of assumptions, including a successful reorganization of the Debtors’ business, the implementation and realization of the Reorganized Debtors’ business plans, the achievement of the forecasts reflected in management’s Projections, market conditions as of June 2005 continuing through the assumed Effective Date of September 30, 2005, and the Plan becoming effective on the assumed Effective Date.
     For purposes of this Disclosure Statement, the estimated Reorganizational Values and Equity Values of the Reorganized Debtors exclude the theoretical value of certain anticipated tax attributes of the Reorganized Debtors. Based on the theoretical present value of the estimated tax savings as a result of the anticipated tax attributes of the Reorganized Debtors as of the Effective Date, the Debtors estimate that the Equity Value could be higher than the Equity Value assumed for purposes of this Disclosure Statement by up to approximately $65 million to $85 million, or $3.25 to $4.25 per share of New Common Stock. The Reorganization Values and Equity Values presented in this Disclosure Statement exclude the theoretical value of anticipated tax attributes of the Reorganized Debtors due to the contingent nature of such tax attributes and the uncertainty regarding future developments in applicable tax laws and regulations, as well as the uncertainty regarding the value ascribed to tax attributes by the financial markets.
     In preparing its estimate of the Reorganization Value of the Reorganized Debtors, Lazard: (a) reviewed certain historical financial information of the Kaiser Companies for recent years and interim periods; (b) reviewed certain internal financial and operating data of the Kaiser Companies and financial projections relating to their business and prospects, including the Projections; (c) met with certain members of the senior management of the Kaiser Companies to discuss the Kaiser Companies’ operations and future prospects; (d) reviewed publicly available financial data and considered the market values of public companies that Lazard deemed generally comparable to those of the Kaiser Companies as a whole or a significant part of their operations; (e) reviewed the financial terms of acquisitions of companies that Lazard believes to be generally comparable to those of the Kaiser Companies as a whole or a significant part of their operations; (f) considered certain economic and industry information relevant to the Kaiser Companies’ operations; (g) reviewed certain analyses prepared by other firms retained by the Debtors; and (h) reviewed such other information and conducted such other analyses as Lazard deemed appropriate.
     Although Lazard conducted a review and analysis of the Kaiser Companies’ businesses, operating assets and liabilities, and business plans, Lazard assumed and relied on the accuracy and completeness of all (a) financial and other information furnished to it by the Debtors and by other firms retained by the Debtors and (b) publicly available information. Lazard did not independently verify any financial projections prepared by management of the Debtors or any other of the Kaiser Companies, including the Projections, in connection with its estimates of the Reorganization Value. Lazard has assumed that such projections, including the Projections, have been prepared reasonably, in good faith and on a basis reflecting the currently available estimates and judgments of the Debtors as to the future operating and financial performance of the Debtors. Such projections, including the Projections, assume that the Debtors will operate the businesses reflected in the financial forecast and that such businesses will perform as expected in the financial forecast. To the extent that the Debtors operate more or fewer businesses during the Projection Period and to the extent that all or a portion of the businesses perform at levels inconsistent with those expected by management in the financial forecast, such adjustments may have a material impact on the Projections and the valuations as presented herein. No independent valuation or appraisals of the Reorganized Debtors were sought or obtained in connection herewith.
     Hypothetical valuation estimates reflect computations of the estimated Equity Value of the Reorganized Debtors through the application of various valuation techniques, including, among others: (a) a comparable company analysis, in which Lazard analyzed the enterprise values of public companies that Lazard deemed generally comparable to the operating businesses of the Kaiser Companies as a multiple of certain financial measures, including but not limited to revenues, earnings before interest, taxes, depreciation and amortization (“EBITDA”), and earnings before interest and taxes (“EBIT”), and then applied multiples derived from such analysis, among other statistics, to the projected revenues, EBITDA and EBIT of the Reorganized Debtors; (b) a discounted cash flow analysis, in which Lazard, using a weighted average cost of capital, computed the present value of free cash flows and the terminal value of the Reorganized Debtors; and (c) a precedent transactions analysis, in which Lazard analyzed the financial terms of certain acquisitions of companies that Lazard believed were comparable to the operating businesses of the Kaiser Companies, and then applied certain financial performance and other metrics provided by such analyses to the relevant metrics of the Reorganized Debtors.
     An estimate of Reorganization Value is not entirely mathematical but, rather, involves complex considerations and judgments concerning various factors that could affect the value of an operating business. Lazard made judgments as to the relative significance of each analysis in determining the Reorganized Debtors’ Reorganization Value range. Lazard did not consider any one analysis or factor to the exclusion of any other analysis or factor. Lazard’s hypothetical valuation must be considered as a whole, and selecting just one methodology or portions of the analyses, without considering the analyses as a whole, could create a misleading or incomplete conclusion as to the Reorganized Debtors’ Reorganization Value. With respect to the analysis of comparable companies and the analysis of selected precedent transactions, no company utilized as a comparison is identical to the Reorganized Debtors, and no precedent transaction is identical to the reorganization of the Debtors. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather, it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the Reorganization Values or Equity Values, as the case may be, of the Reorganized Debtors and the companies to which they were compared.
     The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the estimate of Reorganization Value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Because such estimates are inherently subject to uncertainties, none of the Kaiser Companies, Lazard or any other person assumes responsibility for their accuracy. Depending on the results of the Debtors’ operations or changes in the financial markets, Lazard’s valuation estimates as of the Effective Date may differ from those disclosed herein.
     The estimates of the Equity Value of the Reorganized Debtors prepared by Lazard assume that the Reorganized Debtors will continue to own the fabricated products business and interests in and related to Anglesey and will operate these businesses and assets in accordance with the Debtors’ business plan. See “Reorganized KAC — Description of Business.” Estimates of the Equity Value of an entity do not necessarily reflect the values that might be realized if assets of such entity were to be sold, nor do they purport to be appraisals. Such estimates were developed solely for the purposes of formulating and negotiating a plan of reorganization and analyzing implied relative recoveries to creditors thereunder. Such estimates do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of shares of New Common Stock, a value that may be significantly different from the amounts set forth herein.
     THE VALUATION OF NEWLY-ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL MARKETS, THE ANTICIPATED INITIAL SECURITIES HOLDING OF PREPETITION CREDITORS, SOME OF

WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A LONG-TERM BASIS, AND OTHER FACTORS THAT GENERALLY INFLUENCE THE PRICES OF SECURITIES. ACTUAL MARKET PRICES OF SUCH SECURITIES ALSO MAY BE AFFECTED BY THE ISSUER’S HISTORY IN CHAPTER 11, CONDITIONS AFFECTING COMPETITORS OR THE INDUSTRY IN WHICH THE ISSUER PARTICIPATES GENERALLY, OR BY OTHER FACTORS NOT POSSIBLE TO PREDICT. ACCORDINGLY, THE REORGANIZATION VALUE ESTIMATED BY LAZARD DOES NOT NECESSARILY REFLECT, AND SHOULD NOT BE CONSTRUED AS REFLECTING, VALUES THAT WILL, OR ARE LIKELY TO, BE ATTAINED FOR THE NEW COMMON STOCK IN THE PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE INDICATED IN THIS ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. SUCH TRADING VALUE MAY BE MATERIALLY DIFFERENT FROM THE EQUITY VALUE RANGES ASSOCIATED WITH LAZARD’S VALUATION ANALYSIS. INDEED, THERE CAN BE NO ASSURANCE THAT A TRADING MARKET WILL DEVELOP FOR THE NEW COMMON STOCK, PARTICULARLY SINCE SHARES OF NEW COMMON STOCK WILL BE SUBJECT TO SIGNIFICANT RESTRICTIONS ON TRANSFER. SEE “— RESTRICTIONS ON TRANSFER.”
General Description of New Common Stock
     As of the Effective Date, Reorganized KAC will be authorized to issue 50.0 million shares of New Common Stock, par value $0.01 per share, of which: (a) an aggregate of 20.0 million shares will be distributed to the Union VEBA Trust, the Retired Salaried Employee VEBA Trust and holders of Allowed Claims in Classes 4 and 9; and (b) 2,222,222 shares will be reserved for issuance pursuant to the Equity Incentive Plan. See “Overview of the Plan — Classes and Treatment of Claims and Interests,” “— Agreements with Labor Regarding Pension and Retiree Medical Benefits” and “Reorganized Kaiser — Management — Executive Compensation — New Plans and Arrangements — Equity Incentive Plan.” In addition, the Environmental Settlement Agreement and the Plan contemplate that additional shares of New Common Stock could be issued in the future to satisfy certain environmental liabilities that have not yet been identified and liquidated. See “Operations During the Reorganization Cases — Certain Other Litigation and Settlements During the Reorganization Cases — Environmental Settlement Agreement.”
     Holders of New Common Stock will be entitled to one vote for each share of New Common Stock held of record on each matter submitted to a vote of stockholders and will not have cumulative voting rights. (Prior to its distribution, the New Common Stock will be voted by the applicable Disbursing Agent in accordance with the Plan, as described below under “Distributions Under the Plan — Unsecured Claims Reserves.”) Holders of New Common Stock will be entitled to receive ratably such dividends as may be declared by Reorganized KAC’s Board of Directors out of funds legally available for payment of dividends. While there is no current intent that Reorganized KAC pay regular dividends on the New Common Stock, Reorganized KAC may pay such dividends from time to time. The declaration and payment of dividends on the New Common Stock, if any, will be at the discretion of Reorganized KAC’s Board of Directors and will be dependent upon Reorganized KAC’s results of operations, financial condition, cash requirements, future prospects and other factors deemed relevant by Reorganized KAC’s Board of Directors. In addition, the Exit Financing Facility is expected to place restrictions on the ability of Reorganized KAC to pay dividends. See “Reorganized Kaiser — Exit Financing Facility” and “— Risk Factors — Risks Relating to the Securities Markets and Ownership of New Common Stock — Payment of Dividends Is Subject To Restriction.” There can be no assurance that Reorganized KAC will ever pay any dividends on the New Common Stock or, if it does so, as to the amount or form of such dividends. In the event of a liquidation, dissolution or winding up of Reorganized KAC, holders of New Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any New Preferred Stock. Holders of New Common Stock will have no preemptive, subscription, redemption or conversion rights.
     Reorganized KAC’s Certificate of Incorporation will contain a provision restricting certain transfers of New Common Stock. In addition, each of the PBGC and the trustee for the Union VEBA Trust will be further restricted from transferring the New Common Stock issued to the PBGC or the Union VEBA Trust, as the case may be, under the Plan pursuant to the Stock Transfer Restriction Agreement. See “— Restrictions on Transfer” for a description of the transfer restrictions to be contained in Reorganized KAC’s Certificate of Incorporation and the Stock Transfer Restriction Agreement.

     All of the outstanding shares of New Common Stock to be issued pursuant to the Plan will be, upon such issuance, validly issued, fully paid and nonassessable.
Restrictions on Transfer
     Reorganized KAC’s Certificate of Incorporation
     In order to reduce the risk that any change in the ownership of Reorganized KAC would jeopardize the preservation of federal income tax attributes of Reorganized KAC, including net operating loss carryovers, for purposes of Sections 382 and 383 of the IRC, Reorganized KAC’s Certificate of Incorporation will prohibit certain transfers of equity securities of Reorganized KAC, including New Common Stock, until the earliest of (a) the 10th anniversary of the Effective Date, (b) the repeal, amendment or modification of Section 382 of the IRC in such a way as to render Reorganized KAC and all of its direct or indirect subsidiaries no longer subject to the restrictions imposed by such section, (c) the beginning of a taxable year of Reorganized KAC in which no income tax benefits of Reorganized KAC or any direct or indirect subsidiary thereof in existence as of the Effective Date are currently available or will be available, (d) the determination by Reorganized KAC’s Board of Directors that the restrictions will no longer apply, and (e) a determination by Reorganized KAC’s Board of Directors or the Internal Revenue Service of the Department of Treasury of the United States of America (the “IRS”) that Reorganized KAC is ineligible to use Section 382(l)(5) of the IRC permitting full use of the income tax benefits of Reorganized KAC or any direct or indirect subsidiary thereof existing as of the Effective Date, or (f) an election by Reorganized KAC for Section 382(l)(5) of the IRC not to apply (the “Restriction Release Date”). See “Certain Federal Income Tax Consequences of Consummation of the Plan — Limitation on NOL Carryforwards” for a description of the specific tax attributes of Reorganized KAC and its subsidiaries at issue. Generally, Reorganized KAC’s Certificate of Incorporation will prohibit a transfer of equity securities of Reorganized KAC if either (a) the transferor holds 5% or more of the total fair market value of all issued and outstanding equity securities (such person, a “5% Shareholder”) or (b) as a result of such transfer, either (i) any person or group of persons would become a 5% Shareholder or (ii) the percentage stock ownership in Reorganized KAC of any 5% Shareholder would be increased (any such transfer, a “5% Transaction”).
     The restrictions on transfer will not apply if:
•	the transferor or transferee obtains the prior approval of Reorganized KAC’s Board of Directors;

•	in the case of a 5% Transaction by any holder of equity securities other than the Union VEBA Trust or the PBGC, prior to such transaction, Reorganized KAC’s Board of Directors determines in good faith, upon request of the transferor or transferee, that such transfer is a 5% Transaction (x) which, together with any 5% Transactions consummated during the period ending on the date of consummation of such 5% Transaction and beginning on the later of (i) the date three years prior thereto and (ii) the first day after the Effective Date (the “Testing Period”), represent aggregate 5% Transactions involving transfers of less than 45% of the equity securities of Reorganized KAC issued and outstanding at the time of transfer and (y) which, together with any 5% Transactions consummated during such period and all 5% Transactions that the Union VEBA Trust and the PBGC may consummate without breach of the Stock Transfer Restriction Agreement during the three years following the time of transfer, represent, during any period of three consecutive years during the period consisting of the Testing Period and the three years thereafter, aggregate 5% Transactions involving transfers of less than 45% of the equity securities issued and outstanding at the time of transfer; or

•	in the case of a 5% Transaction by the Union VEBA Trust or the PBGC, such 5% Transaction does not result in a breach of the Stock Transfer Restriction Agreement; provided that, contemporaneously with the 5% Transaction, the Union VEBA Trust or the PBGC, as the case may be, delivers to Reorganized KAC’s Board of Directors a written notice addressed to Reorganized KAC setting forth the number and type of equity securities involved in, and the date of, such 5% Transaction.
Any such approval or determination by Reorganized KAC’s Board of Directors will require the affirmative vote of a majority of the directors (assuming no vacancies).

     Each certificate representing equity securities of Reorganized KAC issued prior to the Restriction Release Date will contain a legend referring to these restrictions on transfer and any purported transfer of equity securities of Reorganized KAC in violation of such restrictions will be null and void. The purported transferor will remain the owner of such transferred securities and the purported transferee will be required to turn over the transferred securities, together with any distributions that were received by the purported transferee with respect to the transferred securities after the purported transfer, to an agent who is authorized to sell such securities, if it can do so, in arm’s-length transactions that do not violate such restrictions. If the purported transferee resold such securities prior to receipt of Reorganized KAC’s demand that they be so surrendered, the purported transferee will generally be required to transfer the proceeds from such distribution, together with any distributions that were received by the purported transferee with respect to the transferred securities after the purported transfer, to such agent. Any amounts so held by the agent will be applied first to reimburse the agent for its expenses, then to reimburse the transferee for any payments made by the purported transferee to the transferor, and finally, if any amount remains, to pay the purported transferor. Any resale by the purported transferee will itself be subject to these restrictions on transfer.
     Stock Transfer Restriction Agreement
     On the Effective Date, Reorganized KAC, the PBGC and the trustee of the Union VEBA Trust in such capacity will enter into the Stock Transfer Restriction Agreement in the form attached as Exhibit 1.1(194) to the Plan pursuant to which, until the Restriction Release Date, each of the PBGC and the trustee of the Union VEBA Trust will be prohibited from transferring or otherwise disposing of more than 15% of the total number of shares of New Common Stock issued pursuant to the Plan to the PBGC or the Union VEBA Trust, as the case may be, in any 12-month period without the prior written approval of Reorganized KAC’s Board of Directors in accordance with Reorganized KAC’s Certificate of Incorporation.
     The PBGC and the trustee of the Union VEBA Trust in such capacity will also each expressly acknowledge and agree to comply with the restrictions on the transfer of the securities of Reorganized KAC contained in Reorganized KAC’s Certificate of Incorporation. Additionally, Reorganized KAC’s Board of Directors will not approve any transfer by either the PBGC or the Union VEBA Trust of any shares of New Common Stock received by it pursuant to the Plan unless such approval permits transfers by the PBGC and Union VEBA Trust on a proportional basis. See “— Reorganized KAC’s Certificate of Incorporation”
Risk Factors
     The New Common Stock to be distributed pursuant to the Plan is subject to a number of material risks, including those enumerated below. The risk factors enumerated below assume Confirmation and the consummation of the Plan and the transactions contemplated thereby, and do not include matters that could prevent the foregoing. See “Answers To Certain Questions About The Plan And Disclosure Statement — What must happen before the Plan can be consummated?,” “Overview of the Plan — Classes and Treatment of Claims and Interests” and “Voting and Confirmation of the Plan” for discussions of such matters. Prior to voting on the Plan, holders of Claims entitled to vote on the Plan should carefully consider the risk factors enumerated or referred to below, as well as all of the information contained in this Disclosure Statement, including the Exhibits hereto.
Risks Relating to Certain Financial Information Regarding the Reorganized Debtors
     Projections Are Inherently Uncertain
     The fundamental premise of the Plan is the successful implementation of the Reorganized Debtors’ business plan, as reflected in the Projections. See “Reorganized Kaiser — Projected Financial Information.” The Projections are inherently uncertain and are dependent upon the successful implementation of the business plan and the reliability of the assumptions contained therein, including assumptions about the Confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtors, the overall performance of the industry in which the Reorganized Debtors will operate and general business and economic conditions. Many such assumptions are subject to matters which are beyond the control of Reorganized KAC and some of the assumptions may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement, including unanticipated changes in applicable regulations or accounting principles generally acceptable in the United States of America, may affect the actual financial condition, results of operations and cash flows of the Reorganized Debtors in the future.
     Historical Financial Information Will Not Be Comparable
     As a result of the consummation of the Plan and the transactions contemplated thereby, the Reorganized Debtors will operate the business of the Debtors under a new capital structure. The Reorganized Debtors will also be subject to the “fresh-start” accounting rules. In addition, the consolidated financial statements of the Reorganized Debtors will not reflect the Debtors’ interests in and related to the Joint Ventures that have been sold or otherwise disposed of as part of the Debtors’ strategic plan to dispose of their commodities assets. See “Reorganized KAC — Restructuring Transactions,” “Reorganized KAC — Projected Financial Information” and “Operations During the Reorganization Cases — Strategic Plan to Sell Commodities Assets.” Accordingly, the financial condition and results of operations of Reorganized KAC from and after the Effective Date will not be comparable to the financial condition or results of operations reflected in the historical financial statements of KAC, including those set forth in the KAC 2004 Form 10-K.
Risks Relating to the Reorganized Debtors’ Business and the Industry in which the Reorganized Debtors Will Operate
     The Reorganized Debtors Will Operate in a Highly Competitive Industry
     The fabricated products segment of the aluminum industry is highly competitive. Certain of the Reorganized Debtors’ competitors will be substantially larger and have greater financial resources than the Reorganized Debtors will have, and may have other strategic advantages, including more efficient technologies or lower raw material and energy costs. Increased competition could cause a reduction in the Reorganized Debtors’ shipment volumes and profitability or increase their expenditures, any one of which could have a material adverse effect on the result of operations of the Reorganized Debtors. In addition, aluminum competes with other materials, such as steel, plastics and glass, for various applications, and the willingness of customers to accept substitutions for aluminum and the ability of large customers to exert leverage in the marketplace to reduce the pricing for fabricated aluminum products could affect the Reorganized Debtors’ results of operations.
The Reorganized Debtors’ Business Could Be Adversely Affected by the Loss of Specific Customers or Changes in the Business or Financial Condition of Specific Customers
     In 2004, the largest of the Debtors’ fabricated products business unit accounted for approximately 12% of the unit’s third-party net sales, and the largest five customers accounted for approximately 32% of the unit’s third-party sales. If existing relationships with significant customers materially deteriorate or are terminated and the Reorganized Debtors are not successful in replacing lost business, the Reorganized Debtors’ results of operations could be materially adversely affected. In addition, a significant downturn in the business or financial condition of the Reorganized Debtors’ significant customers could materially adversely affect the results of operations of the Reorganized Debtors.
Revenue from the Reorganized Debtors’ Business Will Be Subject to Market Conditions
     Changes in global, regional or country-specific economic conditions can have a significant impact on overall demand for aluminum-intensive fabricated products, especially in the transportation, distribution and aerospace markets. Such changes in demand may directly affect the Reorganized Debtors’ earnings by impacting the overall volume and mix of such products sold. To the extent that these end-use markets weaken, demand can also diminish for primary aluminum, adversely affecting the financial results of the Reorganized Debtors relating to their interests in Anglesey, which owns and operates an aluminum smelter.
Foreign Economic, Regulatory and Political Factors May Adversely Affect the Reorganized Debtors’ Business
     The Reorganized Debtors will import primary aluminum from, and manufacture fabricated products used in foreign countries. The Reorganized Debtors will also own 49% of Anglesey, a company which owns and operates an aluminum smelter in the United Kingdom to which the Reorganized Debtors will supply alumina and from which the Reorganized Debtors will purchase aluminum for sale to third parties in the United Kingdom and Europe. Factors in the politically and economically diverse countries in which the Reorganized Debtors will operate or have customers or suppliers, including inflation, fluctuations in currency and interest rates, competitive factors, civil unrest and labor problems, could affect the Reorganized Debtors’ revenues, expenses and results of operations. The Reorganized Debtors’ operations could also be adversely affected by: acts of war, terrorism or the threat of any of these events; government regulation in the countries in which the Reorganized Debtors operate, service customers or purchase raw materials, particularly the implementation of controls on imports, exports and prices, the adoption of new forms of taxation, the imposition of currency restrictions and the nationalization or appropriation of rights or other assets; and trade disputes involving countries in which the Reorganized Debtors operate, service customers or purchase raw materials.
Unplanned Business Interruptions May Adversely Impact the Performance of the Reorganized Debtors
     The production of fabricated aluminum products is subject to unplanned events such as explosions, fires, inclement weather, natural disasters, accidents, transportation interruptions and supply interruptions. Operational interruptions at one of the Reorganized Debtors’ production facilities could cause substantial losses in the Reorganized Debtors’ production capacity. Furthermore, because customers may be dependent on planned deliveries from the Reorganized Debtors, customers that have to reschedule their own production due to delivery delays from the Reorganized Debtors may be able to pursue financial claims against them, and the Reorganized Debtors may incur costs to correct such problems in addition to any liability resulting from such claims. Such interruptions may also harm the reputation of the Reorganized Debtors among actual and potential customers, potentially resulting in a loss of business. To the extent these losses are not covered by insurance, the Reorganized Debtors’ cash flows may be adversely impacted by such events.
The Reorganized Debtors’ Profitability Could Be Adversely Affected by Increases in the Cost of Raw Materials
     The price of primary aluminum has historically been subject to significant cyclical price fluctuations, and the timing of changes in the market price of aluminum is largely unpredictable. Although the Reorganized Debtors’ pricing of fabricated aluminum products will generally be intended to lock in a conversion margin (representing the value added from the fabrication process) and pass the risk of price fluctuations on to their customers, the Reorganized Debtors may not be able to pass on the entire cost of such increases to their customers or offset fully the effects of higher costs for other raw materials, which may cause the Reorganized Debtors’ profitability to decline. There will also be a potential time lag between increases in prices for raw materials under the Reorganized Debtors’ purchase contracts and the point when the Reorganized Debtors can implement a corresponding increase in price under their sales contracts with their customers. As a result, the Reorganized Debtors may be exposed to fluctuations in raw materials prices, including aluminum, since, during the time lag, the Reorganized Debtors may have to bear the additional cost of the price increase under their purchase contracts, which could have a material adverse effect on the Reorganized Debtors’ profitability. Furthermore, the Reorganized Debtors will be party to arrangements based on fixed prices that include the primary aluminum price component, so that the Reorganized Debtors will bear the entire risk of rising aluminum prices, which may cause their profitability to decline. In addition, an increase in raw materials prices may cause some of the customers of the Reorganized Debtors to substitute other materials for their products, adversely affecting the Reorganized Debtors’ results of operations because of both a decrease in the sales of fabricated products and a decrease in demand for the primary aluminum produced at Anglesey.
Rising Energy Costs May Adversely Impact the Reorganized Debtors’ Profitability
     The Reorganized Debtors will consume substantial amounts of energy in their operations. A number of factors could increase the cost of energy and, if energy prices rise, the profitability of the Reorganized Debtors could decline.
The Reorganized Debtors’ Hedging Programs May Adversely Affect Income and Cash Flows
     From time to time in the ordinary course of business, the Reorganized Debtors may enter into hedging transactions to limit exposure resulting from price risks relating to primary aluminum prices, energy prices and foreign currency requirements. To the extent that these hedging transactions fix prices or exchange rates and the prices for primary aluminum exceed the fixed or ceiling prices established by these hedging transactions or energy costs or foreign exchange rates are below the fixed prices, the Reorganized Debtors’ income and cash flow will be lower than they otherwise would have been.
Expiration of Power Agreement of Anglesey May Adversely Impact the Reorganized Debtors’ Cash Flows and Impact the Reorganized Debtors’ Hedging Programs
     The agreement under which Anglesey receives power expires in September 2009 and the nuclear facility which supplies such power is scheduled to cease operations shortly thereafter. No assurance can be given that Anglesey will be able to obtain sufficient power to sustain its operations on reasonably acceptable terms thereafter. If, as a result, Anglesey’s aluminum production is curtailed or its costs are increased, the Reorganized Debtors’ cash flows may be adversely affected. In addition, any decrease in Anglesey’s production would reduce or eliminate the “natural hedge” against rising primary aluminum prices created by the Reorganized Debtors’ access to such aluminum (see “Reorganized Kaiser — Description of Business — Primary Aluminum Business Unit — Anglesey — Hedging”) and, accordingly the Reorganized Debtors may deem it appropriate to increase their hedging activity to limit exposure to such price risks, potentially adversely affecting the income and cash flow of the Reorganized Debtors (see “— The Reorganized Debtors’ Hedging Programs May Adversely Affect Income and Cash Flows”).
Loss of Key Management and Other Personnel or Inability to Attract Management and Other Personnel May Adversely Impact Performance of the Reorganized Debtors
     The Reorganized Debtors will depend on their senior executive officers and other key personnel to run their business. The loss of any of these officers or other key personnel could materially adversely affect the Reorganized Debtors’ operations. Competition for qualified employees among companies that rely heavily on engineering and technology is intense, and the loss of qualified employees or an inability to attract, retain and motivate additional highly skilled employees required for the operation and expansion of the business of the Reorganized Debtors could hinder their ability to improve manufacturing operations, conduct research activities successfully and develop marketable products.
Union Disputes and Other Employee Relations Issues May Adversely Impact Performance of the Reorganized Debtors
     A significant number of the Debtors’ employees are represented by labor unions under labor contracts with varying durations and expiration dates. The Reorganized Debtors may not be able to satisfactorily renegotiate the labor contracts when they expire, in which case there could potentially be a work stoppage at one or more of the Reorganized Debtors’ facilities in the future. Any work stoppage could have a material adverse effect on the income and cash flows of the Reorganized Debtors.
Pending Asbestos-Related Legislation, if Enacted, May Adversely Effect Results of Operations
     The following discussion assumes that legislation entitled “The Fairness in Asbestos Injury Resolution Act of 2005” (i.e., the Fair Act), which is currently pending before the United States Congress, will be enacted into law as currently proposed; the Fair Act, however, is still the subject of negotiation and Congressional debate and, accordingly, no assurances can be made as to the ultimate provisions of the Fair Act if and when it is enacted into law or how it could ultimately affect the holders of Channeled Personal Injury Claims or how it could ultimately affect the Reorganized Debtors or the value of the New Common Stock.
     If enacted as currently proposed, the Fair Act would provide for the establishment of an asbestos disease compensation system as the exclusive method of resolving asbestos personal injury claims. Under the Fair Act, a national asbestos compensation fund would be created and certain corporations that have historically been named as defendants in asbestos personal injury cases would be required to make annual contributions thereto in accordance with a complex multi-tiered schedule based upon the amount of the company’s prior asbestos expenditures and its annual gross revenues. Upon enactment of the Fair Act, virtually all pending asbestos actions would be discontinued and the filing of new asbestos lawsuits would be enjoined.
     Under the Fair Act as currently proposed, if the Debtors have consummated or substantially consummated the Plan by the date the Fair Act is enacted or if the Bankruptcy Court determines that the Debtors are exempt from certain provisions of the Fair Act in accordance with the terms of the Fair Act, the most likely effect of the Fair Act as it relates to the Reorganized Debtors would be that the PI Trust Assets held by the Asbestos PI Trust and the rights of the Asbestos PI Trust to receive Cash from the Funding Vehicle Trust pursuant to the PI Trust Funding Agreement would be contributed to the national asbestos compensation fund and the rights of holders of Asbestos Personal Injury Claims on account of such claims would be determined in accordance with the schedules set forth in the Fair Act. However, there can be no assurance that the Plan will be consummated or substantially consummated by the enactment of the Fair Act or that the Bankruptcy Court will make the determination that the Reorganized Debtors meet the requirements for exemption from the Fair Act. Accordingly, although the Debtors currently believe that such requirements would be met by the Reorganized Debtors, there can no assurances that, if the Fair Act is enacted as currently proposed, the Reorganized Debtors will not ultimately be required to make annual contributions to the national asbestos compensation fund.
     To the extent that the Reorganized Debtors have not consummated or substantially consummated the Plan by the date the Fair Act is enacted and the Bankruptcy Court does not determine that the Debtors are exempt from certain provisions of the Fair Act in accordance with the terms thereof, the Debtors or Reorganized Debtors, as the case may be, would be required to make annual payments of approximately $24.5 million to the national asbestos compensation fund for 30 years, the first of which would be due within 60 days of the date of enactment of the Fair Act. Such payments, if required, could materially adversely affect the Reorganized Debtors’ results of operations.
Compliance with Health and Safety Laws and Regulations May Adversely Affect the Reorganized Debtors’ Results of Operations
     The operations of the Reorganized Debtors will be regulated by a wide variety of health and safety laws and regulations. Compliance with these laws and regulations may be costly and could have a material adverse effect on the Reorganized Debtors’ results of operations. In addition, these laws and regulations are subject to change at any time and there can be no assurance as to the effect that any such changes would have on the Reorganized Debtors’ operations or the amount that the Reorganized Debtors would have to spend to comply with such laws and regulations as so changed.
Environmental Compliance, Clean-Up and Damage Claims May Adversely Affect the Reorganized Debtors’ Results of Operations
     The Reorganized Debtors will be subject to a wide variety of environmental laws and regulations with respect to, among other things, air and water emissions and discharges, the generation, storage, treatment, transportation and disposal of solid and hazardous waste and the release of hazardous or toxic substances, pollutants and contaminants into the environment. The Debtors are currently and have been subject to all these same laws and regulations. Compliance with these environmental laws is and will be costly. The Debtors have accrued, and the Reorganized Debtors will accrue, for costs reasonably expected to occur under existing laws and regulations. However, it is possible that actual costs may differ, perhaps significantly, from the amounts expected/accrued and such differences could have a material impact on the Reorganized Debtors’ financial position, results of operations and/or cash flows. In addition, new laws or regulations or changes to existing laws and regulations may occur and there can be no assurance as to the amount that the Reorganized Debtors would have to spend to comply with such new laws and regulations or any such changed laws or regulations or the effects that they would have on the Reorganized Debtors’ financial position, results of operations or cash flows.
     The Reorganized Debtors will have ongoing obligations under the Environmental Settlement Agreement (see “Operations During the Reorganization Cases — Certain Other Litigation and Settlements During the Reorganization Cases — Environmental Settlement Agreement”). The current and former operations of the Reorganized Debtors may subject them to fines or penalties for alleged breaches of environmental laws and to other actions seeking additional clean-up or other remedies under these environmental laws. The Reorganized Debtors may also be subject to damages related to alleged injuries to the environment and natural resources, including claims with respect to certain waste disposal sites and the clean-up of sites currently or formerly used by the Reorganized Debtors. Any such clean-up or other remediation, fines or penalties, or damages may be costly and could have a material adverse effect on the Reorganized Debtors’ results of operations.
     To the extent not sold prior thereto, as of the Effective Date, New Kaiser Remainder LLC will own certain non-operating properties that will require additional environmental clean-up, including properties located in

Ohiopyle, Pennsylvania and Tulsa, Oklahoma. As of the Effective Date, Reorganized KAC and New Kaiser Remainder LLC will enter into a funding agreement obligating Reorganized KAC, if requested by New Kaiser Remainder LLC, to advance amounts necessary to fund those clean-up costs, subject to certain limitations. See “Reorganized Kaiser — Restructuring Transactions.”
Other Legal Proceedings or Investigations or Changes in the Laws and Regulations to which the Reorganized Debtors Will Be Subject May Adversely Affect Their Results of Operations
     In addition to environmental proceedings and investigations of the types described above, the Reorganized Debtors may from time to time be involved in, or be the subject of, disputes, proceedings and investigations with respect to a variety of matters, including matters related to health and safety, product liability, employees, Taxes and contracts, as well as other disputes and proceedings that arise in the ordinary course of business. It could be costly to defend against any claims against the Reorganized Debtors or any investigations involving any of them, whether meritorious or not, and could divert management’s attention as well as operational resources, negatively impacting the Reorganized Debtors’ results of operations. It could also be costly to make payments on account of any such claims.
     Additionally, as with the environmental laws and regulations to which the Reorganized Debtors will be subject, the other laws and regulations which will govern the business of the Reorganized Debtors are subject to change at any time and there can be no assurance as to the amount that the Reorganized Debtors would have to spend to comply with such laws and regulations as so changed or otherwise as to the effect that any such changes would have on the Reorganized Debtors’ operations.
The Reorganized Debtors May Not Be Able to Successfully Develop and Implement New Technology Initiatives in a Timely Manner
     The Debtors have invested in, and are involved with, a number of technology and process initiatives. Several technical aspects of these initiatives are still unproven and the eventual commercial outcome of any of them cannot be assessed with any certainty. Even if these initiatives are successful, the Reorganized Debtors may not be able to deploy them in a timely fashion. If these initiatives are not successful or, even if successful, are not deployed in a timely fashion, the profitability of the Reorganized Debtors could decline. Further, if the Reorganized Debtors’ competitors are able to successfully develop and implement new technology initiatives in a timely manner and the Reorganized Debtors are unable to do so, those competitors could have strategic advantages over the Reorganized Debtors.
The Reorganized Debtors May Not Be Able to Adequately Protect Proprietary Rights to Their Technology
     The success of the Reorganized Debtors will depend in part upon their proprietary technology and processes. Although the Reorganized Debtors will attempt to protect their intellectual property through patents, trademarks, trade secrets, copyrights, confidentiality and nondisclosure agreements and other measures, these measures may not be adequate to protect such intellectual property, particularly in foreign countries where the laws may offer significantly less intellectual property protection than is offered by the laws of the United States of America. In addition, any litigation to enforce the Reorganized Debtors’ intellectual property rights, even if successful, could result in costly and prolonged litigation, divert management’s attention and adversely affect income and cash flows. Failure to adequately protect the Reorganized Debtors’ intellectual property may adversely affect their results of operations as the Reorganized Debtors’ competitors would be able to utilize such property without having had to incur the costs of developing it, thus potentially reducing the Reorganized Debtors’ relative profitability. Furthermore, the Reorganized Debtors may be subject to claims that their technology infringes the intellectual property rights of another. Even if without merit, those claims could result in costly and prolonged litigation, divert management’s attention and adversely affect income and cash flows. In addition, the Reorganized Debtors may be required to enter into licensing agreements in order to continue using technology that is important to their business. However, the Reorganized Debtors may be unable to obtain license agreements on acceptable terms, which could negatively impact the Reorganized Debtors’ results of operations.

Risks Relating to the Securities Markets and Ownership of New Common Stock
There Is No Established Market for the New Common Stock; Anticipated Small Public Float May Limit Development of a Market for the New Common Stock; Volatility Is Possible
     No established market exists for the New Common Stock. Although KAC intends to apply to list the New Common Stock on The Nasdaq Stock Market, Inc., there can be no assurance that, even if the New Common Stock is quoted on the NASDAQ National Market or NASDAQ SmallCap Market, an active market for the New Common Stock will develop or further that, even if any such market does develop, it will continue to exist or as to the degree of price volatility in any such market that does develop. The Stock Transfer Restriction Agreement will generally prohibit each of the PBGC and the Union VEBA Trust from transferring more than 15% of the New Common Stock issued to it pursuant to the Plan in any 12-month period, and transfer restrictions contained in Reorganized KAC’s Certificate of Incorporation will generally prevent any person from rapidly acquiring significant amounts of New Common Stock, in each case for up to ten years after the Effective Date. These transfer restrictions could hinder development of an active market for the New Common Stock. See “New Common Stock — Restrictions on Transfer.” The New Common Stock will be issued pursuant to the Plan to holders of Allowed Claims in Class 4 and Class 9, as well as the Union VEBA Trust and the Retired Salaried Employee VEBA Trust, and some of these individuals and other entities may prefer to liquidate their investment rather than hold it on a long-term basis. Accordingly, it is anticipated that the market for the New Common Stock will be volatile, at least for an initial period after the Effective Date. Moreover, although the Plan was developed based upon an estimated midpoint reorganization equity value of approximately $19.00 per share of New Common Stock, such valuation is not an estimate of the prices at which the New Common Stock may trade in the market, and the Debtors have not attempted to make any such estimate in connection with the development of the Plan. See “New Common Stock — Reorganization Value.” In addition, the market price of the New Common Stock may be subject to significant fluctuations in response to numerous factors, including variations in the Reorganized Debtors’ annual or quarterly financial results or those of their competitors, changes by financial analysts in their estimates of the future earnings of the Reorganized Debtors, conditions in the economy in general or in the fabricated aluminum products industry in particular or unfavorable publicity. The stock market also has, from time to time, experienced significant price and volume fluctuations that have been unrelated to the operating performance of companies with publicly traded securities. No assurance can be made as to the market prices for New Common Stock that will prevail following the Effective Date.
Payment of Dividends Is Subject to Restriction
     It is expected that covenants in the Exit Financing Facility will restrict the ability of Reorganized KAC to pay dividends and may prohibit the payment of certain types of dividends altogether. See “Reorganized Kaiser — Exit Financing Facility.” Certain institutional investors may invest only in dividend-paying equity securities or may operate under other restrictions that may prohibit or limit their ability to invest in the New Common Stock, which could hinder development of an active market for the New Common Stock.
Concentration of Ownership; Certain Stockholders May Exert Significant Influence over the Reorganized Debtors
     It is anticipated that, immediately following the Effective Date, four stockholders will hold 89.1% of the outstanding New Common Stock as follows: the Union VEBA Trust, 57.2%; the PBGC, 16.2%; the Retired Salaried Employee VEBA Trust, 9.7%; and the Asbestos PI Trust, 6.0%. See “Overview of the Plan — Agreements with Labor Regarding Pension and Retiree Medical Benefits” and “Overview of the Plan — PBGC Settlement Agreement.” Accordingly, the Union VEBA Trust will have significant control over matters requiring stockholder approval, including the composition of Reorganized KAC’s Board of Directors. Further, to the extent that the Union VEBA Trust and some or all of the other substantial stockholders act in concert, they could control any action taken by the stockholders of Reorganized KAC, including actions subject to a 67% supermajority vote requirement. This concentration of ownership could also facilitate or hinder proxy contests, tender offers, open-market purchase programs, mergers or other purchases of the New Common Stock that might otherwise give stockholders the opportunity to realize a premium over the then-prevailing market price of the New Common Stock or cause the market price of the New Common Stock to decline. There can be no assurance that the interests of Reorganized KAC’s major stockholders will not conflict with the interests of the Reorganized Debtors’ other stakeholders.

The USW Has Director Nomination Rights Through Which It May Influence the Reorganized Debtors
     Pursuant to the Legacy Liability Agreements, the USW will enter into the Director Designation Agreement with Reorganized KAC which will generally provide the USW with certain rights to nominate 40% of the candidates to be submitted to stockholders for election to Reorganized KAC’s Board of Directors. See “Reorganized Kaiser — Management and Board of Directors — Reorganized KAC’s Board of Directors — Director Designation Agreement with the USW.” As a result, the directors nominated by the USW will have a significant voice in the decisions of Reorganized KAC’s Board of Directors.
     Certain Provisions Will Have Anti-Takeover Effects
     Certain provisions of Reorganized KAC’s Certificate of Incorporation and Bylaws, as well as the DGCL and the Stock Transfer Restriction Agreement, may have the effect of delaying, deferring or preventing a change in control of Reorganized KAC. Such provisions, including ones providing for the possible issues of New Preferred Stock without stockholder approval, regulating the nomination of directors, classifying Reorganized KAC’s Board, eliminating the ability of stockholders to act by written consent in lieu of a meeting and restricting the transfers of New Common Stock, may make it more difficult for anyone to make a tender offer or otherwise acquire substantial amounts of the New Common Stock or to launch other takeover attempts that a stockholder might consider to be in such stockholder’s best interest without the approval of Reorganized KAC’s Board of Directors. See “Reorganized KAC — Certain Corporate Governance Matters” and “New Common Stock — Restrictions on Transfer.”

GENERAL INFORMATION CONCERNING THE PLAN
Substantive Consolidation
     In connection with Confirmation, the Debtors will seek Bankruptcy Court approval of the substantive consolidation of the Substantively Consolidated Debtors for the purpose of implementing the Plan, including for purposes of voting, Confirmation and distributions to be made under the Plan. Pursuant to relevant order of the Bankruptcy Court: (a) all assets and liabilities of the Substantively Consolidated Debtors will be deemed merged; (b) all guarantees by, or co-obligations of, one Substantively Consolidated Debtor in respect of the obligations of any other Substantively Consolidated Debtor will be deemed eliminated so that any Claim against any Substantively Consolidated Debtor and any guarantee by, or co-obligation of, any other Substantively Consolidated Debtor and any joint or several liability of any of the Substantively Consolidated Debtors will be deemed to be one obligation of the consolidated Substantively Consolidated Debtors; and (c) each and every Claim Filed or to be Filed in the Reorganization Case of any of the Substantively Consolidated Debtors will be deemed Filed against the consolidated Substantively Consolidated Debtors and will be deemed one Claim against and a single obligation of the consolidated Substantively Consolidated Debtors. Substantive consolidation is being sought solely for administrative convenience. Such substantive consolidation (other than for the purpose of implementing the Plan) will not affect the legal and corporate structures of the Substantively Consolidated Debtors, nor will such substantive consolidation affect or be deemed to affect any Intercompany Claim in any manner contrary to the Intercompany Claims Settlement nor will such substantive consolidation be deemed to affect any Other Debtor or claims against any Other Debtors.
     The Plan will serve as a motion seeking entry of an order substantively consolidating the Substantively Consolidated Debtors, as described, and to the limited extent set forth in, the provisions of the Plan described in the immediately preceding paragraph (i.e., Section 9.1 of the Plan). Unless an objection to such substantive consolidation is made in writing by any creditor or claimant affected by the Plan, Filed with the Bankruptcy Court and served on the parties identified in Section 14.9 of the Plan on or before [___], 2005, or such other date as may be fixed by the Bankruptcy Court, the substantive consolidation order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. In the event any such objections are timely Filed, a hearing with respect thereto will occur at the Confirmation Hearing.
Discharge, Termination and Injunction
     Discharge of Claims and Termination of Interests
     Except as provided in the Plan, the Confirmation Order or the Environmental Settlement Agreement, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan, in the Confirmation Order or the Environmental Settlement Agreement, Confirmation will, as of the Effective Date: (a) discharge the Debtors from all Claims or other debts and Interests that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code, or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the Debtors.
     In accordance with the foregoing, except as provided in the Plan, the Confirmation Order or the Environmental Settlement Agreement, the Confirmation Order will be a judicial determination, as of the Effective Date, of a discharge of all Claims and other debts and liabilities against the Debtors and a termination of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest. The foregoing will not limit any rights that the United States of America or the individual States may have under environmental laws to seek to enforce equitable remedies against the Debtors, the Reorganized Debtors or the successors thereto to the extent such equitable remedies are not considered Claims under applicable bankruptcy law and relate to matters that have not been resolved by the Environmental Settlement Agreement or other settlements, except that the Debtors, the Reorganized

Debtors or the successors thereto may raise any and all available defenses (including defenses under bankruptcy law) in any action by the United States of America or an individual State to enforce such equitable remedies. Under the Plan, all rights and defenses (including defenses under bankruptcy law) of the Debtors, the Reorganized Debtors and the successors thereto and the United States of America with regard to the Reserved Sites (as such term is defined in the Environmental Settlement Agreement) for which the Debtors and the United States of America have not reached settlement as of the Confirmation Date will be preserved. Notwithstanding any provision of the Plan, the rights of the United States of America or the individual States party to the Environmental Settlement Agreement with respect to the Debtor-Owned Sites (as such term is defined in the Environmental Settlement Agreement) will be governed by the Environmental Settlement Agreement.
     Injunctions
     In addition to the injunctions provided in the PI Channeling Injunctions, except as provided in the Plan, the Confirmation Order or the Environmental Settlement Agreement, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability of the Debtors, or an Interest or other right of an equity security holder with respect to the Debtors, that is discharged, waived, settled or deemed satisfied in accordance with the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such Claims, debts, liabilities, Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or the property of any of them, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or the property of any of them, other than as permitted by the Plan as described in (a) above; (c) creating, perfecting or enforcing any lien or encumbrance of any kind against the Debtors, the Reorganized Debtors or the property of any of them; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or the Reorganized Debtors; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the Plan.
     In addition to the injunctions provided in the PI Channeling Injunctions, as of the Effective Date, all entities that have held, currently hold or may hold any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan, including pursuant to Section 4.5 thereof, will be permanently enjoined from taking any of the following actions against any released entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the Plan.
Preservation of Rights of Action Held by the Debtors and the Reorganized Debtors
     Except as provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors or their successors will retain and may enforce any claims, demands, rights and causes of action that any Debtor or Estate may hold, including the Recovery Actions, to the extent not expressly released under the Plan. The Reorganized Debtors or their successors may pursue such retained claims, demands, rights or causes of action, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successors holding such claims, demands, rights or causes of action. Further, the Reorganized Debtors retain their rights to File and pursue any adversary proceedings against any trade creditor or vendor related to debit balances or deposits owed to any Debtor. Notwithstanding the foregoing, on the Effective Date, the Reorganized Debtors will be deemed to waive and release any claims, rights or causes of action arising under section 547 of the Bankruptcy Code relating to preferential transfers held by any Debtor or Reorganized Debtor against any entity other than Recovery Actions against any Preference Action Party (see Section 4.5.a of the Plan and “Operations During the Reorganization Cases — Other Litigation and Settlements During the Reorganization Cases — Recovery Actions”).

Limitation of Liability
     The Debtors, the Reorganized Debtors, the DIP Lenders, the Indenture Trustees and their respective directors, officers, employees and professionals, acting in such capacity and the Creditors’ Committee or members thereof, the Asbestos Claimants’ Committee or members thereof, the Retirees’ Committee or members thereof, the Future Asbestos Claimants’ Representative, the Future Silica and CTPV Claimants’ Representative and their respective Professionals will neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, this Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with the Plan, although the provisions of the Plan described in this paragraph (i.e., Section 14.2 of the Plan) will have no effect on (a) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan or (b) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.
Releases
     General Releases
     As of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash, New Common Stock and contracts, instruments, releases and other agreements and documents to be entered into or delivered in connection with the Plan, each holder of a Claim, other than a holder of a Channeled Personal Injury Claim, that votes in favor of the Plan will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtors’ or the Reorganized Debtors’ obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to a Debtor, the Reorganization Cases or the Plan that such entity has, had or may have against any Debtor or other Kaiser Company, the Creditors’ Committee or members thereof, the Asbestos Claimants’ Committee or members thereof, the Retirees’ Committee or members thereof, the Future Asbestos Claimants’ Representative, the Future Silica and CTPV Claimants’ Representative, any DIP Lender, any Indenture Trustee or any of their respective present or former directors, officers, employees, accountants (including independent certified public accountants), advisors, attorneys, investment bankers, underwriters, consultants or other agents or shareholders, acting in such capacity (which release will be in addition to the discharge of Claims and termination of Interests provided in the Plan and under the Confirmation Order and the Bankruptcy Code), except for those claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities based on: (a) acts or omissions of any such person constituting gross negligence or willful misconduct; (b) if the holders of the Senior Subordinated Notes are or were determined by the order contemplated by Sections 2.4(c)(i)(B) and 2.4(c)(ii)(B) of either or both of the Alumina Subsidiary Plans to be entitled to a distribution under either or both of the Alumina Subsidiary Plans, acts or omissions of any such person related to or giving rise to the circumstances underlying any of the Contractual Subordination Disputes; or (c) contractual obligations of, or loans owed by, any such person to a Debtor. Nothing in provisions of the Plan described in this paragraph (i.e., Section 4.5(b) of the Plan) will limit in any way the scope or applicability of any PI Channeling Injunction. For purposes of the Plan, “Contractual Subordination Dispute” means any or all of the following matters pending in the jointly administered Reorganization Cases: (a) the adversary proceeding styled Paul J. Guillot v. Kaiser Aluminum & Chemical Corporation, Adv. Pro. No. 04-51165 (JKF); (b) the motion Filed by the Senior Subordinated Note Indenture Trustee to determine the classification of the Senior Subordinated Note Claims under any plans of reorganization Filed by the Debtors or the Other Debtors that guaranteed the Senior Subordinated Notes; and (c) the adversary proceeding styled U.S. Bank National Association v. Kaiser Aluminum & Chemical Corporation, Adv. Pro. No. 04-55115 (JKF). See

“Operations During the Reorganization Cases — Guaranty Subordination Dispute” and “Operations During the Reorganization Cases — 7-3/4% SWD Revenue Bond Dispute.”
     PBGC Release
     As of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash, New Common Stock and contracts, instruments, releases and other agreements and documents to be entered into or delivered in connection with the Plan, the PBGC will be deemed to release each Debtor and each other Kaiser Company from any and all claims of or liabilities to the PBGC arising on or before the Effective Date in respect of any pension plans maintained by the Debtors and terminated on or prior to the Effective Date and any related liens on such Debtor’s or Kaiser Company’s assets, including claims and liens arising under ERISA or under the IRC as a result of such Debtor’s or Kaiser Company’s status as a member of KACC’s “controlled group” within the meaning of ERISA. Notwithstanding any other provision in the Plan, nothing in the Plan will release the claim or claims of PBGC or any pension plan currently or formerly sponsored by KACC against any person (other than any Kaiser Company) for breach of fiduciary duty under ERISA with respect to the pension plans.
Executory Contracts and Unexpired Leases
     Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors will assume or assume and assign, as indicated, each Executory Contract and Unexpired Lease listed on Exhibit 6.1.a of the Plan, although the Debtors reserve the right, at any time prior to the Effective Date, to amend Exhibit 6.1.a of the Plan to (a) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection pursuant to Section 6.1.a of the Plan or (b) add any Executory Contract or Unexpired Lease thereto, thus providing for its assumption or assumption and assignment pursuant to Section 6.1.a of the Plan. The Debtors will provide notice of any amendments to Exhibit 6.1.a of the Plan to the Creditors’ Committee, the Asbestos Claimants’ Committee, the Retirees’ Committee, the Future Asbestos Claimants’ Representative, the Future Silica and CTPV Claimants’ Representative and the parties to the Executory Contracts or Unexpired Leases affected thereby and to the parties on the then-applicable service list in the Reorganization Cases. Each such contract and lease, including those listed on Exhibit 6.1.a of the Plan, will be assumed only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit 6.1.a of the Plan will not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder.
     Each Executory Contract or Unexpired Lease assumed under the provisions of the Plan described in the immediately preceding paragraph (i.e., Section 6.1.a of the Plan) will include any modifications, amendments, supplements or restatements to such contract or lease, irrespective of whether such modification, amendment, supplement or restatement is listed on Exhibit 6.1.a of the Plan.
     As of the effective time of an applicable Restructuring Transaction, any Executory Contract or Unexpired Lease to be held by any Debtor or another surviving, resulting or acquiring corporation in an applicable Restructuring Transaction will be deemed assigned to the applicable entity pursuant to section 365 of the Bankruptcy Code.
     The Confirmation Order will constitute an order of the Bankruptcy Court approving such assumptions and assignments, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. An order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing notice to each party whose Executory Contract or Unexpired Lease is being assumed or assumed and assigned pursuant to the Plan of: (a) the contract or lease being assumed or assumed and assigned; (b) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and (c) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Amount Claim.
     To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract or Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section

365(b)(1) of the Bankruptcy Code, at the option of the Debtor assuming such contract or lease or the assignee of such Debtor, if any: (a) by payment of the Cure Amount Claim in Cash on the Effective Date; or (b) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease. If there is a dispute regarding (a) the amount of any Cure Amount Claim; (b) the ability of the applicable Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (c) any other matter pertaining to assumption or assumption and assignment of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.
     On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court or that is assumed pursuant to the provisions of the Plan described herein in the first paragraph under “— Executory Contracts and Unexpired Leases” (i.e., Section 6.1.a of the Plan), each Executory Contract or Unexpired Lease that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. Without limiting the foregoing, any agreement entered into prior to the Petition Date by or on behalf of a Debtor with respect to the settlement of any Channeled Personal Injury Claim will be deemed rejected as of the Effective Date to the extent such settlement agreement is deemed to be an executory contract within the meaning of section 365(a) of the Bankruptcy Code and any Claims in respect of such rejection will be treated as a Channeled Personal Injury Claim.
     Notwithstanding anything to the contrary in the Bar Date Order, if the rejection of an Executory Contract or Unexpired Lease pursuant to the provisions of the Plan described in the immediately preceding paragraph (i.e., Section 6.3 of the Plan) gives rise to a Claim (including any Claims arising from those indemnification obligations described in Section 6.5.b of the Plan (which is described above under “Reorganized Kaiser — Limitation of Liability and Indemnity Arrangements”)) by the other party or parties to such contract or lease), such Claim will be forever barred and will not be enforceable against the Debtors, the Reorganized Debtors, the successor of any of them or the property of any of them unless a proof of Claim or request for payment of Administrative Claim is Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order, the notice of the entry of the Confirmation Order or another order of the Bankruptcy Court, no later than 30 days after the Effective Date.
     Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts or Unexpired Leases assumed by such Debtor, will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.
Collective Bargaining Agreements
     The collective bargaining agreements listed on Exhibit 6.1.a to the Plan, as modified and/or amended from time to time, will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Upon assumption, all proofs of claim filed by the Debtors’ unions relating to such collective bargaining agreements will be deemed withdrawn, without prejudice to their pursuit in the ordinary course by the unions and/or individuals and payment or satisfaction in the ordinary course by the Reorganized Debtors of obligations under the assumed collective bargaining agreements.
Insurance Policies and Agreements
     The Debtors do not believe that the insurance policies issued to, or insurance agreements entered into by, any Debtor prior to the Petition Date constitute executory contracts. To the extent that such insurance policies or agreements are considered to be executory contracts, then, notwithstanding anything contained in Article VI of the Plan (which is described herein under “— Insurance Policies and Agreements” and above under “— Executory Contracts and Unexpired Leases”) to the contrary, the Plan will constitute a motion to assume such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order will constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtors, their respective Estates and all parties in interest in the Reorganization Cases. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of any Debtor existing as of the Confirmation Date with respect to each such insurance policy or agreement. In accordance with Section 5.1.d(i) of the Plan (which is described above under “PI Trusts and Distribution Procedures — Funding Vehicle Trust — Transfer of Certain Property to the Funding Vehicle Trust — Transfer of Plan Consideration”), the rights under the insurance policies and agreements constituting PI Insurance Assets and described in clause (a) of Section 1.1(145) of the Plan (i.e., rights to receive proceeds from Included PI Trust Insurance Policies in respect of Channeled Personal Injury Claims) will, to the extent necessary, be deemed assigned to and assumed by the Funding Vehicle Trust for the benefit of the PI Trusts as of the Effective Date and, pursuant to section 365 of the Bankruptcy Code, no Debtor will have further liability thereunder from and after the Effective Date.
     Nothing contained in the Plan will constitute a waiver of any claim, right or cause of action that a Debtor, the Funding Vehicle Trust, any PI Trust or a Reorganized Debtor, as the case may be, may hold against the insurer under any policy of insurance or insurance agreement, except to the extent the insurer is an insurance company listed on Exhibit 1.1(185) to the Plan (as the same may be amended from time to time) and any PI Insurance Company providing coverage under one or more Included PI Trust Insurance Policies that enters into a settlement prior to the conclusion of the Confirmation Hearing that is (a) sufficiently comprehensive in the determination of the Debtors, the Asbestos Claimants’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative to justify treating such company as a Protected Party as to all or certain of the Channeled Personal Injury Claims and (b) approved by the Bankruptcy Court (i.e., a Settling Insurance Company).
Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors
     Except as otherwise provided in the Plan (and subject to Section 4.2 thereof (which is described below under “— Restructuring Transactions”)), each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable law. Except as otherwise provided in the Plan (and subject to Section 4.2 thereof), as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, each Reorganized Debtor and any successor thereto may operate its business and may use, acquire and dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, each Reorganized Debtor and any successor thereto may pay the charges that it incurs on or after the Effective Date for professionals’ fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the Bankruptcy Court.
Restructuring Transactions
     The Restructuring Transactions will be consummated as contemplated by Exhibit 4.2 to the Plan. See “Reorganized Kaiser — Restructuring Transactions” for a summary of the Restructuring Transactions. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Debtor or Reorganized Debtor, such surviving, resulting or acquiring corporation will perform or cause to be performed the obligations of the applicable Debtor or Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Debtor or Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition of such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform or cause to be performed such obligations.
Certificates of Incorporation and Bylaws
     Reorganized KAC
     As of the Effective Date, after giving effect to the Restructuring Transactions, the Certificate of Incorporation and the Bylaws of Reorganized KAC will be substantially in the form of Exhibit 4.3.a(i) to the Plan. The Certificate of Incorporation of Reorganized KAC will, among other things, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code and will authorize the issuance of New Common Stock in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective Date, Reorganized KAC may amend and restate its Certificate of Incorporation or Bylaws as permitted by the DGCL, subject to the terms and conditions of such constituent documents. See “Reorganized Kaiser — Board of Directors,” “Reorganized Kaiser — Certain Corporate Governance Matters” and “New Common Stock — General Description of New Common Stock” and “— Restrictions on Transfer — Reorganized KAC’s Certificate of Incorporation” for a description of certain provisions of Reorganized KAC’s Certificate of Incorporation and Bylaws.
     Kaiser Trading and Other Reorganized Debtors
     As of the Effective Date, after giving effect to the Restructuring Transactions, the Certificate of Incorporation and the Bylaws of Reorganized Kaiser Trading will be substantially in the form of Exhibit 4.3.a(ii) to the Plan and the Certificate of Incorporation and the Bylaws of each Reorganized Debtor (other than Reorganized KAC and Reorganized Kaiser Trading) will be in such form as the Debtors may determine. The initial Certificates of Incorporation of Reorganized Kaiser Trading and each other Reorganized Debtor will, among other things, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. After the Effective Date or the effective time of any applicable Restructuring Transaction, each such entity may amend and restate its Certificate of Incorporation or Bylaws as permitted by applicable state law, subject to the terms and conditions of such constituent documents.
Directors and Officers of the Reorganized Debtors
     Exhibit 4.3.b of the Plan identifies, for each Reorganized Debtor (other than Reorganized KAC and Reorganized Kaiser Trading), the individuals expected to serve as the initial members of its board of directors, or comparable governing body, and, for each Reorganized Debtor (other than Reorganized Kaiser Trading), the individuals expected to serve as its initial officers. The identity and the initial term of, and such additional information as may be required to be disclosed pursuant to section 1129(a)(5) of the Bankruptcy Code with respect to, the individuals expected to serve as the ten initial members of Reorganized KAC’s Board of Directors, one of whom will be the Chief Executive Officer of Reorganized KAC, five of whom will be selected by the Search Committee and four of whom will be designated by the USW, and the identity of the individuals expected to serve as the initial members of the board of directors and initial officers of Reorganized Kaiser Trading, who will be selected jointly by the Asbestos Claimants’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative, will be set forth in a filing with the Bankruptcy Court at least ten days prior to the deadline for filing objections to Confirmation of the Plan. Subject to the provisions of the Director Designation Agreement, each member of the board of directors or comparable governing body and officer of each Reorganized Debtor will serve from and after the Effective Date until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal in accordance with the Certificate of Incorporation and Bylaws of such entity and applicable state law. See “Reorganized Kaiser — Board of Directors” and “Reorganized Kaiser — Management” for further information about Reorganized KAC’s Board of Directors.
New Employment, Retirement, Indemnification and Other Related Agreements and Incentive Compensation Programs
     As of the Effective Date, the Reorganized Debtors will have authority to: (a) maintain, amend or revise then-existing employment, retirement, welfare, incentive, severance, indemnification and other plans for or agreements with their active and retired directors, officers and employees, subject to the terms and conditions of any such plan or agreement; and (b) enter into new employment, retirement, welfare, incentive, severance, indemnification and other plans for or agreements with active and retired directors, officers and employees, including the Equity Incentive Plan. Exhibit 4.3.c provides a list of the plans for and agreements with active and retired directors, officers and employees that will continue in effect from and after the Effective Date or that will take effect as of the Effective Date. See “Reorganized Kaiser — Management — Executive Compensation” for a description of certain of such plans and agreements.

Transfers of Funds Among the Debtors
     Cash payments to be made pursuant to the Plan will be made by Reorganized KAC, although the Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable Reorganized KAC to satisfy its obligations under the Plan.
Corporate Action
     The following (which will occur and be deemed effective as of the date specified in the documents effectuating the same or, if no date is so specified, the Effective Date) will be deemed authorized and approved in all respects and for all purposes without any requirement of further action by stockholders or directors of any of the Debtors or the Reorganized Debtors or any other person or entity: (i) the implementation of the Restructuring Transactions; (ii) the adoption of new or amended and restated Certificates of Incorporation and Bylaws for the Reorganized Debtors; (iii) the initial selection of the members of the board of directors or comparable governing body and officers for the Reorganized Debtors; (iv) the entry into the Exit Financing Facility; (v) the entry into the Funding Vehicle Trust Agreement, the Asbestos PI Trust Agreement, the CTPV PI Trust Agreement, the NIHL PI Trust Agreement and the Silica PI Trust Agreement; (vi) the distribution of Cash pursuant to the Plan; (vii) the issuance and distribution of New Common Stock pursuant to the Plan; (viii) the issuance or transfer of the PI Trust Assets included in clauses (b) and (d) of Section 1.1(151) of the Plan (i.e., 100% of the equity of Reorganized Kaiser Trading and 75% of the KFC Claim) to the Asbestos PI Trust and the Silica PI Trust in accordance with Sections 5.2 and 5.3 of the Plan, as the case may be (which are described above under “PI Trusts and Distribution Procedures — Asbestos PI Trust — Transfer of Certain Property to the Asbestos Trust” and “PI Trusts and Distribution Procedures — Silica PI Trust — Transfer of Certain Property to the Silica PI Trust,” respectively); (ix) the transfer of the remaining PI Trust Assets (i.e., the PI Insurance Assets and Cash in the amount of $13 million) to the Funding Vehicle Trust; (x) the adoption, execution, delivery and implementation of all other contracts, leases, instruments, releases and other agreements or documents contemplated by the Plan (including the Director Designation Agreement, the Registration Rights Agreement and Stock Transfer Restriction Agreement); (xi) the adoption, execution and implementation of the plans and agreements described on Exhibit 4.3.c of the Plan, including the Equity Incentive Plan; and (xii) the other matters provided for under the Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by, or required of, any Debtor or Reorganized Debtor.
Registration Rights Agreement and Stock Transfer Restriction Agreement
     On the Effective Date, Reorganized KAC, the PBGC and the Union VEBA Trust will execute and deliver the Registration Rights Agreement and Stock Transfer Restriction Agreement. See “Applicability of Certain Federal and State Securities Laws — Registration Rights Agreement” and “New Common Stock — Restrictions on Transfer — Stock Transfer Restriction Agreement.”
Cancellation of KAC Old Stock
     On the Effective Date, the KAC Old Stock will be deemed cancelled and of no further force without any further action on the part of any Debtor or Reorganized Debtor.
Release of Liens
     Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered or Reinstated in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of any Estate will be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests or encumbrances of any kind, including any rights to any collateral thereunder, will revert to the applicable Reorganized Debtor and its successors and assigns and the former holder thereof will, upon request of any Debtor, execute such documents evidencing such release and discharge as such Debtor may reasonably request.

Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes
     The Chairman, Chief Executive Officer, President, any Executive Vice President, Chief Financial Officer, Chief Operating Officer, any Senior Vice President or any Vice President of each Debtor or Reorganized Debtor will be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements and documents and take such actions as may be necessary, appropriate or desirable to effectuate and implement each provision of the Plan. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor will be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code, the following will not be subject to a stamp tax, real estate transfer tax, sales or use tax or similar Tax: (a) the issuance, transfer or exchange of New Common Stock and the common stock of Reorganized Kaiser Trading; (b) the creation of any mortgage, deed of trust, lien or other security interest; (c) the making or assignment of any lease or sublease; (d) the execution and delivery of the Exit Financing Facility; (e) any Restructuring Transaction; or (f) the making or delivery of any deed, bill of sale or other instrument of transfer or assignment or any plan of merger, consolidation, liquidation or dissolution under, in furtherance of or in connection with the Plan, including in connection with the funding of the Unsecured Claims Reserve, the Union VEBA Trust or Retired Salaried Employee VEBA Trust, the transfer of the PI Trust Assets to the Funding Vehicle Trust, the Asbestos PI Trust or the Silica PI Trust, as the case may be, or the implementation of any Restructuring Transaction.
Dissolution of Committees
     Subject to any applicable Bankruptcy Court order, on the Effective Date, the Creditors’ Committee, the Asbestos Claimants’ Committee and the Retirees’ Committee will dissolve and the members of the Creditors’ Committee, the Asbestos Claimants’ Committee, the Retirees’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative will be released and discharged from all duties and obligations arising from or related to the Reorganization Cases, except that the duties and obligations of the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative will continue after the Effective Date pursuant to any applicable provisions of the PI Trust Agreements and the PI Trust Distribution Procedure, all costs of which will be borne by the applicable PI Trust or the Funding Vehicle Trust. The Professionals retained by the Creditors’ Committee, the Asbestos Claimants’ Committee, the Retirees’ Committee, the Future Asbestos Claimants’ Representative, the Future Silica and CTPV Claimants’ Representative and the members of such Committees will not be entitled to assert any Professional Fee Claims for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date pursuant to Section 3.1.a(vii)(B)(1) of the Plan (which is described above under “Overview of the Plan — Payment of Administrative Claims — Bar Dates for Administrative Claims”) and in connection with any appeal of the Confirmation Order. Notwithstanding the foregoing, in the event that appeals in respect of any Contractual Subordination Dispute or the PBGC Settlement Agreement remain pending on the Effective Date, the Creditors’ Committee will not dissolve until resolution of each such appeal, and the Professionals retained by the Creditors’ Committee will be entitled to assert Professional Fee Claims in connection with any such appeal in accordance with the Intercompany Claims Settlement and pursuant to the Plan and the Alumina Subsidiary Plans.
Canadian Proceeding
     On or prior to the Effective Date, the Debtors will seek the dismissal or termination of the Canadian Proceeding as to each of the Canadian Debtors. See “Operations During the Reorganization Cases — The Additional Debtors and the Canadian Proceeding” for a description of the Canadian Proceeding.
Certain Provisions Relating to KAC Old Stock Interests
     By operation of Sections 4.6 and 12.1 of the Plan (described above under “— Cancellation of KAC Old Stock” and “— Discharge, Termination and Injunction — Discharge of Claims and Termination of Interests,” respectively), on the Effective Date, the KAC Old Stock will be cancelled, all rights of equity security holders with respect thereto will be terminated and, as a consequence, the KAC Old Stock will be rendered “worthless” within the meaning of section 165(g)(1) of the IRC. MAXXAM will therefore only be entitled to claim a loss under section 165(g)(1) of the IRC for their tax year in which the Effective Date occurs, and will not be entitled to assert, and will be barred from asserting, such loss for any tax year prior to the beginning of such tax year. Additionally, MAXXAM will be barred from taking any other action in respect of KAC Old Stock that would impair or jeopardize in any way the ability of any Reorganized Debtor or successor thereto to utilize any Tax attributes of such Reorganized Debtor, its successor or its consolidated group that are in existence as of the Effective Date. This provision will supersede in all respects the Stipulation and Agreed Order Regarding Motion of Debtors and Debtors-in-Possession for an Order Prohibiting Disposition of Kaiser Aluminum Corporation Stock Without Prior Bankruptcy Court Approval, entered July 23, 2002, which, on the Effective Date, will be deemed vacated and of no further force or effect. See “Operations During the Reorganization Cases — Stipulation and Agreed Order with MAXXAM.”
Modification or Revocation of the Plan
     Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code the Debtors or the Reorganized Debtors, as the case may be, reserve the right to alter, amend or modify the Plan before its substantial consummation with the consent of the Creditors’ Committee, the Asbestos Claimants’ Committee, the Retirees’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative. In the event the Retirees’ Committee fails to consent and all other such consents have been given, such alteration, amendment or modification may be made pursuant to an order of the Bankruptcy Court.
     The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to a Debtor does not occur, then, with respect to any such Debtor, the Plan will be null and void in all respects, and nothing contained in the Plan will (a) constitute a waiver or release of any claims by or against, or any Interests in, such Debtor or (b) prejudice in any manner the rights of such Debtor or any other party.

DISTRIBUTIONS UNDER THE PLAN
Distributions for Claims Allowed as of the Effective Date
     Distributions to Be Made on the Effective Date
     Except as otherwise provided in Article VII of the Plan (which is described herein under “— Distributions for Claims Allowed as of the Effective Date”), distributions to be made on the Effective Date to holders of Claims, other than Channeled Personal Injury Claims, that are allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as is practicable, but in any event no later than 60 days after the Effective Date unless (a) such Claim is a Cure Amount Claim associated with an Executory Contract or Unexpired Lease to be assumed pursuant to the Plan about which there is dispute, in which case the payment on account of such Claim will be made in accordance with Section 6.2 of the Plan (which is described above under “General Information Concerning the Plan — Executory Contracts and Unexpired Leases”), (b) such Claim is returned to a Disbursing Agent as undeliverable, in which case the payment on account of such Claim will be made in accordance with Section 7.5.b of the Plan (which is described below under “— Delivery of Distributions and Undeliverable or Unclaimed Distributions — Undeliverable Distributions Held by Disbursing Agents”), or (c) such Claim arises under a Public Note or a Prepetition Indenture, in which case such Claim will not be paid until the instruments, securities and other documentation evidencing such Claim, to the extent not held in book entry form, are received by the applicable Disbursing Agent in accordance with Section 7.11 of the Plan (which is described below under “— Surrender of Cancelled Securities”). Distributions on account of Channeled Personal Injury Claims will be made in accordance with the provisions of the applicable PI Trust Agreement and PI Trust Distribution Procedures. See “PI Trusts and Distribution Procedures — PI Trust Distribution Procedures.”
     Distributions on the Effective Date in Respect of Class 9 Unsecured Claims
     From and after the Effective Date, New Common Stock to be distributed on account of Class 9 Claims (and any Cash or other distributions thereon) (a) will be maintained by and in the name of the applicable Disbursing Agent in the Unsecured Claims Reserve and held in trust pending distribution by the Disbursing Agent for the benefit of the holders of such Claims, (b) will be accounted for separately, and (c) will not constitute property of any of the Reorganized Debtors. New Common Stock to be issued and distributed on account of Class 9 Claims will be deemed issued on the Effective Date, irrespective of the date on which it actually is distributed.
Method of Distributions to Holders of Claims
     Other than with respect to Class 5, Class 6, Class 7 and Class 8 Claims, Reorganized KAC, or such Third Party Disbursing Agents as Reorganized KAC may employ in its sole discretion, will make all distributions required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. Distributions on account of Class 5, Class 6, Class 7 and Class 8 will be made by the trustees of such trust in accordance with the provisions of the applicable PI Trust Agreement and PI Trust Distribution Procedures. See “PI Trusts and Distribution Procedures — PI Trust Distribution Procedures.”
Compensation and Reimbursement for Services Related to Distributions
     Each Third Party Disbursing Agent providing services related to distributions pursuant to the Plan will receive from Reorganized KAC, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with Reorganized KAC and will not be deducted from distributions to be made pursuant to the Plan to holders of Allowed Claims (including any distributions of Cash Investment Yield) receiving distributions from a Third Party Disbursing Agent.
Unsecured Claims Reserve
     On the Effective Date, the Reserved Shares will be placed in the Unsecured Claims Reserve by Reorganized KAC for the benefit of holders of Allowed Claims in Class 9. See “Overview of the Plan — Classes

and Treatment of Claims and Interests” for a description of the number of shares of New Common Stock to be deposited in the Unsecured Claims Reserve.
     Any cash distributions on account of New Common Stock held in the Unsecured Claims Reserve will be transferred to the Unsecured Claims Reserve concurrently with the transfer of such distributions to other holders of New Common Stock. Cash held in the Unsecured Claims Reserve as a result of such distributions (a) will be deposited in a segregated bank account in the name of the Disbursing Agent and held in trust pending distribution by the Disbursing Agent for the benefit of holders of Class 9 Claims, (b) will be accounted for separately, and (c) will not constitute property of the Reorganized Debtors. The Disbursing Agent will invest the Cash held in such Unsecured Claims Reserve in a manner consistent with the Reorganized Debtors’ investment and deposit guidelines. The Disbursing Agent will also place in such Unsecured Claims Reserve the Cash Investment Yield from such investment of Cash.
     Each holder of an Allowed Claim (including a Disputed Claim that ultimately becomes an Allowed Claim) in Class 9 entitled to a distribution in respect thereof under the Plan will have recourse only to the undistributed New Common Stock and/or Cash held in the Unsecured Claims Reserve for satisfaction of the distributions, if any, to which holders of Allowed Class 9 Claims are entitled under the Plan, and not to any Reorganized Debtor, its property or any assets previously distributed on account of any Allowed Claim.
     Pending the distribution of any New Common Stock, the applicable Disbursing Agent will cause all of the New Common Stock held by it in its capacity as Disbursing Agent to be (a) represented in person or by proxy at each meeting of the stockholders of Reorganized KAC, (b) voted in any election of directors of Reorganized KAC for the nominees recommended by Reorganized KAC’s Board of Directors, and (c) voted with respect to any other matter as recommended by Reorganized KAC’s Board of Directors.
Delivery of Distributions and Undeliverable or Unclaimed Distributions
     Delivery of Distributions
     Except as provided in the provisions of the Plan described in the next paragraph (i.e., Section 7.5.a(ii) of the Plan), any distribution on account of an Allowed Claim will be made by the applicable Disbursing Agent to the holder of such Claim as of the Distribution Record Date: (a) at the address set forth on the proof of Claim Filed by holder of such Claim; (b) at the address set forth in any written certification of address change delivered to the Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of Filing of any related proof of Claim; or (c) at the address reflected in the applicable Debtor’s Schedules if no proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address.
     Subject to the requirements of Section 7.11 of the Plan (which is described below under “— Surrender of Cancelled Securities”), any distribution to a holder of an Allowed Public Note Claim will be made by the applicable Disbursing Agent to the applicable Indenture Trustee for subsequent distribution to the holder of such Public Note Claim as of the Distribution Record Date in accordance with and subject to the applicable Prepetition Indenture, including any terms relating to enforcement of any such Indenture Trustee’s charging lien. No later than the Effective Date, each Indenture Trustee (other than the Senior Subordinated Note Indenture Trustee and the 6-1/2% RPC Revenue Bond Indenture Trustee) will deliver to Reorganized KAC a copy of the registry book maintained by such Indenture Trustee listing the record holders of the applicable Public Notes as of the Distribution Record Date and setting forth their respective holdings and contact information, as the same is maintained by such Indenture Trustee in the ordinary course of business. Unless otherwise agreed by Reorganized KAC and the applicable Indenture Trustee, no later than five Business Days following the Effective Date, Reorganized KAC will request from each clearing agency and each broker, dealer or other entity known to hold securities in nominee name that is shown on the registry book furnished by such Indenture Trustee information necessary to determine, as of the Distribution Record Date, the number of beneficial holders, and the aggregate principal amount of applicable Public Note Claims held by each such beneficial holder, qualified for treatment in Class 2, together with appropriate certifications of each participant in such clearing agency and each other appropriate broker, dealer or other entity that holds Public Notes of the applicable series on behalf of a beneficial owner and such other supporting information as Reorganized KAC may reasonably request. As to each series of Public Notes eligible for treatment in Class 2, the holders of Public Note Claims entitled to such treatment will be determined by Reorganized KAC solely based on such information, if any, that is provided to Reorganized KAC by the applicable Indenture Trustees and in response to the requests made in accordance with the immediately preceding sentence on or before the date that is 25 Business Days following the Effective Date; to the extent any such information is not so provided by such date as to any holder of a Public Note the affected holder will be ineligible for Class 2 treatment and will be treated solely as provided in Class 9. Reorganized KAC will promptly furnish to the applicable Indenture Trustee a copy of the information received by Reorganized KAC in response to the requests made in accordance with the second preceding sentence for the applicable series of Public Notes. The Debtors and each Third Party Disbursing Agent, including the applicable Indenture Trustees, will be entitled to rely conclusively upon information received by Reorganized KAC as contemplated by Section 7.5.a(ii) of the Plan, for all purposes of the Plan. Distributions will be made to the applicable Indenture Trustee as promptly as practicable after the date that is 30 Business Days following the Effective Date. For purposes of making any calculations required under Section 7.8.b(i) of the Plan (which is described below under “— Timing and Calculation of Amounts To Be Distributed — Allowed Claims in Class 9”), prior to the date that is 30 Business Days following the Effective Date, such calculations will assume that all Public Note Claims in respect of the applicable series of Public Notes will be treated as Class 9 Claims. Each Indenture Trustee (other than the Senior Subordinated Note Indenture Trustee) will be entitled to compensation and reimbursement in its capacity as Third Party Disbursing Agent as contemplated by Section 7.3 of the Plan (which is described above under “— Compensation and Reimbursement for Services Related to Distributions”).
     On each Quarterly Distribution Date or as promptly thereafter as is practicable, the applicable Disbursing Agents will make all distributions that become deliverable to holders of Disputed Claims that have become Allowed Claims during the immediately preceding calendar quarter. Each Quarterly Distribution Date will be on the last Business Day of the month following the end of each calendar quarter after the Effective Date, although, if the Effective Date is within 45 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.
     Undeliverable Distributions Held by Disbursing Agents
     If any distribution to a holder of an Allowed Claim is returned to a Disbursing Agent as undeliverable, then unless and until the applicable Disbursing Agent is notified in writing of such holder’s then-current address: (a) subject to the provisions of the Plan described in the second following paragraph (i.e., Section 7.5.b(iii) of the Plan), such undeliverable distributions will remain in the possession of the applicable Disbursing Agent and no further attempt will be made to deliver such distribution; and (b) no attempt will be made to deliver subsequent distributions to such holder and any such distribution that such holder would otherwise be entitled to receive instead will be deemed undeliverable and remain in the possession of the applicable Disbursing Agent. Undeliverable New Common Stock and Cash (including distributions on account of undeliverable New Common Stock) will be held by the applicable Disbursing Agent in a book-entry sub-account, for the benefit of such holder. The applicable Disbursing Agent will invest undeliverable Cash held in any such book-entry sub-account in a manner consistent with the Reorganized Debtors’ investment and deposit guidelines, and any Cash Investment Yield generated from such investment activities will be held in such book-entry sub-account for the benefit of such holder. Subject to the provisions of the Plan described in the next following paragraph (i.e., Section 7.5.b(ii) of the Plan), when such holder notifies the applicable Disbursing Agent in writing of its then-current address, the applicable Disbursing Agent will deliver to such holder all New Common Stock and Cash contained in such book-entry sub-account (net of provision for Taxes).
     Any holder of an Allowed Claim (other than a Channeled Personal Injury Claim) that does not assert a claim for an undeliverable distribution by delivering to the applicable Disbursing Agent a written notice setting forth such holder’s then-current address within two years after the later of (a) the Effective Date and (b) the last date on which a distribution was deliverable to such holder will have its claim for such undeliverable distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or the property of any of them, whereupon all New Common Stock and Cash contained in the book-entry sub-account created for the benefit of such holder will be redistributed to holders of Allowed Claims in Class 9. For purposes of any such redistribution, each Allowed Claim in respect of which a claim for an undeliverable distribution has been discharged as described in this paragraph will be deemed disallowed in its entirety.
     Nothing contained in the Plan will require any Debtor, Reorganized Debtor or Disbursing Agent to attempt to locate any holder of an Allowed Claim.

Distribution Record Date
     A Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those holders of Allowed Claims that are holders of such Claims, or participants therein, as of the Distribution Record Date.
     As of the Distribution Record Date, each transfer register for the Public Notes, as maintained by the Debtors or an Indenture Trustee, will be closed. Neither the applicable Disbursing Agent nor the applicable Indenture Trustee will have any obligation to recognize the transfer or sale of any Public Note Claim that occurs after the Distribution Record Date and each will be entitled for all purposes herein to recognize and make distributions only to those holders of Public Note Claims who are holders of such Claims as of the Distribution Record Date.
     Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 prior to the Distribution Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.
     The provisions of the Plan described herein under “— Distribution Record Date” (i.e., Section 7.6 of the Plan) are not applicable to Channeled Personal Injury Claims.”
Means of Cash Payments
     Except as otherwise specified in the Plan, Cash payments made pursuant to the Plan will be in United States currency by checks drawn on a domestic bank selected by the applicable Debtor or Reorganized Debtor or, at the option of the applicable Debtor or Reorganized Debtor, by wire transfer from a domestic bank, although Cash payments to foreign holders of Allowed Claims may be made, at the option of the applicable Debtor or Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. If a check included in a distribution to a holder of an Allowed Claim is not cashed within 180 days of the issuance thereof, the Disbursing Agent will void such check and such distribution will be treated as undeliverable in accordance with Section 7.5.b of the Plan (which is described above under “— Delivery of Distributions and Undeliverable or Unclaimed Distributions — Undeliverable Distributions Held by Disbursing Agents”).
Timing and Calculation of Amounts To Be Distributed
     Allowed Claims in Classes Other Than Classes 5, 6, 7, 8 or 9
     Subject to Section 7.1 of the Plan (which is described above under “— Distributions for Claims Allowed as of the Effective Date”), on the Effective Date, each holder of an Allowed Claim in a Class other than Class 5, Class 6, Class 7, Class 8 or Class 9 will receive the full amount of the distribution to which a holder of an Allowed Claim in the applicable Class is entitled in accordance with Section 3.3 of the Plan (which is described above under “Overview of the Plan — Classes and Treatment of Claims and Interests — Summary Classification and Treatment Table”). On each Quarterly Distribution Date or as promptly thereafter as is practicable, distributions will be made, pursuant to Section 8.4 of the Plan (which is described below under “— Distributions on Account of Disputed Claims Once Allowed”), to holders of Disputed Claims in any such Class that were allowed during the immediately preceding calendar quarter. Such distributions will also be in the full amount that the Plan provides for Allowed Claims in the applicable Class.
     Allowed Claims in Class 9
     On the Effective Date or as promptly thereafter as is practicable, the applicable Disbursing Agent will make distributions to holders of Class 9 Claims allowed as of the Effective Date from the Unsecured Claims Reserve in accordance with Section 3.3(g) of the Plan (which is described above under “Overview of the Plan — Classes and Treatment of Claims and Interests — Summary Classification and Treatment Table”). The amount of such distributions will be calculated as if each then-unresolved Disputed Claim in Class 9 were an Allowed Claim in its Face Amount. The Face Amount of any such Disputed Claim is: (i) the full stated amount claimed by the holder of such Claim in any proof of Claim Filed by the Bar Date or otherwise deemed timely Filed under applicable law, if the proof of Claim specifies only a liquidated amount; (ii) if no proof of Claim has been filed by the Bar Date or has otherwise been deemed timely Filed under applicable law, or if the proof of Claim specified an unliquidated amount, the amount of the Claim (a) acknowledged by the applicable Debtor in any objection Filed to such Claim or in the Schedules as an undisputed, noncontingent and liquidated Claim, (b) estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code, or (c) proposed by the applicable Debtor and approved by the Creditors’ Committee prior to the Effective Date; or (iii) if neither (i) nor (ii) above are applicable, an amount estimated by the applicable Debtor so long as such estimated amount is not less than either (a) any amount of such Claim as estimated by the Bankruptcy Court or (b) the liquidated portion of the amount claimed by the holder of such Claim in any proof of Claim Filed by the Bar Date or otherwise deemed timely Filed under applicable law.
     On each Quarterly Distribution Date or as promptly thereafter as practicable, the applicable Disbursing Agent will distribute to each holder of a Claim in Class 9 allowed prior to such Quarterly Distribution Date a distribution from the Unsecured Claims Reserve in an amount equal to: (a) the number of shares of New Common Stock that such holder would have been entitled to receive pursuant to the provisions of the Plan described herein in the first paragraph under “— Allowed Claims in Class 9” (i.e., Section 7.8.b(i) of the Plan) if such Claim and each other Claim in Class 9 allowed prior to such Quarterly Distribution Date had been an Allowed Claim as of the Effective Date (with the amount of such distribution to be calculated in the manner described in Section 7.8.b(i) of the Plan including any additional distribution to a holder of a Senior Note Claim or a holder of a 7-3/4% SWD Revenue Bond Claim required pursuant to the second sentence of Section 3.3(g) of the Plan (which is described above in the summary of the treatment of Class 9 Claims contained in the table under “Overview of the Plan — Classes and Treatment of Claims and Interests — Summary Classification and Treatment Table”)) minus (b) the aggregate number of shares of New Common Stock previously distributed on account of such Claim.
     Distributions of New Common Stock
     Each distribution of New Common Stock will include, to the extent applicable, (a) Cash or other distributions previously paid to the Disbursing Agent on account of any New Common Stock included in such distribution and (b) any Cash Investment Yield generated from the investment of such distributions (net of provision for Taxes).
     Notwithstanding any other provision of the Plan, pursuant to Section 7.8.c(ii) thereof only whole numbers of shares of New Common Stock will be issued and distributed. When any distribution on account of an Allowed Claim would otherwise result in the issuance and distribution of a number of shares of New Common Stock that is not a whole number, the number of shares to be issued and distributed will be rounded to a whole number on an equitable basis to be determined by the applicable Disbursing Agent in order to ensure that all such shares are issued and distributed and are so issued and distributed only in whole numbers. No consideration will be provided in lieu of fractional shares that are rounded down.
     Compliance with Tax Requirements
     To the extent applicable, each Disbursing Agent will comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. Each Disbursing Agent will be authorized to take any actions that it determines, in its reasonable discretion, to be necessary, appropriate or desirable to comply with such withholding and reporting requirements, except that, notwithstanding the foregoing or any other provision of the Plan, each entity receiving a distribution of New Common Stock or Cash pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of such distribution, including withholding obligations. If the Disbursing Agent determines that withholding is required with respect to a distribution of New Common Stock to be made on account of any Claim, the holder of such Claim will have the option of (i) paying to the Disbursing Agent an amount of Cash equal to the amount of such withholding (for remission by the Disbursing Agent to the appropriate taxing authority) or (ii) subject to any applicable restrictions on transfer, entering into arrangements satisfactory to the Disbursing Agent for (a) the sale of that number of shares of New Common Stock otherwise to be distributed to such holder sufficient to generate net Cash proceeds which, together with any Cash otherwise to be distributed to such holder, are sufficient to fund the payment of any such withholding and (b) the payment to the Disbursing Agent of an amount of

Cash equal to the amount of such withholding (for remission by the Disbursing Agent to the appropriate taxing authority).
     NLRB Claims
     Distributions pursuant to the Plan on account of any Claim in Class 9 held by the NLRB will be distributed in accordance with the provisions of Article VII of the Plan (which is described herein under “Distributions Under the Plan”) and such other procedures as may be agreed by the NLRB, the USW and the Debtors. See “Operations During the Reorganization Cases — Certain Other Litigation and Settlements During the Reorganization Cases — Unfair Labor Practice Settlement.”
Application of Distributions
     To the extent applicable, all distributions to a holder of an Allowed Claim will be deemed to apply first to the principal amount of such Claim until such principal amount is paid in full; any remaining portion of such distribution will then be deemed to apply to any interest accrued on such Claim prior to the Petition Date included in such Claim.
Setoffs
     Except with respect to claims of a Debtor or Reorganized Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Reorganized Debtors or, as instructed by the applicable Reorganized Debtor, a Third Party Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim) the claims, rights and causes of action of any nature that the applicable Debtor or Reorganized Debtor may hold against the holder of such Allowed Claim, although neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the applicable Debtor or Reorganized Debtor of any claims, rights and causes of action that the Debtor or Reorganized Debtor may possess against such a Claim holder, which are preserved under the Plan.
Surrender of Cancelled Securities
     As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by certificated notes or other certificated securities (other than certificated securities in global form held in the name of CEDE & Co. as nominee for the Depository Trust Company and in the custody of CEDE & Co., the Depository Trust Company or an Indenture Trustee), the holder of such Claim must tender the certificate representing the applicable notes or other securities evidencing such Claim to the applicable Disbursing Agent, together with any letter of transmittal required by such Disbursing Agent. Pending such surrender, any distributions pursuant to the Plan on account of any such Claim will be treated as an undeliverable distribution pursuant to Section 7.5.b of the Plan (which is described above under “— Delivery of Distributions and Undeliverable or Unclaimed Distributions — Undeliverable Distributions Held by Disbursing Agents”).
     Except as provided in the provisions of the Plan described in the following paragraph (i.e., Section 7.11.b of the Plan) for lost, stolen, mutilated or destroyed Public Note certificates, to the extent such Public Notes are held in certificated form, each holder of a Public Note Claim based on Public Notes must tender the certificate representing the applicable Public Notes (other than certificates representing securities in global form held in the name of CEDE & Co. as nominee for the Depository Trust Company and in the custody of CEDE & Co., the Depository Trust Company or an Indenture Trustee), to the applicable Disbursing Agent in accordance with a letter of transmittal to be provided to such holders by the applicable Indenture Trustee as promptly as practicable following the Effective Date or, in the case of 6-1/2% RPC Revenue Bonds held in unregistered bearer form, in accordance with such procedures as may be determined by the 6-1/2% RPC Revenue Bond Trustee to be appropriate under the 6-1/2% RPC Revenue Bond Indenture. Each such letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Public Notes to act and the authenticity of any signatures required thereon. All certificates representing Public Notes so surrendered will be marked as cancelled and delivered to Reorganized KAC.

     Any holder of an Allowed Public Note Claim with respect to which the certificate representing the underlying Public Note has been lost, stolen, mutilated or destroyed must, in lieu of surrendering such Public Note certificate, deliver to the applicable Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent and the Reorganized Debtors, as applicable, harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Public Note. Upon compliance with the provisions of the Plan described in this paragraph (i.e., Section 7.11.b of the Plan) by a holder of an Allowed Public Note Claim, such holder will, for all purposes under the Plan, be deemed to have surrendered the certificate representing the applicable Public Note.
     Each holder of a Public Note Claim based on coupons appertaining to 6-1/2% RPC Revenue Bonds must tender the applicable coupons to the 6-1/2% RPC Revenue Bond Indenture Trustee in accordance with such procedures as may be determined by the 6-1/2% RPC Revenue Bond Indenture Trustee to be appropriate under the 6-1/2% RPC Revenue Bond Indenture. All coupons so surrendered will be marked cancelled and delivered to Reorganized KAC.
     Any holder of an Allowed Public Note Claim required by the provisions of the Plan described herein under “— Surrender of Cancelled Securities” (i.e., Section 7.11 of the Plan) to surrender a Public Note or a coupon appertaining to a 6-1/2% RPC Revenue Bond that fails to surrender or be deemed to have surrendered the applicable Public Notes or coupons within two years after the Effective Date will have its right to distributions pursuant to the Plan on account of such Public Note Claim discharged and will be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property. In such case, any Cash or New Common Stock held for distribution on account of such Public Note Claim will be treated in accordance with the provisions set forth in Section 7.5.b(ii) of the Plan (which is described above under “— Delivery of Distributions and Undeliverable or Unclaimed Distributions — Undeliverable Distributions Held by Disbursing Agents”).
Special Provision Relating to Environmental Settlement Agreement
     Reorganized KAC will make, or cause to be made, any distributions required to be made under the Environmental Settlement Agreement in respect of Additional Sites (as such term is defined therein). See “Operations During the Reorganization Cases — Certain Other Litigation and Settlements During the Reorganization Cases — Environmental Settlement Agreement.
Prosecution of Objections to Claims
     All objections to Claims, other than Channeled Personal Injury Claims, which will be resolved pursuant to the terms of the applicable PI Trust Distribution Procedures (see “PI Trusts and Distribution Procedures — PI Trust Distribution Procedures”), must be Filed and served on the holders of such Claims by the Claims Objection Bar Date, and, if Filed prior to the Effective Date, such objections will be served on the parties on the then-applicable service list in the Reorganization Cases. If an objection has not been Filed to a proof of Claim or a scheduled Claim other than Channeled Personal Injury Claims by the Claims Objection Bar Date, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier. An objection is deemed to have been timely Filed as to all Tort Claims, thus making each Tort Claim a Disputed Claim as of the Claims Objection Bar Date. Each such Tort Claim will remain a Disputed Claim until it becomes an Allowed Claim in accordance with Section 1.1(27) of the Plan, if ever. The Claims Objection Bar Date with respect to any Claim is the latest of: (a) 120 days after the Effective Date; (b) 60 days after the Filing of a proof of Claim for such Claim; and (c) such other period of limitation as may be specifically fixed by the Plan, the Confirmation Order or a Final Order.
     After the Confirmation Date, only the Debtors or the Reorganized Debtors will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims, other than Channeled Personal Injury Claims, which will be resolved pursuant to the terms of the applicable PI Trust Distribution Procedures (see “PI Trusts and Distribution Procedures — PI Trust Distribution Procedures”), including pursuant to any alternative dispute resolution or similar procedures approved by the Bankruptcy Court. After the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim, other than Channeled Personal Injury Claims, which will be resolved pursuant to the terms of the applicable PI Trust Distribution Procedures, without approval of the Bankruptcy Court. This grant of authority to the Debtors and Reorganized Debtors will not limit the right of the

US Trustee or any other party in interest to object to Professional Fee Claims as contemplated by Section 3.1.a(vii)(B)(1) of the Plan (which is described above under “Overview of the Plan — Payment of Administrative Claims — Bar Dates for Administrative Claims”).
Liquidation and Payment of Tort Claims
     At the Debtors’ or, after the Effective Date, the Reorganized Debtors’ option, any unliquidated Tort Claim as to which a proof of Claim was timely Filed in the Reorganization Cases will be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction. The Debtors and the Reorganized Debtors may exercise the above option by service upon the holder of the applicable Tort Claim of a notice informing the holder of such Claim that the Debtor or Reorganized Debtor has exercised such option. Upon the Debtor’s service of such notice, the automatic stay provided under section 362 of the Bankruptcy Code will be deemed modified, without the necessity for further Bankruptcy Court approval, solely to the extent necessary to allow the parties to determine or liquidate the Tort Claim in the applicable administrative or judicial tribunal(s). Notwithstanding the foregoing, at all times prior to or after the Effective Date, the Bankruptcy Court will retain jurisdiction relating to Tort Claims, including the Debtors’ right to have such Claims determined and/or liquidated in the Bankruptcy Court (or the District Court) pursuant to Section 157(b)(2)(b) of title 28 of the United States Code, as may be applicable). Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with the provisions of the Plan described in this paragraph (i.e., Section 8.2 of the Plan) and applicable non-bankruptcy law that is no longer appealable or subject to review will be deemed an Allowed Claim in Class 9 against the applicable Debtor in such liquidated amount, provided that only the amount of such Allowed Claim that is less than or equal to the Debtor’s self-insured retention or deductible in connection with the applicable insurance policy and is not satisfied from proceeds of insurance payable to the holder of such Allowed Claim under the Debtors’ insurance policies will be treated as an Allowed Claim for the purposes of distributions under the Plan. In no event will a distribution be made under the Plan to the holder of a Tort Claim on account of any portion of an Allowed Claim in excess of the applicable Debtor’s deductible or self-insured retention under any applicable insurance policy. In the event a Tort Claim is determined and liquidated pursuant to a judgment or order that is obtained in accordance with Section 8.2 of the Plan and is no longer appealable or subject to review, and applicable non-bankruptcy law provides for no recovery against the applicable Debtor, such Tort Claim will be deemed expunged without the necessity for further Bankruptcy Court approval upon the applicable Debtor’s service of a copy of such judgment or order upon the holder of such Tort Claim. Nothing contained in the Plan will constitute or be deemed a waiver of any claim, right or cause of action that a Debtor may have against any person or entity in connection with or arising out of any Tort Claim, including but not limited to any rights under Section 157(b)(5) of title 28 of the United States Code.
Treatment of Disputed Claims
     Notwithstanding any other provision of the Plan, pursuant to Section 8.3 thereof no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim, if ever. In lieu of distributions under the Plan to holders of Disputed Claims in Class 9, the Unsecured Claims Reserve will be established on the Effective Date to hold property for the benefit of those Claim holders, as well as holders of Allowed Claims in Class 9 entitled to a distribution in respect thereof.
Distributions on Account of Disputed Claims Once They Are Allowed
     On each Quarterly Distribution Date or as promptly thereafter as is practicable, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim that has become an Allowed Claim during the immediately preceding calendar quarter. Such distributions will be made in accordance with the provisions of the Plan governing the applicable Class, including the incremental distribution provisions set forth in Section 7.8.b of the Plan (which is described above under “— Timing and Calculation of Amounts To Be Distributed — Allowed Claims in Class 9”).
Tax Requirements for Income Generated by Unsecured Claims Reserve
     The recovery of holders of Allowed Claims in Class 9 consists of the treatment set forth in the Plan and the post-Effective Date interest on the Cash held in the Unsecured Claims Reserve, if any, at a rate determined by the

Cash Investment Yield. Reorganized KAC will include in its Tax returns all items of income, deduction and credit of the Unsecured Claims Reserve, although no distribution will be made to the applicable Reorganized Debtor out of the Unsecured Claims Reserves as a result of this inclusion. The Disbursing Agent will pay, or cause to be paid, out of the funds held in the applicable Unsecured Claims Reserve, any Tax imposed on the Unsecured Claims Reserve (as opposed to the Reorganized KAC or the holders of Allowed Claims in Class 9) by any governmental unit with respect to income generated by the funds and New Common Stock held in the Unsecured Claims Reserve. The Disbursing Agent will also file or cause to be filed any Tax or information return related to the Unsecured Claims Reserve that is required by any governmental unit.

VOTING AND CONFIRMATION OF THE PLAN
General
     To confirm the Plan, the Bankruptcy Code requires that the Bankruptcy Court make a series of findings concerning the Plan and the Debtors, including that:
•	the Plan has classified Claims and Interests in a permissible manner;

•	the Plan complies with the applicable provisions of the Bankruptcy Code;

•	the Debtors have complied with the applicable provisions of the Bankruptcy Code;

•	the Debtors, as proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, have proposed the Plan in good faith and not by any means forbidden by law;

•	the disclosure required by section 1125 of the Bankruptcy Code has been made;

•	the Plan has been accepted by the requisite votes of creditors and equity interest holders, except to the extent that cramdown is available under section 1129(b) of the Bankruptcy Code;

•	the Plan is in the “best interests” of all holders of Claims or Interests in an impaired Class that have not accepted the Plan (that is, that such creditors will receive at least as much pursuant to the Plan as they would receive or retain in a chapter 7 liquidation);

•	the Plan is feasible (that is, there is a reasonable prospect that the Debtors will be able to perform their obligations under the Plan);

•	all fees and expenses payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid, or the Plan provides for the payment of such fees on the Effective Date;

•	the Plan provides for the continuation after the Effective Date of all Retiree Benefits, at the level established at any time prior to Confirmation pursuant to section 1114(e)(1)(b) or 1114(g) of the Bankruptcy Code, for the duration of the period that the applicable Debtor has obligated itself to provide such benefits; and

•	the disclosures required under section 1129(a)(5) of the Bankruptcy Code concerning the identity and affiliations of persons who will serve as officers and directors of the Reorganized Debtors have been made.
Voting Procedures and Requirements
     Pursuant to the Bankruptcy Code, only classes of claims against, or equity interests in, a debtor that are “impaired” under the terms of that debtor’s plan are entitled to vote to accept or reject the plan. A class is “impaired” if the legal, equitable or contractual rights attaching to the claims or equity interests of that class are modified, other than by curing defaults and reinstating maturity. Classes of claims that are not impaired are not entitled to vote on a plan and are conclusively presumed to have accepted that plan. In addition, pursuant to the Plan, to the extent a Claim or Interest is held by a Debtor or Other Debtor, such holders are deemed to have consented to the Plan and, thus, are deemed to have accepted it. Classes of claims or equity interests that receive no distributions under a plan are not entitled to vote on that plan and are deemed to have rejected that plan unless such class otherwise indicates acceptance. Subclass 2A and Subclass 2B are treated as separate classes for the purpose of voting on the Plan, as are 9A and Subclass 9B. Because Classes 1, 4, 10 and 15 are unimpaired, Class 11 and 13 are each deemed to have accepted the Plan, Subclass 9A and Class 12 are each deemed to have rejected the Plan and Class 14 is deemed to have rejected or accepted the Plan, as the case may be, only Subclass 2A, Subclass 2B, Class 4, Class 5, Class 6, Class 7, Class 8 and Subclass 9B may vote on the Plan. For a summary of the classification of Claims and Interests pursuant to the Plan, together with an indication of whether each Class of Claims or Interests is impaired or unimpaired under the terms of the Plan, see “Overview of the Plan — Classes and Treatment of Claims and Interests.”
     Pursuant to section 502 of the Bankruptcy Code and Bankruptcy Rule 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for voting or other purposes. By order of the Bankruptcy Court, voting procedures have been established, which include certain vote tabulation rules that temporarily allow or disallow certain Claims for voting purposes only. These voting procedures, including the tabulation rules, are described in the solicitation materials provided with your Ballot and on Exhibit III to this Disclosure Statement.
     THE VOTING PROCEDURES ATTACHED AS EXHIBIT III HERETO SET FORTH DETAILED INSTRUCTIONS CONCERNING THE VOTING OF CHANNELED PERSONAL INJURY CLAIMS IN CLASSES 5, 6, 7 AND 8 AND REQUIRE ATTORNEYS FOR HOLDERS OF SUCH CLAIMS TO NOTIFY THE DEBTORS’ VOTING AGENT, LOGAN & COMPANY, IF THEY ARE NOT AUTHORIZED TO VOTE ON THE PLAN ON BEHALF OF THE HOLDERS OF CHANNELED PERSONAL INJURY CLAIMS WHO THEY REPRESENT. PLEASE REFER TO EXHIBIT III FOR MORE INFORMATION REGARDING THE VOTING OF CHANNELED PERSONAL INJURY CLAIMS.
     VOTING ON THE PLAN BY EACH HOLDER OF AN IMPAIRED CLAIM ENTITLED TO VOTE ON THE PLAN IS IMPORTANT. IF YOU HOLD CLAIMS IN MORE THAN ONE CLASS OF IMPAIRED CLAIMS ENTITLED TO VOTE OR MULTIPLE CLAIMS IN ANY SUCH CLASS, YOU MAY RECEIVE MORE THAN ONE BALLOT. YOU SHOULD COMPLETE, SIGN AND RETURN EACH BALLOT YOU RECEIVE.
     PLEASE CAREFULLY FOLLOW ALL OF THE INSTRUCTIONS CONTAINED ON THE BALLOT OR BALLOTS PROVIDED TO YOU. ALL BALLOTS MUST BE COMPLETED AND RETURNED IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED.
     TO BE COUNTED, YOUR BALLOT OR BALLOTS MUST BE ACTUALLY RECEIVED BY 5:00 P.M., EASTERN TIME, ON [___], 2005 (OR SUCH OTHER TIME AND DATE IDENTIFIED ON YOUR BALLOT OR BALLOTS) AT THE ADDRESS SET FORTH ON THE PREADDRESSED ENVELOPE PROVIDED TO YOU. IT IS OF THE UTMOST IMPORTANCE TO THE DEBTORS THAT YOU VOTE PROMPTLY TO ACCEPT THE PLAN.
     A HOLDER OF AN ALLOWED PUBLIC NOTE CLAIM HELD IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE MUST COMPLETE AND DELIVER TO SUCH NOMINEE THE BALLOT OR BALLOTS PROVIDED TO SUCH HOLDER IN ORDER TO VOTE ON THE PLAN. SUCH HOLDERS ARE URGED TO DELIVER SUCH BALLOT OR BALLOTS TO THEIR RESPECTIVE NOMINEE HOLDERS NO LATER THAN THE DATE IDENTIFIED ON SUCH BALLOT OR BALLOTS IN ORDER TO ENSURE THAT THEIR VOTE WILL BE COUNTED.
     IF ANY OF THE CLASSES OF HOLDERS OF IMPAIRED CLAIMS ENTITLED TO VOTE (OTHER THAN CLASS 5 (ASBESTOS PERSONAL INJURY CLAIMS)) VOTE TO REJECT THE PLAN, (a) THE DEBTORS MAY SEEK TO SATISFY THE REQUIREMENTS FOR CONFIRMATION OF THE PLAN UNDER THE CRAMDOWN PROVISIONS OF SECTION 1129(b) OF THE BANKRUPTCY CODE AND, IF REQUIRED, MAY AMEND THE PLAN TO CONFORM TO THE STANDARDS OF SUCH SECTION OR (b) THE PLAN MAY BE MODIFIED OR WITHDRAWN WITH RESPECT TO A PARTICULAR DEBTOR, WITHOUT AFFECTING THE PLAN AS TO OTHER DEBTORS, OR IN ITS ENTIRETY. See “ — Acceptance or Cramdown” and “ — Alternatives to Confirmation and Consummation of the Plan.”
     Votes cannot be transmitted orally. Accordingly, you are urged to return your signed and completed Ballot promptly.

     IF YOU ARE ENTITLED TO VOTE AND YOU DID NOT RECEIVE A BALLOT, RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, PLEASE CALL THE DEBTORS’ VOTING AGENT, LOGAN & COMPANY, AT (973) 509-3190.
Confirmation Hearing
     The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on whether the Debtors have fulfilled the requirements of section 1129 of the Bankruptcy Code relating to the Confirmation of the Plan. The Confirmation Hearing has been scheduled for [___], 2005 at [9:00 a.m.] before the Honorable Judith K. Fitzgerald, Chief United States Bankruptcy Judge for the Western District of Pennsylvania and visiting United States Bankruptcy Judge for the District of Delaware, in the Judge’s usual courtroom at the U.S. Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware 19801. The Confirmation Hearing may be continued or adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the continued or adjourned date made at the Confirmation Hearing. Any objection to Confirmation of the Plan must be made in writing and must specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or Interest held by the objector. Any such objections must be Filed and served upon the persons designated in the notice of the Confirmation Hearing, in the manner and by the deadline described in such notice.
Confirmation
     At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the applicable requirements of section 1129 of the Bankruptcy Code are satisfied. Among the requirements for confirmation of a plan with respect to a debtor are that the plan:
•	is accepted by the requisite holders of claims and equity interests in each impaired class of such debtor or, if not so accepted, has been accepted by the requisite holders of at least one impaired class and is “fair and equitable” and “does not discriminate unfairly” as to each nonaccepting class;

•	is either accepted by, or is in the “best interests” of, each holder of a claim or equity interest in each impaired class of such debtor;

•	is feasible; and

•	complies with the other applicable provisions of the Bankruptcy Code.
     Subject to the conditions set forth in the Plan, a determination by the Bankruptcy Court that the Plan, as it applies to a particular Estate, is not confirmable pursuant to section 1129 of the Bankruptcy Code will not limit or affect (a) the confirmability of the Plan as it applies to the other Estate or (b) the Debtors’ ability to modify the Plan, as it applies to such Estate, to satisfy the provisions of section 1129(b) of the Bankruptcy Code. See “General Information Concerning the Plan — Modification or Revocation of the Plan” for a description of the Debtors’ ability to modify the Plan.
     In addition, pursuant to section 524(g) of the Bankruptcy Code, the Plan may not be confirmed unless the holders of at least two-thirds in dollar amount and 75% of the number of Claims in Class 5 (Asbestos Personal Injury Claims) that have been temporarily allowed for voting purposes actually voting as such to accept or reject the Plan have voted to accept the Plan.
     Acceptance or Cramdown
     A plan is accepted by an impaired class of claims if holders of at least two-thirds in dollar amount and a majority in number of claims in such class that are allowed or have been temporarily allowed for voting purposes, as the case may be, and that are held by holders of such claims who actually vote to accept or reject such plan vote to accept it. Section 1129(b) of the Bankruptcy Code contains so-called “cramdown” provisions pursuant to which a plan may be confirmed even if it is not accepted by all impaired classes, as long as at least one impaired class of claims has accepted it and the Bankruptcy Court finds that it is “fair and equitable” and “does not discriminate unfairly” as to each impaired class that does not accept the Plan or is deemed to have rejected it. The “fair and equitable” standard, also known as the “absolute priority rule,” requires, among other things, that unless a dissenting class of unsecured claims receives full compensation for the aggregate allowed amount of such claims, no holder of an allowed claim in any class junior to such class may receive or retain any property on account of such claim. With respect to a dissenting class of secured claims, the “fair and equitable” standard requires, among other things, that holders of such claims either retain their liens and receive deferred Cash payments with a value as of the date on which such plan is effective, equal to the value of their interest in property of the applicable estate, or receive the indubitable equivalent of their secured claims. The “fair and equitable” standard has also been interpreted to prohibit any class of claims senior to a dissenting class from receiving under a plan more than 100% of the aggregate allowed amount of such claims. The requirement that a plan not “discriminate unfairly” means, among other things, that a dissenting class of claims must be treated substantially equally with respect to other classes of claims of equal rank. The Debtors do not believe that the Plan unfairly discriminates against any Class that may not accept or otherwise consent to the Plan. The Debtors believe that the Plan is “fair and equitable” and “does not discriminate unfairly” as to each impaired Class entitled to vote upon the Plan or deemed to have rejected it. The Debtors will seek Confirmation of the Plan under the “cramdown” provisions with respect to each impaired Class that does not accept the Plan or is deemed to have rejected it other than Class 5, as to which cramdown is not available, including Subclass 9A and Classes 12 and 14, which are each deemed to have rejected the Plan (and have reserved the right to modify the Plan to the extent that Confirmation of the Plan under such provisions requires modification). See “General Information Concerning the Plan — Modification or Revocation of the Plan” for a description of the Debtors’ ability to modify the Plan.
     Best Interests Test; Liquidation Analysis
     Notwithstanding acceptance of a plan by each impaired class (or satisfaction of the “cramdown” provisions of the Bankruptcy Code in lieu thereof), for a plan to be confirmed, the Bankruptcy Court must determine that the plan is in the best interest of each holder of a claim who is in an impaired class and has not voted to accept the plan. Accordingly, if an impaired class does not unanimously accept a plan, the best interests test requires the Bankruptcy Court to find that the plan provides to each member of such impaired class a recovery on account of such class member’s claim that has a value, as of the date such plan is consummated, at least equal to the value of the distribution that such class member would receive if the debtors proposing the plan were liquidated under chapter 7 of the Bankruptcy Code on such date.
     To estimate what holders of Claims or Interests in each impaired Class would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code, the Bankruptcy Court must first determine the aggregate dollar amount that would be available if each of the Reorganization Cases were converted to a chapter 7 case under the Bankruptcy Code and each of the Debtor’s assets were liquidated by a chapter 7 trustee (the “Liquidation Value”). The Liquidation Value of each Debtor would consist of the net proceeds from such disposition of such Debtors’ assets plus any Cash held by the Debtor.
     The information contained in Exhibit II hereto provides a summary of the Liquidation Values of the Debtors’ interests in property, on a consolidated basis, assuming a hypothetical chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the Debtors’ properties and interests in property. As more fully described in Exhibit II, the liquidation analysis is based on a number of estimates and assumptions that are subject to significant uncertainties, including estimates and assumptions relating to the proceeds of sales of assets, the timing of such sales, the impact of pending liquidations on continuing operations and values and certain Tax matters. While the Debtors believe that these estimates and assumptions are reasonable for the purpose of preparing hypothetical chapter 7 liquidation analyses, no assurance exists that such estimates and assumptions would be valid if the Debtors were, in fact, to be liquidated. Furthermore, as noted below, the Debtors believe that chapter 7 liquidations could result in substantial litigation that could delay the liquidation beyond the periods assumed in Exhibit II. This delay could materially reduce the amount determined on a present value basis available for distribution to creditors. Moreover, the Debtors believe that such litigation and attendant delay could adversely affect the values realizable in the sale of the Debtors’ assets to an extent that cannot be estimated at this time.
     Based on the liquidation analyses set forth in Exhibit II, the Debtors believe that holders of Claims will receive greater value as of the Effective Date under the Plan than such holders would receive under a chapter 7 liquidation.

     In actual liquidations of the Debtors, distributions to holders of Claims may be made substantially later than the Effective Date assumed in connection with the Plan. This delay could materially reduce the amount determined on a present value basis available for distribution to creditors, including holders of Unsecured Claims. The hypothetical chapter 7 liquidations of the Debtors are assumed to commence on December 31, 2005 and to be completed six to twelve months thereafter.
     The Liquidation Value available to holders of Unsecured Claims and Interests would be reduced by, among other things: (a) the Claims of secured creditors to the extent of the value of their collateral; (b) the costs, fees and expenses of the liquidation, as well as other administrative expenses of the Debtor’s chapter 7 case; (c) unpaid Administrative Claims of the Reorganization Cases; and (d) Priority Claims and Priority Tax Claims. The Debtors’ costs of liquidation in chapter 7 cases would include the compensation of trustees, as well as of counsel and of other professionals retained by such trustees, asset disposition expenses, applicable Taxes, litigation costs, Claims arising from the operation of the Debtors during the pendency of the chapter 7 cases and all unpaid Administrative Claims incurred by the Debtors during the Reorganization Cases that are allowed in the chapter 7 cases. The liquidation itself would trigger certain Priority Claims, such as Claims for severance pay, and would likely accelerate the payment of other Priority Claims and Priority Tax Claims that would otherwise be payable in the ordinary course of business. These Priority Claims and Priority Tax Claims would be paid in full out of the net liquidation proceeds, after payment of Secured Claims, before the balance would be made available to pay Unsecured Claims or to make any distribution on account of Interests. The Debtors believe that the liquidation also would generate a significant increase in Unsecured Claims, such as rejection damage Claims, and Tax and other governmental Claims.
     In summary, the Debtors believe that chapter 7 liquidations of the Debtors would result in substantial diminution in the value to be realized by holders of Claims, as compared to the proposed distributions under the Plan, because of, among other factors: (a) the failure to realize the maximum going concern value of the Debtors’ assets; (b) the substantial negative impact of conversion to a chapter 7 case and subsequent liquidation on the employees and customers of the Debtors; (c) additional costs and expenses involved in the appointment of trustees, attorneys, accountants and other professionals to assist such trustees in the chapter 7 cases; (d) additional expenses and Claims, some of which would be entitled to priority in payment, that would arise by reason of the liquidation and from the rejection of unexpired real estate leases and other Executory Contracts and Unexpired Leases in connection with a cessation of the Debtors’ operations; and (e) the substantial time that would elapse before entities would receive any distribution on account of their Claims. Consequently, the Debtors believe that the Plan will provide a substantially greater ultimate return to holders of Claims than would chapter 7 liquidations.
     Feasibility
     Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtors proposing such plan or any successor to such debtors (unless such liquidation or reorganization is proposed in the plan). For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their respective obligations under the Plan. As part of this analysis, the Debtors have prepared the Projections. See “Reorganized Kaiser — Projected Financial Information.” Based upon the Projections, the Debtors believe that their reorganization under the Plan satisfies the feasibility requirements of the Bankruptcy Code.
     Compliance with Applicable Provisions of the Bankruptcy Code
     Section 1129(a)(1) of the Bankruptcy Code requires that a plan comply with the applicable provisions of the Bankruptcy Code. The Debtors have considered each of these issues in the development of the Plan and believe that the Plan complies with all provisions of the Bankruptcy Code.
Alternatives to Confirmation and Consummation of the Plan
     The Debtors have evaluated numerous alternatives to the Plan, including the consummation of an alternative plan of reorganization under chapter 11 of the Bankruptcy Code, delaying the adoption of any plan of reorganization and the liquidation of the Debtors.
     While the Debtors have concluded that the Plan is the best alternative and will maximize recoveries by holders of Claims, if the Plan is not confirmed, the Debtors, individually or collectively, could attempt to formulate and propose a different plan or plans of reorganization. In addition, upon the expiration of the period in which the Debtors have the exclusive right under the Bankruptcy Code to File and solicit acceptances with respect to any plan of reorganization for the Debtors, any other party in interest in the Reorganization Cases could attempt to formulate and propose a different plan or plans of reorganization or liquidation. The Debtors believe that, because the Plan has been negotiated by the Debtors and representatives of certain of the Debtors’ most significant creditors, including the Creditors’ Committee, the Asbestos Claimants’ Committee, the Future Asbestos Claimants’ Representative and the Future Silica and CTPV Claimants’ Representative, any alternative plan, whether proposed by the Debtors or any other party in interest in the Reorganization Cases, would result in additional costs to the Debtors relating to the retention of professionals to represent the Debtors and their significant creditors in connection with such negotiations, resulting in a diminution in the value of the Debtors’ Estates and, in turn, likely delays in distributions to all creditors who would be entitled to receive a distribution under the Plan (thus reducing the present value of such distributions) and a potential reduction in the Cash available to the Reorganized Debtors (thus potentially reducing the value of the New Common Stock distributed to holders of Claims in Classes 4 and 9, as well as the Union VEBA Trust and the Retired Salaried VEBA Trust).
     If no plan of reorganization can be confirmed, the Debtors may be forced to convert the Reorganization Cases to liquidation cases under chapter 7 of the Bankruptcy Code. In a case under chapter 7 of the Bankruptcy Code, a trustee or trustees would be elected or appointed to liquidate the assets of each Debtor and the proceeds of the liquidation would be distributed to the respective creditors of the Debtors in accordance with the priorities established by the Bankruptcy Code. For further discussion of the potential impact on the Debtors and their creditors of the conversion of the Reorganization Cases to chapter 7 liquidations, see “ — Best Interests Test; Liquidation Analysis.”
     THE DEBTORS, THE CREDITORS’ COMMITTEE, THE ASBESTOS CLAIMANTS COMMITTEE, THE FUTURE ASBESTOS CLAIMANTS’ REPRESENTATIVE AND THE FUTURE SILICA AND CTPV CLAIMANTS’ REPRESENTATIVE EACH BELIEVE THAT THE PLAN AFFORDS GREATER BENEFITS TO CREDITORS THAN EITHER THE CONSUMMATION OF AN ALTERNATIVE PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OR LIQUIDATION UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN
General
     A DESCRIPTION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN IS PROVIDED BELOW. THE DESCRIPTION IS BASED ON THE IRC, TREASURY REGULATIONS, JUDICIAL DECISIONS AND ADMINISTRATIVE DETERMINATIONS, ALL AS IN EFFECT ON THE DATE OF THIS DISCLOSURE STATEMENT AND ALL SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. CHANGES IN ANY OF THESE AUTHORITIES OR IN THEIR INTERPRETATION COULD CAUSE THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO DIFFER MATERIALLY FROM THE CONSEQUENCES DESCRIBED BELOW.
     THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND IN IMPORTANT RESPECTS UNCERTAIN. NO RULING HAS BEEN REQUESTED FROM THE IRS; NO OPINION HAS BEEN REQUESTED FROM DEBTORS’ COUNSEL CONCERNING ANY TAX CONSEQUENCE OF THE PLAN; AND NO TAX OPINION IS GIVEN BY THIS DISCLOSURE STATEMENT.
     THE DESCRIPTION THAT FOLLOWS DOES NOT COVER ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO THE DEBTORS OR HOLDERS OF CLAIMS OR INTERESTS. FOR EXAMPLE, THE DESCRIPTION DOES NOT ADDRESS ISSUES OF SPECIAL CONCERN TO CERTAIN TYPES OF TAXPAYERS, SUCH AS DEALERS IN SECURITIES, LIFE INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, TAX EXEMPT ORGANIZATIONS AND NON-U.S. TAXPAYERS, NOR DOES IT ADDRESS TAX CONSEQUENCES TO HOLDERS OF INTERESTS IN THE DEBTORS. IN ADDITION, THE DESCRIPTION DOES NOT DISCUSS STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES.
     FOR THESE REASONS, THE DESCRIPTION THAT FOLLOWS IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND PROFESSIONAL TAX ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR INTEREST. HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PLAN.
U.S. Federal Income Tax Consequences to the Debtors
     Cancellation of Debt Income
     Generally, the discharge of a debt obligation by a debtor for an amount less than the adjusted issue price (in most cases, the amount the debtor received on incurring the obligation, with certain adjustments) creates cancellation of indebtedness (“COD”) income, which must be included in the debtor’s income. However, COD income is not recognized by a taxpayer that is a debtor in a reorganization case if the discharge is granted by the court or pursuant to a plan of reorganization approved by the court. The Plan, if approved, would enable the Debtors to qualify for this bankruptcy exclusion rule with respect to any COD income triggered by the Plan.
     If debt is discharged in a reorganization case, however, certain income tax attributes otherwise available and of value to the debtor are reduced, in most cases by the amount of the indebtedness forgiven. Tax attributes subject to reduction include: (a) net operating losses (“NOLs”) and NOL carryforwards; (b) most credit carryforwards, including the general business credit and the minimum tax credit; (c) capital losses and capital loss carryforwards; (d) the tax basis of the debtor’s depreciable and nondepreciable assets, but not in an amount greater than the excess of the aggregate tax bases of the property held by the debtor immediately after the discharge over the aggregate of the debtor’s liabilities immediately after the discharge; and (e) foreign tax credit carryforwards.
     A debtor may elect to avoid the prescribed order of attribute reduction and instead reduce the basis of certain property first. In the case of affiliated corporations filing a consolidated return (such as KAC and its consolidated subsidiaries), the attribute reduction rules apply first to the separate attributes of or allocable to the particular corporation whose debt is being discharged, and then, if necessary, to certain attributes of other members of the group. Accordingly, COD income of a Debtor would result first in the reduction of any consolidated NOLs and other attributes, including asset basis, attributable to such Debtor, and then, if necessary, of consolidated NOLs and/or basis attributable to other members of the consolidated group, after use of any such NOLs to determine the consolidated group’s taxable income for the tax year in which the debt is discharged.
     Limitation on NOL Carryforwards
          General
     Section 382 of the IRC provides rules limiting the utilization of a corporation’s NOLs and other losses, deductions and credits following a more than 50% change in ownership of a corporation’s equity (an “ownership change”). An ownership change will occur with respect to the Debtors in connection with the Plan. Therefore, the NOLs of the Reorganized Debtors will be limited by Section 382 of the IRC, unless the Bankruptcy Exception (described below) applies to the transactions contemplated by the Plan. Unless the Bankruptcy Exception applies, the amount of post-ownership change annual taxable income of the Reorganized Debtors that can be offset by the pre-ownership change NOLs of the Debtors generally cannot exceed an amount equal to the product of (a) the applicable federal long-term tax-exempt rate in effect on the date of the ownership change and (b) the value of KAC’s stock immediately prior to implementation of the Plan (the “Annual Limitation”). The value of KAC’s stock for purposes of this computation would reflect the increase, if any, in value resulting from any surrender or cancellation of any Claims in the Reorganization Cases. For instance, if the equity value of Reorganized KAC were $380 million and the applicable U.S. federal long-term tax-exempt rate in effect on the date of the ownership change were 4.5%, then, unless the Bankruptcy Exception is applicable, the Annual Limitation would be $17.1 million.
     Any unused Annual Limitation may be carried forward, thereby increasing the Annual Limitation in the subsequent taxable year. However, if Reorganized KAC does not continue its historic business or use a significant portion of its assets in a new business for two years after the ownership change (the “Business Continuity Requirement”), the Annual Limitation resulting from the ownership change is zero.
     In addition, the Annual Limitation may be increased if KAC has a net unrealized built-in gain at the time of an ownership change. If, however, KAC has a net unrealized built-in loss at the time of an ownership change, the Annual Limitation may apply to such net unrealized built-in loss. Although the issue is not free from doubt, KAC anticipates that it will be in a net unrealized built-in loss position at the time the Plan is implemented.
          Bankruptcy Exception
     Section 382(l)(5) of the IRC (the “Bankruptcy Exception”) provides that the Annual Limitation will not apply to limit the utilization of the Reorganized Debtors’ NOLs or built-in losses if the New Common Stock owned by those Persons who were stockholders of KAC immediately before the ownership change, together with New Common Stock received by certain holders of Allowed Claims pursuant to the Plan, comprise 50% or more of the value of all of the New Common Stock outstanding immediately after the ownership change. New Common Stock received by such holders will be included in the 50% calculation if, and to the extent that, such holders constitute “qualified creditors.” A “qualified creditor” is a holder of an Allowed Claim that (a) was held by such holder since the date that is 18 months before the date on which the Debtors first filed their petition with the Bankruptcy Court or (b) arose in the ordinary course of business and is held by the Person who at all times held the beneficial interest in such Allowed Claim. In determining whether the Bankruptcy Exception applies, certain holders of Allowed Claims that would own a de minimis amount of New Common Stock pursuant to the Plan are presumed to have held their Claims since the origination of such Claims. In general, this de minimis rule applies to holders of Allowed Claims who would own directly or indirectly less than 5% of the total fair market value of New Common Stock pursuant to the Plan.
     If the Bankruptcy Exception applies, a subsequent ownership change with respect to the Reorganized Debtors occurring within two years after the Effective Date will result in the reduction of the Annual Limitation that would otherwise apply to the subsequent ownership change to zero. Thus, an ownership change within two years after the Effective Date would eliminate the ability of the Reorganized Debtors to use NOLs thereafter. However, if the Bankruptcy Exception applies, the Business Continuity Requirement does not apply, although a lesser business continuation requirement may apply under Treasury Regulations. If a change of ownership occurs after the two years following the Effective Date, then the Reorganized Debtors will become subject to limitation in the use of their NOLs based upon the value of the Reorganized Debtors at the time of that subsequent change.

     The Reorganized Debtors could elect to not have the Bankruptcy Exception apply, in which event the Annual Limitation would apply. However, the Debtors currently expect that they will qualify for the Bankruptcy Exception and that they will not elect to not have it apply.
     Accordingly, in order to avoid subsequent ownership changes, Reorganized KAC will enter into the Stock Transfer Restriction Agreement with the trustee of the Union VEBA and the PBGC in the form attached as Exhibit 1.1(194) to the Plan, under which transfers of “Company Securities” (as defined below) by the PBGC and the Union VEBA will be subject to limitations; and Reorganized KAC’s Certificate of Incorporation will contain a “5% Ownership Limit,” effective until the Restriction Release Date, pursuant to which certain transfers of Reorganized KAC’s equity will be limited. See “New Common Stock — Restrictions on Transfer.” The purpose of such limit is to reduce the risk that any change in the ownership of New Common Stock may eliminate or limit the benefits of federal income tax attributes of the Reorganized Debtors.
     Although the Annual Limitation will not apply to restrict the deductibility of NOLs if the Bankruptcy Exception applies, NOLs of the Reorganized Debtors will be reduced by the amount of any deduction for any interest paid or accrued by the Debtors during the three taxable years preceding the taxable year in which the ownership change occurs and during the portion of the taxable year of the ownership change preceding the ownership change with respect to all Allowed Claims converted into New Common Stock.
     Transfers of PI Trust Assets to the Funding Trust and the PI Trusts
     The transfers of PI Trust Assets (other than the 75% of the KFC Claim and Cash) to each of the Funding Vehicle Trust and the PI Trusts will be treated as transfers taxable to the Debtor-transferor resulting in gain or loss recognition to the Debtor-transferor in an amount equal to the difference between the value of the PI Trust Assets and the Debtor-transferor’s basis in such assets. Each of the Funding Vehicle Trust and the PI Trusts will take a fair market value basis in such assets. The transfers of PI Trust Assets (other than the 75% of the KFC Claim) to each of the Funding Vehicle Trust and the PI Trusts and the distribution of New Common Stock in respect of the 75% of the KFC Claim to the PI Trusts generally will be expected to be treated as “economic performance” (as required by IRC Section 461(h)) with respect to the Channeled Personal Injury Claims and, accordingly, will be taken into account, to the extent not previously taken into account, by the Debtor-transferor at that time to the extent that the “all events test” (described in IRC Section 461(h)(1)) has otherwise been met. The Funding Vehicle Trust and PI Trusts will not have taxable income on receipt of PI Trust Assets and will not be entitled to deduct payments to claimants as such payments are made.
     Alternative Minimum Tax
     In general, a federal alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income (“AMTI”) at a 20% rate to the extent that such tax exceeds the corporation’s regular federal income tax for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation might otherwise be able to offset all of its taxable income for regular federal income tax purposes by available NOL carryforwards, a corporation is generally entitled to offset no more than 90% of its AMTI with NOL carryforwards (as recomputed for AMT purposes). Accordingly, the Reorganized Debtors’ use of their NOLs may be subject to limitations for AMT purposes in addition to any other limitations that may apply.
     In addition, if a corporation (or a consolidated group) undergoes an ownership change and is in a net unrealized built-in loss position on the date of the ownership change, the corporation’s (or group’s) aggregate tax basis in its assets may be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date. Accordingly, if the Debtors are in a net unrealized built-in loss position on the Effective Date, for AMT purposes the tax benefits attributable to basis in assets may be reduced.
     Any AMT that the corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to AMT.

     Other Federal Income Tax Consequences
     The Restructuring Transactions will constitute a “reorganization” of KACC that generally will not be taxable to it or KAC for federal income tax purposes. However, although not currently contemplated by the Debtors, if the stock of New Kaiser Canada were to be disposed of within five years following the Effective Date, the Reorganized Debtors’ NOLs could be reduced to the extent the value of such stock on the Effective Date exceeds the tax basis therein on such date. Other federal income tax consequences to the Debtors may result depending on the terms of any additional Restructuring Transactions that occur with respect to the Debtors.
U.S. Federal Income Tax Consequences to Holders of Claims
     The federal income tax consequences of the Plan to a holder of a Claim will depend, in part, on whether the Claim constitutes a “tax security” for federal income tax purposes, what type of consideration was received in exchange for the Claim, whether the holder reports income on the accrual or cash basis, whether the holder has taken a bad debt deduction or worthless security deduction with respect to the Claim and whether the holder receives distributions under the Plan in more than one taxable year.
     Definition of Securities
     There is no precise definition of the term “security” under the federal income tax law. Rather, all facts and circumstances pertaining to the origin and character of a claim are relevant in determining whether it is a security. Nevertheless, courts generally have held that corporate debt evidenced by a written instrument and having an original maturity of ten years or more will be considered a tax security.
•	The 6-1/2% RPC Revenue Bonds (originally issued on March 1, 1978 with an original maturity date of March 1, 2008), the 7-3/4% SWD Revenue Bonds (originally issued on December 1, 1992 with an original maturity date of August 1, 2022) and the 7.60% SWD Revenue Bonds (originally issued on March 1, 1997 with an original maturity date of March 1, 2027) all had original maturities of about 30 years and will be tax securities.

•	The Senior Subordinated Notes (originally issued on February 1, 1993 with an original maturity date of February 2, 2003) had an original maturity of ten years and will be tax securities.

•	The 10-7/8% Series B Senior Notes (originally issued on October 23, 1996 with an original maturity date of October 15, 2006) and the 10-7/8% Series D Senior Notes (originally issued on December 23, 1996 with an original maturity date of October 15, 2006) both had original maturities of just under 10 years and are likely to be tax securities.

•	The 9-7/8% Senior Notes (originally issued on February 17, 1994 with an original maturity date of February 15, 2002) had an original maturity of just under eight years and may be tax securities, although it is not entirely free from doubt.
     Holders of Claims Constituting Tax Securities Receiving New Common Stock
     Under the Plan, holders of certain Allowed Claims constituting tax securities will receive New Common Stock. A holder of an Allowed Claim constituting a tax security who receives New Common Stock in satisfaction of such holder’s Claim should not recognize gain or loss upon the exchange (but will recognize any gain to the extent of any Cash and the fair market value of any consideration received other than New Common Stock); the holder’s aggregate tax basis in the New Common Stock (apart from any portion thereof allocable to interest) should equal the holder’s basis in its Claim; and the holding period for the New Common Stock (apart from any portion allocable to interest) should include the holding period of the Allowed Claims surrendered. The holder’s tax basis in any New Common Stock allocable to interest will equal the fair market value of the New Common Stock on the date of its distribution to the holder by Reorganized KAC and the holding period of such stock will begin on the day after the day of receipt. See “— Certain Other Tax Considerations for Holders of Claims — Market Discount” below for a discussion of the character of any gain recognized from a Claim with accrued market discount.

     Holders of Claims Constituting Tax Securities Receiving Cash
     Under the Plan, holders of certain Allowed Claims possibly constituting tax securities will receive solely Cash in satisfaction of their Claims. A holder of an Allowed Claim constituting a tax security who receives solely Cash in satisfaction of such holder’s Claim generally should recognize gain or loss on the receipt of the Cash equal to the amount of Cash received (except that amounts, if any, allocable to interest on the Claim will be treated as interest income) and the holder’s basis in the Claim. Any gain or loss recognized will be capital or ordinary, depending on the status of the Claim in the holder’s hands, including whether the Claim constitutes a market discount bond in the holder’s hands.
     Generally, any gain or loss recognized by a holder of an Allowed Claim will be a long-term capital gain or loss if the Claim is a capital asset in the hands of the holder and the holder has held such Claim for more than one year, unless the holder had previously claimed a bad debt or worthless securities deduction or the holder had accrued market discount with respect to such Claim. See “Market Discount” below for a discussion of the character of any gain recognized from a Claim with accrued market discount.
     Holders of Claims Not Constituting Tax Securities
     A holder of an Allowed Claim that is not a tax security who receives New Common Stock and/or Cash in exchange for such holder’s Claim would recognize gain or loss in an amount equal to the difference between (a) the amount of Cash and/or the fair market value of New Common Stock received by the holder in satisfaction of its Claim (other than any Claim for accrued but unpaid interest) and (b) the holder’s adjusted tax basis in its Claim (other than any Claim for accrued but unpaid interest). For this purpose, holders of Claims in Classes 5 through 8 will not be treated as receiving property with respect to any interest in the PI Trust to which such Claims will be channeled or the PI Trust Assets that they may receive under the Plan.
     Generally, any gain or loss recognized by a holder of a Claim not constituting a tax security will be a long-term capital gain if the Claim is a capital asset in the hands of the holder and the holder has held such Claim for more than one year, unless the holder had previously claimed a bad debt or worthless securities deduction or the holder had accrued market discount with respect to such Claim. See “Market Discount” below for a discussion of the character of any gain recognized from a Claim with accrued market discount. Such a holder’s tax basis for any New Common Stock received under the Plan generally should equal its fair market value on the date of distribution to the holder by Reorganized KAC. The holding period for any New Common Stock received under the Plan by a holder of a Claim not constituting a tax security generally should begin on the day following the day of receipt.
     Any payment to be made to a holder of a Channeled Personal Injury Claim from a PI Trust will only be deemed to have been made to the recipient when, and to the extent that, the amount to which the recipient is entitled has been determined and distributed. Any income realized by a PI Trust prior to such time will be reported by the applicable PI Trustee as taxable income of the PI Trust.
Certain Other Tax Considerations for Holders of Claims
     Pre-Effective Date Interest
     In general, a Claim holder that was not previously required to include in its taxable income any accrued but unpaid pre-Effective Date interest on the Claim may be required to take such amount into income as taxable interest. A Claim holder that was previously required to include in its taxable income any accrued but unpaid pre-Effective Date interest on the Claim may be entitled to recognize a deductible loss to the extent that such interest is not satisfied under the Plan. The Plan provides that, to the extent applicable, all distributions to a holder of an Allowed Claim will be deemed to apply first to the principal amount of such Claim until such principal amount is paid in full, and then the remaining portion of such distributions, if any, will be deemed to apply to any interest accrued on such Claim prior to the Petition Date. There is no assurance, however, that the IRS will respect this treatment and will not determine that all or a portion of amounts distributed to such holder is properly allocable to prepetition interest. Each holder of a Claim on which interest accrued prior to the Petition Date is urged to consult its tax advisor regarding the tax treatment of its distributions under the Plan and the deductibility of any accrued but unpaid interest for federal income tax purposes.

     Post-Effective Date Cash Distributions
     Holders of Claims may receive Cash distributions subsequent to the Effective Date, including distributions out of any PI Trust to holders of Channeled Personal Injury Claims. The imputed interest provisions of the IRC may apply to treat a portion of any Post-Effective Date distribution as imputed interest. Imputed interest may, with respect to certain holders, accrue over time using the constant interest method, in which event the holder may, under some circumstances, be required to include imputed interest in income prior to receipt of a distribution.
     In addition, because additional distributions may be made to holders of Claims after the initial distribution, any loss and a portion of any gain realized by a holder may be deferred until the holder has received its final distribution. All holders are urged to consult their tax advisors regarding the possible application of, or ability to elect out of, the “installment method” of reporting gain that may be recognized in respect of a Claim.
     Reinstatement of Claims
     Holders of Claims that will be Reinstated generally should not recognize gain, loss or other taxable income upon the Reinstatement of their Claims under the Plan. Taxable income, however, may be recognized by those holders if they are considered to receive interest, damages or other income in connection with the Reinstatement or if the Reinstatement is considered for tax purposes to involve a substantial modification of the Claim.
     Bad Debt and/or Worthless Securities Deduction
     A holder who, under the Plan, receives on account of a Claim an amount less than the holder’s tax basis in the Claim may be entitled in the year of receipt (or in an earlier year) to a bad debt deduction in some amount under Section 166(a) of the IRC. The rules governing the character, timing and amount of bad debt deductions place considerable emphasis on the facts and circumstances of the holder, the obligor and the instrument with respect to which a deduction is claimed. Holders of Claims, therefore, are urged to consult their tax advisors with respect to their ability to take such a deduction.
     Market Discount
     A holder that purchased its Claim from a prior holder with market discount will be subject to the market discount rules of the IRC. Under those rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of its Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.
     To the extent that a holder’s Claim is exchanged in a transaction in which gain or loss is not recognized for U.S. federal income tax purposes, any accrued market discount not treated as ordinary income upon such exchange should carry over, on an allocable basis, to any New Common Stock received, such that any gain recognized by the holder upon a subsequent disposition of such New Common Stock would be treated as ordinary income to the extent of any accrued market discount not previously included in income.
     Installment Method
     A holder of a Claim constituting an installment obligation for tax purposes may be required to recognize currently any gain remaining with respect to the obligation if, pursuant to the Plan, the obligation is considered to be satisfied at other than its face value, distributed, transmitted, sold, or otherwise disposed of within the meaning of Section 453B of the IRC.
     Information Reporting and Backup Withholding
     All distributions under the Plan will be subject to applicable federal income tax reporting and withholding. The IRC imposes “backup withholding” (currently at a rate of 28%) on certain “reportable” payments to certain taxpayers, including payments of interest. Under the IRC’s backup withholding rules, a holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan, unless the holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional federal income tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of income tax. A holder of a Claim may be required to establish an exemption from backup withholding or to make arrangements with respect to the payment of backup withholding.
Importance of Obtaining Professional Tax Assistance
     THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN, AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

APPLICABILITY OF CERTAIN FEDERAL AND STATE SECURITIES LAWS
General
     No registration statement will be filed under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, with respect to the offer and distribution under the Plan of New Common Stock. The Debtors believe that the provisions of section 1145(a)(1) of the Bankruptcy Code exempt the offer and distribution of such securities under the Plan from federal and state securities registration requirements.
Bankruptcy Code Exemptions from Registration Requirements
     Initial Offer and Sale
     Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state securities laws if three principal requirements are satisfied:
•	the securities must be securities of the debtor, an affiliate participating in a joint plan with the debtor or a successor to the debtor under the plan;

•	the recipients of the securities must hold a prepetition or administrative expense claim against the debtor or an interest in the debtor or an affiliate participating in a joint plan with the debtor; and

•	the securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor or an affiliate participating in a joint plan with the debtor, or principally in such exchange and partly for cash or other property.
The Debtors believe that the offer and sale of the New Common Stock under the Plan satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code and are, therefore, exempt from registration under the Securities Act and state securities laws.
     Subsequent Transfers
     In general, because the New Common Stock issued pursuant to the Plan will be deemed to have been publicly offered, all resales and subsequent transactions in New Common Stock will exempt from registration under the Securities Act pursuant to Section 4(1) thereof, unless the holder thereof is deemed to be an “affiliate” of Reorganized KAC or an “underwriter” with respect to such securities.
     Pursuant to section 1145(b) of the Bankruptcy Code, the following persons will considered to be “underwriters” under Section 2(11) of the Securities Act:
•	persons who purchase a claim against, an interest in or a claim for administrative expense against a debtor with a view to distributing any security received in exchange for such claim or interest (“accumulators”);

•	persons who offer to sell securities offered or sold under a plan for the holders of such securities (“distributors”);

•	persons who offer to buy securities offered or sold under a plan from the holders of such securities, if the offer to buy is both with a view to distributing such securities and under an agreement made in connection with the plan, with the consummation of the plan or with the offer or sale of securities under the plan; and

•	a person who is an “issuer” with respect to the securities, as defined in Section 2(11) of the Securities Act.

Under Section 2(11) of the Securities Act, an “issuer” includes any “affiliate” of the issuer. Rule 144 under the Securities Act defines “affiliate” of an issuer as any person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with the issuer. Whether or not any particular person would be deemed to be an “underwriter” with respect to any security to be issued pursuant to the Plan or an “affiliate” of Reorganized KAC would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any person would be deemed to be an “underwriter” with respect to any security to be issued pursuant to the Plan or an “affiliate” of Reorganized KAC.
     Rule 144 under the Securities Act provides an exemption from registration under the Securities Act for certain limited public resales of unrestricted securities by “affiliates” of the issuer of such securities. Rule 144 allows a holder of unrestricted securities that is an “affiliate” of the issuer of such securities to sell without registration within any three-month period a number of shares of such unrestricted securities that does not exceed the greater of 1% of the number of outstanding securities in question and the average weekly trading volume in the securities in question during the four calendar weeks preceding the date on which notice of such sale was filed pursuant to Rule 144, subject to the satisfaction of certain other requirements of Rule 144 regarding the manner of sale, notice requirements and the availability of current public information regarding the issuer. The Debtors believe that, pursuant to section 1145(c) of the Bankruptcy Code, the New Common Stock to be distributed pursuant to the Plan will not be considered restricted securities for purposes of Rule 144.
     In connection with prior bankruptcy cases, the staff of the SEC has taken the position that resales by accumulators and distributors of securities distributed under a plan of reorganization that are not “affiliates” of the issuer are exempt from registration under the Securities Act if effected in “ordinary trading transactions.” The staff of the SEC has indicated in this context that a transaction may be considered an “ordinary trading transaction” if it is made on an exchange or in the over-the-counter market and does not involve any of the following factors:
•	either concerted action by the recipients of securities issued under a plan in connection with the sale of such securities or concerted action by distributors on behalf of one or more such recipients in connection with such sales;

•	the use of informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities, other than a bankruptcy court-approved disclosure statement and supplements thereto and documents filed with the SEC pursuant to the Exchange Act; or

•	the payment of special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid pursuant to arms-length negotiations between a seller and a broker or dealer, each acting unilaterally, and not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).
     The Debtors have not sought the views of the SEC on this matter and, therefore, no assurance can be given regarding the proper application of the “ordinary trading transaction” exemption described above. Any persons intending to rely on such exemption are urged to consult their own counsel as to the applicability thereof to any particular circumstances.
     GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN “AFFILIATE” OF REORGANIZED KAC OR AN “UNDERWRITER” WITH RESPECT TO THE NEW COMMON STOCK TO BE DISTRIBUTED PURSUANT TO THE PLAN, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE NEW COMMON STOCK AND RECOMMEND THAT HOLDERS OF CLAIMS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.
     State securities laws generally provide registration exemptions for subsequent transfers by a bona fide owner for the owner’s own account and subsequent transfers to institutional or accredited investors. Such exemptions generally are expected to be available for subsequent transfers of New Common Stock.

Certain Transactions by Stockbrokers
     Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers effecting transactions in New Common Stock prior to the expiration of 40 days after the first date on which such securities were bona fide offered to the public by Reorganized KAC or by or through an underwriter are required to deliver to the purchaser of such securities a copy of this Disclosure Statement (and supplements hereto, if any, if ordered by the Bankruptcy Court) at or before the time of delivery of such securities to such purchaser. In connection with prior bankruptcy cases, the staff of the SEC has taken so-called “no-action” positions with respect to noncompliance by stockbrokers with such requirement in circumstances in which the debtor was, and the reorganized debtor was to continue to be, subject to and in compliance with the periodic reporting requirements of the Exchange Act. The views of the SEC on this matter, however, have not been sought by the Debtors and, therefore, no assurance can be given regarding the possible consequences of noncompliance by stockbrokers with the disclosure statement delivery requirements of section 1145(a)(4). Stockbrokers are urged to consult their own counsel with respect to such requirements.
Registration Rights Agreement
     On the Effective Date, Reorganized KAC, the PBGC and the trustee of the Union VEBA Trust in such capacity will enter into the Registration Rights Agreement in the form attached as Exhibit 1.1(167) to the Plan, which will provide each of the PBGC and the Union VEBA Trust with certain rights to register the resale of the shares of New Common Stock issued to it pursuant to the Plan (and any shares of New Common Stock paid, issued or distributed on account of, or in exchange for or in replacement of, such securities) until such securities (a) are disposed of pursuant to an effective registration statement under the Securities Act, (b) are distributed to the public under and in accordance with Rule 144 under the Securities Act, (c) may be freely sold publicly without either registration under the Securities Act or compliance with any restrictions under Rule 144 under the Securities Act, (d) have been transferred to any person, or (e) have ceased to be outstanding (prior to the occurrence of any such event, such securities constituting “Registrable Securities”).
     Commencing on or about the first date following the Effective Date on which Reorganized KAC will be eligible to file a registration statement on Form S-3 (e.g., April 3, 2006, assuming the Effective Date occurs on December 31, 2005), either holder of the Registrable Securities may (and, in the case of the Union VEBA Trust, if so directed by its independent fiduciary, will) demand that Reorganized KAC file a “shelf” registration statement covering the resale of all Registrable Securities, regardless of whether held by the PBGC or the Union VEBA Trust, on a continuous basis under and in accordance with Rule 415 under the Securities Act. Reorganized KAC will (a) prepare and file the initial shelf registration statement as promptly as practicable following receipt of such request, (b) use commercially reasonable efforts to cause such shelf registration statement to be declared effective under the Securities Act as promptly as practicable after such filing, and (c) use commercially reasonable efforts to cause such shelf registration statement, once effective, to remain continuously effective under the Securities Act until there ceases to be any Registrable Securities. If the initial shelf registration statement or any substitute shelf registration statement (as described below) ceases to be effective for any reason while there are Registrable Securities, Reorganized KAC will use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof. In the event that any such order is not withdrawn by the 45th day following the date of such order, Reorganized KAC will either:
•	(a) prepare and file a post-effective amendment to such registration statement as promptly as practicable thereafter, (b) use commercially reasonable effects to cause such registration statement, as so amended, to again be declared effective under the Securities Act as promptly as practicable after such amendment is filed with the SEC, and (c) use commercially reasonable efforts to cause such registration statement, as so amended, once effective, to remain continuously effective until there ceases to be any Registrable Securities; or

•	(a) file a separate substitute “shelf” registration statement covering the resale of all Registrable Securities for an offering on a continuous basis under and in accordance with Rule 415 under the Securities Act as promptly as practicable thereafter, (b) use commercially reasonable efforts to cause such substitute shelf registration statement to be declared effective under the Securities Act as promptly as practicable after such substitute shelf registration statement is filed with the SEC, and (c) use commercially reasonable efforts to cause such substitute shelf registration statement, once effective, to remain continuously effective until there ceases to be any Registrable Securities.

Each shelf registration statement will be filed on Form S-3 (except that, if Reorganized KAC is not then eligible to register the Registrable Securities for resale on Form S-3, such registration statement will be filed on any other form Reorganized KAC is then eligible to so use). Any shelf registration statement will cover the disposition of all Registrable Securities in one or more underwritten offerings (subject to the provisions of the Registration Rights Agreement regarding such offerings described below), through block trades, through broker transactions, through at-market transactions and in any other manner as may be reasonably requested by the PBGC or the Union VEBA Trust. Reorganized KAC will have customary rights to impose blackout periods with respect to the filing of the initial shelf registration statement or the filing of a post-effective amendment to any shelf registration statement or a substitute shelf registration statement. If the holder or holders of a majority of the Registrable Securities included in the then-effective shelf registration statement so request, Reorganized KAC will effect an underwritten offering pursuant to such shelf registration statement provided that (a) Reorganized KAC has not so effected an underwritten offering with the 180-day period next preceding such request and (b) the Registrable Securities requested to be included in such underwritten offering have a then-current market value of at least $10 million. Customary priority provisions will apply in the context of such an underwritten offering.
     If Reorganized KAC registers equity securities for its own account or the account of any other person (other than (a) in connection with a merger or reorganization, the implementation of an employee benefit plan or an offering made solely to the then-existing stockholders or employees of Reorganized KAC or (b) on a shelf registration statement), the PBGC and the VEBA Trust will each be offered the opportunity to include its Registrable Securities in such registration. Customary priority provisions will apply in the context of an underwritten offering.
     The Registration Rights Agreement will contain customary registration procedures and grant Reorganized KAC customary rights to require that, in certain circumstances, the PBGC and the Union VEBA Trust discontinue the disposition of any Registrable Securities covered by any registration statement or prospectus filed pursuant to the Registration Rights Agreement. Reorganized KAC will be required to bear all expenses incurred by it in connection with such registrations, including up to $50,000 for one counsel to represent the PBGC and the Union VEBA Trust.
     Reorganized KAC will file all reports required to be filed by it under the Exchange Act and, to the extent required to permit the PBGC or the Union VEBA Trust, as the case may be, to sell its Registrable Securities without registration under the Securities Act in accordance with Rule 144 thereunder, will cooperate with such holder. Notwithstanding the foregoing, Reorganized KAC will not be required to register any securities, or file any reports, under the Exchange Act if such registration or filing is not required thereunder.
     Shares of New Common Stock held by the PBGC and the Union VEBA Trust will remain subject to the restrictions on transfer set forth in the Stock Transfer Restriction Agreement and Reorganized KAC’s Certificate of Incorporation notwithstanding any registration of such shares for resale as contemplated above. See “New Common Stock — Restrictions on Transfer.”

RECOMMENDATION AND CONCLUSION
     For all of the reasons set forth in this Disclosure Statement, the Debtors believe that the Confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Debtors urge all holders of Claims in voting Classes to vote to accept the Plan and to evidence their acceptance by duly completing and returning their Ballots so that they will be received on or before the Voting Deadline.

Dated: August 24, 2005	Respectfully submitted,

KAISER ALUMINUM CORPORATION

By:

Name:
Title:

KAISER ALUMINUM & CHEMICAL CORPORATION,
on its own behalf and on behalf of each direct or
indirect subsidiary Debtor

By:

Name:
Title:

COUNSEL:

Daniel J. DeFranceschi (DE 2732)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

— and —

Gregory M. Gordon (TX 08435300)
Henry L. Gompf (TX 08116400)
Troy B. Lewis (TX 12308650)
Daniel P. Winikka (TX 00794873)
JONES DAY
2727 North Harwood Street
Dallas, Texas 75201
Telephone: (214) 220-3939
Facsimile: (214) 969-5100

ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION

EXHIBIT I
FIRST AMENDED JOINT PLAN OF REORGANIZATION
[See Exhibit 99.1 to this Form 8-K.]

EXHIBIT II
LIQUIDATION ANALYSIS
          Section 1129(a)(7) of the Bankruptcy Code (often called the “Best Interests Test”), requires that each holder of an impaired Claim or Interest either (a) accept the Plan, or (b) receive or retain under the Plan property of a value, as of the Plan’s Effective Date, that is not less than the value such non-accepting holder would receive or retain if the Debtors were to be liquidated under Chapter 7 of the Bankruptcy Code on the assumed date of conversion to a Chapter 7 (the “Conversion Date”). In determining whether the Best Interests Test has been met, the first step is to determine the dollar amount that would be generated from a hypothetical liquidation of the Debtors’ assets in Chapter 7. The gross amount of cash available would be the sum of the proceeds from the disposition of the Debtors’ assets and the cash held by the Debtors at the commencement of its Chapter 7 case. Such amount is reduced by the amount of any Claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses and priority claims that may result from the use of Chapter 7 for purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with Section 726 of the Bankruptcy Code.
          A general summary of the assumptions used in preparing the liquidation analysis follows.
          THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HEREIN.
     Analysis Methodology
     Hypothetical recoveries to stakeholders of the Debtors in a liquidation were determined through multiple steps, as set forth below. In some cases KACOCL is considered separately rather than as part of Kaiser and the remaining Debtors (the Debtors, excluding KACOCL, the “Kaiser Debtor Entities”).
•	The Debtors, with guidance from Lazard regarding the mechanics of a Chapter 7 liquidation, estimated proceeds from the liquidation of each of the Debtors’ assets. This includes assets of both the Kaiser Debtor Entities as well as KACOCL.

•	Gross cash was reduced by estimated liquidation costs. These include estimated operating costs during the liquidation process, as well as trustee fees and professional fees.

•	The letters of credit outstanding under the DIP Financing Facility (estimated at $18 million) were assumed to be drawn, and the lenders party to the DIP Financing Facility were assumed to receive a superpriority administrative claim against KACC. No other amounts were assumed to be outstanding under the DIP Financing Facility.

•	Recoveries occur at each entity on an absolute priority basis according to the claims outstanding at that entity. No marshalling of claims asserted against multiple entities is assumed.
          Estimate of Net Proceeds
          Estimates were made of the cash proceeds that might be realized from the liquidation of the Debtors’ assets. The Liquidation Analysis also assumes that the sale of the assets of the Debtors would occur under the direction of a Court-appointed Chapter 7 trustee. For certain assets, estimates of the liquidation proceeds were made for each asset individually. For other assets, liquidation values were assessed for general classes of assets by estimating the percentage recoveries that a Chapter 7 trustee might achieve through their disposition. The liquidation period (estimated to be six to twelve months) would allow for an expedited sales process and the documentation and closing of such sale transactions.

          This Liquidation Analysis does not reflect any recoveries that might be realized by the Chapter 7 trustee’s pursuit of any avoidance actions, as the Debtors believe that any such recoveries are highly speculative in light of, among other things, the various defenses that would likely be asserted. Accordingly, the Liquidation Analysis has valued any such recoveries at zero, including those attributable to the Chapter 7 trustee’s pursuit of Preference Rights. To the extent that any recoveries are obtained, the Debtors do not believe that such recoveries would materially alter the distributions to unsecured creditors.
          Estimate of Costs
          The Debtors’ liquidation costs under Chapter 7 would include the fees payable to a Chapter 7 trustee, as well as those that might be payable to attorneys and other professionals that such a trustee may engage. In accordance with the priority of payments provided for in the Bankruptcy Code, once these costs of liquidation were satisfied, payments would include any obligations and unpaid expenses incurred by the Debtors during the Chapter 11 case and allowed in the Chapter 7 case, such as compensation for attorneys, financial advisers, appraisers, accountants and other professionals, and costs and expenses of members of any statutory committee of unsecured creditors appointed pursuant to section 1102 of the Bankruptcy Code and any other committee so appointed, as well as post-petition contract, lease, and other operating obligations. Moreover, additional claims could arise by reason of the breach or rejection of obligations incurred and executory contracts or leases entered into by the Debtors both prior to and during the pendency of the Chapter 11 case.
          Distribution of Net Proceeds under Absolute Priority
          Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full, and no equityholder would receive any distribution until all creditors are paid in full.
          After consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in a Chapter 11 case, including (i) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a Chapter 7 case in the context of the expeditious liquidation required under Chapter 7 and the “forced sale” atmosphere that would prevail, and (iii) substantial increases in claims which are likely to arise in a liquidation, the Debtors have determined, as summarized on the charts below, that Confirmation of the Plan will provide each creditor and equity holder with a recovery that is not less than it would receive pursuant to a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code.
          The Liquidation Analysis was prepared by management with the assistance of Lazard, based on, among other things, the Debtors’ preliminary unaudited balance sheets as of May 31, 2005. The Liquidation Analysis assumes that the unaudited May 31, 2005, balance sheets, on which the analysis is based, are a proxy for the balance sheets that would exist upon the Conversion Date. Certain key assumptions underlying the Liquidation Analysis are listed in the footnotes immediately following each hypothetical liquidation analysis chart.
          THE DEBTORS’ LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE ASSETS OF THE DEBTORS. IT IS ASSUMED THAT THE COSTS ASSOCIATED WITH ANY LIQUIDATION PROCESS FOR THE CANADIAN ASSETS OF KACOCL WOULD BE SIMILAR TO THOSE ESTIMATED FOR A CHAPTER 7 LIQUIDATION. NO ADDITIONAL PROVISION HAS BEEN MADE FOR SUCH COSTS.
          Underlying the liquidation are a number of estimates and assumptions that are inherently subject to significant economic, competitive and operational uncertainties and contingencies beyond the control of the Debtors or a Chapter 7 trustee. Additionally, various liquidation decisions upon which certain assumptions are based are subject to change. Therefore, there can be no assurance that the assumptions and estimates employed in determining the liquidation values of the Debtors’ assets will result in an accurate estimate of the proceeds that would be realized were the Debtors to undergo an actual liquidation. The actual amounts of claims against the Debtors could vary significantly from the Debtors’ estimates, depending on the claims asserted during the pendency of the Chapter 7 case. This Liquidation Analysis does not include liabilities that may arise as a result of litigation,

2

additional claims by environmental agencies, certain new tax assessments, or other potential claims. Therefore, the actual liquidation value of the Debtors could vary materially from the estimates provided herein.
     A. Estimated Asset Recoveries ($ in millions).
Hypothetical Liquidation Analysis — Kaiser Aluminum & Chemical of Canada Limited

Estimated Liquidation Proceeds
	Book Value (a)	Hypothetical Liquidation Value Range
		Recovery %		Amount
		Low	High	Low	High
Cash and Equivalents (b)	$1.2	100.0%	100.0%	$1.2	$1.2
Trade Accounts Receivable (c)	2.3	78.5%	88.5%	1.8	2.1
Other Accounts Receivable (d)	0.4	40.0%	70.0%	0.2	0.3
Inventory (e)	3.1	96.1%	119.9%	3.0	3.7
Other Current Assets (f)	0.2	29.0%	47.7%	0.1	0.1
PP&E (g)	28.4	9.1%	19.8%	2.6	5.6
Intercompany Receivable (h)	4.2	0.0%	0.0%	0.0	0.0
Investments (i)	0.0	0.0%	0.0%	0.0	0.0
Other Long-Term Assets (j)	0.0	0.0%	10.0%	0.0	0.0

Total Liquidation Proceeds	$39.8	22.1%	32.6%	$8.8	$13.0

Distribution of Liquidation Proceeds
Liquidation Fees and Expenses (k)
Chapter 7 Trustee Fees		3.0%	3.0%	($0.3)	($0.4)
Chapter 7 Professional Fees		0.7%	0.7%	(0.1)	(0.1)
Mechanics/Workmen’s Liens and Other Secured Claims				0.0	0.0
Operating Expenses				(0.5)	(0.4)

Total Fees and Expenses				($0.9)	($0.9)

Net Estimated Proceeds Available for Distribution to Stakeholders				$7.9	$12.1

Hypothetical Liquidation Analysis — Kaiser Consolidated (excluding KACOCL)

Estimated Liquidation Proceeds
	Book Value (a)	Hypothetical Liquidation Value Range
		Recovery %		Amount
		Low	High	Low	High
Cash and Equivalents (b)	$62.0	100.0%	100.0%	$62.0	$62.0
Trade Accounts Receivable (c)	90.7	77.3%	88.6%	70.2	80.4
Other Accounts Receivable (d)	11.6	59.7%	82.3%	6.9	9.5
Inventory (e)	114.3	70.4%	89.8%	80.5	102.7
Other Current Assets (f)	13.0	62.4%	74.9%	8.1	9.8
PP&E (g)	521.0	8.6%	18.5%	45.0	96.4
Intercompany Receivable (h)	8.7	0.0%	0.0%	0.0	0.0
Investments (i)	62.0	16.1%	32.3%	10.0	20.0
Other Long-Term Assets (j)	1,016.1	0.7%	0.9%	7.3	8.9

Total Liquidation Proceeds	$1,899.5	15.3%	20.5%	$290.0	$389.7

Distribution of Liquidation Proceeds
Liquidation Fees and Expenses (k)
Chapter 7 Trustee Fees				($8.7)	($11.7)
Chapter 7 Professional Fees				(2.0)	(2.7)
Mechanics/Workmen’s Liens and Other Secured Claims				0.0	0.0
Operating Expenses				(17.0)	(12.1)

Total Fees and Expenses				($27.7)	($26.5)

Net Estimated Proceeds Available for Distribution to Stakeholders				$262.3	$363.2

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     B. Estimated Distributions of Proceeds ($ in millions).
Hypothetical Liquidation Analysis — Kaiser Aluminum & Chemical of Canada Limited

Net Estimated Proceeds Available for Distribution to Stakeholders	$7.9	$12.1

DIP/ Letter of Credit Balance (l)	$0.0	$0.0
Recovery Amount	NM	NM
% of Claim	NM	NM

Proceeds Available for Payment of Prepetition Secured Claims	$7.9	$12.1

Secured Claims (m)	$0.0	$0.0
Recovery Amount	NM	NM
% of Claim	NM	NM

Proceeds Available for Payment of Administrative and Priority Claims and Retiree Medical and Unsecured Claims	$7.9	$12.1

Administrative and Priority Claims (n)	$9.7	$9.7
Recovery Amount	7.9	9.7
% of Claim	82.0%	100.0%

Proceeds Available for Payment of Unsecured Claims	$0.0	$2.4

Unsecured Claims (o)	$616.0	$616.0
Recovery Amount	0.0	2.4
% of Claim	0.0%	0.4%

Proceeds Available for Payment of Equity Interests	$0.0	$0.0
Hypothetical Liquidation Analysis — Kaiser Consolidated (excluding KACOCL)

Net Estimated Proceeds Available for Distribution to Stakeholders	$262.3	$363.2

DIP/ Letter of Credit Balance (l)	$18.0	$18.0
Recovery Amount	18.0	18.0
% of Claim	100.0%	100.0%

Proceeds Available for Payment of Prepetition Secured Claims	$244.3	$345.2

Secured Claims (m)	$4.9	$4.9
Recovery Amount	4.9	4.9
% of Claim	100.0%	100.0%

Proceeds Available for Payment of Administrative and Priority Claims and Retiree Medical and Unsecured Claims	$239.5	$340.3

Administrative and Priority Claims (n)	$366.8	$366.8
Recovery Amount	239.5	340.3
% of Claim	65.3%	92.8%

Proceeds Available for Payment of Unsecured Claims	$0.0	$0.0

Unsecured Claims (o)	$4,577.8	$4,577.8
Recovery Amount	0.0	0.0
% of Claim	0.0%	0.0%

Proceeds Available for Payment of Equity Interests	$0.0	$0.0

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     C. Recovery Summary ($ in millions).
Recovery Summary

		Recovery		Recovery %
Amount	Amount	Low	High	Low	High
DIP/ Letter of Credit Claims	$18.0	$18.0	$18.0	100.0%	100.0%
Secured Claims	4.9	4.9	4.9	100.0%	100.0%
Administrative & Priority Claims	376.5	247.4	350.0	65.7%	93.0%

Unsecured Claims:
PBGC	616.0	0.0	2.4	0.0%	0.4%
Other Unsecured Claims	3,961.8	0.0	0.0	0.0%	0.0%

Equity Claims	NA	0.0	0.0	NM	NM
     FOOTNOTES TO LIQUIDATION ANALYSIS
          A summary of the assumptions used in preparing the Liquidation Analysis is set forth below.
          Note A — Book Values as of May 31, 2005
          Unless otherwise stated, the book values used in this Liquidation Analysis are the preliminary unaudited book values as of May 31, 2005, and are assumed to be representative of the Debtors’ assets and liabilities as of the assumed Conversion Date. The book values stated correspond to the book values of the Debtors only, and do not reflect their consolidated book values, i.e., those including the Debtors’ non-debtor subsidiaries.
          Note B — Cash and Cash Equivalents
          Cash consists of all cash in banks or operating accounts and liquid investments with maturities of three months or less. Cash is assumed to be fully recoverable. All Cash is assumed to be collateral of the DIP Financing Facility as per the Cash Collateral Orders.
          Note C — Trade Accounts Receivable
          For the Kaiser Debtor Entities, accounts receivable reflect a recovery rate, which varies by entity, of approximately 80% to 90% for receivables outstanding for 0-30 days, 75% to 85% for receivables outstanding for 31-60 days, 40% to 50% for receivables outstanding for 61-90 days, and 0% for receivables outstanding for over 91 days. Estimated collections are reduced by 20% to 30% of allowances for doubtful accounts.
          For KACOCL, accounts receivable reflect a recovery rate of 80% to 90% for receivables outstanding for 0-30 days, 75% to 85% for receivables outstanding for 31-60 days, 40% to 50% for receivables outstanding for 61-90 days, and 0% for receivables outstanding for over 91 days. Estimated collections are reduced by 20% to 30% of allowances for doubtful accounts.
          Note D — Other Accounts Receivable
          Other accounts receivable for the Kaiser Debtor Entities reflect miscellaneous receivables and vary by entity, with most entities reflecting recoveries of approximately 40% to 70%; other receivables related to Anglesey are assumed to experience recoveries of 80% to 95%.
          Note E — Inventory
          For the Kaiser Debtor Entities, estimated inventory recoveries vary by entity and reflect the following recovery ranges: raw materials (80% to 100%); work in process (65% to 85%), finished goods (80% to 115%); and other (0% to 10%).

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          For KACOCL, inventory reflects the following recovery rates: raw materials (80% to 100%); work in process (85% to 105%), finished goods (95% to 115%); and other (0% to 10%).
          Note F — Other Current Assets
          Other current assets include restricted cash, fair value of hedging contracts, deferred tax assets, and other assets. For the Kaiser Debtor Entities, other current assets reflect a recovery rate of approximately 75% to 85% at KACC and 0% to 25% at other entities. For KACOCL, other current assets reflect a recovery rate of approximately 35% to 55%.
          Note G — Plant, Property and Equipment
          Property, Plant, and Equipment includes land, buildings, improvements, furniture, fixtures, machinery, and other fixed assets. For the Kaiser Debtor Entities, recoveries of net property, plant, and equipment, which vary by entity, range as follows: land and land improvements (80% to 180%); buildings and leasehold improvements (0% to 20%); machinery and equipment (8% to 15%); and other (0% to 20%). For KACOCL, recoveries of net property, plant, and equipment, range as follows: land and land improvements (75% to 100%); buildings and leasehold improvements (0% to 20%); machinery and equipment (10% to 15%); and other (0% to 20%).
          Note H — Intercompany Receivable
          Intercompany claims are assumed to be cancelled, and no value is assumed to flow from them. Note that an intercompany payable to KFC is assumed to be asserted against the Kaiser Debtor Entities and included as a general unsecured claim.
          Note I — Investments
          Investments reflect the Debtors’ investment in the Anglesey aluminum smelter, which is assumed to be sold at a discount to the going concern value.
          Note J — Other Long-Term Assets
          Other long-term assets include long-term restricted cash, fair value of long-term hedging contracts, goodwill and other intangible assets, deferred tax assets, insurance assets, and other assets. Estimated recoveries at the Kaiser Debtor Entities range from approximately 0% to 1% at KACC to 0% to 10% at other entities. Estimated recoveries at KACOCL range from 0% to 10% .
          Note K — Liquidation Fees and Expenses
          Chapter 7 trustee fees are estimated to be 3.0% of gross sale proceeds, and professional fees are estimated to be 0.7% of gross sale proceeds. Aggregate Operating Expenses are assumed to be $12.5 million to $17.5 million. These costs would include maintenance, security, and utility costs during the liquidation period, salaries of financial and operating employees, severance pay, stay bonuses, and other related costs that would be incurred during a Chapter 7 liquidation. Operating expenses are estimated to be allocated between the Kaiser Debtor Entities and KACOCL based on the average assets recoveries at each. Note that Canadian liquidation expenses are assumed to be similar to those incurred in the United States, although these amounts may differ due to different statutory requirements.
          Note L — DIP Lender Claims
          The analysis assumes a DIP Financing Facility loan balance of $18 million. Upon commencement of a liquidation, holders of approximately $18 million of letters of credit secured by the DIP Financing Facility are assumed to draw on those letters of credit. As a result, the DIP Financing Facility Lenders, by virtue of their superpriority status, are assumed to have a first priority claim on the Kaiser Debtor Entity assets. This claim is

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assumed to recover in full before all other claims at the Kaiser Debtor Entities but not to be asserted against KACOCL.
          Note M — Secured Claims
          Secured Claims at the Kaiser Debtor Entities are assumed to total $5 million, reflecting the principal balance as well as accrued interest on certain capital leases, in addition to mechanics and workmens’ liens. KACOCL is assumed to have no secured claims.
          Note N — Administrative and Priority Claims
          These claims include the adjusted value of post-petition trade payables and accrued and other liabilities as of May 31, 2005. In addition, certain adjustments have been made to administrative claims to reflect anticipated post-petition contract rejections and other claims that would arise if the cases were converted to Chapter 7. Administrative claims and priority claims are entitled to recover to the extent of any unencumbered proceeds before unsecured claims.
          Note O — Unsecured Claims
          These claims reflect the estimated amounts of prepetition liabilities. For the Kaiser Debtor Entities, these amounts include claims for prepetition unsecured debt, trade payables, contract rejections, unfair labor practices, torts, retiree medical and pension obligations, environmental obligations, and an intercompany claim held by KFC. Certain of these claims are not compromised under the plan but are assumed to be in a liquidation. For KACOCL, unsecured claims are limited to pension claims. Unsecured claims must recover in full before equity interests.

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EXHIBIT III
VOTING PROCEDURES
See attached.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	:
	:	Jointly Administered
KAISER ALUMINUM CORPORATION, a Delaware	:	Case No. 02-10429 (JKF)
corporation, et al.,	:
	:	Chapter 11
Debtors.	:

BALLOT SOLICITATION AND TABULATION PROCEDURES

Daniel J. DeFranceschi (DE 2732)
Kimberly D. Newmarch (DE 4340)
RICHARDS, LAYTON & FINGER
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

- and -

Gregory M. Gordon (TX 08435300)
Daniel P. Winikka (TX 00794873)
Debra K. Simpson (TX 24027986)
JONES DAY
2727 North Harwood Street
Dallas, Texas 75201
Telephone: (214) 220-3939
Facsimile: (214) 969-5100

ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION
Dated: August 24, 2005

-i-

(continued)

-ii-

Kaiser Aluminum Corporation, et al.
Ballot Solicitation and Tabulation Procedures
The following procedures (the “Voting Procedures”) have been approved by the Bankruptcy Court in connection with (a) the distribution of solicitation materials and Ballots for voting to accept or reject the Plan (as hereinafter defined) and (b) the return and tabulation of Ballots and Master Ballots (as hereinafter defined).
1.	Definitions
a.	“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

b.	“Beneficial Owners” means, as of the Voting Record Date, the beneficial owners of, as applicable, (i) the Voting Debt Securities (for whom a Master Ballot Agent provides services) or (ii) the Senior Subordinated Notes or the Interests in KAC or KACC (for whom a Nominee provides services).

c.	“Certified Plan Solicitation Directive” means the directive, pursuant to which, among other things, each attorney representing one or more holders of Direct Channeled Personal Injury Claims will direct the Debtors and the Solicitation and Tabulation Agent as to the preferred method for the solicitation of votes on the Plan by such attorney’s clients.

d.	“Channeled Personal Injury Claims” means, collectively, Asbestos Personal Injury Claims, CTPV Personal Injury Claims, NIHL Personal Injury Claims and Silica Personal Injury Claims.

e.	“Confirmation Hearing” means the hearing on the confirmation of the Plan, as such hearing may be adjourned from time to time.

f.	“Confirmation Objection Deadline” means the date that is established by the Bankruptcy Court as the deadline for filing objections to confirmation of the Plan.

g.	“Debtors” means, collectively, KAC, KACC, Akron Holding Corporation, Kaiser Aluminum & Chemical Investment, Inc., Kaiser Aluminium International, Inc., Kaiser Aluminum Properties, Inc., Kaiser Aluminum Technical Services, Inc., Kaiser Bellwood Corporation, Kaiser Micromill Holdings, LLC, Kaiser Texas Micromill Holdings, LLC, Kaiser Sierra Micromills, LLC, Kaiser Texas Sierra Micromills, LLC, Oxnard Forge Die Company, Inc., Alwis Leasing LLC, Kaiser Center, Inc., KAE Trading, Inc., Kaiser Aluminum & Chemical Investment Limited (Canada), Kaiser Aluminum & Chemical of Canada Limited (Canada), Kaiser Center Properties, Kaiser Export Company and Texada Mines Ltd. (Canada).

h.	“Direct Channeled Personal Injury Claims” means Channeled Personal Injury Claims other than Indirect Channeled Personal Injury Claims.

i.	“Disclosure Statement” means the disclosure statement in connection with the Plan, as approved by the Bankruptcy Court in the Disclosure Statement Order.

j.	“Disclosure Statement Hearing” means the hearing scheduled for September 1, 2005 at 9:00 a.m. at which the Bankruptcy Court will consider approval of the Disclosure Statement.

k.	“Disclosure Statement Notice” means the notice of the date, time and place of the Disclosure Statement Hearing and the deadline and procedures for filing objections to the Disclosure Statement.

l.	“Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement and these Voting Procedures.

m.	“Indenture Trustees” means, collectively, the indenture trustees for the Voting Debt Securities and the Senior Subordinated Notes.

n.	“Individual Record Holders” means the holders of record of, as applicable, the Voting Debt Securities, the Senior Subordinated Notes or the Interests in KAC or KACC that, as of the Voting Record Date, hold such instruments in their own name (rather than in street name as a Master Ballot Agent or a Nominee for Beneficial Owners).

o.	“KAC” means Kaiser Aluminum Corporation.

p.	“KACC” means Kaiser Aluminum & Chemical Corporation.

q.	“Master Ballot” means a Ballot (i) submitted on behalf of one or more beneficial owners of Voting Debt Securities in accordance with the procedures set forth in section 7 of these Voting Procedures or (ii) submitted on behalf of one or more holders of Direct Channeled Personal Injury Claims pursuant to section 6 of the Voting Procedures.

r.	“Master Ballot Agent Register” means a list, as of the Voting Record Date, provided by an Indenture Trustee containing the names and addresses of the Master Ballot Agents and, for each Master Ballot Agent, the aggregate holdings in the applicable Voting Debt Security held by the Beneficial Owners for whom such Master Ballot Agent provides services.

s.	“Master Ballot Agents” means brokers, banks, dealers or other agents or nominees that hold Voting Debt Securities in “street name” on behalf of Beneficial Owners or otherwise represent such Beneficial Owners.

t.	“Nominee Register” means a list, as of the Voting Record Date, provided by, as applicable, the Transfer Agent or the Indenture Trustee of the Senior Subordinated Notes containing the names and addresses of the Nominees for, as applicable, the Interests in KAC and KACC or the Senior Subordinated Notes.

u.	“Nominees” means brokers, banks, dealers or other agents or nominees that hold, as applicable, Senior Subordinated Notes or Interests in KAC or KACC in “street name” on behalf of Beneficial Owners or otherwise represent such Beneficial Owners.

v.	“Personal Injury Claims Solicitation Procedures Notice” means the notice to be sent to all known attorneys representing holders of Direct Channeled Personal Injury Claims that, among other things, will (i) notify such attorneys of the process for soliciting votes on the Plan in respect of Direct Channeled Personal Injury Claims and (ii) request that, if they have not already done so, such attorneys complete and return to the Solicitation and Tabulation Agent the Certified Plan Solicitation Directive, pursuant to which such attorneys will notify the Debtors and the Solicitation and Tabulation Agent of the preferred method for soliciting the votes of the holders of Direct Channeled Personal Injury Claims.

w.	“Plan” means the Joint Plan of Reorganization of Kaiser Aluminum Corporation, Kaiser Aluminum & Chemical Corporation and Certain of Their Debtor Affiliates, dated June 29, 2005, as it may be amended.

x.	“Publication Notice” means a published notice of (i) the approval of the Disclosure Statement and the scheduling of the Confirmation Hearing, (ii) the deadlines for voting on, and filing objections to confirmation of, the Plan and (iii) the procedure for holders of Claims to obtain a Solicitation Package, in a form approved by the Bankruptcy Court in the Disclosure Statement Order.

2

y.	“Record Amount” means the amount shown on the records of the Indenture Trustees (as confirmed by the Record Holder Register and Master Ballot Agent Register) as of the Voting Record Date.

z.	“Record Holder Register” means a list provided by an Indenture Trustee or the Transfer Agent that contains the names, addresses and holdings of the Individual Record Holders for, as applicable, the Voting Debt Securities, the Senior Subordinated Notes or the Interests in KAC or KACC as of the Voting Record Date.

aa.	“Rule 3018 Motion” means a motion, pursuant to Bankruptcy Rule 3018(a), seeking an order temporarily allowing a Claim, solely for purposes of voting to accept or reject the Plan, in an amount or classification different from the amount of classification allowed in accordance with these Voting Procedures.

bb.	“Solicitation Package” means, and will consist of, all of the following:
i.	A notice, substantially in the form approved by the Bankruptcy Court, setting forth, among other things, the time fixed for voting to accept or reject the Plan, the time fixed for filing objections to confirmation of the Plan, and the date and time of the Confirmation Hearing;

ii.	A CD-ROM containing the Disclosure Statement (together with the exhibits thereto, including the Plan, that have been filed with the Court before the date of the mailing);

iii.	For classes entitled to vote on the Plan, an appropriate form of Ballot, voting instructions and a Ballot-return envelope;

iv.	Letters recommending acceptance of the Plan from the Debtors and, if applicable, the Creditors’ Committee and the Asbestos Claimants’ Committee;

v.	Letters or other communications from attorneys representing holders of Direct Channeled Personal Injury Claims to their clients; and

vi.	Any other materials authorized by the Bankruptcy Court to be included as part of the Solicitation Package.
cc.	“Solicitation and Tabulation Agent” means Logan & Company, Inc. or such other firm that may be retained by the Debtors to act as the solicitation and tabulation agent with respect to the Plan.

dd.	“Transfer Agent” means the transfer agent for the Interests in KAC or KACC.

ee.	“Voting Deadline” means the date that is established by the Bankruptcy Court as the deadline for the return of Ballots on the Plan.

ff.	“Voting Debt Securities” means, collectively, the 9-7/8% Senior Notes, the 10-7/8% Senior Notes, the 6-1/2% RPC Revenue Bonds, the 7-3/4% SWD Revenue Bonds and the 7.60% SWD Revenue Bonds.

gg.	“Voting Record Date” means the date set forth in the Disclosure Statement Order that will be used for purposes of determining which creditors and interest holders are entitled to receive Solicitation Packages and, where applicable, vote on the Plan.
Any capitalized term not otherwise defined herein shall have the meaning given to such term in the Plan.

3

2.	Publication Notice

The Debtors will, on a date not less than forty-five calendar days prior to the Confirmation Objection Deadline, cause the Publication Notice to be published once in the national editions of USA Today, The Wall Street Journal and The New York Times, once in the newspaper supplements Parade magazine and USA Weekend magazine, once in The Bond Buyer and once in the following regional newspapers: The Ascension Citizen (Gonzales), Baton Rouge Advocate, The Charleston Gazette, Coeur d’Alene Press (ID), The Daily Gleaner (local Jamaican edition), The L’Observateur (La Place), The London Free Press (London, Ontario edition), New Orleans Times Picayune, The News Examiner (St. James), Oakland Tribune, Parkersburg Times, San Francisco Chronicle, Seattle Times, Spokane Spokesman Review, St. Bernard News (Chalmette), St. Bernard Voice (Chalmette) and Tacoma News Tribune. The Debtors will also cause the Publication Notice to be published once in the monthly magazines American Legion, Field & Stream, Popular Mechanics, Reader’s Digest and VFW Magazine on a date not less than thirty calendar days prior to the Confirmation Objection Deadline.

3.	Availability of Plan-Related Documents on the Internet

All Plan-related documents, including the Disclosure Statement, are or will be available via the Internet on the Bankruptcy Court’s docket at www.deb.uscorts.gov, on the Debtors’ website at www.kaiseraluminum.com and on the Solicitation and Tabulation Agent’s website at www.loganandco.com.

4.	Distribution of Certain Documents on CD-ROM

The Solicitation Packages will include a CD-ROM containing the Disclosure Statement and the exhibits thereto, including the Plan, that have been filed with the Bankruptcy Court before the date of the mailing. If service by CD-ROM imposes a hardship for any creditor (e.g., the creditor does not own or have access to a computer or the Internet), such creditor may obtain a paper copy of the applicable documents by sending a request, in writing, to the Solicitation and Tabulation Agent, Logan & Company, Inc., 546 Valley Road, Upper Montclair, NJ 07043 (Attn: Kaiser Aluminum Voting Department). Any such request must be received by the Solicitation and Tabulation Agent at least ten Business Days prior to the Voting Deadline. Upon receipt of such a written request, the Solicitation and Tabulation Agent will cause a paper copy of the applicable documents to be served on the requestor. In addition, attorneys representing holders of Direct Channeled Personal Injury Claims may elect on the Certified Plan Solicitation Directive to obtain a paper copy for their clients or have the Solicitation and Tabulation Agent serve their clients with paper copies.

5.	Distribution of Solicitation Packages
a.	Determination of Holders of Record

Except with respect to Direct Channeled Personal Injury Claims, the Solicitation and Tabulation Agent will cause a Solicitation Package to be served upon all holders of Claims against the Debtors and all holders of Interests in KAC or KACC as of the Voting Record Date, and the Debtors will have no obligation to cause a Solicitation Package to be served upon any subsequent holder of a Claim against the Debtors (as evidenced by any notice of assignment of such Claim entered on the Bankruptcy Court’s docket or that becomes effective after the Voting Record Date or otherwise) or an Interest in KAC or KACC.

b.	Distribution of Solicitation Packages
(i)	Scheduled Claims

The Solicitation and Tabulation Agent will cause a Solicitation Package to be served upon all persons or entities listed in the Schedules as holding liquidated, noncontingent, undisputed claims as of the Voting Record Date.

4

(ii)	Filed Claims

The Solicitation and Tabulation Agent will cause a Solicitation Package to be served upon each person or entity that has filed a proof of claim against a Debtor, which claim has not been withdrawn, disallowed or expunged on or before the Voting Record Date, other than a proof of claim asserting (a) claims in respect of Voting Debt Securities or (b) Direct Channeled Personal Injury Claims, the holders of which will be served with a Solicitation Package according to the procedures set forth below. If the relevant proof of claim does not indicate the classification of the Claim, and such classification cannot be determined from the Schedules, such Claim shall be treated as an Unsecured Claim.

(iii)	Parties to Executory Contracts and Unexpired Leases

The Solicitation and Tabulation Agent will cause a Solicitation Package to be served on (A) each person or entity that is listed on the Schedules as a party to an executory contract or an unexpired lease with one or more of the Debtors, irrespective of whether, pursuant to section 365(a) of the Bankruptcy Code, such contract is, in fact, an “executory contract” or such lease is, in fact, an “unexpired lease,” and (B) any other person or entity listed as a party to any contract listed on Exhibit 6.1.a of the Plan.

(iv)	Channeled Personal Injury Claims

The Solicitation and Tabulation Agent will cause Solicitation Packages to be served in connection with Channeled Personal Injury Claims in the manner described in section 6 hereof.

(v)	Claims in Respect of Voting Debt Securities and Senior Subordinated Notes and Interests in KAC or KACC

The Solicitation and Tabulation Agent will cause Solicitation Packages to be served in connection with (A) Claims under, or evidenced by, Voting Debt Securities or Senior Subordinated Notes and (B) Interests in KAC or KACC, in the manner described in section 7.a hereof.

(vi)	Other Parties

The Solicitation and Tabulation Agent will cause a Solicitation Package to be served upon the Securities and Exchange Commission, the Office of the United States Trustee for the District of Delaware, counsel to the Debtors’ postpetition lenders, counsel to the Creditors’ Committee, counsel to the Asbestos Claimants’ Committee, counsel to the Future Asbestos Claimants’ Representative, counsel to the Future Silica and CTPV Claimants’ Representative, counsel to the Retirees’ Committee and each party that filed a notice of appearance with the Bankruptcy Court and has not withdrawn such notice of appearance as of the Voting Record Date.

(vii)	Distribution of Solicitation Packages to Undeliverable Addresses Not Required; Procedures for Returned Solicitation Packages

To the extent that Disclosure Statement Notices are returned by the United States Postal Service as undeliverable as a result of incomplete or inaccurate addresses, the Solicitation and Tabulation Agent will not mail Solicitation Packages to such addresses unless the Debtors or the Solicitation and Tabulation Agent are provided with accurate addresses for such entities, in writing, on or before the date of the Disclosure Statement Hearing. If a Solicitation Package is returned as undeliverable, the Solicitation and Tabulation Agent shall resend such Solicitation Package only once, provided that the United State Post

5

Office has included a forwarding address at least five Business Days before the Voting Deadline.
6.	Special Procedures Relating to Channeled Personal Injury Claims
a.	Procedures Relating to Indirect Channeled Personal Injury Claims
(i)	Service on Holders of Indirect Channeled Personal Injury Claims

The Solicitation and Tabulation Agent will cause a Solicitation Package to be served upon each holder of an Indirect Channeled Personal Injury Claim that has not been withdrawn, disallowed or expunged on or before the Voting Record Date.

(ii)	Tabulation of Votes

Each holder of an Indirect Channeled Personal Injury Claim will have a single vote in the amount, for voting purposes only, of $1.00.
b.	Procedures Relating to Direct Channeled Personal Injury Claims
(i)	Initial Distribution of Solicitation Packages and Mailing of Personal Injury Claims Solicitation Procedures Notice and Certified Plan Solicitation Directives.

As soon as practicable after entry of the Disclosure Statement Order, the Solicitation and Tabulation Agent will serve a Personal Injury Claims Solicitation Procedures Notice, a Certified Plan Solicitation Directive and one Solicitation Package that includes one Master Ballot for voting Direct Channeled Personal Injury Claims on all known attorneys representing holders of Direct Channeled Personal Injury Claims.

(ii)	Certified Plan Solicitation Directive
(A)	The Certified Plan Solicitation Directive must be returned by each attorney representing one or more holders of Direct Channeled Personal Injury Claims to the Solicitation and Tabulation Agent, Logan & Company, Inc., 546 Valley Road, Upper Montclair, New Jersey 07043 (Attn: Kaiser Aluminum Voting Department); fax: 973-509-1131.

(B)	Attorneys representing one or more holders of Direct Channeled Personal Injury Claims must return a Certified Plan Solicitation Directive so it is actually received by the Solicitation and Tabulation Agent no later than the deadline set forth in the Personal Injury Claims Solicitation Procedures Notice, which will be approximately 20 days after the Solicitation and Tabulation Agent completes the mailing of initial Solicitation Packages and Certified Plan Solicitation Directives to the attorneys representing holders of Direct Channeled Personal Injury Claims.

(C)	Pursuant to the Certified Plan Solicitation Directive, each attorney representing holders of Direct Channeled Personal Injury Claims will direct the Solicitation and Tabulation Agent to solicit votes on the Plan from his or her clients that hold Direct Channeled Personal Injury Claims (collectively, the “Clients”), according to one of the following procedures:
(1)	Master Ballot Solicitation Method. If the attorney certifies that he or she has the authority under applicable bankruptcy and/or non-bankruptcy law to vote on behalf of the Clients, such attorney may

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inform the Solicitation and Tabulation Agent that no additional Solicitation Packages need to be served and that such attorney will submit a Master Ballot on which that attorney will record the votes on the Plan for each of the Clients. If the attorney elects this procedure, the attorney may also request that, for informational purposes, the Solicitation and Tabulation Agent serve Solicitation Packages (without a Ballot) on the Clients.

(2)	Direct Solicitation Method. If the attorney does not have the authority to vote on behalf of the Clients or the attorney prefers to have the Clients cast their own votes on the Plan, the attorney may direct the Solicitation and Tabulation Agent to solicit votes on the Plan directly from the Clients. If the attorney selects this method: (I) the attorney must include an address for each Client on the list required pursuant to section 6.b(ii)(D) below and (II) the Solicitation and Tabulation Agent will cause a Solicitation Package, including an appropriate Ballot, to be served directly on each of the Clients.

(3)	Indirect Solicitation Method. If the attorney does not have the authority to vote on behalf of the Clients or the attorney prefers to have the Clients cast their own votes on the Plan, the attorney may direct the Solicitation and Tabulation Agent to deliver the Solicitation Packages to the attorney, who will, in turn, deliver the Solicitation Packages to the Clients. If the attorney selects this method: (I) the Solicitation and Tabulation Agent will cause the requested number of Solicitation Packages, including appropriate Ballots, to be served on the attorney; (II) the attorney must deliver the Solicitation Packages to the Clients within ten days after receipt; and (III) the attorney must file an affidavit of service with the Bankruptcy Court, and send a copy of such affidavit to Logan, within five days of such service. The names and addresses of the Clients served, however, do not need to be listed on the affidavit of service. The affidavit of service only needs to state that service was completed, the date(s) that service was completed and that the attorney has provided or will provide the Solicitation and Tabulation Agent with the required lists of clients, as described in subsection (D) below.

(4)	Hybrid Solicitation Method. If the attorney certifies that he or she has the authority under applicable bankruptcy and/or non-bankruptcy law to vote, and intends to exercise that authority, only for certain of the Clients (collectively, the “Master Ballot Clients”), the attorney may inform the Solicitation and Tabulation Agent that no additional Solicitation Packages need to be served and that such attorney will submit a Master Ballot on which that attorney will record the votes on the Plan for the Master Ballot Clients. The attorney may also request that, for informational purposes, the Solicitation and Tabulation Agent serve Solicitation Packages (without a Ballot) on the Master Ballot Clients. With respect to the other Clients represented by such attorney (collectively, the “Individual Ballot Clients”), the attorney must elect the procedure under either the Direct Solicitation Method (subsection (2) above) or the Indirect Solicitation Method (subsection (3) above).

(5)	If an attorney certifies that her or she does not represent any holders of Direct Channeled Personal Injury Claims, such attorney may direct the Solicitation and Tabulation Agent to omit such attorney from the Reorganizing Debtors’ solicitation of votes on the Plan and may request

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that he or she be removed from the service list in the above-captioned cases.
(D)	Lists of Clients

To facilitate the solicitation of votes on the Plan from the holders of Direct Channeled Personal Injury Claims, each attorney representing such holders should submit, as applicable, one or two lists of Clients to the Solicitation and Tabulation Agent, which lists are subject to the following requirements:
(1)	The list(s) must be in Excel™ or a comparable electronic format on either a 3.5” floppy disc or CD-ROM. If an attorney returning the Certified Plan Solicitation Directive either (a) certifies that he or she does not have access to Excel™ or a comparable application or (b) has fewer than 1,000 Clients, then such attorney may provide the list in hard copy. Attorneys may contact the Solicitation and Tabulation Agent, Logan & Company, Inc., at 973-509-3190 with any technical questions or to arrange for special delivery of the list of Clients.

(2)	The list(s) must contain the name and social security number for each of the Clients. If the attorney is returning his or her Client list as an Exhibit to a Master Ballot, such list must also indicate (1) whether each Client voted to accept or reject the Plan and (2) if the Clients hold Asbestos Personal Injury Claims, the appropriate Disease Category. If the attorney is requesting that the Solicitation and Tabulation Agent directly serve Solicitation Packages on some or all of the Clients, the list submitted for such Clients must also include an address for each of those Clients. If an attorney selects the solicitation method described in section 6.b(ii)(C)(4), the attorney must return two lists of Clients: one for the Master Ballot Clients and one for the Individual Ballot Clients.

(3)	Attorneys representing holders of Direct Channeled Personal Injury Claims are required to submit their lists of Clients as follows:
i.	List(s) of Clients must be submitted to the Solicitation and Tabulation Agent, Logan & Company, Inc., 546 Valley Road, Upper Montclair, NJ 07043 (Attn: Kaiser Aluminum Voting Department).

ii.	If an attorney selects the Master Ballot Solicitation Method described in section 6.b(ii)(C)(1), the list of Clients must be submitted as the exhibit to the Master Ballot on or before the Voting Deadline.

iii.	If an attorney selects the Direct Solicitation Method described in section 6.b(ii)(C)(2), the list of Clients (which must include addresses) must be submitted on or before the deadline set forth in the Personal Injury Claims Solicitation Procedures Notice, which will be approximately 20 days after the Solicitation and Tabulation Agent completes the mailing of initial Solicitation Packages and Certified Plan Directives to the attorneys representing holders of Direct Channeled Personal Injury Claims. To the extent that the list of Clients is not submitted by the deadline, the Debtors and the Solicitation and Tabulation Agent will distribute Solicitation Packages for

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the affected Clients as soon as practicable after the receipt of such list.

iv.	If an attorney selects the Indirect Solicitation Method described in section 6.b(ii)(C)(3), the list of Clients must be submitted on or before the deadline set forth in the Personal Injury Claims Solicitation Procedures Notice, which will be approximately 25 days before the Voting Deadline.

v.	If an attorney selects the Hybrid Solicitation Method described in section 6.b(ii)(C)(4), the list of Master Ballot Clients must be submitted as the exhibit to the Master Ballot on or before the Voting Deadline and the list of Individual Ballot Clients must be submitted on or before the applicable deadline set forth in the Personal Injury Claims Solicitation Procedures Notice, depending upon whether the Direct Solicitation Method or Indirect Solicitation Method is elected.
(iii)	Distribution of Solicitation Packages Pursuant to Certified Plan Solicitation Directives
(A)	The Solicitation and Tabulation Agent will serve the Solicitation Packages in accordance with the instructions set forth on the Certified Plan Solicitation Directives within seven days after receipt thereof. If a directive instructs the Solicitation and Tabulation Agent to serve the Solicitation Packages directly on the attorney’s Clients, the seven-day period will not begin until the Solicitation and Tabulation Agent receives the list of Clients required in section 6.b(ii)(D).

(B)	An attorney electing to vote his or her clients’ Direct Channeled Personal Injury Claims on a Master Ballot may, via the Certified Plan Solicitation Directive, request that the Solicitation and Tabulation Agent serve non-voting Solicitation Packages on such attorney’s Clients for informational purposes only.

(C)	An attorney representing holders of Direct Channeled Personal Injury Claims may elect to include a letter or other communication from the attorney to his or her Clients with the Solicitation Packages. If the Solicitation and Tabulation Agent is to serve Solicitation Packages (either for voting or for informational purposes) directly on an attorney’s Clients, such attorney must so notify the Solicitation and Tabulation Agent via the Certified Plan Solicitation Directive if the attorney desires to include a letter or other communication and provide the letter or other communication to the Solicitation and Tabulation Agent on or before the deadline for submitting the Certified Plan Solicitation Directives.

(D)	If an attorney chooses to transmit the Solicitation Packages to the Clients directly:
(1)	The attorney must serve the Solicitation Packages on his or her Clients within ten days after receipt of such packages and, within five days thereafter, file an affidavit of service with the Bankruptcy Court and provide a copy of such affidavit to the Solicitation and Tabulation Agent. The affidavit of service does not need to list the names and addresses of the Clients served, but should state that service was completed, the date(s) service was completed and that, for the Clients served, the attorney has provided or will provide the Solicitation and Tabulation Agent with the required list of Clients.

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(2)	The Debtors will reimburse such attorney for the actual postage incurred by the attorney in transmitting such Solicitation Packages by regular, first-class mail. Attorneys seeking reimbursement shall submit reasonable evidence of postage expenses incurred in order to obtain such reimbursement.
(E)	Solicitation Packages will not be served upon the individual holders of Direct Channeled Personal Injury Claims, except to the extent: (i) an individual holder of a Direct Channeled Personal Injury Claim requests a Solicitation Package; (ii) a proof of claim in respect of a Direct Channeled Personal Injury Claim is signed and filed by an individual holder of such Claim prior to the Voting Record Date and such proof of claim does not list counsel for the claimant; or (iii) an attorney requests service on the individual holders of Direct Channeled Personal Injury Claims by indicating such on the Certified Plan Solicitation Directive in accordance with section 6(b)(ii).
(iv)	Completion and Return of Master Ballots by Attorneys for Holders of Direct Channeled Personal Injury Claims

Attorneys who represent individual holders of Direct Channeled Personal Injury Claims shall be permitted to cast Ballots for such holders, but only to the extent that those attorneys (i) have the authority under applicable bankruptcy and/or non-bankruptcy law to do so and (ii) indicate such on the Certified Plan Solicitation Directive returned to the Solicitation and Tabulation Agent. Each attorney voting on behalf of individual holders of Direct Channeled Personal Injury Claims shall complete a Master Ballot, which will set forth the votes cast by such attorney on behalf of any such clients. The following procedures will govern the completion and return of a Master Ballot:
(A)	Summarizing Votes on the Master Ballot

Each attorney completing a Master Ballot must indicate one of the following: (A) all of the Clients listed on the exhibit described below voted to accept the Plan; (B) all of the Clients listed on the exhibit reject the Plan; or (C) some of the Clients voted to accept the Plan, while other of the Clients voted to reject the Plan. For Master Ballots completed in respect of Asbestos Personal Injury Claims, the attorneys completing such ballots must also summarize the votes cast by the Clients listed on the exhibit, according to such Clients’ Disease Category.

(B)	Exhibit to the Master Ballot
(1)	Each attorney shall prepare an exhibit to the Master Ballot that lists the name, the social security number and, for votes cast in respect of Asbestos Personal Injury Claims, the Disease Category for each Client on whose behalf the attorney is submitting a vote and indicates whether each Client voted to accept or reject the Plan.

(2)	The exhibit must be in ExcelTM or a comparable electronic format on either a 3.5” floppy disc or CD-ROM. If the attorney completing the Master Ballot has less than 1,000 Client or certifies that he or she does not have access to ExcelTM or a comparable application, then such attorney may provide the exhibit to the Master Ballot in hard copy.

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(3)	The exhibit and the completed Master Ballot must be submitted to the Solicitation and Tabulation Agent in accordance with section 8 of these Voting Procedures.
(C)	Certification by Attorney of Authority to Vote
(1)	The Master Ballot will contain certain certifications, under penalty of perjury pursuant to 28 U.S.C. § 1746, that the attorney preparing and signing the Master Ballot has the authority, under applicable bankruptcy and/or non-bankruptcy law, to cast a Ballot on the Plan on behalf of the holders of each of the Direct Channeled Personal Injury Claims listed on the exhibit to the Master Ballot.

(2)	For Master Ballots completed on behalf of holders of Asbestos Personal Injury Claims, the Master Ballot will also contain certifications, under penalty of perjury pursuant to 28 U.S.C. § 1746, that (a) each of the individuals set forth on the Exhibit to the Master Ballot has been exposed to an asbestos-containing product and (b) the disease category for each individual as set forth on the Exhibit to the Master Ballot is true and correct based on medical records or similar documentation in such individual’s file.

(3)	If the attorney is unable to make the above certifications on behalf of any Client, the attorney may not cast a vote on behalf of such Client. Such attorney must, via the Certified Plan Solicitation Directive in accordance with the section 6.b(ii) above, select either the Direct Solicitation Method described in section 6.b(ii)(C)(2) or the Indirect Solicitation Method described in section 6.b(ii)(C)(3) with respect to the attorney’s affected Clients.
(v)	Tabulation of Votes with Respect to Asbestos Personal Injury Claims
(A)	Each holder of an Asbestos Personal Injury Claim will have a single vote in the amount, for voting purposes only, that corresponds to such holder’s Disease Category, as indicated on a Ballot cast by such holder or on a Master Ballot cast on behalf of such holder by his or her attorney.

(B)	The Disease Categories applicable to Asbestos Personal Injury Claims, along with the corresponding medical and exposure criteria and the allowed amount for such Claims for voting purposes, are as follows:
(1)	Other Asbestos Disease (Level I). Requires: (1) Diagnosis of a Bilateral Asbestos-Related Nonmalignant Disease* or an asbestos-related malignancy other than mesothelioma; and (2) Kaiser Exposure* prior to December 31, 1982. Claim amount for voting purposes only: $200.

(2)	Asbestosis/Pleural Disease (Level II). Requires: (1) Diagnosis of a Bilateral Asbestos-Related Nonmalignant Disease; (2) six months’ Kaiser Exposure prior to December 31, 1982; and (3) five years cumulative occupational exposure to asbestos. Claim amount for voting purposes only: $700.

*	As such capitalized terms are defined in the Voting Information and Instructions for Completing the Ballot accompanying the ballots to be used for submitting votes in respect of Asbestos Personal Injury Claims.

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(3)	Asbestosis/Pleural Disease (Level III). Requires: (1) Diagnosis of Bilateral Asbestos-Related Nonmalignant Disease, plus (a) TLC less than 80% or (b) FVC less than 80% and FEV1/FVC ratio greater than or equal to 65%; (2) six months’ Kaiser Exposure prior to December 31, 1982; (3) Significant Occupational Exposure* to asbestos; and (4) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the pulmonary disease in question. Claim amount for voting purposes only: $4,850.

(4)	Severe Asbestosis (Level IV). Requires: (1) Diagnosis of asbestosis with ILO of 2/1 or greater, or asbestosis determined by pathological evidence of asbestos, plus (a) TLC less than 65% or (b) FVC less than 65% and FEV1/FVC ratio greater than 65%; (2) six months’ Kaiser Exposure prior to December 31, 1982; (3) Significant Occupational Exposure to asbestos; and (4) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the pulmonary disease in question. Claim amount for voting purposes only: $20,750.

(5)	Other Cancer (Level V). Requires: (1) Diagnosis of a primary colorectal, laryngeal, esophageal, pharyngeal or stomach cancer, plus evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease; (2) six months’ Kaiser Exposure prior to December 31, 1982; (3) Significant Occupational Exposure to asbestos; and (4) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the other cancer in question. Claim amount for voting purposes only: $13,800.

(6)	Lung Cancer 2 (Level VI). Requires: (1) Diagnosis of a primary lung cancer; (2) Kaiser Exposure prior to December 31, 1982; and (3) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the lung cancer in question. Claim amount for voting purposes only: None.

(7)	Lung Cancer 1 (Level VII). Requires: (1) Diagnosis of a primary lung cancer plus evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease; (2) six months’ Kaiser Exposure prior to December 31, 1982; (3) Significant Occupational Exposure to asbestos; and (4) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the lung cancer in question. Claim amount for voting purposes only: $27,500.

(8)	Mesothelioma (Level VIII). Requires: (1) Diagnosis of mesothelioma; and (2) credible evidence of Kaiser Exposure. Claim amount for voting purposes only: $70,000.
(C)	For purposes of computing votes, each holder of an Asbestos Personal Injury Claim shall be deemed to have voted the full amount of such Asbestos Personal Injury Claim according to the disease category specified for such Claim.

(D)	The temporary allowance of Asbestos Personal Injury Claims in the amount corresponding to the Disease Category designated by, or on behalf of, the holders of such Claims is solely for voting purposes and does not constitute an allowance of such Claims for purposes of distribution under the Asbestos PI Trust and is without prejudice to the rights of the holders of Asbestos Personal Injury Claims or the Debtors and the Asbestos PI Trust in any other context.

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(E)	If no disease category is selected for an Asbestos Personal Injury Claim, the Voting Agent shall treat the vote cast in respect of such Claim as Other Asbestos Disease (Level I).

(F)	If more than one disease category is selected for any Asbestos Personal Injury Claim, the Voting Agent shall count the vote cast in respect of such Claim in the amount corresponding to the disease category with the highest allowed amount.

(G)	Multiple Master Ballots may be completed and delivered to the Solicitation and Tabulation Agent. Votes reflected by multiple Master Ballots will be counted except to the extent that they are duplicative of other Master Ballots. If two or more Master Ballots are inconsistent, the latest dated Master Ballot received prior to the Voting Deadline will, to the extent of such inconsistency, govern unless otherwise ordered by the Bankruptcy Court. If more than one Master Ballot is submitted and the later Master Ballot(s) supplement(s), rather than supersede(s), earlier Master Ballot(s), the attorney submitting such Master Ballot should mark the subsequent Master Ballot(s) as “Supplement” and clearly mark which of those votes reflected thereon are additional votes.

(H)	If two or more Master Ballots are received from separate counsel, each of whom purports to represent the same holder of an Asbestos Personal Injury Claim, the vote by such holder will be counted only once, and only if such votes are consistent. In the event that the votes are not consistent, none of the votes will be counted.
(vi)	Tabulation of Votes with Respect to CTPV, NIHL and Silica Personal Injury Claims
(A)	Each holder of a CTPV, NIHL or Silica Personal Injury Claim will have a single vote in the amount, for voting purposes only, of $1.00.

(B)	The temporary allowance of CTPV, NIHL and Silica Personal Injury Claims in the amount of $1.00 is solely for voting purposes and does not constitute an allowance of such Claims for purposes of distribution under, as applicable, the CTPV PI Trust, the NIHL PI Trust or the Silica PI Trust and is without prejudice to the rights of the holders of CTPV, NIHL or Silica Personal Injury Claims or the Debtors, the CTPV PI Trust, the NIHL PI Trust and the Silica PI Trust in any other context.

(C)	Multiple Master Ballots may be completed and delivered to the Solicitation and Tabulation Agent. Votes reflected by multiple Master Ballots will be counted except to the extent that they are duplicative of other Master Ballots. If two or more Master Ballots are inconsistent, the latest dated Master Ballot received prior to the Voting Deadline will, to the extent of such inconsistency, govern unless otherwise ordered by the Bankruptcy Court. If more than one Master Ballot is submitted and the later Master Ballot(s) supplement(s), rather than supersede(s), earlier Master Ballot(s), the attorney submitting such Master Ballot should mark the subsequent Master Ballot(s) as “Supplement” and clearly mark which of those votes reflected thereon are additional votes.

(D)	If two or more Master Ballots are received from separate counsel, each of whom purports to represent the same holder of a CTPV, NIHL or Silica Personal Injury Claim, the vote by such holder will be counted only once, and only if such votes are consistent. In the event that the votes are not consistent, none of the votes will be counted.

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7.	Special Procedures Relating to Claims in Respect of Voting Debt Securities and Senior Subordinated Notes and Interests in KAC and KACC
a.	Distribution of Solicitation Packages and Return of Ballots

For voting on Claims in respect of Voting Debt Securities and distribution of non-voting Solicitation Packages to holders of Senior Subordinated Notes and Interests in KAC and KACC, the Solicitation and Tabulation Agent will cause a Solicitation Package or Packages to be mailed by first class mail, postage prepaid, to each Individual Record Holder and each Nominee or Master Ballot Agent for distribution to Beneficial Owners, in the manner described below.
(i)	Lists of Individual Record Holders, Nominees and Master Ballot Agents

Pursuant to Bankruptcy Rules 1007(i) and 3017(e), to facilitate the transmittal of Solicitation Packages to Individual Record Holders and Beneficial Owners of Voting Debt Securities, Senior Subordinated Notes and Interests in KAC or KACC, the respective Indenture Trustee or the Transfer Agent will be required to provide the following documents to the Debtors or the Solicitation and Tabulation Agent within three Business Days after the Voting Record Date: (i) a Record Holder Register in appropriate electronic or other format agreed to by the Debtors; and (ii) a Nominee Register or a Master Ballot Agent Register, as applicable, in appropriate electronic or other format agreed to by the Debtors.

(ii)	Procedures for Solicitation of Votes from Individual Record Holders and Beneficial Owners of Voting Debt Securities
(A)	Procedures for Individual Record Holders of Voting Debt Securities

The Solicitation and Tabulation Agent will send directly to each Individual Record Holder a Solicitation Package containing an appropriate Ballot, and such Ballot must be completed and returned to the Solicitation and Tabulation Agent so that it is received prior to the Voting Deadline in accordance with the procedures for the Return of Ballots set forth below.

(B)	Procedures for Beneficial Holders of Voting Debt Securities
(1)	Upon receipt of the Master Ballot Agent Register, the Solicitation and Tabulation Agent will (i) contact each Master Ballot Agent to determine the number of Solicitation Packages needed by the Master Ballot Agent for distribution to the applicable Beneficial Owners for whom the Master Ballot Agent performs services and (ii) deliver to each Master Ballot Agent a Master Ballot and the requisite number of Solicitation Packages with appropriate Ballots on which the Beneficial Owners may vote their Claims.

(2)	The Master Ballot Agents will be required to distribute the Solicitation Packages as promptly as possible to the Beneficial Owners for whom the Master Ballot Agents provide services. In particular, to obtain the votes of the Beneficial Owners, the Master Ballot Agents will include, as part of each Solicitation Package sent to a Beneficial Owner, an appropriate Ballot and a return envelope provided by, and addressed to, the Master Ballot Agent. The Beneficial Owners then must return the Ballots to the Master Ballot Agent in the manner and by the deadline set forth in the instructions accompanying such Ballots. The deadline for Beneficial Owners to return their Ballots to the applicable Master

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Ballot Agent will be two Business Days prior to the Voting Deadline to allow the Master Ballot Agents sufficient time to complete their Master Ballots and return them to the Solicitation and Tabulation Agent prior to the Voting Deadline. Upon receipt of the completed Ballots from the Beneficial Owners, the Master Ballot Agent will summarize the votes of its respective Beneficial Owners on a Master Ballot in accordance with the procedures set forth below and the instructions attached to the Master Ballot. The Master Ballot Agent must return the Master Ballot to the Solicitation and Tabulation Agent so that it is received prior to the Voting Deadline in accordance with the procedures for the Return of Ballots set forth below.
(C)	Procedures for Holders of 6-1/2% RPC Revenue Bonds in Bearer Form (i.e., not registered in the holders’ name with the Indenture Trustee for the 6-1/2% RPC Revenue Bonds)
(1)	If any holder of 6-1/2% RPC Revenue Bonds not registered in the holders’ name with the Indenture Trustee for the 6-1/2% RPC Revenue Bonds wishes to cast a vote on the Plan, such holder must contact the Indenture Trustee for the 6-1/2% RPC Revenue Bonds or the Solicitation and Tabulation Agent to obtain a Solicitation Package and an appropriate Ballot. The Publication Notice will include a paragraph directed at such holders and notifying them of this requirement.

(2)	Each Ballot submitted by a holder of 6-1/2% RPC Revenue Bonds not registered in the holders’ name with the Indenture Trustee for the 6-1/2% RPC Revenue Bonds must be accompanied by one of the following: (a) a certificate or affidavit in a form satisfactory to the Debtors and the Indenture Trustee for the 6-1/2% RPC Revenue Bonds that has been executed, as depositary, by any trust company, bank, or other depositary, indicating the serial number of the bond(s) held by the holder and the amount of such bond(s) and stating that, as of the date that the Ballot was executed, the holder held the bond(s) covered by the certificate; or (b) a copy of the front and back of the bond(s) held by such holder.
(iii)	Procedures for Distribution of Solicitation Packages to Individual Record Holders and Beneficial Owners of Senior Subordinated Notes or Interests in KAC or KACC
(A)	Solicitation Packages Will Not Contain Ballots

Because neither holders of Senior Subordinated Notes nor holders of Interests in KAC or KACC will receive anything under the Plan, such holders are deemed to have rejected the Plan, pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, Solicitation Packages that are distributed to holders of Senior Subordinated Notes and holders of Interests in KAC or KACC will not include Ballots.

(B)	Procedures for Individual Record Holders of Senior Subordinated Notes or Interests in KAC or KACC

The Solicitation and Tabulation Agent will send a Solicitation Package directly to each Individual Record Holder of Senior Subordinated Notes and each Individual Record Holder of Interests in KAC or KACC.

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(C)	Procedures for Beneficial Holders of Senior Subordinated Notes or Interests in KAC or KACC

Upon receipt of the Nominee Register, the Solicitation and Tabulation Agent will (i) contact each Nominee to determine the number of Solicitation Packages needed by the Nominee for distribution to the applicable Beneficial Owners for whom the Nominee performs services and (ii) deliver to each Nominee the requisite number of Solicitation Packages for distribution as promptly as possible to the Beneficial Owners.
b.	Tabulation of Votes to Accept or Reject the Plan in Connection with Voting Debt Securities

With respect to the tabulation of Ballots cast by Individual Record Holders and Beneficial Owners of the Voting Debt Securities, the following procedures will apply:
(i)	All Master Ballot Agents will be required to retain the Ballots cast by their respective Beneficial Owners for inspection for a period of one year following the Voting Deadline.

(ii)	The Solicitation and Tabulation Agent will compare (A) the votes cast by Individual Record Holders and Beneficial Owners to (B) the Record Holder Register and the Master Ballot Agent Register, respectively. Votes submitted by an Individual Record Holder will not be counted in excess of the record position in the applicable Voting Debt Security for that particular Individual Record Holder, as identified on the Record Holder Register. Votes submitted by a Master Ballot Agent on a Master Ballot will not be counted in excess of the aggregate position in the applicable Voting Debt Security of the Beneficial Owners for whom the Master Ballot Agent provides services, as identified in the Master Ballot Agent Register. The submission of a Master Ballot or a Ballot by an Individual Record Holder that reflects an aggregate amount of voting claims that exceeds the record position, as identified on the Record Holder Register or the aggregate position identified on the Master Ballot Agent Register, respectively, is referred to herein as an “overvote.”

(iii)	To the extent that a Ballot submitted by an Individual Record Holder contains an overvote or otherwise conflicts with the Record Holder Register, the Solicitation and Tabulation Agent will tabulate the Individual Record Holder’s vote to accept or reject the Plan based upon the information contained in the Record Holder Register.

(iv)	To the extent that a Master Ballot contains an overvote or votes that otherwise conflict with the Master Ballot Agent Register, the Solicitation and Tabulation Agent will attempt to resolve the overvote or conflicting vote prior to the Voting Deadline.

(v)	To the extent that an overvote or a conflicting vote on a Master Ballot is not reconciled prior to the Voting Deadline, the Solicitation and Tabulation Agent (A) will calculate the respective percentage of the total stated amount of the Master Ballot voted by each respective Beneficial Owner, (B) will multiply such percentage for each Beneficial Owner by the amount of aggregate holdings for the applicable Master Ballot Agent identified on the Master Ballot Agent Register and (C) will tabulate votes to accept or reject the Plan based on the result of this calculation. The Debtors reserve the right to challenge the appropriateness of this calculation in any given case by seeking a determination of the Court within three Business Days after the final voting results are certified by the Solicitation and Tabulation Agent.

(vi)	A single Master Ballot Agent may complete and deliver to the Solicitation and Tabulation Agent multiple Master Ballots summarizing the votes of Beneficial Owners of each Voting Debt Security. Votes reflected on multiple Master Ballots will be counted,

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except to the extent that they are duplicative of other Master Ballots. If two or more Master Ballots are inconsistent, the latest dated Master Ballot received prior to the Voting Deadline will, to the extent of such inconsistency, supersede and revoke any prior Master Ballot.

(vii)	The tabulation of votes by the Individual Record Holders and the Beneficial Owners of Voting Debt Securities will also be subject to the General Tabulation Rules set forth below.
c.	Reimbursement of Expenses

The Debtors will serve a copy of the Disclosure Statement Order, including a copy of these Voting Procedures, on (i) the Indenture Trustees; (ii) the Transfer Agent; (iii) each known entity that is serving as a Master Ballot Agent with respect to Voting Debt Securities; (iv) each known entity that is serving as a Nominee with respect to Senior Subordinated Notes or Interests in KAC or KACC; and (v) ADP Proxy Services, which is an intermediary that processes voting materials for many brokerage firms and banks. Upon written request, the Debtors will reimburse such entities (or their agents) in accordance with customary procedures for their reasonable, actual and necessary out-of-pocket expenses incurred in performing the tasks described above. No other fees, commissions or other remuneration will be payable to any Master Ballot Agent (or their agents or intermediaries) in connection with the distribution of Solicitation Packages to Beneficial Owners or the completion of Master Ballots.
8.	Return of Ballots
a.	Authority to Complete and Execute Ballots

If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or any other entity acting in a fiduciary or representative capacity, such person must indicate such capacity when signing. The authority of the signatory of each Ballot to complete and execute the Ballot shall be presumed, but each such signatory shall certify, by executing the Ballot, that he or she has such authority and shall provide evidence of such authority upon request of the Solicitation and Tabulation Agent.

b.	Method for Transmitting, and Place to Send, Completed Ballots

Except for Ballots voted by Beneficial Owners of Voting Debt Securities, which should be returned to the applicable Master Ballot Agent, all Ballots should be returned by mail, overnight or hand-delivery service to the Debtors’ Solicitation and Tabulation Agent, Logan & Company, Inc., Attn: Kaiser Aluminum Voting Department, 546 Valley Road, Upper Montclair, New Jersey 07043. The Solicitation and Tabulation Agent will not accept Ballots submitted by facsimile or electronic transmission. Notwithstanding the preceding sentence, Master Ballots for Voting Debt Securities may be submitted by facsimile, provided that the original Master Ballots are transmitted to the Solicitation and Tabulation Agent within two Business Days after the Voting Deadline.

c.	Deadline for Receiving Completed Ballots

All Ballots must be actually received by the Solicitation and Tabulation Agent by 5:00 p.m., Eastern Time on the Voting Deadline. The Solicitation and Tabulation Agent will date and time-stamp all Ballots when received. In addition, the Solicitation and Tabulation Agent will make a photocopy of all Ballots received and will retain a copy of all Ballots for a period of one year after the Effective Date of the Plan, unless otherwise instructed by the Debtors in writing or otherwise ordered by the Bankruptcy Court.

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9.	Tabulation of Ballots
a.	Claimants That Are Entitled to Vote

Except as otherwise provided in section 9.b, each claimant that holds a Claim in Subclass 9B or Classes 2, 4, 5, 6, 7 or 8 under the Plan is entitled to vote to accept or reject the Plan. Holders of Claims or Interests in Subclass 9A or Classes 1, 3, 10, 11, 12, 13, 14 or 15 under the Plan or whose Claims are deemed temporarily disallowed pursuant to section 9.b are not entitled to vote to accept or reject the Plan. The assignee of a transferred and assigned Claim (whether a filed or scheduled Claim) shall be permitted to vote such Claim only if the transfer and assignment has been noted on the Bankruptcy Court’s docket and is effective pursuant to Bankruptcy Rule 3001(e) as of the close of business on the Voting Record Date.

b.	General Tabulation Rules
(i)	Temporary Allowance of Claims for Voting Purposes

Solely for purposes of voting to accept or reject the Plan — and not for the purpose of the allowance of, or distribution on account of, a claim and without prejudice to the rights of the Debtors in any other context — the Debtors propose that each claim within a class of claims entitled to vote to accept or reject the Plan be temporarily allowed in accordance with the following rules:
(A)	Unless otherwise provided in these tabulation rules, a Claim will be deemed temporarily allowed for voting purposes in an amount equal to the amount of such Claim as set forth in a timely filed proof of claim;

(B)	if a Claim is deemed allowed in accordance with the Plan, such Claim will be temporarily allowed for voting purposes in the deemed allowed amount set forth in the Plan;

(C)	if a Claim for which a proof of claim has been timely filed is marked as contingent, unliquidated or disputed on its face, either in whole or in part, such claim will be temporarily allowed for voting purposes in an amount equal to (a) the amount marked on the claim as noncontingent, liquidated and undisputed or (b) if no such amount is clearly marked, $1.00;

(D)	if a Claim for which a proof of claim has been timely filed is marked as a priority Claim, either in whole or in part, but is listed in the Schedules as a nonpriority Claim or as a priority Claim only in part, such Claim will be temporarily allowed for voting purposes as a nonpriority Claim in an amount equal to the lesser of (i) the entire amount of such Claim as set forth in the proof of claim or (ii) the nonpriority Claim set forth in the Schedules, provided that such Claim is not marked on the proof of claim as contingent, unliquidated or disputed;

(E)	if a Claim has been estimated or otherwise allowed for voting purposes by order of the Court, such Claim will be temporarily allowed for voting purposes in the amount so estimated or allowed by the Court;

(F)	if a Claim is listed in the Schedules as contingent, unliquidated or disputed, and a proof of claim was not timely filed, such Claim will be disallowed for voting purposes;

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(G)	if the Debtors have filed and served an objection to a Claim at least 30 days before the Voting Deadline, such Claim will be temporarily allowed or disallowed for voting purposes in accordance with the relief sought in the objection, unless such Claim is estimated or otherwise allowed for voting purposes by order of the Court prior to the Voting Deadline;

(H)	Channeled Personal Injury Claims will be temporarily allowed for voting purposes in accordance with the procedures set forth in, as applicable, section 6.a(ii), 6.b(v) or 6.b(vi);

(I)	with respect to Claims asserted by holders of Voting Debt Securities, the amounts of such Claims for voting purposes will be the lesser of (i) the amounts provided to the Debtors by the corresponding Indenture Trustee on the Record Holder Register or the Master Ballot Agent Register, as applicable, or (ii) the amounts identified by an Individual Record Holder on an appropriate Ballot or by a Master Ballot Agent on a Master Ballot, in each case calculated in accordance with the terms of section 7.b above; and

(J)	if a Claim holder identifies a Claim amount on its Ballot that is less than the amount otherwise calculated in accordance with these tabulation rules, the Debtors reserve the right to request that the Bankruptcy Court temporarily allow the Claim for voting purposes in the lesser amount identified on such Ballot.
(ii)	Additional Rules for the Tabulation of Ballots
(A)	Only Ballots cast by claimants that are entitled to vote, pursuant to section 9.a of these Voting Procedures, will be counted as votes to accept or votes to reject the Plan.

(B)	Only those Ballots that are actually received by the Solicitation and Tabulation Agent in the manner set forth in section 8.b by the Voting Deadline will be counted as votes to accept or reject the Plan.

(C)	Any Ballot that (i) is incomplete (including, without limitation, a Master Ballot with respect to a Direct Channeled Personal Injury Claim on which the attorney fails to make the required certification or fails to include the required exhibit), (ii) is unsigned, (iii) is illegible or (iv) contains insufficient information to identify the claimant, will not be counted as a vote to accept or reject the Plan.

(D)	Any Ballot that is properly completed, executed and timely returned to the Solicitation and Tabulation Agent but does not indicate an acceptance or rejection of the Plan will not be counted as either a vote to accept or a vote to reject the Plan;

(E)	Creditors will be required to vote all of their claims within a particular class under the Plan either to accept or reject the Plan and may not split their votes; thus, a Ballot (or a group of Ballots within a Plan class received from a single creditor) that partially rejects and partially accepts the Plan will not be counted;

(F)	If a creditor casts more than one Ballot voting the same claim before the Voting Deadline, the last-dated Ballot received before the Voting Deadline will be deemed to reflect the voter’s intent and thus will supersede any prior Ballots;

(G)	If multiple Ballots are received from different holders purporting to hold the same Claim, in the absence of contrary information establishing which claimant

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held such Claim as of the Voting Deadline or, in the case of Voting Debt Securities, the Voting Record Date, the latest-dated Ballot that is received prior to the Voting Deadline will be the Ballot that is counted;

(H)	If multiple Ballots are received from a holder of a Claim and someone purporting to be such holder’s attorney or agent, the Ballot received from the holder of the Claim will be the Ballot that is counted, and the vote of the purported attorney or agent will not be counted; and

(I)	The tabulation of Ballots in connection with Claims in respect of Voting Debt Securities are also subject to the special provisions for such Claims set forth in section 7 above.
(iii)	Additional Procedures and Standard Assumptions
(A)	The Solicitation and Tabulation Agent, in its discretion, may contact voters to cure any defects in the Ballots or Master Ballots.

(B)	Any voter that delivers a valid Ballot or Master Ballot may withdraw such Ballot or Master Ballot by delivering a written notice of withdrawal to the Solicitation and Tabulation Agent before the Voting Deadline. To be valid, the notice of withdrawal must (I) be signed by the party who signed the Ballot or Master Ballot to be revoked and (II) be received by the Solicitation and Tabulation Agent before the Voting Deadline. The Debtors may contest the validity of any withdrawals.

(C)	There shall be a rebuttable presumption that any claimant who submits a properly completed superseding Ballot or withdrawal of Ballot on or before the Voting Deadline has sufficient cause, within the meaning of Bankruptcy Rule 3018(a), to change or withdraw such claimant’s acceptance or rejection of the Plan.

(D)	If any claimant seeks to challenge the allowance of its Claim for voting purposes in accordance with the tabulation rules, such claimant must file a Rule 3018 Motion and serve such motion on the Debtors so that it is received on or before the deadline set forth in the Disclosure Statement Order, which will be approximately 14 days before the Voting Deadline. In accordance with Bankruptcy Rule 3018, any Ballot submitted by a creditor that files a Rule 3018 Motion will be counted solely in accordance with these Voting Procedures unless and until the underlying Claim is temporarily allowed by the Court for voting purposes in a different amount, after notice and a hearing.

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